UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant
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Filed by a Party other than the Registrant
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Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

ALLIANCE MMA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:
Common stock, $.001 par value

(2)
Aggregate number of securities to which transaction applies:
100,000,000

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$46.94 equals 1/3 of the par value of the securities to be received by the Registrant in the transaction.

(4)
Proposed maximum aggregate value of transaction:
$46.94 equals 1/3 of the par value of the securities to be received by the Registrant in the transaction.

(5)
Total fee paid:
No fee due as 1/50 of 1% of  $46.94 is less than $0.01.

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

PROXY STATEMENT FOR SPECIAL MEETING IN LIEU OF
ANNUAL MEETING OF SHAREHOLDERS OF ALLIANCE MMA INC.
Proxy Statement dated December [  ], 2018
Dear Shareholders:
You are cordially invited to attend the special meeting in lieu of annual meeting of shareholders (the “Special Meeting”) of Alliance MMA Inc. (“AMMA” or the “Company”), to be held at Hyatt Place Boca Raton/Downtown, 100 E. Palmetto Park Rd., Boca Raton, Florida 33432 on [January   , 2019, at 11:00 a.m.] (Eastern Standard Time) or at any adjournment or postponement thereof, for the purpose of considering and taking appropriate action with respect to those matters described below.
Holders of record of shares of AMMA’s common stock on December 3, 2018 (the “Record Date”), will be asked to approve the following matters:
1.
AMMA’s acquisition of SCWorx Corp., a Delaware corporation (“SCWorx”), pursuant to that certain share exchange agreement dated as of August 20, 2018 (the “Acquisition”) by and among AMMA, SCWorx and the stockholders of SCWorx, as amended by Amendment No. 1 thereto (the “Share Exchange Agreement” or “SEA”), as required by Nasdaq Rule 5635(a), and the resulting change of control of AMMA due to the issuance of AMMA shares to the stockholders of SCWorx in connection with the Acquisition, as required by Nasdaq Rule 5635(b) (the “Share Exchange Proposal”).

2.
The issuance of units, at a per unit price of  $10, comprised in the aggregate of  (i) up to 900,000 shares of Preferred Stock, convertible, upon stockholder approval, into common stock at a rate of  $0.20 per share (subject to adjustment), and (ii) warrants to purchase up to 22,500,000 shares of common stock, with an exercise price of  $0.30 per share (subject to adjustment) (the “Preferred Stock Units”), for aggregate consideration of up to $9,000,000, as a below market issuance (on an as converted basis) of more than 20% of the then issued and outstanding common shares of AMMA, as required by Nasdaq Rule 5635(d) (the “Financing Proposal”). The Preferred Stock and Warrants are expected to be issued in consideration of: (i) up to $6 million in cash and (ii) satisfaction of  (a) approximately $1.9 million in indebtedness of SCWorx in connection with consummation of the Acquisition and (b) up to $1.1 million of indebtedness of AMMA.

3.
An amendment to the certificate of incorporation of AMMA to effect a reverse stock split of AMMA common stock sufficient in the judgment of the Board of Directors to result in a minimum bid price of AMMA’s common stock of at least $4.00 per share at the closing of the Acquisition (the “Stock Split Proposal”) (the reverse stock split ratio is anticipated to be in the range of between 1/15 and 1/25 where the numerator is the number of new shares being issued and the denominator is the number of shares outstanding for which such number of new shares is being issued). By way of illustration, if the reverse split ratio is 1/15, then 1 new share will be issued in replacement for every 15 shares outstanding, so that if there were 15 million shares outstanding pre-split, there would be 1 million shares outstanding post-split. Stockholder approval of the Stock Split Proposal is required by the Delaware General Corporation Law. Although the Board of Directors anticipates that the reverse stock split ratio will be in the range of between 1/15 and 1/25, the actual reverse stock split ratio will be determined by the Board of Directors and may be significantly higher or lower than such anticipated range. All references to shares of AMMA common stock in the Proxy Statement refer to pre-split shares, except as otherwise noted.

4.
An amendment to AMMA’s 2016 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder to 3,000,000 shares of common stock, on a post-split adjusted basis (the “Stock Option Plan Proposal”), as required by the Internal Revenue Code and Nasdaq Rule 5635(c).

5.
To elect four (4) members of the Board of Directors of AMMA, all of whom are current directors, to hold office until the next annual meeting or until their respective successors are duly elected and qualified.

6.
To ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 (the “Auditor Ratification Proposal”).

7.
To consider and approve by a nonbinding advisory vote, the compensation of our named executive officers as described in the accompanying proxy statement;

8.
To recommend, by a nonbinding advisory vote, the frequency (every one, two or three years) of future advisory votes of stockholders on the compensation of our named executive officers;

To consider and act on such other business as may properly come before the Meeting or any adjournment or postponement thereof.
Summary Term Sheet
AMMA proposal to acquire SCWorx
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Stock for Stock Acquisition — AMMA to acquire 100% of the issued and outstanding common stock of SCWorx, in exchange for AMMA common shares, as a result of which SCWorx will be wholly owned by AMMA

•
Consideration to be paid by AMMA — AMMA to issue (i) SCWorx stockholders 100,000,000 pre-split shares of AMMA common stock (the quotient of  $50,000,000 (the agreed value of SCWorx) divided by a fixed price of $0.50 per share for each share of AMMA common stock (the agreed value per AMMA share on the Closing Date)) and (ii) an SCWorx related party note holder approximately 190,000 Preferred Stock Units, comprised of 190,000 shares of Preferred Stock (face value of  $10 per share) and warrants to purchase 4,750,000 shares of common stock, in satisfaction of approximately $1.9 million of SCWorx indebtedness to such note holder.

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Reverse Stock Split — AMMA to effect a reverse stock split of AMMA common stock sufficient in the judgment of the Board of Directors to result in a minimum bid price of AMMA’s common stock of at least $4.00 per share at the closing of the Acquisition (anticipated to be in the range of between 1/15 and 1/25). Although the Board of Directors anticipates the reverse stock split ratio to be in the range of between 1/15 and 1/25, the actual reverse stock split ratio will be determined by the Board of Directors and may be significantly higher or lower than such anticipated range. Because the Board of Directors cannot predict with any certainty how AMMA’s stock price will react to the reverse stock split, the Board anticipates setting the reverse split ratio at a level mathematically calculated to result in a stock price above the minimum requirement of  $4.00 per share. For example, if AMMA’s stock price were $0.20 per share, to achieve a $4.00 post-split price, the theoretical reverse split ratio would be 1/20 ($4.00/$0.20). In this example, for the reasons described herein, the Board of Directors might set the reverse stock split ratio at 1/25 or some other ratio based on the considerations described herein.

•
Change of Control of AMMA — Consummation of the SCWorx Acquisition and related transactions will result in a change of control of AMMA. It is anticipated that upon completion of the Acquisition, pre-existing AMMA shareholders and SCWorx shareholders would own about 14% and 86%, respectively, of AMMA’s issued and outstanding common stock (before giving effect to the exercise of outstanding rights to acquire common stock, including the securities underlying the Preferred Stock Units, other than the conversion of the convertible notes owing to SCWorx in the principal amount of up to $1.25 million and related interest)

Below Market Issuance of Common Stock
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Issuance of Preferred Stock Units — AMMA proposes to issue up to a maximum 900,000 shares of Preferred Stock, convertible, upon stockholder approval, into common stock at a rate of  $0.20 per share (subject to adjustment), and warrants to purchase 22,500,000 shares of common stock, with an exercise price of $0.30 per share (subject to adjustment). If AMMA issued the maximum number of shares of Preferred Stock and Warrants, the consideration for such Preferred Stock and Warrants is expected to be comprised of: (i) $6 million in cash and (ii) satisfaction of (a) approximately $1.9 million in indebtedness of SCWorx in connection with consummation of the Acquisition and (b) up to $1.1 million of indebtedness of AMMA.

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Refund of Unit Purchase Price — AMMA must refund the cash purchase price of the Units if either (i) its common stock is delisted from Nasdaq or trading is suspended or (ii) the stockholders of AMMA do not approve the Financing Proposal

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Automatic Conversion — Preferred Stock subject to automatic conversion under certain conditions if 20-day “VWAP” is greater than one hundred thirty percent (130%) of the conversion price (initially $0.20), for twenty consecutive trading days

•
The Preferred Stock is also redeemable by the Company at 120% of face value under certain conditions

•
The Preferred Stock conversion price and warrant exercise price are subject to reduction in the event the Company issues lower priced securities, subject to certain exceptions

See the discussion under the caption “Terms of the Transaction” and “Summary of Preferred Stock Terms.”
AMMA’s common stock is traded on the Nasdaq Capital Market under the trading symbol “AMMA.” AMMA anticipates that the common stock of the combined company will be listed on the Nasdaq Capital Market following the completion of the Share Exchange under the trading symbol “WORX.” On December  17, 2018, the latest practicable date before the date of this document, the closing price of a share of AMMA common stock was $0.19.
Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the annual meeting in person, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage paid envelope to ensure that your shares will be represented and voted at the Special Meeting. Shareholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a shareholder from voting in person if such shareholder subsequently chooses to attend the Special Meeting.
We encourage you to read this proxy statement and its annex carefully.
AMMA’s board of directors unanimously recommends that AMMA shareholders vote “FOR” approval of each of the proposals.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Share Exchange or otherwise, or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.
John Price
President and CFO
Alliance MMA Inc.
January xx, 2019

HOW TO OBTAIN ADDITIONAL INFORMATION
This proxy statement incorporates important business and financial information about AMMA that is not included or delivered herewith. If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by AMMA with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact the following:
Principal Executive Office:
Alliance MMA, Inc.
590 Madison Avenue, 21st Floor
New York, NY, 10022
Attn: John Price
Telephone: 212-739-7825
If you would like to request documents, please do so no later than [January 5, 2019] to receive them before AMMA’s Special Meeting. Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about AMMA. You should rely only on the information contained in this proxy statement in deciding how to vote on the Share Exchange and related proposals. Neither AMMA nor SCWorx has authorized anyone to give any information or to make any representations other than those contained in this proxy statement. Do not rely upon any information or representations made outside of this proxy statement. The information contained in this proxy statement may change after the date of this proxy statement. Do not assume after the date of this proxy statement that the information contained in this proxy statement is still correct.

ALLIANCE MMA INC.
590 Madison Avenue, 21st Floor
New York, NY, 10022
Attn: John Price
Telephone: (212)739-7825
NOTICE OF SPECIAL MEETING IN LIEU OF
ANNUAL MEETING OF ALLIANCE
MMA INC. SHAREHOLDERS
To Be Held on [January   , 2019]
11:00 am Eastern Standard Time
Hyatt Place
Boca Raton/Downtown
100 E. Palmetto Park Rd.,
Boca Raton, Florida 33432
To Alliance MMA Inc. (“AMMA”) Shareholders:
A special meeting in lieu of annual meeting of shareholders of AMMA (the “Special Meeting”) will be held at Hyatt Place Boca Raton/Downtown, 100 E. Palmetto Park Rd., Boca Raton, Florida 33432, on [January   ], 2019, at 11:00 a.m.,] Eastern Standard Time for the following purposes:
1.
To consider and vote upon AMMA’s acquisition of SCWorx Corp., a Delaware corporation (“SCWorx”), pursuant to that certain share exchange agreement dated as of August 20, 2018 (the “Acquisition”) by and among AMMA, SCWorx and the stockholders of SCWorx, as amended by Amendment No. 1 thereto (the “Share Exchange Agreement” or “SEA”), as required by Nasdaq Rule 5635(a), and the resulting change of control of AMMA due to the issuance of AMMA shares to the stockholders of SCWorx in connection with the Acquisition, as required by Nasdaq Rule 5635(b) (the “Share Exchange Proposal”).

2.
The issuance of Preferred Stock Units, at a per unit price of  $10, comprised in the aggregate of  (i) up to 900,000 shares of Preferred Stock, convertible, upon stockholder approval, into common stock at a rate of  $0.20 per share (subject to adjustment), and (ii) warrants to purchase up to 22,500,000 shares of common stock, with an exercise price of $0.30 per share (subject to adjustment), for aggregate consideration of up to $9,000,000, as a below market issuance (on an as converted basis) of more than 20% of the then issued and outstanding common shares of AMMA, as required by Nasdaq Rule 5635(d) (the “Financing Proposal”). The Preferred Stock and Warrants are expected to be issued in consideration of: (i) up to $6 million in cash and (ii) satisfaction of  (a) approximately $1.9 million in indebtedness of SCWorx in connection with consummation of the Acquisition and (b) up to $1.1 million of indebtedness of AMMA.

3.
To consider and vote upon an amendment to the certificate of incorporation of AMMA to effect a reverse stock split of AMMA common stock sufficient in the judgment of the Board of Directors to result in a minimum bid price of AMMA’s common stock of at least $4.00 per share at the closing of the Acquisition (the “Stock Split Proposal”) (the reverse stock split ratio is anticipated to be in the range of between 1/15 and 1/25 where the numerator is the number of new shares being issued and the denominator is the number of shares outstanding for which such number of new shares is being issued. By way of illustration, if the reverse split ratio is 1/15, then 1 new share will be issued in replacement for every 15 shares outstanding, so that if there were

15 million shares outstanding pre-split, there would be 1 million shares outstanding post-split. Stockholder approval of the Stock Split Proposal is required by the Delaware General Corporation Law. Although the Board of Directors anticipates that the reverse stock split ratio will be in the range of between 1/15 and 1/25, the actual reverse stock split ratio will be determined by the Board of Directors and may be significantly higher or lower than such anticipated range. Because the Board of Directors cannot predict with any certainty how AMMA’s stock price will react to the reverse stock split, the Board anticipates setting the reverse split ratio at a level mathematically calculated to result in a stock price above the minimum requirement of  $4.00 per share. For example, if AMMA’s stock price were $0.20 per share, to achieve a $4.00 post-split price, the theoretical reverse split ratio would be 1/20 ($4.00/$0.20). In this example, for the reasons described herein, the Board of Directors might set the reverse stock split ratio at 1/25 or some other ratio based on the considerations described herein.
All references to shares of AMMA common stock in the Proxy Statement refer to pre-split shares, except as otherwise noted.
4.
To consider and vote upon an amendment to AMMA’s 2016 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder to 3,000,000 shares of common stock, on a post-split adjusted basis (the “Stock Option Plan Proposal”), as required by the Internal Revenue Code and Nasdaq Rule 5635(c).

5.
To elect four (4) members of the Board of Directors of AMMA, all of whom are current directors, to hold office until the next annual meeting or until their respective successors are duly elected and qualified, subject to earlier resignation or removal.

6.
To ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 (the “Auditor Ratification Proposal”).

7.
To consider and approve by a nonbinding advisory vote , the compensation of our named executive officers as described in the accompanying proxy statement;

8.
To recommend, by a nonbinding advisory vote , the frequency (every one, two or three years) of future advisory votes of stockholders on the compensation of our named executive officers;

The Stockholders will consider and act on such other business as may properly come before the Meeting or any adjournment or postponement thereof.
Proposals 1 through 8 are sometimes collectively referred to herein as the “Proposals.”
The Board of Directors has fixed the close of business on December 3, 2018 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of, and to vote at, the Special Meeting of Stockholders, or at any adjournments or postponements of the Special Meeting of Stockholders.
This notice provides only an overview of the information contained in the Proxy Statement and Proxy Card included in this mailing. Stockholders should read carefully the Proxy Statement and Proxy Card, along with our Periodic and Current Reports filed with the SEC, electronic versions of which are available at www.sec.gov.
Even if you plan to attend the Special Meeting, please mark, sign, date and return the enclosed Proxy Card in the enclosed postage-paid envelope. You may revoke your proxy by filing with the Company a written revocation or by submitting a duly executed Proxy Card bearing a later date. If you are present at the Meeting, you may revoke a previously submitted proxy and vote in person on each matter brought before the Meeting. You may also vote by phone or over the internet by following the instructions set forth on the Proxy Card.

If you plan to attend the Special Meeting, please bring the top of your Proxy Card along with your driver’s license or other government-issued identification in order to be admitted. If your shares are held by a broker-dealer or other financial institution in “street name”, you must also obtain written evidence of ownership with your name on it from such institution in order to enter the Meeting.
AMMA’s board of directors unanimously recommends that AMMA shareholders vote “FOR” approval of the Proposals.
By order of the Board of Directors,

John Price
President and CFO
Alliance MMA Inc.

[January] [  ], 2019

PROXY STATEMENT
FOR SPECIAL MEETING IN LIEU OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [JANUARY   , 2019]
INFORMATION CONCERNING SOLICITATION AND VOTING
General
The attached proxy is solicited on behalf of the Board of Directors (the “Board”) of Alliance MMA, Inc., a Delaware corporation (“AMMA” or the “Company”), for use at the Special Meeting in lieu of Annual Meeting of Stockholders (the “Special Meeting”) to be held on [January   , 2019, at 11:00 a.m.] Eastern Standard Time, or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at Hyatt Place Boca Raton/Downtown, 100 E. Palmetto Park Rd., Boca Raton, Florida 33432.
Our principal executive offices are located at 590 Madison Avenue, 21st Floor New York, New York 10022, and our telephone number is (212) 739-7825. You may find our SEC filings, including our annual reports on Form 10-K, on our website at www.alliancemma.com.
Revocability of Proxies
You may change your vote at any time prior to the vote at the Special Meeting. If you are a stockholder of record as of the Record Date, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Company at the address above prior to your shares being voted, or by attending the Special Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.
Voting and Solicitation
Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. Each holder of record of shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.
Properly delivered proxies will be voted at the Special Meeting in accordance with the specifications made. Where no specifications are given, such proxies will be voted “FOR” ALL the Proposals. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Special Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the Special Meeting, the persons named as proxies in the enclosed form of proxy will have authority to vote according to their own discretion.
The required quorum for the transaction of business at the Special Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN,” referred to as the Votes Cast, are treated as being present at the Special Meeting for purposes of establishing a quorum. An abstention will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a particular proposal. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.
If you hold your shares through a broker, bank or other nominee (“street name”) it is critical that you cast your vote if you want it to count. Thus, if you hold your shares in “street name” and you do not instruct your bank or broker how to vote in the election of directors, no vote will be cast on your behalf.
The cost of soliciting proxies will be borne by the Company. The Company may reimburse banks and brokers and other persons representing beneficial owners for their reasonable out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.
Stockholder Proposals
Proposals of stockholders that are intended to be presented at our 2019 Annual Meeting of Stockholders in the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 in order to be included in the Proxy Statement and proxy materials relating to our 2019 Annual Meeting of Stockholders.

[TABLE OF CONTENTS]
i

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR AMMA SHAREHOLDERS
Q:
What is the purpose of this document?

A:
Alliance MMA, Inc., a Delaware corporation, or AMMA, and SCWorx Corp., a privately-owned Delaware corporation, (or “SCWorx”), and its shareholders have agreed to a Share Exchange under the terms of a Share Exchange Agreement, dated as of August 20, 2018, as amended by Amendment No. 1 thereto, which we refer to as the Share Exchange Agreement or SEA, by and among AMMA, SCWorx, and the stockholders of SCWorx, pursuant to which AMMA will acquire all the issued and outstanding capital stock of SCWorx. In connection with the Acquisition and the related financing transaction, certain transactions must be approved by the AMMA shareholders, as follows:

1.
AMMA’s acquisition of SCWorx Corp., a Delaware corporation (“SCWorx”), pursuant to that certain share exchange agreement dated as of August 20, 2018 (the “Acquisition”) by and among AMMA, SCWorx and the stockholders of SCWorx, as amended by Amendment No. 1 thereto (the “Share Exchange Agreement” or “SEA”), as required by Nasdaq Rule 5635(a), and the resulting change of control of AMMA due to the issuance of AMMA shares to the stockholders of SCWorx in connection with the Acquisition, as required by Nasdaq Rule 5635(b) (the “Share Exchange Proposal”).

2.
The issuance of Preferred Stock Units, at a per unit price of  $10, comprised in the aggregate of (i) up to 900,000 shares of Preferred Stock, convertible, upon stockholder approval, into common stock at a rate of  $0.20 per share (subject to adjustment), and (ii) warrants to purchase up to 22,500,000 shares of common stock, with an exercise price of  $0.30 per share (subject to adjustment), for aggregate consideration of up to $9,000,000, as a below market issuance (on an as converted basis) of more than 20% of the then issued and outstanding common shares of AMMA, as required by Nasdaq Rule 5635(d) (the “Financing Proposal”). The Preferred Stock and Warrants are expected to be issued in consideration of the following: (i) up to $6 million in cash and (ii) satisfaction of  (a) approximately $1.9 million in indebtedness of SCWorx in connection with consummation of the Acquisition and (b) up to $1.1 million of indebtedness of AMMA.

3.
An amendment to the certificate of incorporation of AMMA to effect a reverse stock split of AMMA common stock sufficient in the judgment of the Board of Directors to result in a minimum bid price of AMMA’s common stock of at least $4.00 per share at the closing of the Acquisition (the “Stock Split Proposal”) (the reverse stock split ratio is anticipated to be in the range of between 1/15 and 1/25 where the numerator is the number of new shares being issued and the denominator is the number of shares outstanding for which such number of new shares is being issued. By way of illustration, if the reverse split ratio is 1/15, then 1 new share will be issued in replacement for every 15 shares outstanding, so that if there were 15 million shares outstanding pre-split, there would be 1 million shares outstanding post-split. Stockholder approval of the Stock Split Proposal is required by the Delaware General Corporation Law. Although the Board of Directors anticipates that the reverse stock split ratio will be in the range of between 1/15 and 1/25, the actual reverse stock split ratio will be determined by the Board of Directors and may be significantly higher or lower than such anticipated range. Because the Board of Directors cannot predict with any certainty how AMMA’s stock price will react to the reverse stock split, the Board anticipates setting the reverse split ratio at a level mathematically calculated to result in a stock price above the minimum requirement of  $4.00 per share. For example, if AMMA’s stock price were $0.20 per share, to achieve a $4.00 post-split price, the theoretical reverse split ratio would be 1/20 ($4.00/$0.20). In this example, for the reasons described herein, the Board of Directors might set the reverse stock split ratio at 1/25 or some other ratio based on the considerations described herein.

All references to shares of AMMA common stock in the Proxy Statement refer to pre-split shares, except as otherwise noted.
The consummation of the transactions contemplated by the Share Exchange Agreement are referred to as the Share Exchange or Acquisition and the above proposals to approve the Share Exchange and related transactions, including the Financing Proposal, the change of control and the Stock Split

Proposal, are sometimes referred to as the Share Exchange Proposals. The Share Exchange Agreement, as amended, is hereby incorporated into this proxy statement by reference to the exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2018. You are encouraged to read this proxy statement and all documents incorporated herein.
Pursuant to this Proxy Statement, AMMA shareholders are being asked to consider and approve the Share Exchange Proposals and related transactions, pursuant to which AMMA:
•
has agreed to (i) purchase from the existing SCWorx stockholders all the issued and outstanding common stock of SCWorx, in exchange for 100,000,000 shares of AMMA’s common stock (the quotient of  $50,000,000 (the agreed value of SCWorx) divided by a fixed price of  $0.50 per share for each share of AMMA common stock (the agreed value per AMMA share on the Closing Date)) and (ii) issue an SCWorx related party note holder approximately 190,000 Preferred Stock Units, comprised of 190,000 shares of Preferred Stock (face value of  $10 per share) and warrants to purchase 4,750,000 shares of common stock, in satisfaction of approximately $1.9 million of SCWorx indebtedness to such note holder. Upon the closing of the Acquisition, pre-existing AMMA shareholders and SCWorx shareholders would own about 14% and 86%, respectively, of AMMA’s issued and outstanding common stock (before giving effect to the exercise of outstanding rights to acquire common stock, including the securities underlying the Preferred Stock Units, other than the conversion of the convertible notes owing to SCWorx in the principal amount of up to $1.25 million and related interest)

•
is issuing Preferred Stock Units, at a per unit price of  $10, comprised in the aggregate of  (i) up to 900,000 shares of Preferred Stock, convertible, upon stockholder approval, into common stock at a rate of  $0.20 per share (subject to adjustment), and (ii) warrants to purchase up to 22,500,000 shares of common stock, with an exercise price of  $0.30 per share (subject to adjustment), for aggregate consideration of up to $9,000,000. The Preferred Stock and Warrants are expected to be issued in consideration of the following: (i) up to $6 million in cash and (ii) satisfaction of (a) approximately $1.9 million in indebtedness of SCWorx in connection with consummation of the Acquisition and (b) up to $1.1 million of indebtedness of AMMA

•
will effect a reverse stock split of AMMA common stock sufficient in the judgment of the Board of Directors to result in a minimum bid price of AMMA’s common stock of at least $4.00 per share at the closing of the Acquisition (the reverse stock split ratio is anticipated to be in the range of between 1/15 and 1/25), although the actual reverse stock split ratio will be determined by the Board of Directors and may be significantly higher or lower than such anticipated range

Shares of AMMA common stock are currently listed on the Nasdaq Stock Market.
This proxy statement also relates to the election of four directors, an amendment to AMMA’s 2016 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder to 3,000,000 shares of common stock, on a post-split adjusted basis, and ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018, all as described herein.
This proxy statement contains important information about the proposed Share Exchange, Preferred Stock Unit financing, Stock Split and the other matters to be acted upon at the Special Meeting. You should read it carefully.
Q:
What is being voted on?

A:
Below are all the proposals on which AMMA shareholders are being asked to vote (including the Share Exchange Proposals):

1.
AMMA’s acquisition of SCWorx Corp., a Delaware corporation (“SCWorx”), pursuant to that certain share exchange agreement dated as of August 20, 2018 (the “Acquisition”) by and among AMMA, SCWorx and the stockholders of SCWorx, as amended by Amendment No. 1 thereto (the “Share Exchange Agreement” or “SEA”), as required by Nasdaq Rule 5635(a), and the resulting change of control of AMMA due to the issuance of AMMA shares to the stockholders of SCWorx in connection with the Acquisition, as required by Nasdaq Rule 5635(b) (the “Share Exchange Proposal”).

2.
The issuance of Preferred Stock Units, at a per unit price of  $10, comprised in the aggregate of (i) up to 900,000 shares of Preferred Stock, convertible, upon stockholder approval, into common stock at a rate of  $0.20 per share (subject to adjustment), and (ii) warrants to purchase up to 22,500,000 shares of common stock, with an exercise price of  $0.30 per share (subject to adjustment), for aggregate consideration of up to $9,000,000, as a below market issuance (on an as converted basis) of more than 20% of the then issued and outstanding common shares of AMMA, as required by Nasdaq Rule 5635(d) (the “Financing Proposal”). The Preferred Stock and Warrants are expected to be issued in consideration of: (i) up to $6 million in cash and (ii) satisfaction of  (a) approximately $1.9 million in indebtedness of SCWorx in connection with consummation of the Acquisition and (b) up to $1.1 million of indebtedness of AMMA.

3.
An amendment to the certificate of incorporation of AMMA to effect a reverse stock split of AMMA common stock sufficient in the judgment of the Board of Directors to result in a minimum bid price of AMMA’s common stock of at least $4.00 per share at the closing of the Acquisition (the “Stock Split Proposal”) (the reverse stock split ratio is anticipated to be in the range of between 1/15 and 1/25 where the numerator is the number of new shares being issued and the denominator is the number of shares outstanding for which such number of new shares is being issued. By way of illustration, if the reverse split ratio is 1/15, then 1 new share will be issued in replacement for every 15 shares outstanding, so that if there were 15 million shares outstanding pre-split, there would be 1 million shares outstanding post-split, Stockholder approval of the Stock Split Proposal is required by the Delaware General Corporation Law. Although the Board of Directors anticipates that the reverse stock split ratio will be in the range of between 1/15 and 1/25, the actual reverse stock split ratio will be determined by the Board of Directors and may be significantly higher or lower than such anticipated range. Because the Board of Directors cannot predict with any certainty how AMMA’s stock price will react to the reverse stock split, the Board anticipates setting the reverse split ratio at a level mathematically calculated to result in a stock price above the minimum requirement of  $4.00 per share. For example, if AMMA’s stock price were $0.20 per share, to achieve a $4.00 post-split price, the theoretical reverse split ratio would be 1/20 ($4.00/$0.20). In this example, for the reasons described herein, the Board of Directors might set the reverse stock split ratio at 1/25 or some other ratio based on the considerations described herein.

All references to shares of AMMA common stock in the Proxy Statement refer to pre-split shares, except as otherwise noted.
4.
An amendment to AMMA’s 2016 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder to 3,000,000 shares of common stock, on a post-split adjusted basis (the “Stock Option Plan Proposal”) as required by the Internal Revenue Code and Nasdaq Rule 5635(c).

5.
To elect four (4) members of the Board of Directors of AMMA, all of whom are current directors, to hold office until the next annual meeting or until their respective successors are duly elected and qualified or until their earlier resignation or removal.

6.
To ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 (the “Auditor Ratification Proposal”).

7.
To consider and approve by a nonbinding advisory vote, the compensation of our named executive officers as described in the accompanying proxy statement;

8.
To recommend, by a nonbinding advisory vote, the frequency (every one, two or three years) of future advisory votes of stockholders on the compensation of our named executive officers;

Q:
Do any of AMMA’s directors or officers have interests that may conflict with my interests with respect to the Share Exchange?

A:
AMMA’s directors and officers have interests in the Share Exchange and related transactions that may be different from your interests as a shareholder, including but not limited to the following interests: one of AMMA directors has acquired Preferred Stock Units in satisfaction of indebtedness owed to him by the Company and AMMA’s President will continue as an officer of the combined company.

Q:
When and where is the Special Meeting?

A:
The Special Meeting will take place at Hyatt Place Boca Raton/Downtown, 100 E. Palmetto Park Rd., Boca Raton, Florida 33432 on [January XX, 2019, at [    ] a.m. (Eastern Standard Time).

Q:
Who may vote at the Special Meeting of shareholders?

A:
Only holders of record of AMMA common stock as of the close of business on December 3, 2018 may vote at the Special Meeting of shareholders. As of the record date, 17,494,852 shares of AMMA common stock outstanding and entitled to vote. Please see “Special Meeting of AMMA Shareholders — Record Date; Who is Entitled to Vote” for further information.

Q:
What is the quorum requirement for the Special Meeting?

A:
Shareholders representing at least a majority of the AMMA common stock issued and outstanding as of the record date and entitled to vote at the Special Meeting must be present in person or represented by proxy in order to hold the Special Meeting and conduct business. This is called a quorum. AMMA common stock will be counted for purposes of determining if there is a quorum if the shareholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card. In the absence of a quorum, shareholders representing a majority of the votes present in person or represented by proxy at such meeting, may adjourn the meeting until a quorum is present.

Q:
What vote is required to approve the Proposals?

A:
Approval of the Share Exchange Proposals and the other Proposals will each require the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of AMMA present and entitled to vote thereon as of the record date at the Special Meeting of AMMA shareholders. Attending the Special Meeting of AMMA shareholders either in person or by proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the Share Exchange Proposals or the other Proposals.

Q:
How can I vote?

A:
If you were a holder of record AMMA common stock on December 3, 2018, the record date for the Special Meeting of AMMA shareholders, you may vote with respect to the applicable proposals in person at the Special Meeting of AMMA shareholders, or by submitting a proxy by mail in accordance with the instructions provided to you under “Special Meetings of AMMA shareholders.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide us with voting instructions (including any telephone or Internet voting instructions). You should contact your broker, bank or nominee in advance to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares (broker, bank or nominee) with instructions on how to vote your shares or, if you wish to attend the Special Meeting of AMMA shareholders and vote in person, obtain a proxy from your broker, bank or nominee.

Q:
If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:
No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. AMMA believes the Proposals are non-discretionary and, therefore, your broker, bank or nominee cannot vote your shares without your instruction. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your AMMA shares in accordance with directions you provide.
Q:
What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:
AMMA will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Special Meeting of AMMA shareholders. For purposes of approval, an abstention on any Proposals will have the same effect as a vote “AGAINST” such Proposal.

Q:
Can I change my vote after I have mailed my proxy card?

A:
Yes. You may change your vote at any time before your proxy is voted at the Special Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the Special Meeting in person and casting your vote by ballot or by submitting a written revocation stating that you would like to revoke your proxy that we receive prior to the Special Meeting. If you hold your shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

590 Madison Avenue, 21st Floor
New York, New York, 10022
Telephone: 212-739-7825
Attn: John Price
Q:
When is the Share Exchange expected to occur?

A:
Assuming the requisite shareholder approvals are received, AMMA expects that the Share Exchange will occur no later than January 31, 2019, though it could be later.

Q:
May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A:
No. Appraisal rights are not available to holders of AMMA common stock in connection with the proposed Share Exchange.

Q:
What happens if the Share Exchange is not consummated?

A:
If the Share Exchange were not consummated, AMMA would not move forward with the acquisition of SCWorx or its business, as described further herein, and AMMA would probably be delisted from the Nasdaq Capital Market. As a result, AMMA and its board of directors would need to reassess its go-forward operating plans. In addition, AMMA would have to return to investors the aggregate $5.5 million cash purchase price paid for the Preferred Stock Units and the debt that was settled through the issuance of Preferred Stock Units would be reinstated and become due.

DELIVERY OF DOCUMENTS TO AMMA SHAREHOLDERS
Pursuant to the rules of the SEC, AMMA and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of the proxy statement, unless AMMA has received contrary instructions from one or more of such shareholders. Upon written or oral request, AMMA will deliver a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement may likewise request that AMMA deliver single copies of the proxy statement in the future. Shareholders may notify AMMA of their requests by contacting AMMA as follows:
Alliance MMA Inc.
590 Madison Avenue, 21st Floor
New York, New York, 10022
Attn: John Price
Telephone: 212-739-7825

PROPOSALS TO BE VOTED ON
PROPOSAL ONE ACQUISITION OF SCWORX PURSUANT TO SHARE EXCHANGE AGREEMENT (INCLUDING THE RESULTING CHANGE OF CONTROL OF AMMA)
(Item 1 of Proxy Card)
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL ONE
PROPOSAL TWO APPROVE BELOW MARKET ISSUANCE OF SECURITIES COMPRISING MORE THAN 20% OF AMMA OUTSTANDING STOCK
(Item 2 of Proxy Card)
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL TWO
PROPOSAL THREE APPROVE AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF AMMA TO EFFECT REVERSE STOCK SPLIT
(Item 3 of Proxy Card)
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL THREE
PROPOSAL FOUR TO INCREASE TO 3,000,000 ON A POST-SPLIT ADJUSTED BASIS THE NUMBER OF SHARES AVAILABLE UNDER THE 2016 EQUITY INCENTIVE PLAN
(Item 4 of Proxy Card)
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL FOUR
PROPOSAL FIVE ELECTION OF DIRECTORS
(Item 5 on proxy card)
You will have the opportunity to elect the Board of Directors, currently consisting of FOUR members, at the Special Meeting. Each director will be elected to hold office until the next annual meeting or until their respective successors are duly elected and qualified or until their earlier resignation or removal.
The Board of Directors has nominated the following individuals, each of whom currently serves as a director, for election as directors at the Special Meeting.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW.
Joseph Gamberale
Charles K. Miller
Joel D. Tracy
Burt A. Watson
Each nominee has extensive business experience, education and personal skills that qualifies him to serve as an effective Board member. The specific experience, qualifications and skills of each nominee are set described elsewhere in this Proxy Statement.

PROPOSAL SIX APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 6 of Proxy Card)
The Audit Committee of the Board of Directors has selected Friedman LLP (“Friedman”), an independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2018. The Company is submitting its selection of Friedman for ratification by the stockholders at the Special Meeting. Friedman has served as our independent registered public accounting firm since February 2015. The Company’s bylaws do not require that stockholders ratify the selection of Friedman as the Company’s independent registered public accounting firm; however, the Company is submitting the selection of Friedman to stockholders for ratification as a matter of good corporate practice.
If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Friedman. Even if the selection is ratified, the Audit Committee at its discretion may change the appointment at any time if the committee determines that such a change would be in the best interests of the Company and its stockholders.
Principal Accountant Fees and Services
During 2017 and 2016, fees for services provided by Friedman were as follows:
	2017	2016
Audit Fees	$337,970	$378,493
Audit Related Fees	—	—
Tax Fees	—	—
Total	$337,970	$378,493

Audit Fees include amounts related to the audit of the Company’s annual financial statements and internal control over financial reporting, and quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.
Audit Related Fees include amounts related to accounting consultations and services.
Tax Fees include fees billed for tax compliance, tax advice and tax planning services.
There were no other fees billed by Friedman for services rendered to the Company, other than the services described above, in 2017 and 2016.
The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2017, services provided by Friedman were pre-approved by the Audit Committee in accordance with this policy.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL SIX
PROPOSAL NO. 7 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(Item 7 of Proxy Card)

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.
PROPOSAL NO. 8 — ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(Item 8 of Proxy Card)
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO HOLD AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY TWO YEARS.

SUMMARY OF THE PROXY STATEMENT
This summary highlights selected information from this proxy statement but may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, including the Share Exchange Agreement (as amended) and the Securities Purchase Agreement for the Preferred Stock Units and the related Certificate of Designation of Preferred Stock and form of Warrant, each incorporated into this proxy statement by reference to the exhibits to the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2018 before you decide how to vote.
The Parties
AMMA
Alliance MMA Inc.
590 Madison Ave., 21st Floor
New York, New York, 10022
Attn: John Price
Telephone: 212-739-7825
Business of AMMA
Alliance MMA, Inc., or AMMA, was incorporated in Delaware on February 15, 2015.
AMMA has substantially curtailed its MMA related business operations, and its business currently is comprised solely of its MMA promotion ticket solution, CageTix. AMMA is also currently focused on completion of the SCWorx Acquisition.
Shares of AMMA’s common stock are quoted on the Nasdaq Stock Market, under the symbol “AMMA.”
SCWorx Corp.
c/o Alliance MMA Inc.
590 Madison Ave., 21st Floor
New York, New York, 10022
Attn: Mark Schessel
Telephone: 212-739-7825
Business of SCWorx
SCWorx is a privately held provider of data content and services related to the repair, normalization and interoperability of information for healthcare providers, as well as big data analytics for the healthcare industry.
SCWorx has developed and markets health care information technology solutions and associated services that improve healthcare processes and information flow within hospitals and other healthcare facilities. SCWorx’s software enables a healthcare provider to simplify and organize its data (“data normalization”), allows the data to be utilized across multiple internal software applications (“interoperability”) and provides the basis for sophisticated data analytics (“big data”). Customers use our software to achieve multiple operational benefits, such as supply chain cost reductions, decreased accounts receivables aging, accelerated and completed billing in less than 72 hours, contract optimization, increased supply chain management and total cost visibility via dynamic AI connections that automatically synchronize and maintain purchasing (“MMIS”), Clinical (“EMR”) and finance (“CDM”) systems. SCWorx’s customers include some of the most prestigious healthcare organizations in the United States.
Special Meeting of AMMA’s Stockholders; Required Vote
As of December 3, 2018, the record date, the directors and executive officers of AMMA, and their affiliates, owned and were collectively entitled to vote 1,060,220 shares or approximately 6% of the 17,494,852 outstanding shares of AMMA common stock.

Approval of each of the Proposals will require the affirmative vote of the holders of a majority of the outstanding shares of common stock present and entitled to vote thereon as of the record date at the Special Meeting.
Terms of the Transaction
The Share Exchange and Related Transactions
On August 20, 2018, AMMA, SCWorx, and the SCWorx stockholders entered into the Share Exchange Agreement, as amended by Amendment No. 1 thereto (the “Share Exchange Agreement” or “SEA”) pursuant to which AMMA will acquire all the issued and outstanding common stock of SCWorx and SCWorx will be a wholly-owned subsidiary of AMMA.
If the Share Exchange Proposals are approved by AMMA’s stockholders, AMMA will (i) purchase all of the issued and outstanding shares of common stock of SCWorx in exchange for 100,000,000 shares of AMMA’s common stock (the quotient of  $50,000,000 (the agreed value of SCWorx) divided by a fixed price of  $0.50 per share for each share of AMMA common stock (the agreed value per AMMA share on the Closing Date)) and (ii) issue an SCWorx related party note holder approximately 190,000 Preferred Stock Units, comprised of 190,000 shares of Preferred Stock (face value of  $10 per share) and warrants to purchase 4,750,000 shares of common stock, in satisfaction of approximately $1.9 million of SCWorx indebtedness to such note holder. The issuance of shares of AMMA to SCWorx shareholders and the note holder is being consummated on a private placement basis pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.
Consummation of the Share Exchange Agreement is conditioned on, among other things, (a) holders of a majority of the outstanding shares of common stock of AMMA cast approving the Share Exchange in accordance with the AMMA Certificate of Incorporation; and (b) the existing AMMA shares of common stock shall have been continually listed on the Nasdaq Capital Market, the AMMA shares to be issued in the Share Exchange shall be approved for listing on the Nasdaq Capital Market as of the Share Exchange closing date, and, to the extent required by Nasdaq Marketplace Rule 5110, the Nasdaq Listing Application for the combined company shall have been approved for listing (subject to official notice of issuance).
The Share Exchange Agreement contains provisions requiring AMMA and SCWorx to cease all existing discussions or negotiations with any third parties in respect of any acquisition proposal, as defined in the Exchange Agreement, and prohibiting AMMA from seeking an acquisition proposal subject to specified exceptions described in the Share Exchange Agreement.
After the Share Exchange, AMMA’s current shareholders will own approximately 14% of AMMA, and the former stockholders of SCWorx will own approximately 86% of AMMA (before giving effect to the exercise of outstanding rights to acquire common stock, including the securities underlying the Preferred Stock Units, other than the conversion of the convertible notes owing to SCWorx in the principal amount of $1.25 million and related interest).
Reverse Stock Split
Concurrent with the closing of the Share Exchange, AMMA will effect a reverse stock split of AMMA common stock sufficient in the judgment of the Board of Directors to result in a minimum bid price of AMMA’s common stock of at least $4.00 per share upon the closing of the Acquisition (the reverse stock split ratio is anticipated to be in the range of between 1/15 and 1/25 where the numerator is the number of new shares being issued and the denominator is the number of shares outstanding for which such number of new shares is being issued). Although the Board of Directors anticipates that the reverse stock split ratio will be in the range of between 1/15 and 1/25, the actual reverse stock split ratio will be determined by the Board of Directors and may be significantly higher or lower than such anticipated range. Because the Board of Directors cannot predict with any certainty how AMMA’s stock price will react to the reverse stock split, the Board anticipates setting the reverse split ratio at a level mathematically calculated to result in a stock price above the minimum requirement of  $4.00 per share. For example, if AMMA’s stock price were $0.20 per share, to achieve a $4.00 post-split price, the theoretical reverse split ratio would be 1/20 ($4.00/$0.20). In this example, for the reasons described herein, the Board of Directors might set the reverse stock split ratio at 1/25 or some other ratio based on the considerations described herein.
By way of illustration, if the reverse split ratio is 1/15, then 1 new share will be issued in replacement for every 15 shares outstanding, so that if there were 15 million shares outstanding pre-split, there would be 1 million shares outstanding post-split. All references to shares of AMMA common stock in the Proxy Statement refer to pre-split shares, except as otherwise noted.
Preferred Stock Unit Financing
Stockholders are being asked to approve the issuance of Preferred Stock Units, at a per unit price of  $10, comprised in the aggregate of  (i) up to 900,000 shares of Preferred Stock (face value of  $10 per share), convertible, upon stockholder approval, into common stock at a rate of  $0.20 per share (subject to adjustment), and (ii) warrants to purchase up to 22,500,000 shares of common stock, with an exercise price of  $0.30 per share (subject to adjustment), for aggregate consideration of up to $9,000,000, as a below market issuance (on an as converted basis) of more than 20% of the then issued and outstanding common shares of AMMA, as required by Nasdaq Rule 5635(d) (the “Financing Proposal”). The Preferred Stock and Warrants are expected to be issued in consideration of: (i) up to $6 million in cash and (ii) satisfaction of  (a) approximately $1.9 million in indebtedness of SCWorx in connection with consummation of the Acquisition and (b) up to $1.1 million of indebtedness of AMMA.
Additional terms:
•
Refund of Unit Purchase Price — AMMA must refund the cash purchase price of the Units if either (i) its common stock is delisted from Nasdaq or trading is suspended or (ii) the stockholders of AMMA do not approve the Financing Proposal

•
Automatic Conversion — Preferred Stock subject to automatic conversion under certain conditions if 20-day “VWAP” is greater than one hundred thirty percent (130%) of the conversion price (initially $0.20), for twenty consecutive trading days

•
The Preferred Stock is redeemable by the Company at 120% of face value under certain conditions

•
The Preferred Stock conversion price and warrant exercise price are subject to reduction in the event the Company issues lower priced securities, subject to certain exceptions

On December 18, 2018, AMMA closed $5.5 million in aggregate proceeds from the sale of Preferred Stock Units, comprised of 550,000 shares of convertible preferred stock and warrants to purchase 13,750,000 shares of common stock. The face value of the Preferred stock will, upon stockholder approval of the Financing Proposal, be convertible into shares of common stock at a conversion price of  $0.20 per share and the warrant exercise price is $0.30 per share (in each case, subject to adjustment). In addition, AMMA issued Preferred Stock Units, comprised of approximately 67,500 shares of convertible Preferred Stock and warrants to purchase 1,687,500 shares of common stock to AMMA creditors in satisfaction of approximately $675,000 of indebtedness.
The amount of cash raised from the Preferred Stock Units must be kept in a reserve account pending the closing of the Acquisition, at which time the funds will be available to the combined company to fund its business plan.
If the AMMA shareholders do not approve the Preferred Stock Units or trading in AMMA common stock is suspended or the Company is delisted from Nasdaq at any time within 90 days of closing the SCWorx acquisition, AMMA would be required to redeem the preferred stock at face value (this in effect amounts to a refund of the Preferred Stock Unit purchase price).
Vote Required
The consummation of the Share Exchange and related transactions is conditioned upon the majority of the common stock voted by AMMA’s shareholders present and entitled to vote at the Special Meeting voting in favor of the Share Exchange.

As of December 3, 2018, the record date, there were 17,494,852 shares of AMMA common stock issued and outstanding. Only AMMA shareholders who hold common stock of record as of the close of business on December 3, 2018 are entitled to vote at the Special Meeting of shareholders or any adjournment of the Special Meeting. Approval of all Proposals, including the Share Exchange Proposals, requires the affirmative vote of the holders of a majority of the issued and outstanding AMMA common stock entitled to vote thereon as of the record date present in person or represented by proxy at the Special Meeting. Abstentions are considered present for the purposes of establishing a quorum but will have the same effect as a vote “AGAINST” a Proposal. Broker non-votes will be considered present for the purposes of establishing a quorum, but not eligible to vote the applicable Proposal. A broker non-vote will have no effect on any of the Proposals.
The closing of the Share Exchange is expected to occur as soon as practicable after the Special Meeting. Upon completion of the Share Exchange, the board of directors of Alliance MMA, Inc. will rename the company “SCWorx Corp.”
Recommendations of the AMMA Board of Directors and Reasons for the Share Exchange
In light of the deterioration of AMMA’s MMA business and its resulting lack of operating capital and inability to raise capital, after careful consideration of the terms and conditions of the Share Exchange Agreement, the board of directors of AMMA determined that Share Exchange and the transactions contemplated thereby are fair to and in the best interests of AMMA and its shareholders. The Board of Directors believes that the SCWorx Acquisition was the best option available to AMMA to maximize potential shareholder value.
In reaching its decision with respect to the Share Exchange and the related transactions, the board of directors of AMMA reviewed various industry and financial data and the due diligence and evaluation materials provided by SCWorx. The board of directors did not obtain a fairness opinion on which to base its assessment. AMMA’s board of directors recommends that AMMA shareholders vote FOR each of the following proposals:
1.
AMMA’s acquisition of SCWorx Corp., a Delaware corporation (SCWorx), pursuant to that certain share exchange agreement dated as of August 20, 2018 (the “Acquisition”) by and among AMMA, SCWorx and the stockholders of SCWorx, as amended by Amendment No. 1 thereto (the “Share Exchange Agreement” or “SEA”), as required by Nasdaq Rule 5635(a) and the resulting change of control of AMMA due to the issuance of AMMA shares to the stockholders of SCWorx in connection with the Acquisition, as required by Nasdaq Rule 5635(b) (the “Share Exchange Proposal”).

2.
The issuance of Preferred Stock Units, at a per unit price of  $10, comprised in the aggregate of (i) up to 900,000 shares of Preferred Stock (face value of  $10 per share), convertible, upon stockholder approval, into common stock at a rate of  $0.20 per share (subject to adjustment), and (ii) warrants to purchase up to 22,500,000 shares of common stock, with an exercise price of  $0.30 per share (subject to adjustment), for aggregate consideration of up to $9,000,000, as a below market issuance (on an as converted basis) of more than 20% of the then issued and outstanding common shares of AMMA, as required by Nasdaq Rule 5635(d) (the “Financing Proposal”). The Preferred Stock and Warrants are expected to be issued in consideration of: (i) up to $6 million in cash and (ii) satisfaction of  (a) approximately $1.9 million in indebtedness of SCWorx in connection with consummation of the Acquisition and (b) up to $1.1 million of indebtedness of AMMA.

3.
An amendment to the certificate of incorporation of AMMA, to effect a reverse stock split of AMMA common stock sufficient in the judgment of the Board of Directors to result in a minimum bid price of AMMA’s common stock of at least $4.00 per share at the closing of the Acquisition (the “Stock Split Proposal”) (the reverse stock split ratio is anticipated to be in the range of between 1/15 and 1/25 where the numerator is the number of new shares being issued and the denominator is the number of shares outstanding for which such number of new shares is being issued. By way of illustration, if the reverse split ratio is 1/15, then 1 new share will be issued in replacement for every 15 shares outstanding, so that if there were 15 million shares outstanding pre-split, there would be 1 million shares outstanding post-split. Stockholder approval of the Stock Split Proposal is required by the Delaware General Corporation Law. Although the Board of Directors anticipates that the reverse stock split ratio will be in the range of between 1/15 and 1/25, the actual reverse stock split ratio will be determined by the Board of Directors and may be significantly higher or lower than such anticipated range. Because the Board of Directors cannot predict with any certainty how AMMA’s stock price will react to the reverse stock split, the Board anticipates setting the reverse split ratio at a level mathematically calculated to result in a stock price above the minimum requirement of  $4.00 per share. For example, if AMMA’s stock price were $0.20 per share, to achieve a $4.00 post-split price, the theoretical reverse split ratio would be 1/20 ($4.00/$0.20). In this example, for the reasons described herein, the Board of Directors might set the reverse stock split ratio at 1/25 or some other ratio based on the considerations described herein. All references to shares of AMMA common stock in the Proxy Statement refer to pre-split shares, except as otherwise noted.
4.
An amendment to AMMA’s 2016 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder to 3,000,000 shares of common stock, on a post-split adjusted basis (the “Stock Option Plan Proposal”)”), as required by the Internal Revenue Code and Nasdaq Rule 5635(c).

For further discussion of the recommendations of the board of directors and its reasons for the Share Exchange, see the section entitled “AMMA’s Board’s Reasons for the Approval of the Share Exchange”.
Interests of Certain Directors, Officers, and Affiliates in the Share Exchange
When you consider the recommendation of AMMA’s board of directors in favor of adoption of the Share Exchange Proposals and other Proposals, you should keep in mind that AMMA’s directors and officers have interests in the Share Exchange and related transactions that may be different from, or in addition to, your interests as a shareholder. In particular, one of AMMA directors has acquired Preferred Stock Units in satisfaction of indebtedness owed to him by the Company, and the President of AMMA will continue on as an officer of the combined company.
Management After the Share Exchange
Effective as of the Share Exchange closing date, the board of directors of AMMA is expected to consist of four members, including Charles K. Miller, a current member of AMMA’s board and an independent director. The members designated by SCWorx are expected to include Marc Schessel, Ira Ritter, and Robert S. Christie. In addition to Mr. Miller, Messrs. Ritter and Christie are also expected to be independent directors. After the consummation of the Share Exchange, Marc Schessel is expected to be the Chief Executive Officer and John Price the President and Chief Financial Officer. Mr. Price is currently President and Chief Financial Officer of AMMA.
The foregoing persons will be responsible for the management of the combined company. See “Directors and Executive Officers after the Share Exchange” elsewhere in this proxy statement.
No Dissenters’ or Appraisal Rights
Holders of AMMA common stock are not entitled to appraisal rights in connection with the Share Exchange.
Anticipated Accounting Treatment
The Share Exchange will be treated by AMMA as a reverse acquisition under the acquisition method of accounting in accordance with GAAP. For accounting purposes, SCWorx is considered to be acquiring AMMA in the Share Exchange. Therefore, the aggregate consideration paid in connection with the Share Exchange will be allocated to AMMA tangible and intangible assets and liabilities based on their fair market values. The assets and liabilities and results of operations of AMMA will be consolidated into the results of operations of SCWorx as of the completion of the Share Exchange.

Material U.S. Federal Income Tax Consequences to holders of AMMA Common Stock in connection with the Share Exchange
The company believes that the Share Exchange will be tax free to the Company’s shareholders under IRC Sections 368(a)(1)(B) and 351.
YOU SHOULD CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE SHARE EXCHANGE. THIS SUMMARY IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR SHAREHOLDER.
Regulatory Approvals
Consummation of the Share Exchange Agreement and related transactions is not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott Rodino Antitrust Improvements Act of 1976, except for filings with the State of Delaware, the SEC and certain state “blue sky” filings necessary to effectuate the transactions contemplated by the Share Exchange Proposals.
AMMA must comply with applicable federal and state securities laws and the rules and regulations of the Nasdaq Capital Market in connection with the issuance of shares of AMMA common stock and the Preferred Stock Units and the filing of this proxy statement with the SEC.
Past Contacts, Transactions and Negotiations
The Company had no contacts, transactions or negotiations with SCWorx (or its affiliates) prior to May 2018. The Company commenced discussions with SCWorx in early May 2018. In June 2018, the Company and SCWorx executed a Securities Purchase Agreement (“SPA”) under which SCWorx agreed to purchase up to $1 million of convertible notes and warrants to purchase common stock (with a conversion/exercise price of $0.3725 per share (subject to adjustment). Through October 31, 2018, SCWorx had funded $750,000 of the aggregate $1 Million.
On December 18, 2018, the SPA was amended to increase the amount SCWorx could purchase by $250,000 to up to $1.25 million. The conversion/exercise price of the additional $500,000 convertible note is $0.20 per share). As of December 18, 2018, SCWorx has funded $275,000 of the remaining $500,000 and received (i) a $275,000 convertible promissory note, convertible into common shares at a conversion price of  $0.20 per share, and warrants to purchase 343,750 common shares at an exercise price of  $0.30 per share.

PRO FORMA INFORMATION
Comparative Historical And Pro Forma Information
The unaudited pro forma condensed combined financial statements, as of September 30, 2018, have been prepared using the following assumptions:
•
Private placement of  $5,500,000 of Series A Preferred Stock.

•
$318,000 of AMMA debt and accrued interest with board members will convert into 31,800 shares of AMMA Series A Preferred Stock including the issuance of 795,000 warrants with an exercise price of  $0.30 per share.

•
$234,000 of AMMA debt with a third party will convert into 23,400 shares of AMMA Series A Preferred Stock including the issuance of 585,000 warrants with an exercise price of  $0.30 per share.

•
$1.7 million of SCWorx related party debt and accrued interest will be satisfied through the issuance of 170,000 shares of AMMA Series A Preferred Stock including the issuance of 4,250,000 warrants with an exercise price of  $0.30 per share.

•
$720,000 of AMMA debt to SCWorx will convert into 1,932,886 shares of AMMA common stock including the issuance of 483,221 warrants with an exercise price of  $0.3725 per share.

•
$720,000 of SCWorx’s investment in AMMA and corresponding Note Payable on Alliance MMA’s books will be eliminated in consolidation.

•
$100,000 of payables related to discontinued operations will convert into 10,000 shares of AMMA preferred stock including the issuance of 250,000 warrants with an exercise price of  $0.30 per share.

This information is only a summary and should be read together with the selected historical financial information summary included elsewhere in this proxy statement, and the historical financial statements of AMMA and SCWorx and related notes that are included elsewhere in this proxy statement. The unaudited AMMA and SCWorx’s pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.
The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of AMMA and SCWorx would have been had the companies been combined during the period presented.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
AMMA is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions contemplated by the Share Exchange Proposals.
The following unaudited pro forma condensed combined balance sheet as of September 30, 2018 combines the unaudited historical consolidated balance sheet of AMMA as of September 30, 2018 with the unaudited historical consolidated balance sheet of SCWorx as of September 30, 2018, giving effect to the transactions as if they had been consummated as of that date.
The following unaudited pro forma condensed combined income statement for the nine months ended September 30, 2018 combines the unaudited historical condensed consolidated statement of operations of AMMA for nine months ended September 30, 2018 with the unaudited historical consolidated income statement of SCWorx for the nine months ended September 30, 2018, giving effect to the transactions as if they had been consummated as of January 1, 2017.
The following unaudited pro forma condensed combined income statement for the year ended December 31, 2017 combines the audited historical condensed consolidated statement of operations of AMMA for year ended December 31, 2017 with the unaudited historical consolidated income statement of SCWorx for the year ended December 31, 2017, giving effect to the transactions as if they had been consummated as of January 1, 2017.
The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the transactions, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the transactions.
The historical financial information of SCWorx was derived from the unaudited consolidated financial statements of SCWorx for the nine months ended September 30, 2018, and the unaudited consolidated financial statements of SCWorx for the year ended December 31, 2017 included elsewhere in this proxy statement. The historical financial information of AMMA was derived from the unaudited condensed consolidated financial statements of AMMA for the nine months ended September 30, 2018 and the audited financial statements of AMMA for the year ended December 31, 2017 included elsewhere in this proxy statement. This information should be read together with SCWorx’s and AMMA’ unaudited/audited financial statements, as applicable, and related notes, “SCWorx Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Other Information Related to AMMA — AMMA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement.
The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. AMMA and SCWorx have not had any historical relationship prior to the transactions, except that SCWorx loaned AMMA $720,000 as of September 30, 2018 and an additional $530,000 through the date of this Proxy Statement ($1.25 million in the aggregate), the conversion of which is part of the pro forma adjustments required to eliminate activities between the companies.
The transactions will be accounted for as a “reverse merger” and recapitalization at the date of the consummation of the transaction since the shareholders of SCWorx will own at least 80% of the outstanding common shares of AMMA immediately following the completion of the transactions and SCWorx’s operations will be the operations of AMMA following the transactions. Accordingly, SCWorx will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of SCWorx. As a result, the assets and liabilities and the historical operations that will be reflected in the AMMA financial statements after consummation of the transactions will be those of

SCWorx and will be recorded at the historical cost basis of SCWorx. AMMA’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of SCWorx upon consummation of the transactions.

Pro Forma Condensed Combined Balance Sheet
As of September 30, 2018
(Unaudited)
	Alliance MMA Inc. Historical Unaudited	SCWorx Corp. Historical Unaudited	Pro Forma Adjustments	Pro Forma Unaudited Combined Company
ASSET
Current assets:
Cash	$4,787	$21,578	$5,500,000(1)	$5,526,365
Accounts receivable, net	—	811,435	—	811,435
Investment in AMMA	—	720,000	(720,000)(2)	—
Due from shareholder	—	937,383	—	937,383
Prepaid and other assets	34,353	3,500	—	37,853
Total current assets	39,140	2,493,896	4,780,000	7,313,036
Total assets	$39,140	$2,493,896	$4,780,000	$7,313,036
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable and accrued expenses	$579,216	$466,144	$(334,621)(3)	$710,739
Notes payable – related parties	300,000	1,471,070	(1,771,070)(3)	—
Notes payable	920,000	—	(920,000)(2)(4)	—
Deferred revenue	—	495,432	—	495,432
Current liabilities – discontinued operations	425,604	—	(100,000)(5)	325,604
Total current liabilities	2,224,820	2,432,646	(3,125,691)	1,531,775
Total liabilities	2,224,820	2,432,646	(3,125,691)	1,531,775
Stockholder’s equity
Preferred Stock	—	—	7,905,691(1)(3)(4)(5)	7,905,691
Common stock	16,200	100	(100)(2)(6)	16,200
Additional paid-in capital	28,188,474	570,098	100(2)(6)	28,758,672
Shareholder distributions	—	(1,807)	—	(1,807)
Retained (deficit)	(30,390,354)	(507,141)	—	(30,897,495)
Total stockholders’ equity	(2,185,680)	61,250	7,905,691	5,781,261
Total liabilities and stockholder’s equity	$39,140	$2,493,896	$4,780,000	$7,313,036

(1)
Represents the private placement of  $5.5 million of preferred stock with a face value of  $10 per share or 550,000 Series A preferred shares.

(2)
Represents the elimination of intercompany balances, $720,000 note payable to SCWorx on Alliance MMA’s books and $720,000 investment in AMMA on SCWorx books. Upon closing of the merger transaction the balance of the note payable will convert into 1,932,885 common shares of Alliance MMA stock, recorded as common stock par $1,933 and additional paid in capital $718,067 which also will be eliminated in consolidation. It is the intention of SCWorx management to dividend the AMMA shares to the current SCWorx shareholders.

See notes to unaudited pro forma condensed combined financial statements

(3)
Represents the conversion of the outstanding notes payable – related party balance and accrued interest into Series A preferred shares. Alliance MMA has $300,000 of notes payable-related party and $17,659 of accrued interest that will convert into Series A Preferred stock and SCWorx has $1,471,070 of notes payable-related party and $282,537 of accrued interest that will convert into Series A preferred stock.

(4)
Represents the conversion of the outstanding $200,000 notes payable and $34,425 accrued interest into Series A preferred stock.

(5)
Represents the conversion of  $100,000 of payables related to discontinued operations into Series A preferred stock.

(6)
Represents the elimination of SCWorx common stock in consolidation.

See notes to unaudited pro forma condensed combined financial statements

SCWorx Inc.
(formerly Alliance MMA Inc.)
Pro Forma Condensed Combined Income Statement
For the Three Months ended September 30, 2018
(Unaudited)
	Alliance MMA Inc. Historical unaudited	SCWorx Corp. Historical unaudited	Pro Forma Adjustments(2)	Pro Forma Unaudited Combined Company
Revenue	$27,868	$1,102,810	$—	$1,130,678
Cost of revenue	—	100,448	—	100,448
Gross profit	27,868	1,002,362	—	1,030,230
General and administrative	743,494	160,567	—	904,061
Professional and consulting fees	193,784	—	—	193,784
Research and development	—	386,081	—	386,081
Total operating expenses	937,278	546,648	—	1,483,926
(Loss) income from operations	(909,410)	455,714	—	(453,696)
Net loss from discontinued operations, net of tax	(324,010)	—	—	(324,010)
Interest expenses	—	56,552	—	56,552
Income tax provision	—	—		—
Net (loss) income	$(1,233,420)	$399,162	$—	$(834,258)
Per share:
Weighted Average Shares Outstanding – Basic and Diluted	15,263,247	17,500	—	118,844,135
(Loss) Income or Pro Forma Earnings Per Share – Basic and Diluted	$(0.08)	$22.81	$—	$(0.01)
Equivalent Pro Forma Earnings Per Share – Basic and Diluted(1)	$—	$—	$—	$40.00

(1)
Equivalent pro forma net earnings per share of SCWorx was calculated by multiplying the share exchange ratio between AMMA and SCWorx (approximately 5,714 to 1) by pro forma income per share.

(2)
There are no anticipated pro forma adjustments expected between AMMA and SCWorx.

See notes to unaudited pro forma condensed combined financial statements

SCWorx Inc.
(formerly Alliance MMA Inc.)
Pro Forma Condensed Combined Income Statement
For the Nine Months ended September 30, 2018
(Unaudited)
	Alliance MMA Inc. Historical unaudited	SCWorx Corp. Historical unaudited	Pro Forma Adjustments(2)	Pro Forma Unaudited Combined Company
Revenue	$144,008	$3,367,272	$—	$3,511,280
Cost of revenue	—	342,109	—	342,109
Gross profit	144,008	3,025,163	—	3,169,171
General and administrative	1,890,547	786,305	—	2,676,851
Impairment – intangible assets	231,037	—	—	231,037
Professional and consulting fees	1,014,947	—	—	1,014,947
Research and development	—	1,429,686	—	1,429,686
Total operating expenses	3,136,531	2,215,991	—	5,352,521
(Loss) income from operations	(2,992,523)	809,172	—	(2,183,350)
Net loss from discontinued operations, net of tax	(10,673,418)	—	—	(10,673,418)
Interest expenses	—	220,298	—	220,298
Income tax provision	—	—		—
Net (loss) income	$(13,665,941)	$588,874	$—	$(13,077,066)
Per share:
Weighted Average Shares Outstanding – Basic and Diluted	14,909,586	17,500	—	118,490,474
(Loss) Income or Pro Forma Earnings Per Share – Basic and Diluted	$(0.21)	$33.65	$—	$(0.11)
Equivalent Pro Forma Earnings Per Share – Basic and Diluted(1)	$—	$—	$—	$(630.83)

(1)
Equivalent pro forma net earnings per share of SCWorx was calculated by multiplying the share exchange ratio between AMMA and SCWorx (approximately 5,714 to 1) by pro forma income per share.

(2)
There are no anticipated pro forma adjustments expected between AMMA and SCWorx.

See notes to unaudited pro forma condensed combined financial statements

Pro Forma Condensed Combined Income Statement
For the Year ended December 31, 2017
	Alliance MMA Inc. Historical Audited		SCWorx Corp. Historical Unaudited		Pro Forma Adjustments(2)	Pro Forma Unaudited, Combined Company
Revenue		$220,709		$2,528,013	$—	$2,748,722
Cost of revenue				331,915	—	331,915
Gross profit		220,709		2,196,098	—	2,416,807
General and administrative		2,062,039		874,974	—	2,937,013
Impairment – intangible assets		3,328,781		—	—	3,328,781
Professional and consulting fees		1,329,539		—	—	1,329,539
Research and development		—		1,937,540	—	1,937,540
Total operating expenses		6,720,359		2,812,514	—	9,532,873
(Loss) Income from operations		(6,499,650)		(616,416)	—	(7,116,066)
Interest expenses		—		132,096	—	132,096
Income tax provision		—		—	—	—
Net (Loss) income		$(6,499,650)		$(748,512)	$—	$(7,248,162)
Per share:
Weighted Average Shares Outstanding – Basic and Diluted		10,679,989		17,500	—	114,260,877
(Loss) Income or Pro Forma Earnings Per Share – Basic and Diluted		$(0.61)		$(42.77)	$—	$(0.06)
Equivalent Pro Forma Earnings Per Share – Basic and Diluted(1)	$		$		$—	$(359.98)

(1)
Equivalent pro forma net earnings per share of SCWorx was calculated by multiplying the share exchange ratio between AMMA and SCWorx (approximately 5,714 to 1) by pro forma income per share.

(2)
There are no anticipated pro forma adjustments expected between AMMA and SCWorx.

See notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION
1. Description of Transaction
On August 20, 2018, AMMA, SCWorx, and the stockholders of SCWorx, entered into the Share Exchange Agreement, as amended by Amendment No. 1 thereto (the “Share Exchange Agreement” or “SEA”), pursuant to which SCWorx will become a wholly owned subsidiary of AMMA. See “The Share Exchange Agreement — Share Exchange with SCWorx; Share Exchange Consideration” for more detailed information. The Share Exchange consideration consists of  (i) 100,000,000 shares of AMMA common stock and (ii) Preferred Stock Units, comprised of approximately 190,000 shares of Preferred Stock (face value of  $10 per share) and warrants to purchase 4,750,000 shares of common stock, to be issued to an SCWorx related party note holder in satisfaction of approximately $1.9 million of SCWorx indebtedness as the closing date (as of September 30, 2018, this indebtedness was approximately $1.7 million).
The SCWorx stockholders will own approximately 86% of AMMA’s shares to be outstanding immediately after the transactions, and the AMMA’s shareholders will own approximately 14% of AMMA’s outstanding shares (before giving effect to the exercise of outstanding rights to acquire AMMA common stock, including the Preferred Stock Units, other than the conversion of the convertible notes owing to SCWorx in the principal amount of up to $1.25 million and related interest).
2. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments
The Unaudited Condensed Consolidated Balance Sheet as of September 30, 2018 assumes the Company completes the $5.5 million private placement of Series A preferred stock which includes 50% warrant coverage of purchase 13,750,000 common shares. The preferred stock coverts into common shares of AMMA at $0.20 per share. Additionally, we anticipate the holders of the outstanding debt with Alliance MMA convert their debt and accrued interest into shares of Series A preferred stock with a face value of $10 per shares. As of September 30, 2018, the balance of notes payable and accrued interest with our Board members totaled $318,000 and notes payable and accrued interest with a third party totaled $234,000. In addition, in connection with the acquisition transaction, AMMA will issue Preferred Stock Units, comprised of approximately 190,000 shares of Preferred Stock (face value of  $10 per share) and warrants to purchase 4,750,000 shares of common stock, to an SCWorx related party note holder in satisfaction of approximately $1.9 million of SCWorx indebtedness as the closing date (as of September 30, 2018, this indebtedness was approximately $1.7 million).

AMMA’S BUSINESS
Overview
Nature of Business
Alliance MMA, Inc. (“Alliance” or the “Company”) has been a sports media company. It was formed in Delaware in February 2015. The Company completed its Initial Public Offering (“IPO”) in October 2016 and began to execute its initial business strategy to acquire regional MMA promotions to form a professional MMA fight league. A total of ten regional MMA promotions were acquired. Additionally, the Company acquired a ticketing software business focused on the MMA industry, an athlete management business, and video production and distribution company to compliment the MMA fight league.
Alliance MMA acquired the following businesses to execute its initial business strategy:
Promotions
•
CFFC Promotions (“CFFC”);

•
Hoosier Fight Club (“HFC”);

•
COmbat GAmes MMA (“COGA”);

•
Shogun Fights (“Shogun”);

•
V3 Fights (“V3”);

•
Iron Tiger Fight Series (“IT Fight Series” or “ITFS”);

•
Fight Time Promotions (“Fight Time”);

•
National Fighting Championships (“NFC”);

•
Fight Club Orange County (“FCOC” or “Fight Club OC”); and

•
Victory Fighting Championship (“Victory”).

Ticketing
•
CageTix.

Sports Management
•
SuckerPunch Holdings, Inc. (“SuckerPunch”).

Video Production and Distribution
•
Go Fight Net, Inc. (“GFL”)

As an adjunct to the promotion business, Alliance provided video distribution and media archiving through Alliance Sports Media (“ASM”) formerly GFL.
Cessation of MMA operations
On May 25, 2018, management and the Board of Directors committed the Company to an exit/disposal plan of the MMA promotion business because it did not believe the MMA business unit could generate sufficient operating cash flows to fund the ongoing operations.
The Company has since disposed of all of its MMA related businesses except for its Ticketing operations, represented by CageTix.
Our management is currently focused on sustaining the CageTix operation and consummation of the SCWorx Acquisition and related transactions.

Facilities
AMMA maintains its principal executive offices at 590 Madison Avenue, 21st Floor, New York, New York 10022, Telephone: (212) 739-7825. These premises are leased from a third party on a month to month basis for about $400 per month. The lease allows for the limited use of private offices, conference rooms, mail handling, videoconferencing, and certain other business services.
In November 2016, the Company entered a sublease agreement for office and video production space in Cherry Hill, New Jersey. The lease expires on June 30, 2019. We abandoned this facility in June, 2018.
Employees
AMMA currently has one executive officer and one additional employee.
Legal Proceedings
In June 2018, the landlord of our Cherry Hill, New Jersey office filed suit against the Company for non-payment of rent. In October, 2018, the Landlord moved to enter a default judgment against the Company. Currently, the Company is attempting to settle the remaining payments due under the lease.

PRICE RANGE OF SECURITIES AND DIVIDENDS
Shares of AMMA’s common stock are listed on the Nasdaq Stock Market, under the symbol “AMMA.” Shares of AMMA’s common stock commenced trading on October 6, 2016.
The table below sets forth the high and low sales prices per share of AMMA’s common stock, as reported on the Nasdaq Capital Market, for the period from October 6, 2016 (the date on which our common stock was first quoted on the Nasdaq Capital Market) through December 17, 2018.
	2016		2017		2018
	High	Low	High	Low	High	Low
First Quarter	**	**	$3.97	$2.60	$1.50	$0.45
Second Quarter	**	**	$2.68	$0.89	$0.62	$0.31
Third Quarter	**	**	$2.40	$0.96	$0.42	$0.16
Fourth Quarter	$4.65	$3.40	$2.05	$1.16	$0.38*	$0.19*

*
Through December 17, 2018

**
Commencing October 6, 2016

As of the record date for the Special Meeting, December 3, 2018, the outstanding shares of AMMA’s common stock were held by approximately 78 shareholders of record, and the shares of common stock of SCWorx were held by 19 shareholders of record.
Shares of SCWorx’ common stock do not publicly trade, and no established trading market for SCWorx’ shares of common stock is expected to develop. Upon the completion of the Share Exchange, AMMA will change its name to “SCWorx, Corp.” and AMMA and SCWorx anticipate that the common stock of the combined company will be listed on the Nasdaq Capital Market under the trading symbol “WORX.” The closing price of AMMA common stock on August 23, 2018 (which is the date immediately prior to public announcement of the Share Exchange), as reported on the Nasdaq Capital Market, was $0.19 per share. The closing price of AMMA common stock on December 3, 2018, as reported on the Nasdaq Capital Market, was $0.25 per share.
Neither AMMA nor SCWorx has paid any cash dividends on its common stock to date and neither intends to pay cash dividends prior to the completion of the Share Exchange or thereafter. Payment of any future dividends or distributions to AMMA’s shareholders or SCWorx’s stockholders, as applicable, will be at the discretion of AMMA’s board of directors and SCWorx’s board of directors, if and as applicable, and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant. Furthermore, our ability to pay dividends is limited by the Delaware General Corporation Law, which provides that a corporation may pay dividends only out of existing “surplus,” which is defined as the amount by which a corporation’s net assets exceeds its stated capital.
Following the completion of the Share Exchange, the declaration of dividends will be at the discretion of the combined company’s board of directors and will be determined after consideration of various factors, including earnings, cash requirements, the financial condition of the combined company, applicable state law and government regulations, and other factors deemed relevant by the combined company’s board of directors.

AMMA Securities Authorized for Issuance Under Equity Compensation Plans:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,941,072	$0.89	58,928
Equity compensation plans not approved by security holders	—	—	—
Total	1,941,072	$0.89	58,928

Alliance MMA, Inc.
Financial Statements of AMMA
Condensed Consolidated Balance Sheets
(Unaudited)
	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$4,787	$42,848
Accounts receivable, net	34,353	—
Current assets – discontinued operations	—	602,386
Total current assets	39,140	645,234
Intangible assets, net	—	271,870
Long-term assets – discontinued operations	—	8,838,224
TOTAL ASSETS	$39,140	$9,755,328
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$579,216	$843,554
Notes payable – related party	300,000	—
Notes payable	920,000	300,000
Current liabilities – discontinued operations	425,604	453,352
Total current liabilities	2,224,820	1,596,906
Long-term liabilities – discontinued operations	—	23,943
TOTAL LIABILITIES	2,224,820	1,620,849
Commitments and contingencies
Stockholders’ (deficit) equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized at September 30, 2018 and December 31, 2017; no shares issued and outstanding	—	—
Common stock, $.001 par value; 45,000,000 shares authorized at September 30, 2018 and December 31, 2017; 16,200,369 and 12,662,974 shares issued and outstanding, respectively	16,200	12,663
Additional paid-in capital	28,188,474	24,646,229
Accumulated deficit	(30,390,354)	(16,524,413)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(2,185,680)	8,134,479
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$39,140	$9,755,328

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Alliance MMA, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue, net	$27,868	$40,293	$144,008	$160,494
Gross margin	27,868	40,293	144,008	160,494
Operating expenses:
General and administrative	743,494	512,145	1,890,547	1,518,714
Impairment – intangible assets	—	—	231,037	—
Professional and consulting fees	193,784	218,320	1,014,947	912,296
Total operating expenses	937,278	730,465	3,136,531	2,431,010
Loss from operations before income tax benefit	(909,410)	(690,172)	(2,992,523)	(2,270,516)
Income tax benefit	—	—	—	—
Net loss from continuing operations	(909,410)	(690,172)	(2,992,523)	(2,270,516)
Net loss from discontinued operations, net of tax	(324,010)	(1,771,882)	(10,673,418)	(4,865,446)
Net loss	$(1,233,420)	$(2,462,054)	$(13,665,941)	$(7,135,962)
Loss per share:
Loss from continuing operations:
Basic and diluted	$(0.06)	$(0.06)	$(0.21)	$(0.24)
Loss from discontinued operations:
Basic and diluted	$(0.02)	$(0.17)	$(0.72)	$(0.50)
Net Loss:
Basic and diluted	$(0.08)	$(0.23)	$(0.93)	$(0.74)
Weighted average number of shares used in per share calculation, basic and diluted	15,263,247	10,714,200	14,909,586	9,608,042

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Alliance MMA, Inc.
Condensed Consolidated Statement of Changes In Stockholders’ (Deficit) Equity
(Unaudited)
	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ (Deficit) Equity
	Shares	Amount	Shares	Amount
Balance – December 31, 2016	—	$—	9,022,308	$9,022	$18,248,582	$(4,545,850)	$13,711,754
Stock based compensation related to employee stock option grants	—	—	—	—	121,442	—	121,442
Stock based compensation related to employee stock option grant – discontinued operations	—	—	—	—	427,155	—	427,155
Issuance of common stock related to acquisition of discontinued operations	—	—	1,621,905	1,622	3,443,168	—	3,444,790
Stock based compensation related to warrant issued for consulting services	—	—	—	—	169,401	—	169,401
Stock based compensation related to common stock issued for consulting services	—	—	150,000	150	148,350	—	148,500
Issuance of common stock units and warrants related to private placement	—	—	1,868,761	1,869	2,010,631	—	2,012,500
Stock based compensation related to option award for consulting services	—	—	—	—	77,500	—	77,500
Net loss	—	—	—	—	—	(11,978,563)	(11,978,563)
Balance – December 31, 2017	—	$—	12,662,974	$12,663	$24,646,229	$(16,524,413)	$8,134,479
Stock based compensation related to employee and board of directors stock option grants	—	—	—	—	368,423	—	368,423
Stock based compensation related to employee stock option grant – discontinued operations	—	—	—	—	198,822	—	198,822
Stock based compensation related to repricing of employee warrant grant – discontinued operations	—	—	—	—	10,000	—	10,000
Stock based compensation related to issuance of common shares to former employees – discontinued operations	—	—	—	—	121,000	—	121,000
Stock based compensation related to issuance of shares in relation to legal settlement with shareholder	—	—	—	—	240,000	—	240,000
Stock based compensation related to warrants issued for consulting services	—	—	—	—	63,580	—	63,580
Stock based compensation related to common shares and warrants issued to debt holder	—	—	200,000	200	66,300	—	66,500
Non-cash dividend	—	—	—	—	200,000	(200,000)	—
Issuance of common stock related to public offering	—	—	2,200,000	2,200	1,943,800	—	1,946,000
Exercise of common stock warrants	—	—	1,056,750	1,057	305,400	—	306,457
Exercise of common stock options	—	—	80,645	80	24,920	—	25,000
Net loss	—	—	—	—	—	(13,665,941)	(13,665,941)
Balance – September 30, 2018	—	$—	16,200,369	$16,200	$28,188,474	$(30,390,354)	$(2,185,680)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Alliance MMA, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,665,941)	$(7,135,962)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment – Intangible assets	231,037	—
Stock-based compensation	738,503	408,983
Amortization of acquired intangibles	40,833	57,137
Loss from discontinued operations	10,673,418	4,865,446
Changes in operating assets and liabilities:
Accounts receivable	(34,353)	—
Accounts payable and accrued liabilities	(239,338)	371,752
Net cash used in operating activities of continuing operations	(2,255,841)	(1,432,644)
Net cash used in operating activities of discontinued operations	(932,828)	(3,148,110)
Net cash used in operating activities	(3,188,669)	(4,580,754)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities of discontinued operations	(21,849)	(1,008,950)
Net cash used in investing activities	(21,849)	(1,008,950)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,946,000	1,525,000
Proceeds from exercise of stock option and warrants	306,457	—
Proceeds from notes payable	1,010,000	—
Proceeds from notes payable – related party	300,000	—
Payment on loan payable	(390,000)	—
Net cash provided by financing activities of continuing operations	3,172,457	1,525,000
Net cash provided by financing activities of discontinued operations	—	—
Net cash provided by financing activities	3,172,457	1,525,000
NET INCREASE DECREASE IN CASH	(38,061)	(4,064,704)
CASH – BEGINNING OF PERIOD	42,848	4,567,575
CASH – END OF PERIOD	$4,787	$502,871
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$45,625	$—
Cash paid for taxes	$—	$—
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued in conjunction with acquisition of SuckerPunch	$—	$1,328,847
Stock issued in conjunction with acquisition of Fight Time Promotions	—	287,468
Stock issued in conjunction with acquisition of National Fighting Championships	—	366,227
Stock issued in conjunction with acquisition of Fight Club OC	—	810,810
Stock issued in conjunction with acquisition of Sheffield video Library	—	8,500
Non-cash dividend	200,000	—
Exercise of stock option in settlement of payable balance	25,000	—
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Note 1. Description of Business and Basis of Presentation
Nature of Business
Alliance MMA, Inc. (“Alliance” or the “Company”) is a sports media company formed in Delaware in February 2015. The Company completed its Initial Public Offering (“IPO”) in October 2016 and began to execute its initial business strategy to acquire regional MMA promotions to form a professional MMA fight league. A total of ten regional MMA promotions were acquired. Additionally, the Company acquired a ticketing software business focused on the MMA industry, an athlete management business, and video production and distribution company to compliment the MMA fight league.
Alliance MMA acquired the following businesses to execute its initial business strategy:
Promotions
•
CFFC Promotions (“CFFC”);

•
Hoosier Fight Club (“HFC”);

•
COmbat GAmes MMA (“COGA”);

•
Shogun Fights (“Shogun”);

•
V3 Fights (“V3”);

•
Iron Tiger Fight Series (“IT Fight Series” or “ITFS”);

•
Fight Time Promotions (“Fight Time”);

•
National Fighting Championships (“NFC”);

•
Fight Club Orange County (“FCOC” or “Fight Club OC”); and

•
Victory Fighting Championship (“Victory”).

Ticketing
•
CageTix.

Sports Management
•
SuckerPunch Holdings, Inc. (“SuckerPunch”).

Video Production and Distribution
•
Go Fight Net, Inc. (“GFL”)

As an adjunct to the promotion business, Alliance provided video distribution and media archiving through Alliance Sports Media (“ASM”) formerly GFL.
Change in Management and Cessation of MMA Promotion and Athlete Management operations
On February 7, 2018, the Company’s Chief Executive Officer, Paul Danner, resigned his position but remained Chairman of the Board and Director through May 1, 2018. Also, on February 7, 2018, the Company terminated the employment of the Company’s President, Robert Haydak, and its Chief Marketing Officer, James Byrne and named Robert Mazzeo as the Company’s acting Chief Executive Officer. Effective May 23, 2018, board of directors’ member, Renzo Gracie, resigned. On May 24, 2018, Robert Mazzeo resigned as Chief Executive Officer. On May 25, 2018, management and the Board of Directors committed the Company to an exit/disposal plan of the MMA promotion business because it did not believe the MMA business unit could generate sufficient operating cash flows to fund the ongoing

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

operations. On June 6, 2018, the Company’s board of directors appointed John Price, the Company’s CFO, Co-President of the Company. On September 13, 2018, management and the board of directors extended the exit/disposal plan to the Athlete Management business unit because it did not believe it could generate positive cash flows. On September 26, 2018 the Company entered an agreement to sell SuckerPunch to the former owners. The effective date of the transaction was July 1, 2018.
As of the date of this filing, the Company has disposed of the following businesses:
•
CFFC

•
HFC

•
COGA

•
Shogun

•
V3

•
ITFS

•
Fight Time

•
NFC

•
FCOC

•
Victory

•
ASM

•
GFL

•
SuckerPunch

The Company is currently focused on its CageTix business and completing the acquisition of SCWorx.
Liquidity and Going Concern
The Company’s primary need for liquidity is to fund the working capital needs of the business, and general corporate purposes. The Company has incurred losses and experienced negative operating cash flows since the inception of operations in October 2016.
In August 2017, the Company completed a capital raise of  $1.5 million through the private placement of 1,500,000 units, which consisted of one share of common stock and a warrant to purchase one share of common stock at an exercise price of  $1.50. The funds were used for operating capital and a business acquisition.
In October and November 2017, the Company completed a capital raise of  $487,500 through the private placement of 390,000 units, which consisted of one share of common stock and 0.50 of a warrant to purchase one share common stock at an exercise price of  $1.75, (an aggregate of 195,000 warrants). The funds were used for operating capital.
In December 2017, the Company issued a promissory note to an individual for $300,000 of borrowings for operating capital leading up to our further public offering in January 2018.
In January 2018, the Company completed a capital raise of  $2.15 million gross, through the public placement of 2,150,000 units, which consisted of one share of common stock and .90 of a warrant to purchase common stock at an exercise price of  $1.10, (an aggregate of 1,935,000 warrants). The warrant exercise price ratcheted down to $0.31 in June 2018 and down to $0.29 in July 2018 which is the floor price of the ratchet. The funds were used for operating capital.

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

In February 2018, the underwriter exercised their overallotment option resulting in the sale of an additional 50,000 shares for $50,000 and issuance of an additional 272,500 warrants.
In January 2018, the Company paid $345,000 to the promissory note holder of December 2017 as full payment of principal and interest.
In April 2018, the Company issued a promissory note to each of Joseph Gamberale and Joel Tracy, board members, for $150,000, respectively, for total borrowings of  $300,000. The funds were used for operating capital.
In May 2018, the Company issued a promissory note to an individual for $200,000 of borrowings for operating capital. In September 2018, the Company agreed to issue the note holder 200,000 common shares and 50,000 warrants with an exercise price of  $0.29 and term of five years in exchange for the noteholder’s agreement to convert all interest under the loan into shares of the Company’s common stock, and extend the note to December 31, 2018.
In June 2018, the Company entered into a Securities Purchase Agreement (“SPA”) with SCWorx Acquisition Corp. (“SCWorx”), under which it agreed to sell up to $1 million in principal amount of convertible notes and warrants to purchase up to 671,142 shares of common stock. The note is convertible into shares of common stock at a conversion price of  $0.3725 and the warrants have an exercise price of $0.3725.
On June 29, 2018, the Company sold SCWorx convertible notes in the principal amount of  $500,000 and warrants to purchase 335,570 shares of common stock, for an aggregate purchase price of  $500,000. The Note bears interest at 10% annually and matures on June 27, 2019. The warrant has an exercise price of $0.3725, term of five years and was vested upon grant. SCWorx agreed in the SPA to fund (i) a second tranche of  $250,000 upon the signing of a merger agreement with the Purchaser and (ii) a third tranche of $250,000 upon mutual agreement of the Purchaser and Company.
On August 20, 2018, the Company entered into the Stock Exchange Agreement (“SEA”) with SCWorx. Under the Agreement, the Company agreed to purchase from the SCWorx shareholders all the issued and outstanding capital stock of SCWorx, in exchange for which the Company agreed to issue at the closing that number of shares of Company common stock equal to the quotient of  $50,000,000 divided by the closing price of the Company’s common stock upon the completion of the acquisition subject to a cap of $0.67 per share.
Pursuant to the SPA, on July 31, 2018, the Company sold SCWorx convertible notes in the principal amount of  $60,000 and warrants to purchase 40,269 shares of common stock, for an aggregate purchase price of  $60,000. The Note bears interest at 10% annually and matures on July 31, 2019. The warrant has an exercise price of  $0.3725, term of five years and was vested upon grant.
Pursuant to the SPA, on August 21, 2018 and October 16, 2018, SCWorx funded $160,000 and $30,000, respectively, of the remaining $190,000 of the $250,000 tranche which was due upon execution of the Stock Exchange Agreement with SCWorx, and the Company issued warrants to SCWorx to purchase 127,517 and 20,134 shares of common stock, respectively. The warrants have an exercise price of  $0.3725, term of five years and were vested upon grant. As of September 30, 2018 SCWorx has funded $720,000. To date SCWorx has funded $800,000 of the aggregate $1 million contemplated by the SCWorx SPA.
Beginning in August 2018, warrant holders from the January 2018 public placement began to exercise their warrant holdings. For the three months ended September 30, 2018, the Company received $306,457 in relation to the exercise of 1,056,750 warrants, resulting in the issuance of the same number of common shares.

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

The Company currently has virtually no cash on hand, has an accumulated deficit of approximately $30.0 million, has consistently experienced quarterly net losses and negative cash flows, and is operating with negative working capital, all indicating there is substantial doubt with respect to our ability to continue as a going concern. As of the date of this filing, the Company has insufficient cash to support the business for the one year period following the date of this report. Unless the Company can generate sufficient revenue to cover operating costs, which it has not been able to do, it will need to continue to raise capital by selling shares of common stock or by borrowing funds. Management cannot provide any assurances that the Company will generate sufficient revenue to continue as a going concern or that it will be successful in raising capital on commercially reasonable terms or at all.
Basis of Presentation and Principles of Consolidation
The accompanying interim unaudited condensed consolidated financial statements as of September 30, 2018 and December 31, 2017, and for the three and nine months ended September 30, 2018 and 2017, have been prepared by the Company in accordance with generally accepted accounting principles (“GAAP”) in the United States (“U.S.”) for interim financial information. The amounts as of December 31, 2017 have been derived from the Company’s annual audited financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted in accordance with such rules and regulations. In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments necessary (consisting of normal recurring adjustments) to state fairly the financial position of the Company and its results of operations, changes in stockholders’ equity and cash flows as of and for the periods presented. These unaudited condensed consolidated financial statements should be read in conjunction with the annual audited financial statements and notes thereto as of and for the year ended December 31, 2017, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed on April 16, 2018 (the “Form 10-K”). The results of operations for the three and nine months ended September 30, 2018 are not necessarily indicative of the results that may be expected for the full year ended December 31, 2018 or any future period and the Company makes no representations related thereto.
Use of Estimates
The preparation of unaudited condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the unaudited condensed consolidated financial statements and accompanying notes. These estimates relate to revenue recognition, the valuation and recognition of stock-based compensation expense, loss contingencies, discontinued operations and income taxes. Actual results could differ materially from those estimates.
Note 2. Summary of Significant Accounting Policies
There have been no significant changes in the Company’s significant accounting policies during the nine months ended September 30, 2018, as compared to the Significant Accounting Policies described in the Form 10-K with the exception of the revenue recognition policy.
Revenue Recognition
Ticket Service Revenue (Current Operations)
The Company acts as a ticket agent for third-party ticket sales and charges a fee per transaction for collecting the cash on ticket sales and remits the remaining net amount to the third-party promoter upon completion of the event or request from the promoter. The Company’s ticket service fee is recognized when it satisfies the performance obligation by transferring control of the purchased ticket to a customer.

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Promotion Revenue (Discontinued Operations)
The Company recognized revenue, net of sales tax, when it satisfied a performance obligation by transferring control over a product or service to a customer. Revenue from admission, sponsorship, pay per view (“PPV”), apparel, and concession were recognized at a point in time when an event was exhibited to a customer live or PPV, and when a customer took possession of apparel or food and beverage offerings. Promotion revenue is a component of discontinued operations.
Fighter Commission Revenue (Discontinued Operations)
The Company recognized revenue when it satisfied a performance obligation by transferring control over a product or service to a customer. The Company recognized commission revenue upon the completion of a contracted athlete’s performance.
Business Combinations
The Company includes the results of operations of the businesses that it has acquired in its consolidated results as of the respective dates of acquisition.
The Company allocates the fair value of the purchase consideration of its acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. The primary items that generate goodwill include the value of the synergies between the acquired businesses and Alliance as well as the acquired assembled workforce, neither of which qualifies as an identifiable intangible asset. The fair value of contingent consideration associated with acquisitions is remeasured each reporting period and adjusted accordingly. Acquisition and integration related costs are recognized separately from the business combination and are expensed as incurred.
For additional information regarding the Company's acquisitions, refer to “Note 4 — Business Combinations.”
Goodwill
Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and identified intangible assets acquired under a business combination. Goodwill also includes acquired assembled workforce, which does not qualify as an identifiable intangible asset. The Company reviews impairment of goodwill annually in the fourth quarter, or more frequently if events or circumstances indicate that the goodwill might be impaired. The Company first assesses qualitative factors to determine whether it is necessary to perform the quantitative goodwill impairment test. If, after assessing the totality of events or circumstances, the Company determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then the quantitative goodwill impairment test is unnecessary. If, based on the qualitative assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then the Company proceeds to perform the quantitative goodwill impairment test. The Company first determines the fair value of a reporting unit using weighted results derived from an income approach and a market approach. The income approach is estimated through the discounted cash flow method based on assumptions about future conditions such as future revenue growth rates, new product and technology introductions, gross margins, operating expenses, discount rates, future economic and market conditions, and other assumptions. The market approach estimates the fair value of the Company’s equity by utilizing the market comparable method which is based on revenue multiples from comparable companies in similar lines of business. The Company then compares the derived fair value of a reporting unit with its carrying amount. If the carrying value of a reporting unit exceeds its fair value, an impairment loss will be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit.

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

For the year ended December 31, 2017, the Company recorded a goodwill impairment of  $2.4 million within the Company’s promotion segment in relation to the GFL and Fight Time reporting units. The impairment was identified as part of management’s review of impairment indicators in the fourth quarter. Accordingly, it was determined that the recoverable value of the reporting units was less than the carrying value and, therefore, an impairment loss was recorded.
Purchased Identified Intangible Assets
Identified finite-lived intangible assets consist of acquired video library intellectual property, venue contracts/relationships, ticketing software, tradenames, fighter contracts, promoter relationships and sponsor relationships resulting from business combinations. The Company’s identified intangible assets are amortized on a straight-line basis over their estimated useful lives, ranging from two to ten years. The Company makes judgments about the recoverability of finite-lived intangible assets whenever facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, the Company assesses recoverability by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, the Company would accelerate the rate of amortization and amortize the remaining carrying value over the new shorter useful life. The Company evaluates the carrying value of indefinite-lived intangible assets on an annual basis, and an impairment charge would be recognized to the extent that the carrying amount of such assets exceeds their estimated fair value. For further discussion of goodwill and identified intangible assets, see “Note 5 — Goodwill and Purchased Identified Intangible Assets.”
For the year ended December 31, 2017, the Company recorded an intangible impairment of  $893,000 related to the impairment of all video library assets acquired from GFL, the promotion businesses, and asset purchases, as well as the venue relationship and trade-name of the Fight Time Promotion.
Long-Lived Assets
Long-lived assets that are held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability of long-lived assets is based on an estimate of the undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the difference between the fair value of the asset and its carrying value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value.
Loss Contingencies
We record a liability when we believe that it is both probable that a loss has been incurred and the amount can be reasonably estimated. If we determine that a loss is reasonably possible and the loss or range of loss can be estimated, we disclose the possible loss in the notes to the consolidated financial statements. We review the developments in our contingencies that could affect the amount of the provisions that has been previously recorded, and the matters and related possible losses disclosed. We make adjustments to our provisions and changes to our disclosures accordingly to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and updated information. Significant judgment is required to determine both the probability and the estimated amount.
Stock-Based Compensation
The Company accounts for stock-based compensation expense in accordance with the authoritative guidance on share-based payments. The Company early adopted ASU No. 2017-11, Earnings per share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815).

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Under the provisions of the guidance, stock-based compensation expense is measured at the grant date based on the fair value of the option or warrant using a Black-Scholes option pricing model and is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period. The fair value of the Company’s stock awards for non-employees is estimated based on the fair market value on each vesting date, accounted for under the variable-accounting method.
The authoritative guidance on share-based payments also requires that the Company measure and recognize stock-based compensation expense upon modification of the term of the stock award. The stock-based compensation expense for such modification is the sum of any unamortized expense of the award before modification and the modification expense. The modification expense is the incremental amount of the fair value of the award before the modification and the fair value of the award after the modification, measured on the date of modification. In the case when the modification results in a longer requisite period than in the original award, the Company has elected to apply the pool method where the aggregate of the unamortized expense and the modification expense is amortized over the new requisite period on a straight-line basis. In addition, any forfeiture will be based on the original requisite period prior to the modification.
Income Taxes
The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date.
A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.
ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions for any of the reporting periods presented.
Note 3. Discontinued Operations
On May 25, 2018, the Company commenced cessation of all the professional MMA promotion operations and supporting functions including ASM and began a plan of disposition. This action included the termination of all promotion and support employees. As of June 30, 2018, all the MMA promotions were either disposed or ceased operations. On September 13, 2018, the Company commenced cessation of the Athlete Management operations and began a plan of disposition. This action included the termination of all Athlete Management employees. As of September 30, 2018, the Athlete Management business unit was disposed.
The Company has reported the results of operations and financial position of the discontinued Professional MMA Promotion and Athlete Management businesses in discontinued operations within the condensed consolidated statements of operations and condensed consolidated balance sheets for all periods presented.

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

The results from discontinued operations were as follows:
	Three Months Ended		Nine Months Ended
	September 30, 2018	September 2017	September 30, 2018	September 30, 2017
Revenue, net	$—	$1,010,157	$1,663,382	$2,759,166
Cost of revenue	—	774,671	1,084,028	1,881,153
Gross margin	—	235,486	579,354	878,013
Operating expenses:
General and administrative	300,754	1,240,415	4,206,288	4,975,580
Professional and consulting fees	—	—	—	471
Other (income) expense	—	(672)	—	(217)
Total operating expenses	300,754	1,239,743	4,206,288	4,975,834
Loss from operations	(300,754)	(1,004,257)	(3,626,934)	(4,097,821)
Gain on disposal	96,746	—	764,064	—
Loss on disposal	(120,002)	—	(7,834,491)	—
Loss before provision for income tax	(324,010)	(1,004,257)	(10,697,361)	(4,097,821)
Income tax (provision) benefit	—	(767,625)	23,943	(767,625)
Loss from discontinued operations	$(324,010)	$(1,771,882)	$(10,673,418)	$(4,865,446)

As part of the cessation of its professional MMA promotion business in the second quarter 2018, the Company disposed of all long-lived fixed assets and realized a loss on disposal of approximately $223,000, the Company also impaired or wrote off intangible assets and goodwill and realized a loss on disposal of $6.9 million, wrote off receivables of  $190,000 and other assets of  $19,000, which is included as a component of net loss from discontinued operations, net of tax for the nine months ended September 30, 2018.
During the second quarter 2018, the Company sold all the professional MMA promotion businesses, except for Victory, FT and NFC, to the former business owners and terminated/settled existing employment agreements. In relation to the promotion business disposals, the Company settled the $310,000 earn-out liability related to the Shogun acquisition with the issuance of 366,072 common stock options with a Black-Scholes value of  $94,000, issued 30,000 common stock options to a promoter as severance, and incurred approximately $246,000 of additional liabilities related to severance payments to former employees. The Company realized a gain of approximately $160,000 related to the settlement of outstanding accounts payable and a gain of approximately $276,000 related to settlement with a promoter of customer prepayments and recorded a $15,000 receivable from the promoter related to the sale of the business. On July 30, 2018, the Company entered a settlement agreement, effective as of May 31, 2018, with a former employee, in relation to the termination of his employment. The Company agreed to pay the former employee $129,800 and issue a fully vested stock option grant dated July 30, 2018 for 75,000 common shares with a life of 5 years and exercise price of  $0.20. In June 2018, the Company abandoned the Cherry Hill, New Jersey promotion office and recorded a $167,500 charge for the remaining contractual lease payments, refer to “Note 7 Commitments and contingencies”.
In July 2018, the Company entered a separation agreement with a former employee and agreed to pay $50,000 in exchange for terminating the employment agreement. On September 26, 2018, the Company entered an agreement to sell the Athlete Management business, SuckerPunch, to the former business owners, the agreement had an effective date of July 1, 2018. The parties agreed to terminate/settle the existing employment agreements. One of the former employees was paid severance until August 31, 2018 and issued the remaining 108,289 common shares held in escrow related to the SuckerPunch acquisition.

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

The Company recognized a stock-based compensation charge of  $31,000 related to the issuance of the 108,289 common shares. The other former employee was paid severance through September 15,2018 and had his warrant to purchase 93,583 common shares repriced from $3.74 to $0.3725. The Company recognized a stock-based compensation charge of  $10,000 related to the repricing of the common stock warrant. The Company recognized a $70,000 loss in relation to the disposal of the SuckerPunch business. In conjunction with the settlement with the former owner of Fight Club OC, Roy Englebrecht, the shares held in escrow were released as part of the separation agreement. The Company recorded stock based compensation expense of  $55,000, the fair value of the shares on the date the agreement was entered. In September 2018, the Company sold the Victory name and related business assets to a vendor in settlement of an outstanding payable balance of  $33,064. In September 2018, the Company sold Fight Time to the former business owner and terminated the existing settlement arrangement resulting in a gain of  $16,667. In October 2018, the Company resolved its outstanding litigation with Mazzeo Song LLP resulting in the Company agreeing to pay $35,000 in settlement of the outstanding payable balance. The Company realized a $47,000 gain during the third quarter 2018 on the settlement as all invoices had previously been accrued. On November 12, 2018 the Company entered into a separation agreement with the former promoter of Victory and agreed to issue the 121,699 shares held in escrow related to the Victory acquisition. The effective date of the agreement was September 30, 2018 and as a result the Company recognized $35,000 of stock-based compensation expense.
As of September 30, 2018, the Company has sold all the professional MMA promotion businesses, except for NFC.
The current assets, long-term assets, current liabilities and long-term liabilities of discontinued operations were as follows:
	September 30, 2018	December 31, 2017
Cash	$—	$305,349
Accounts receivable, net	—	225,787
Other receivables	—	71,250
Current assets – discontinued operations	$—	$602,386

	September 30, 2018	December 31, 2017
Property and equipment, net	$—	$259,463
Intangible assets, net	—	2,615,224
Goodwill	—	5,963,537
Long-term assets – discontinued operations	$—	$8,838,224

	September 30, 2018	December 31, 2017
Accounts payable	$8,074	$67,761
Accrued liabilities	417,530	385,591
Current liabilities – discontinued operations	$425,604	$453,352

	September 30, 2018	December 31, 2017
Long-term deferred tax liability	$—	$23,943
Long-term liabilities – discontinued operations	$—	$23,943

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Note 4. Business Combinations
During 2017, we completed several business acquisitions. We have included the financial results of these business acquisitions in our unaudited condensed consolidated financial statements from their respective dates of acquisition. Goodwill generated from all business acquisitions was primarily attributable to expected synergies from future growth and potential monetization opportunities.
All acquisitions have been accounted for as business acquisitions, under the acquisition method of accounting.
In connection with respective asset purchase agreements, the Company entered into trademark license agreements to license the trademark used by the underlying MMA business.
The Company completed no acquisitions during the nine months ended September 30, 2018.
The following acquisitions were completed during 2017:
SuckerPunch
On January 4, 2017, Alliance MMA acquired the stock of Roundtable Creative, Inc., a Virginia corporation d/b/a SuckerPunch Entertainment, a leading fighter management and marketing company, for an aggregate purchase price of  $1,686,347, of which $357,500 was paid in cash, $1,146,927 was paid with the issuance of 307,487 shares of Alliance MMA common stock valued at $3.73 per share, the fair value of Alliance MMA common stock on January 4, 2017, and $181,920 was paid with the issuance of a warrant to acquire 93,583 shares of the Company’s common stock.
Fight Time
On January 18, 2017, Alliance MMA acquired the mixed martial arts promotion business of Fight Time Promotions, LLC (“Fight Time”) for an aggregate consideration of  $371,468, of which $84,000 was paid in cash and $287,468 was paid with the issuance of 74,667 shares of the Alliance MMA’s common stock valued at $3.85 per share, the fair value of Alliance MMA common stock on January 18, 2017.
National Fighting Championships
On May 12, 2017, Alliance MMA acquired the mixed martial arts promotion business of Undisputed Productions, LLC, doing business as National Fighting Championships or NFC for an aggregate consideration of  $506,227, of which $140,000 was paid in cash and $366,227 was paid with the issuance of 273,304 shares of Alliance MMA common stock valued at $1.34 per share, the fair value of Alliance MMA common stock on May 12, 2017.
Fight Club Orange County
On June 14, 2017, Alliance MMA acquired the mixed martial arts promotion business of The Englebrecht Company, Inc., doing business as Roy Englebrecht Promotions and Fight Club Orange County, for an aggregate consideration of  $1,018,710, of which $207,900 was paid in cash and $810,810 was paid with the issuance of 693,000 shares of the Company’s common stock valued at $1.17 per share, the fair value of Alliance MMA common stock on June 14, 2017.
Victory Fighting Championship
On September 28, 2017, Alliance MMA acquired the mixed martial arts promotion business of Victory Fighting Championship, LLC, doing business as Victory Fighting Championship, for an aggregate consideration of  $822,938, of which $180,000 was paid in cash and $642,938 was paid with the issuance of 267,891 shares of the Company’s common stock valued at $2.40 per share, the fair value of Alliance MMA common stock on September 28, 2017.

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Final Purchase Allocation — SuckerPunch
As consideration for the acquisition of SuckerPunch, the Company delivered the following amounts of cash and shares of common stock.
	Cash	Shares	Warrant Grant	Consideration Paid
SuckerPunch	$357,500	307,487	93,583	$1,686,347
In connection with the acquisition, 108,289 shares of the 307,487 shares of common stock that were issued as part of the purchase price were placed into escrow to guarantee the financial performance of SuckerPunch post-closing. Accordingly, if the gross profit was less than $265,000 during fiscal year 2017, all 108,289 shares held in escrow would have been forfeited. During the third quarter 2018, Management entered a separation agreement with the former owner of SuckerPunch and released the shares held under escrow, and recorded stock based compensation expense of  $31,000, the fair value of the shares on the date the agreement was entered.
The following table reflects the final allocation of the purchase price for SuckerPunch to identifiable assets, intangible assets, goodwill and identifiable liabilities:
Final Fair Value
Cash	$—
Accounts receivable, net	—
Intangible assets	210,000
Goodwill	1,522,605
Total identifiable assets	$1,732,605
Total identifiable liabilities	(46,258)
Total purchase price	$1,686,347

During the three months ended June 30, 2018, the Company recognized an impairment charge of the net intangible assets and goodwill and fully wrote off these assets. The impairment charge is a component of net loss from discontinued operations, net of tax for the nine months ended September 30, 2018.
Final Purchase Allocation — Fight Time Promotions
As consideration for the acquisition of the MMA promotion business of Fight Time, the Company delivered the following amounts of cash and shares of common stock.
	Cash	Shares	Consideration Paid
Fight Time	$84,000	74,667	$371,468
In connection with the business acquisition, 28,000 shares of the 74,667 shares of common stock that were issued as part of the purchase price were placed into escrow to guarantee the financial performance of Fight Time post-closing. If the gross profit of Fight Time was less than $60,000 during fiscal year 2017, all 28,000 shares held in escrow were to be forfeited. During the first quarter 2018, Management entered a separation agreement with the former owner of Fight Time and released the shares held under escrow.

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

The following table reflects the final allocation of the purchase price for the business of Fight Time to identifiable assets, intangible assets, goodwill and identifiable liabilities:
Final Fair Value
Cash	$—
Accounts receivable	—
Intangible assets	140,000
Goodwill	231,468
Total identifiable assets	$371,468
Total identifiable liabilities	—
Total purchase price	$371,468

During the year ended December 31, 2017 the Company recognized an impairment charge of the intangible assets and goodwill and fully wrote off these assets.
Final Purchase Allocation — National Fighting Championships
As consideration for the acquisition of the MMA promotion business of NFC, the Company delivered the following amounts of cash and shares of common stock.
	Cash	Shares	Consideration Paid
NFC	$140,000	273,304	$506,227
In connection with the business acquisition, 81,991 shares of the 273,304 shares of common stock that were issued as part of the purchase price were placed into escrow to guarantee the financial performance of NFC post-closing. Accordingly, if the gross profit of NFC was less than $100,000 during the 12-month period following the acquisition, all 81,991 shares held in escrow will be forfeited. The Company is currently in negotiations with the former owner of NFC to dispose of this business.
The following table reflects the final allocation of the purchase price for the business of NFC to identifiable assets, intangible assets, goodwill and identifiable liabilities:
Final Fair Value
Cash	$—
Accounts receivable	—
Fixed assets	20,000
Intangible assets	180,000
Goodwill	306,227
Total identifiable assets	$506,227
Total identifiable liabilities	—
Total purchase price	$506,227

In conjunction with the cessation of the MMA operations, the Company wrote off the residual intangible and tangible assets which is included as a component of discontinued operations — loss on disposal, for the nine months ended September 30, 2018.

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Final Purchase Allocation — Fight Club OC
As consideration for the acquisition of the MMA promotion business of Fight Club OC, the Company delivered the following amounts of cash and shares of common stock.
	Cash	Shares	Consideration Paid
Fight Club OC	$207,900	693,000	$1,018,710
Among the assets purchased is a cash balance of  $159,000 related to customer deposits on ticket sales for future 2017 MMA promotion events. In connection with the business acquisition, 258,818 shares of the 693,000 shares of common stock that were issued as part of the purchase price were placed into escrow to guarantee the financial performance of Fight Club OC post-closing. Accordingly, in the event the gross profit of Fight Club OC was less than $148,500 during the 12-month period following the acquisition, all 258,818 shares held in escrow would have been forfeited. In conjunction with the settlement with the former owner of Fight Club OC, Roy Englebrecht, the shares held in escrow were released as part of the separation agreement. The Company recorded stock based compensation expense of  $55,000, the fair value of the shares on the date the agreement was entered.
The following table reflects the final allocation of the purchase price for the business of the Fight Club OC to identifiable assets, intangible assets, goodwill and identifiable liabilities, and preliminary pro forma intangible assets and goodwill:
Final Fair Value
Cash	$159,000
Accounts receivable	—
Intangible assets	270,000
Goodwill	748,710
Total identifiable assets	$1,177,710
Total identifiable liabilities	(159,000)
Total purchase price	$1,018,710

In conjunction with the cessation of the MMA operations, the Company wrote off the residual intangible and tangible assets which is included as a component of discontinued operations — loss on disposal, for the nine months ended September 30, 2018.
Final Purchase Allocation — Victory Fighting Championship
As consideration for the acquisition of the MMA promotion business of Victory, the Company delivered the following amounts of cash and shares of common stock.
	Cash	Shares	Consideration Paid
Victory Fighting Championship	$180,000	267,891	$822,938
In connection with the business acquisition, 121,699 shares of the 267,891 shares of common stock that were issued as part of the purchase price were placed into escrow to guarantee the financial performance of Victory post-closing. Accordingly, in the event the gross profit of Victory is less than $140,000 during the 12-month period following the acquisition, all 121,699 shares held in escrow would have been forfeited. Additionally, 146,192 shares were placed into a separate escrow to indemnify the Company for potential additional expenses incurred by Victory prior to the acquisition and to cover any uncollectible accounts receivable. During the third quarter 2018, Management entered a separation agreement with the former owner of Victory and released the shares held under escrow, and recorded stock based compensation expense of  $35,000, the fair value of the shares on the date the agreement was entered.

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

The following table reflects the final allocation of the purchase price for the business of Victory to identifiable assets, intangible assets, goodwill and identifiable liabilities:
Final Fair Value
Cash	$—
Accounts receivable	32,180
Fixed assets	30,000
Intangible assets	290,000
Goodwill	578,167
Total identifiable assets	$930,347
Total identifiable liabilities	(107,409)
Total purchase price	$822,938

In conjunction with the cessation of the MMA operations, the Company wrote off the residual intangible and tangible assets which is included as a component of discontinued operations — loss on disposal, for the nine months ended September 30, 2018.
Note 5. Goodwill and Purchased Identifiable Intangible Assets
Goodwill
In May 2018, the Company ceased all professional MMA promotion operations and committed to an exit/disposal plan of the promotion businesses. In September 2018, the Company ceased all athlete management operations and extended its exit/disposal plan to SuckerPunch. In conjunction with the discontinued operations, $5,963,537 of Goodwill was classified as a component of long term assets — discontinued operations within the December 31, 2017, condensed consolidated balance sheet, which was subsequently impaired during the second quarter 2018. Refer to “Note 3 Discontinued Operations”.
During the second quarter of 2018, the Company recorded a goodwill impairment charge related to the SuckerPunch acquisition of  $1.5 million, which is included as a component of net loss from discontinued operations, net of tax for the nine months ended September 30, 2018.
Intangible Assets
During the second quarter of 2018, the Company recorded an intangible impairment charge of  $231,037 related to the write down of the ticketing software and promoter relationships acquired intangible assets from the CageTix business acquisitions, which is included as a component of operating expenses for the nine months ended September 30, 2018.
During the second quarter of 2018, the Company recorded an intangible impairment charge of  $182,546 related to the write down of the trademark and brand, fighter contracts, and sponsor relationships acquired intangible assets from the SuckerPunch business acquisitions, which is included as a component of net loss from discontinued operations, net of tax for the nine months ended September 30, 2018.
The change in the carrying amounts of intangible assets for the nine months ended September 30, 2018 is as follows:
Balance as of December 31, 2017	$271,870
Amortization	40,833
Impairment – intangibles (CageTix)	231,037
Balance as of September 30, 2018	$—

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Identified intangible assets consist of the following:
		September 30, 2018				December 31, 2017
Intangible assets	Useful Life	Gross Assets	Accumulated Amortization	Impairment	Net	Gross Assets	Accumulated Amortization	Net
Ticketing software	3 years	$90,000	$(52,500)	$(37,500)	$—	$90,000	$(37,500)	$52,500
Promoter relationships	6 years	277,099	(83,562)	(193,537)	—	277,099	(57,729)	219,370
Total intangible assets, gross		$367,099	$(136,062)	$(231,037)	$—	$367,099	$(95,229)	$271,870

Amortization expense for the three months ended September 30, 2018 and 2017, was $0 and $19,046, respectively.
Amortization expense for the nine months ended September 30, 2018 and 2017, was $40,833 and $57,137, respectively.
In May 2018, the Company ceased all professional MMA promotion operations and committed to an exit/disposal plan of the promotion business. In conjunction with the discontinued operations, $2,615,224 million of intangible assets, net, were classified as long term assets — discontinued operations within the December 31, 2017, condensed consolidated balance sheet, which were disposed of during the second quarter 2018.
As of September 30, 2018, the balance of intangible assets was $0.
Note 6. Debt
Notes Payable
In December 2017, the Company issued a promissory note to an individual for $300,000 of borrowings for operating capital leading up to our public offering in January 2018. The note had a maturity of 30 days, an annual interest rate of 40%, and was paid in full at maturity in January 2018 including interest of  $45,000. The note was personally guaranteed by Joseph Gamberale, one of our board members.
In May 2018, the Company issued a promissory note to an individual for $90,000 of borrowings for operating capital. The note had a maturity of June 30, 2018, an annual interest rate of 6%, and was paid in full in June 2018, including interest of  $625. The note was secured by our common shares in Round Table Creative, Inc.
On May 9, 2018, the Company borrowed $200,000 from an individual pursuant to a promissory note. The note bears interest at 40% annually and initially matured on June 25, 2018. In June 2018, the note holder agreed to extend the maturity to December 31, 2018. In September 2018, the Company agreed to issue the note holder 200,000 common shares with a fair value of  $58,000 and 50,000 warrants with an exercise price of  $0.29, term of 5 years, and Black-Scholes fair value of  $8,500, in exchange for the note holder’s agreement to convert all interest under the loan into common stock and extend the note to December 31, 2018. Mr. Gamberale personally guaranteed the note and Mr. Gamberale and Mr. Tracy agreed to subordinate their existing notes to the repayment of this note. Interest expense for the three and nine months ended September 30, 2018 was $22,471 and $34,425, respectively.
On June 28, 2018, the Company entered into a Securities Purchase Agreement with SCWorx, under which the Company agreed to sell up to $1M in principal amount of convertible notes and Warrants to purchase up to 671,142 shares of common stock. The Note is convertible into shares of common stock at a conversion price of  $0.3725 and bears interest at 10% annually. The Warrants are exercisable for shares of common stock at an exercise price of  $0.3725.

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

On June 29, 2018, the Company sold the SCWorx convertible notes in the principal amount of  $500,000 and warrants to purchase 335,570 shares of common stock, for an aggregate purchase price of  $500,000. The Note bears interest at 10% annually and matures on June 27, 2019. SCWorx agreed in the SPA to fund (i) a second tranche of  $250,000 upon the signing of a merger agreement with the Purchaser and (ii) a third tranche of  $250,000 upon mutual agreement of the Purchaser and Company.
Pursuant to the SCWorx SPA, on July 31, 2018, the Company sold SCWorx convertible notes in the principal amount of  $60,000 and warrants to purchase 40,269 shares of common stock, for an aggregate purchase price of  $60,000. The Note bears interest at 10% annually and matures on July 31, 2019. The warrant has an exercise price of  $0.3725, term of five years and was vested upon grant.
On August 20, 2018, the Company entered into the Stock Exchange Agreement (SEA) with SCWorx Corp., Under the Agreement, the Company agreed to purchase from the SCWorx shareholders all the issued and outstanding capital stock of SCWorx, in exchange for which the Company agreed to issue at the closing that number of shares of Company common stock equal to the quotient of  $50,000,000 divided by the closing price of the Company’s common stock upon the completion of the acquisition (subject to a cap of $0.67 per share).
Consummation of the transactions contemplated by the SEA is subject to satisfaction of a variety of conditions, including approval by the Company and SCWorx’ shareholders and the combined company meeting the listing qualifications for initial inclusion on the Nasdaq Stock Market.
Consequently, there is no assurance that the Company will be able to consummate the transactions contemplated by the SEA. If the Company completes the planned acquisition, management may dispose of the fighter management and ticketing businesses and focus on the SCWorx SAAS business, which is focused on streamlining the three core healthcare provider systems; Supply Chain, Financial and Clinical (EMR) enabling providers’ enterprise systems to work as one automated and seamless business management system.
Pursuant to the SCWorx SPA, on August 21, 2018 and October 16, 2018, SCWorx funded $160,000 and $30,000, respectively, of the remaining $190,000 of the $250,000 tranche which was due upon execution of the Stock Exchange Agreement with SCWorx, for which SCWorx was issued warrants to purchase an aggregate of 127,517 shares of common stock. The warrant has an exercise price of $0.3725, term of five years, and was vested upon grant. On November 6, 2018, SCWorx funded an additional $50,000 convertible note with a conversion price of $0.30 per share, for which it received an additional 41,667 warrants, with an exercise price of $0.30 per share. SCWorx has to date funded $800,000 of the aggregate $1 million contemplated by the SCWorx SPA.
The Company applied a portion of the proceeds of the $500,000 note to repay the aforementioned $90,000 promissory note. Accordingly, the lien on the capital stock of SuckerPunch Entertainment was released. During the third quarter 2018, the SuckerPunch business was disposed.
As of September 30, 2018, the Company received $720,000 under the agreement.
As of the date of this filing, the Company has received $1,500,000 under the agreement. See Note 10 Subsequent Events for additional info.
Interest expense, for borrowings under the various SCWorx notes, for the three and nine months ended September 30, 2018 was $15,131 and $15,405, respectively.
Related Party Promissory Notes
On April 10, 2018, the Company borrowed a total of  $300,000 from two of its board members, Joseph Gamberale and Joel Tracy, pursuant to promissory notes of  $150,000, respectively. The notes bear interest at 12% annually and mature May 21, 2018. Mr. Gamberale personally guaranteed Mr. Tracy’s Note.

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Interest expense for the three and nine months ended September 30, 2018 was $4,731 and $8,830 for each note.
On May 21, 2018 Mr. Gamberale agreed to extend the maturity to August 31, 2018. The repayment of this note is subordinate to the $200,000 promissory note of May 9, 2018. In July 2018, Mr. Gamberale agreed to convert his note to common shares (at a rate of $0.3725 per share) and warrants (25% warrant coverage with an exercise price of $0.3725 per share) (same terms as the SCWorx investment). As of the date of this report, the note has not been converted.
On May 21, 2018 Mr. Tracy agreed to extend the maturity to December 31, 2018.
Note 7. Commitments and Contingencies
Operating Leases
The Company does not own any real property. The Company’s principal executive offices are located at an office complex in New York, New York, comprised of approximately twenty thousand square feet of shared office space and services that we are leasing. The lease had an original one-year term that commenced on December 1, 2015, which was renewed until November 30, 2018. The lease allows for the limited use of private offices, conference rooms, mail handling, videoconferencing, and certain other business services.
In November 2016, the Company entered a sublease agreement for office and video production space in Cherry Hill, New Jersey. The lease expires on June 30, 2019. In June 2018, the Company abandoned the facility and on June 21, 2018 the sub-landlord filed suit against the Company for non-payment of rent. Currently the Company is in negotiations to settle the remaining payments due under the leases and has accrued the remaining amount due of  $167,475, at June 30, 2018, within current liabilities — discontinued operations of the condensed consolidated balance sheet.
With the acquisition of FCOC, the Company assumed a lease for office space in Orange County, California. The lease originally expired in September 2018. In conjunction with the discontinued operations the Company agreed to sell Fight Club OC to the former owner Roy Englebrecht which included the Orange County, California office lease.
Lease expense for the Cherry Hill, New Jersey and Orange County, CA facilities is included as a component of discontinued operation — general and administrative expense.
Each of the acquired businesses operated from home offices or shared office space arrangements.
Warrants
In conjunction with the stock offering completed in January 2018, the Company issued warrants with a provision requiring the Company to pay the warrant holder the Black — Scholes value of the warrant upon a fundamental transaction. On August 20, 2018, the Company entered into a Stock Exchange Agreement with SCWorx. which upon closing will qualify as a fundamental transaction within the warrant agreement. For illustration purposes only, if the stock price at closing was $0.50, the Black — Scholes value would approximate $0.37 per share based upon todays volatility and risk-free interest rate. As of November 12, 2018, there were 1.4 million warrants outstanding which are subject to this Black — Scholes payout provision.
Contingencies
Legal Proceedings
In conducting our business, we may become involved in legal proceedings. We will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred.
In April and May 2017, respectively, two purported securities class action complaints — Shapiro v. Alliance MMA, Inc., No. 1:17-cv-2583 (D.N.J.), and Shulman v. Alliance MMA, Inc., No. 1:17-cv-3282 (S.D.N.Y.) —  were filed against the Company and certain of its officers in the United States District Court for the District of New Jersey and the United States District Court for the Southern District of New York, respectively. The complaints alleged that the defendants violated certain provisions of the federal securities laws, and purported to seek damages in an amount to be alleged on behalf of a class of shareholders who purchased the Company’s common stock pursuant or traceable to the Company’s initial public offering. In July 2017, the plaintiffs in the New York action voluntarily dismissed their claim and, on March 8, 2018, the parties reached a settlement to the New Jersey action in which the carrier for our directors and officers liability insurance policy has agreed to cover Alliance’s financial obligations, including legal fees, under the settlement arrangement, subject to our payment of a deductible of  $250,000, of which approximately $103,000 is included within accounts payable. The complaint was dismissed in October 2018.
In October 2017, a shareholder derivative claim based on the same facts that were alleged in the class action complaints was filed against the directors of the Company in the District Court for the District New Jersey; however, a complaint was not served on the defendants and, on February 2, 2018 the claim was dismissed by the District Court.
In June 2018, the landlord of our Cherry Hill, New Jersey office filed suit against the Company for non-payment of rent. Currently the Company is in negotiations to settle the remaining payments due under the lease. The Company recorded $167,000 of expense related to the lease within discontinued operations — general and administrative for the cost of the remaining payments under the lease agreement. This amount is accrued for at June 30, 2018 within the current liabilities — discontinued operations balance.
In June 2018, the Company’s former President, Robert Haydak, filed suit against the Company. The Company and Mr. Haydak resolved the suit effective July 2018 with the Company agreeing on a cash settlement of  $50,000, and delivery of certain MMA promotion fixed assets. The Company has accrued the settlement as of June 30, 2018 which is included within discontinued operations — general and administrative expense and current liabilities — discontinued operations balance.
On October 19, 2018, the company issued Red Diamond Partners 794,483 shares of common stock in consideration of a “most favored nation” clause contained in a common stock subscription agreement. In relation to the settlement agreement the parties terminated the original agreement.
Earn Out
Management evaluated the financial performance of CFFC, COGA, HFC, Shogun, V3, CageTix, and IT Fight Series in 2017 compared to the earn out thresholds as described in the respective Asset Purchase Agreements. Based upon management’s estimates, the Company recorded an earn out liability in 2017 of approximately $310,000 related to Shogun’s financial results. In conjunction with the cessation of the professional MMA promotions, the Company sold the Shogun promotion to the former owner and settled the earn out liability with the issuance of 366,072 options with an exercise price of  $0.35 per option and Black-Scholes value of  $94,000.
Note 8. Stockholders’ Equity
Stock Offering
On January 9, 2018, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC, acting as sole book-running manager (the “Underwriter”), for a secondary public offering (the “Offering”) of a combination of 2,150,000 shares of common stock, par

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

value $0.001 per share (the “Common Stock”) of the Company, and 1,935,000 warrants to purchase 1,935,000 shares of Common Stock (the “Warrants”). Each share of Common Stock was sold in combination with a Warrant to purchase 0.90 shares of Common Stock. The Warrants have a five-year term and an original exercise price of  $1.10 per share.
The warrants have a price adjustment provision (“ratchet”) in cases where the Company sells common stock or settles liabilities with equity, in each case at a lower price than is reflected in the Warrants. During June, July and August, the Company completed qualifying transactions under the SCWorx note resulting in the Warrant exercise price being adjusted to $0.31 in June and $0.29 in July, which is the lowest amount the warrant can be repriced to. Based upon ASU 2017-11, the decrease in the exercise price of the warrant has been fair valued at approximately $190,000 and accounted for as a non-cash dividend within the condensed consolidated balance sheet. The warrant also has a provision requiring the Company to pay the warrant holders the Black-Scholes value of the warrant upon consummation of a fundamental transaction. On August 20, 2018, the Company entered a stock exchange agreement with SCWorx which, upon closing, meets this definition. For illustration purposes only, if the stock price at closing was $0.67, the Black-Scholes value world approximate $0.53 per share based upon todays volatility and risk-free interest rate. As of the date this filing, there were 1,141,500, warrants outstanding which are subject to this Black-Scholes payout provision.
The Offering price was $1.00 per share of Common Stock and related Warrant and the Underwriter had agreed to purchase the shares of Common Stock and related Warrants from the Company at a 7.0% discount to the Offering price. In addition, the Company granted to the Underwriter a 45-day option to purchase up to an additional 322,500 shares of Common Stock and/or 290,250 Warrants to purchase 290,250 shares of Common Stock at the same price to cover over-allotments, if any. The underwriter exercised this option is February 2018 resulting in an additional $50,000 from the sale and issuance of 50,000 shares and 272,500 warrants. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.
The gross proceeds to the Company from the Offering and overallotment were approximately $2.2 million before underwriting discounts and commissions and other offering expenses.
The Offering was made pursuant to an effective shelf registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission on December 1, 2017 and a prospectus supplement, dated January 9, 2018, together with the accompanying base prospectus.
One of our board members, Joseph Gamberale, participated in the offering and acquired 25,000 units which included 22,500 warrants.
Common Stock Private Placements
In July 2017, the board of directors approved the issuance of up to $2.5 million of our common stock in one or more private placements.
In July 2017, Board members and an employee executed subscription agreements for 513,761 units at a purchase price of  $1.09 per unit. In August 2017, the Company determined that the amount raised through such sales was insufficient to meet its current needs, and accordingly solicited subscription agreements from third parties for 965,000 units at $1.00 per unit. Each unit sold in these placements consists of one restricted share of AMMA common stock and a warrant to acquire one share of common stock at an exercise price of  $1.50 per share. The Company issued all 1,478,761 shares of common stock sold in these placements on August 29, 2017.
In October and November 2017, the Company solicited subscription agreements from third parties for 390,000 units at $1.25 per unit. Each unit sold in the placement consists of one restricted share of AMMA common stock and a warrant to acquire one half a share of common stock, 195,000 shares in total, at an exercise price of  $1.75 per share.

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

The warrant issued with the October common stock placement included a price ratchet provision for cases where the Company sells common stock or settles liabilities with equity, in each case at a lower price than is reflected in the warrants. The Company completed a transaction which resulted in the warrant exercise price being adjusted to $1.10. Based upon ASU 2017-11, the decrease in the exercise price of the warrant has been fair valued at approximately $10,000 and accounted for as a non-cash dividend within the condensed consolidated balance sheet. There is no further reduction to the exercise price as this provision has expired.
Common Stock Grant
In February 2017, the Company entered a consulting arrangement with DC Consulting for management consulting services with a term of one year and included the grant of 150,000 shares subject to board of director approval. In July 2017, the Company issued the 150,000 restricted shares to DC Consulting under the arrangement and recognized stock-based compensation of approximately $148,000, the fair value of the shares on the date of issuance.
Option Grants
In August 2016, the Company entered into an employment agreement with John Price as the Company’s President and Chief Financial Officer. In connection with Mr. Price’s employment he was awarded a stock option grant to acquire 200,000 shares of the Company’s common stock. The stock option had a term of ten years, an exercise price of  $4.50, and a grant date fair value of  $364,326, and vested one third of the shares on the one year anniversary of the grant date and one third annually thereafter. The Company recognized $61,000 of stock-based compensation expense during the six months ended June 30, 2018. On June 6, 2018, the Company cancelled the original stock option grant and issued a new stock option grant to acquire 200,000 shares of the Company’s common stock. The stock option has a term of five years, an exercise price of  $0.36, was vested upon grant, and had a grant date fair value of  $42,000. The Company determined the fair value of the stock option using the Black-Scholes model.
On February 1, 2017, the Company entered into an employment agreement with James Byrne as the Company’s Chief Marketing Officer. In connection with Mr. Byrne’s employment he was awarded a stock option grant to acquire 100,000 shares of the Company’s common stock. The stock option has a term of 5 years, an exercise price of  $3.55, and a grant date fair value of  $247,882, and was fully-vested upon grant. The Company determined the fair value of the stock option using the Black-Scholes model. In February 2018, Mr. Byrne was terminated, and in May 2018, the Company entered a separation agreement for $25,000 and agreed to cancel Mr. Byrne’s existing stock option grant and issue a new award. On June 27, 2018, the Company issued a stock option grant outside the 2016 Equity Incentive Plan to acquire 100,000 shares of the Company’s common stock. The stock option has a term of 5 years, an exercise price of  $0.31 per share, was vested upon grant, and had a grant date fair value of  $17,000. The Company determined the fair value of the stock option using the Black-Scholes model.
On May 25, 2018, the Company commenced the cessation of the professional MMA promotion business. In relation to the disposal of the Iron Tiger Fight Series promotion, the Company awarded the former owner, Scott Sheeley, a stock option grant to acquire 30,000 shares of the Company’s common stock. The stock option has a term of five years, and on exercise price of  $0.35 and a Black — Scholes value of  $7,674, which is included as a component of discontinued operations — general and administrative expense.
Stock Option Plan
On December 19, 2016, the Board of Directors of the Company awarded stock option grants under the 2016 Equity Incentive Plan to four employees to acquire an aggregate of 200,000 shares of the Company’s common stock. The stock options have a term of 10 years and an exercise price of  $3.56 per share, vest annually over three years in three equal tranches and have a grant date fair value of  $497,840. The Company determined the fair value of the stock options using the Black-Scholes model. Each award was

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

accepted by the recipient during the first quarter 2017 at which point the Company began to recognize stock-based compensation expense. In May 2018, in conjunction with the cessation of the professional MMA business, three of the employees were terminated, and 100,000 unvested options were returned to the plan. During the third quarter an additional 50,000 options were returned to the plan as forfeited.
On May 15, 2017, the Company entered into an employment agreement with Ira Rainess as the Company’s EVP of Business Affairs. In connection with Mr. Rainess’ employment, in September 2017, he was awarded a stock option grant to acquire 100,000 shares of the Company’s common stock. The stock option has a term of 3 years, an exercise price of  $1.30, and a grant date fair value of  $53,306, and vests one half of the shares on the one year anniversary of the grant date and one half on the second anniversary. The Company determined the fair value of the stock option using the Black-Scholes model.
On December 17, 2017, the Company awarded Robert Mazzeo, the Company’s external General Counsel at that time, a stock option grant to acquire 125,000 shares of the Company’s common stock. The option has a term of three years, an exercise price of  $1.50, and a grant date fair value of  $77,500, and was fully-vested upon grant. The Company determined the fair value of the stock option using the Black-Scholes model.
In March 2018, the Board of Directors authorized a stock option grant to Robert Mazzeo, CEO and Ira Rainess EVP of Business Affairs. Mr. Mazzeo’s award was for 250,000 shares with an exercise price of  $0.53 and vests upon grant. Mr. Rainess’ award was for 250,000 shares with an exercise price of  $0.53 and vests upon grant. As of the date of this report the option agreements had not been issued.
On May 25, 2018, the Company commenced cessation of the professional MMA promotion business. In relation to the disposal of the Shogun promotion, the Company awarded the former owner, John Rallo, a stock option grant to acquire 366,072 shares of the Company’s common stock. The stock option was vested upon grant, has a term of five years, an exercise price of  $0.35 and a Black-Scholes value of  $94,000. The option award was issued as settlement of the $310,000 earn-out, the Company realized a gain of  $216,000, which is included as a component of discontinued operations — general and administrative expense.
On June 6, 2018, the Company awarded Burt Watson, the Company’s Vice President of Operations, a stock option grant to acquire 75,000 shares of the Company’s common stock. The option has a term of five years, an exercise price of  $0.36, and a grant date fair value of  $19,100, and was fully-vested upon grant. The Company determined the fair value of the stock option using the Black-Scholes model.
On June 6, 2018, the Company awarded each of its directors, Joe Gamberale, Joel Tracy and Burt Watson, a stock option grant to acquire 150,000 shares of the Company’s common stock. Each option has a term of five years, an exercise price of  $0.36, and a grant date fair value of  $38,000, and was fully-vested upon grant. The Company determined the fair value of the stock option using the Black-Scholes model.
On July 30, 2018, in relation to the disposal of the CFFC promotion, the Company awarded the former owner, Michael Constantino, a stock option grant to acquire 75,000 shares of the Company’s common stock. The stock option has a term of five years, an exercise price of  $0.20 and a grant date fair value of $10,500 and was fully-vested upon grant. The Company determined the fair value of the stock option using the Black-Scholes Model. The grant date fair value is included as a component of discontinued operations — general and administrative expense. The effective date of the agreement was May 31, 2018.
On August 14, 2018, the Company awarded John Price, the Company’s President and Chief Financial Officer, a stock option grant to acquire 200,000 shares of the Company’s common stock. The option has a term of five years, an exercise price of  $0.18, and a grant date fair value of  $25,000, and was fully-vested upon grant. The Company determined the fair value of the stock option using the Black-Scholes model.
On September 13, 2018, the Company awarded John Price, the Company’s President and CFO, a stock option grant to acquire 250,000 shares of the Company’s common stock. The option has a term of five years, an exercise price of  $0.31, and a grant date fair value of  $55,000, and was fully-vested upon grant. The Company determined the fair value of the stock option using the Black-Scholes model.

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

On September 13, 2018, the Company awarded Joseph Gamberale, the Company’s board member, a stock option grant to acquire 250,000 shares of the Company’s common stock. The option has a term of five years, an exercise price of  $0.31, and a grant date fair value of  $55,000, and was fully-vested upon grant. The Company determined the fair value of the stock option using the Black-Scholes model.
On September 13, 2018, the Company awarded Jason Schneider, the Company’s Vice President of Operations, a stock option grant to acquire 75,000 shares of the Company’s common stock. The option has a term of five years, an exercise price of  $0.31, and a grant date fair value of  $16,500, and was fully-vested upon grant. The Company determined the fair value of the stock option using the Black-Scholes model.
Warrant Grants
On January 4, 2017, in connection with the acquisition of SuckerPunch, the Company entered an employment agreement with Bryan Hamper as Managing Director. Mr. Hamper was awarded a warrant to acquire 93,583 common shares of the Company’s common stock. The warrant has a term of 5 years, an exercise price of  $3.74, and a grant date fair value of  $181,920, and was fully-vested upon grant and is included as a component of the SuckerPunch purchase price. The Company determined the fair value of the warrant using the Black-Scholes model. In September 2018, the Company disposed of SuckerPunch and agreed to reprice the warrant to acquire 93,583 common shares to $0.3725 per share. The Company recognized a stock based compensation expense of  $10,000 related to the repricing.
On March 10, 2017, the Company entered into a service agreement with World Wide Holdings and issued a warrant to acquire 250,000 shares of the Company’s common stock. The warrant has an exercise price of $4.50, term of three years and vest in equal one third increments on April 1, July 1 and October 1, 2017. The Company determined the fair value of the warrant to be $169,000 which was expensed in the second quarter 2017. The Company determined the fair value of the warrant using the Black-Scholes model.
On January 12, 2018, the Company entered into a service agreement with National Services, LLC (“National”), and issued a warrant to acquire 100,000 shares of the Company’s common stock. The warrant has an exercise price of  $1.10, term of five years and was vested upon grant. The service agreement allowed National to earn up to 300,000 additional warrants, each with an exercise price of  $1.10 and five-year term, based upon achieving certain designated milestones. The Company terminated the agreement during the third quarter 2018 and issued no additional warrants. The Company determined the fair value of the warrant to be $38,000 which was expensed in the first quarter 2018. The Company determined the fair value of the warrant using the Black-Scholes model.
On April 11, 2018, the Company entered into a service agreement with a consultant, and issued a warrant to acquire 100,000 shares of the Company’s common stock. The warrant has an exercise price of  $1.10, term of five years and was vested upon grant. The Company determined the fair value of the warrant using the Black-Scholes model and determined the value to be $25,580, which was expensed during the second quarter 2018.
In May 2018, the Company issued a promissory note to an individual for $200,000 of borrowings for operating capital. In September 2018, the Company agreed to issue the note holder 200,000 common shares with a fair value of  $58,000 and 50,000 warrants with an exercise price of  $0.29 and term of five years and a fair value of  $8,500, in exchange for the noteholder’s agreement to convert all interest under the loan into shares of the Company’s common stock, and extend the note to December 31, 2018. Additionally, the shareholder may participate in a planned preferred stock offering.
During the second and third quarters of 2018, the Company issued warrants to acquire 503,356 common shares in relation to the previously mentioned transactions with SCWorx.

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

The number of shares of the Company’s common stock that are issuable pursuant to warrant and stock option grants with time-based vesting as of September 30, 2018 are:
	Warrant Grants		Stock Option Grants
	Number of Shares Subject to Warrants	Weighted-Average Exercise Price Per Share	Number of Shares Subject to Options	Weighted-Average Exercise Price Per Share
Balance at December 31, 2017	2,239,574	$2.50	725,000	$3.15
Granted	2,960,606	0.37	2,071,072	0.32
Exercised	(1,056,750)	0.29	(80,645)	0.31
Cancelled/Forfeited	—	—	(450,000)	3.98
Balance at September 30, 2018	4,143,430	$1.55	2,265,427	$0.50
Exercisable at September 30, 2018	4,143,430	$1.55	2,211,260	$0.48

As of September 30, 2018 and 2017, the total unrecognized expense for unvested stock options, net of expected forfeitures, was approximately $71,848 and $642,694, respectively. $71,848 of the unrecognized expense at September 30, 2018 is related to our continuing operations.
Stock-based compensation expense for the three and nine months ended September 30, 2018 and 2017 is as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
General and administrative expense	$457,161	$178,861	$738,503	$408,983
Stock-based compensation expense included in discontinued operations for the three and nine months ended September 30, 2018 and 2017 is as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
General and administrative expense	$158,534	$48,149	$329,822	$379,005
Stock-based compensation expense categorized by the equity components for the three and nine months ended September 30, 2018 and 2017 is as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Stock option awards	$178,395	$78,510	$567,445	$470,087
Warrants	18,500	—	82,080	169,401
Common stock	418,800	148,500	418,800	148,500
	$615,695	$227,010	$1,068,325	$787,988

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Note 9. Net Loss per Share
Basic net loss per share is computed by dividing net loss for the period by the weighted average shares of common stock outstanding during each period. Diluted net loss per share is computed by dividing net loss for the period by the weighted average shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The Company uses the treasury stock method to determine whether there is a dilutive effect of outstanding option grants.
The following table sets forth the computation of the Company’s basic and diluted net loss from continuing operations per share and net loss per share for the periods presented:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net loss from continuing operations	$(909,410)	$(690,172)	$(2,992,523)	$(2,270,516)
Non-cash dividend	—	—	200,000	—
Adjusted net loss from continuing operations for common shareholders	$(909,410)	$(690,172)	$(3,192,523)	$(2,270,516)
Weighted-average common shares used in computing net loss per share, basic and diluted	15,263,247	10,714,200	14,909,586	9,608,042
Net loss per share, basic and diluted	$(0.06)	$(0.06)	$(0.21)	$(0.24)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net loss	$(1,233,420)	$(2,462,054)	$(13,665,941)	$(7,135,962)
Non-cash dividend	—	—	200,000	—
Adjusted net loss for common shareholders	$(1,233,420)	$(2,462,054)	$(13,865,941)	$(7,135,962)
Weighted-average common shares used in computing net loss per share, basic and diluted	15,263,247	10,714,200	14,909,586	9,608,042
Net loss per share, basic and diluted	$(0.08)	$(0.23)	$(0.93)	$(0.74)

The following securities were excluded from the computation of diluted net loss per share for the periods presented because including them would have been anti-dilutive:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Stock options (exercise price $0.18 – $4.50 per share)	2,265,427	166,666	2,265,427	166,666
Warrants (exercise price $0.29 – $7.43)	4,143,430	482,480	4,143,430	482,480
Total common stock equivalents	6,408,857	649,146	6,408,857	649,146

Note 10. Subsequent Events
On October 19, 2018, the company issued Red Diamond Partners 794,483 shares of common stock in consideration of  (i) a “most favored nation” clause contained in a common stock subscription agreement and (ii) the termination of said agreement. The fair value of the stock issuance was $240,600, based upon the fair value of our common stock.

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

On November 6, 2018, the Company issued a $50,000 convertible note and warrants to purchase 41,667 shares to SCWorx for a purchase price of  $50,000. The Note and warrants have an initial conversion/exercise price of $0.30, subject to adjustment for the issuance of certain lower priced securities. In October, the Company received $30,000, the remaining payment related to the $750,000 convertible note.
As previously reported, the Company has not been in compliance with Nasdaq’s minimum bid price requirement of  $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2), for continued listing on Nasdaq. On August 29, 2018, the Nasdaq officially notified the Company that it (i) did not meet the Nasdaq’s stockholder equity requirement of  $2.5 million for continued listing, as set forth in Nasdaq Listing Rule 5550(b)(1), (ii) continues to not meet the Nasdaq’s minimum bid price requirement of  $1.00 per share, for continued listing, as set forth in Nasdaq Listing Rule 5550(a)(2), and (iii) did not meet the Nasdaq periodic reporting requirement set forth in Nasdaq Listing Rule 5250(c)(1) because the Company had not as of August 29, 2018, filed this Quarterly Report on Form 10Q for the quarter ended June 30, 2018. The Company has since filed its Quarterly Report on Form 10Q for the quarter ended June 30, 2018, curing the periodic reporting deficiency.
Also, as previously reported, on August 30, 2018, the Company requested a hearing to appeal the Nasdaq’s delisting determination On October 25, 2018, as part of the appeal process, the Company presented to the Nasdaq the Company’s plan for meeting the Nasdaq’s original listing qualifications, in connection with the closing of the business combination of SCWorx. In order for the Company’s common stock to qualify for listing on the Nasdaq Stock Market following completion of the acquisition, the Company will be required to meet the Nasdaq’s listing standards for original listing (including among others its minimum bid price of $4 per share and minimum $5 million of stockholders’ equity).
On November 9, 2018, The Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that the Nasdaq Hearings Panel (the “Panel”) granted the Company’s request for continued listing on The Nasdaq Capital Market, subject to the Company’s satisfaction of certain conditions, including interim funding milestones. On November 28, 2019, the Nasdaq extended the date for completion of revised interim funding milestones, which have since been met by the combined company.
In accordance with the Nasdaq’s decisions, subject to the filing of this Proxy Statement, the Company has until February 25, 2019 to complete its acquisition of SCWorx and demonstrate that the combined company satisfies the requirements for initial listing on The Nasdaq Capital Market.
Under the Panel’s November 28 decision, the Company was to have filed its Proxy Statement by November 30, 2018. Although the Company had, as of such date, made substantial progress towards meeting such milestone, the Company was not able to file its Proxy Statement by such date. Accordingly, the Company requested that the Panel extend the time for filing the Proxy Statement until December 18, 2018.
There is no assurance that the Nasdaq will agree to the Company’s request.
Even if the Panel grants the Company’s request, there is no assurance that the Company will be able to satisfy the Panel’s conditions. If the Company is unable to fully comply with the terms of the Panel’s decision, including any revisions thereto, the company’s common stock could be delisted from The Nasdaq Capital Market which would have a material adverse effect on the company’s business and on the trading of its common stock. In addition, if the Company’s common stock is delisted from the Nasdaq Stock Market, there would be a failure of a closing condition to the SCWorx business combination, which, if not waived by SCWorx, would result in the termination of such transaction, which would have a material adverse effect on the Company.

Alliance MMA, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

On October 24, 2018, the Company issued 500,000 shares of common stock as collateral to secure the Company’s payment to a vendor by the due date of November 23, 2018, as extended. The stock based compensation expense associated with the award was approximately $136,500.
Effective October 24, 2018, the Company’s board of directors appointed Charles K. Miller a member of the Board and to serve on the Compensation and Audit Committees of the Board of Directors. The Board of Directors appointed Mr. Miller because of his strong corporate governance, business finance and technology expertise. The Board of Directors believes that Mr. Miller’s skills will be essential in connection with the anticipated completion of the Company’s acquisition of SCWorx. As compensation for serving in the foregoing capacities through December 31, 2018, the Board of Directors awarded Mr. Miller 62,500 shares of common stock which are fully vested. As of the date of this filing, the Company has not issued the shares. The stock based compensation expense associated with the award was approximately $17,500.
On December 18, 2018, the Securities Purchase Agreement with SCWorx dated June 28, 2018 (“SPA”) was amended to increase the amount SCWorx could purchase by $250,000 to up to $1.25 million, of which 750,000 had previously been funded, leaving an additional $500,000 to be funded. The conversion/exercise price of the additional $500,000 convertible note is $0.20 per share. As of December 18, 2018, SCWorx has funded $275,000 of the additional $500,000 and received (i) a $275,000 convertible promissory note, convertible into common shares at a conversion price of  $0.20 per share, and warrants to purchase 343,750 common shares at an exercise price of  $0.30 per share. This brings the total amount funded by SCWorx to $1,025,000.
On December 18, 2018, AMMA closed $5.5 million in aggregate proceeds from the sale of Preferred Stock Units comprised of 550,000 shares of convertible preferred stock and warrants to purchase 13,750,000 shares of common stock (the “Preferred Stock Units”). The face value of the Preferred stock will, upon stockholder approval of the Financing Proposal, be convertible into shares of common stock at a conversion price of  $0.20 per share, subject to adjustment, and the warrants have an exercise price of $0.30 per share, subject to adjustment. In addition, AMMA issued Preferred Stock Units, comprised of approximately 67,500 shares of convertible Preferred Stock and warrants to purchase 1,687,500 shares of common stock to AMMA creditors in satisfaction of approximately $675,000 of indebtedness.
On December 18, 2018, the Share Exchange Agreement with SCWorx and its shareholders was amended as follows:
•
To fix the number of AMMA shares issuable to SCWorx’s shareholders at 100,000,000 shares, based on an agreed value of SCWorx of  $50,000,000 and an agreed value of AMMA shares of $0.50 per share.

•
To provide that AMMA would issue 190,000 Preferred Stock Unit, comprised of 190,000 shares of Series A Preferred Stock convertible into shares of common stock at a conversion price of $0.20 per share, subject to adjustment, and warrants to purchase 4,750,000 shares of common stock, with an exercise price of  $0.30 per share, subject to adjustment.

•
To extend until January 31, 2019 the outside date to close the acquisition of SCWorx.

Alliance MMA, Inc.

Consolidated Balance Sheets
	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$348,197	$4,678,473
Accounts receivable, net	225,787	8,450
Prepaid and other assets	71,250	134,852
Total current assets	645,234	4,821,775
Property and equipment, net	259,463	122,312
Intangible assets, net	2,887,094	5,780,213
Goodwill	5,963,537	3,271,815
TOTAL ASSETS	$9,755,328	$13,996,115
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$930,168	$284,361
Customer deposits	56,738	—
Earn out liability	310,000	—
Note payable	300,000	—
Total current liabilities	1,596,906	284,361
Long-term deferred tax liabilities	23,943	—
TOTAL LIABILITIES	1,620,849	284,361
Commitments and contingencies
Stockholders’ Equity:
Preferred Stock, $.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.001 par value; 45,000,000 shares authorized; 12,662,974 and 9,022,308 shares issued and outstanding, respectively	12,663	9,022
Additional paid-in capital	24,646,229	18,248,582
Accumulated deficit	(16,524,413)	(4,545,850)
TOTAL STOCKHOLDERS’ EQUITY	8,134,479	13,711,754
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,755,328	$13,996,115

The accompanying notes are an integral part of these consolidated financial statements.

Alliance MMA, Inc.

Consolidated Statements of Operations
	Year Ended December 31, 2017	Year Ended December 31, 2016
Revenue, net	$4,217,704	$591,439
Cost of revenue	2,691,398	384,424
Gross margin	1,526,306	207,015
Operating expenses:
General and administrative	8,141,113	4,437,576
Impairment – intangible assets	893,483	—
Impairment – goodwill	2,435,298	—
Litigation settlement	250,000	—
Professional and consulting fees	1,080,011	681,135
Total operating expenses	12,799,905	5,118,711
Loss from operations	(11,273,599)	(4,911,696)
Other expense	16,858	3,345
Loss before income tax/benefit from income taxes	(11,290,457)	(4,915,041)
(Income tax)/benefit from income taxes	(688,106)	755,647
Net loss	$(11,978,563)	$(4,159,394)
Net loss per share, basic and diluted	$(1.12)	$(0.75)
Weighted average shares used to compute net loss per share, basic and diluted	10,679,898	5,520,801

The accompanying notes are an integral part of these consolidated financial statements.

Alliance MMA, Inc.

Consolidated Statements of Stockholders’ (Deficit) Equity
	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ (Deficit) Equity
	Shares	Amount	Shares	Amount
Balance – December 31, 2015	—	$—	5,289,136	$5,289	$—	$(386,456)	$(381,167)
Issuance of common stock related to IPO, net	—	—	2,222,308	2,222	8,898,966	—	8,901,188
Issuance of common stock related to acquisition of Initial Business Units and Acquired Assets	—	—	1,377,531	1,378	6,197,511	—	6,198,889
Issuance of common stock related to acquisition of Iron Tiger Fight Series	—	—	133,333	133	506,532	—	506,665
Stock based compensation related to employee stock option grant	—	—	—	—	50,573	—	50,573
Stock based compensation related to common stock issued to non-employees by an affiliate	—	—	—	—	2,595,000	—	2,595,000
Net loss	—	—	—	—	—	(4,159,394)	(4,159,394)
Balance – December 31, 2016	—	$—	9,022,308	$9,022	$18,248,582	$(4,545,850)	$13,711,754
Stock based compensation related to employee stock option grants	—	—	—	—	548,597	—	548,597
Issuance of common stock and warrant related to acquisition of SuckerPunch	—	—	307,487	307	1,328,540	—	1,328,847
Issuance of common stock related to acquisition of Fight Time Promotions	—	—	74,667	75	287,393	—	287,468
Stock based compensation related to warrant issued for consulting services	—	—	—	—	169,401	—	169,401
Issuance of common stock related to acquisition of National Fighting Championships	—	—	273,304	273	365,954	—	366,227
Issuance of common stock related to acquisition of Fight Club OC	—	—	693,000	693	810,117	—	810,810
Issuance of common stock related to acquisition of Sheffield video library	—	—	5,556	6	8,494	—	8,500
Stock based compensation related to common stock issued for consulting services	—	—	150,000	150	148,350	—	148,500
Issuance of common stock units and warrants related to private placement	—	—	1,868,761	1,869	2,010,631	—	2,012,500
Issuance of common stock related to acquisition of Victory Fighting Championship	—	—	267,891	268	642,670	—	642,938
Stock based compensation related to option award for consulting services	—	—	—	—	77,500	—	77,500
Net loss	—	—	—	—	—	(11,978,563)	(11,978,563)
Balance – December 31, 2017	—	$—	12,662,974	$12,663	$24,646,229	$(16,524,413)	$8,134,479

The accompanying notes are an integral part of these consolidated financial statements.

Alliance MMA, Inc.

Consolidated Statements of Cash Flows
	Year Ended December 31, 2017	Year Ended December 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,978,563)	$(4,159,394)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of fixed assets	149,583	12,950
Impairment of intangible assets and goodwill	3,328,781	—
Amortization of acquired intangibles	680,535	384,487
Stock-based compensation	943,998	2,645,573
Deferred income taxes	680,443	(755,647)
Changes in operating assets and liabilities:
Accounts receivable	(185,157)	28,251
Prepaid and other assets	63,602	(130,749)
Deferred offering cost	—	25,000
Accounts payable and accrued liabilities	746,136	(68,615)
Net cash used in operating activities	(5,570,642)	(2,018,144)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Victory Fighting Championship	(180,000)	—
Purchase of Fight Club OC	(48,900)	—
Purchase of National Fighting Championship	(140,000)	—
Purchase of Fight Time Promotions	(84,000)	—
Purchase of SuckerPunch	(357,500)	—
Purchase of Sheffield Video Library	(25,000)	—
Purchase of Iron Tiger Fight Series	—	(148,284)
Purchase of CFFC, HFC, Shogun, V3, Cagetix, GFL, Hoss and Louis Neglia assets	—	(1,521,236)
Purchase of Alliance MMA brand	—	(70,000)
Purchase of fixed assets	(236,734)	(111,601)
Net cash used in investing activities	(1,072,134)	(1,851,121)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	2,012,500	—
Proceeds from note payable	300,000	—
Proceeds from note payable – related party	—	523,550
Repayments of note payable – related party	—	(877,000)
Net proceeds from IPO	—	8,901,188
Net cash provided by financing activities	2,312,500	8,547,738
NET (DECREASE)/INCREASE IN CASH	(4,330,276)	4,678,473
CASH – BEGINNING OF PERIOD	4,678,473	—
CASH – END OF PERIOD	$348,197	$4,678,473
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$34,014
Cash paid for taxes	$—	$—
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued in conjunction with acquisition of Victory Fighting Championship	$642,938	$—
Stock issued in conjunction with acquisition of Fight Club OC	810,810	—
Stock issued in conjunction with acquisition of National Fighting Championships	366,227	—
Stock issued in conjunction with acquisition of Fight Time Promotions	287,468	—
Stock issued in conjunction with acquisition of SuckerPunch	1,328,847	—
Stock issued in conjunction with acquisition of Sheffield Video Library	8,500	—
Stock issued in conjunction with Iron Tiger Fight Series	—	506,665
Stock issued in conjunction with acquisition of CFFC, HFC, COGA, Shogun, V3, Cagetix, and GFL	—	6,198,889
The accompanying notes are an integral part of these consolidated financial statements.

Alliance MMA, Inc.

Notes to Financial Statements
Note 1. Description of Business and Basis of Presentation
Nature of Business
Alliance MMA, Inc. (“Alliance” or the “Company”) is a sports media company combining premier regional mixed martial arts (“MMA”) promotions with event ticketing and fighter management services. Alliance was formed in Delaware in February 2015.
Alliance completed the first tranche of its initial public offering on September 30, 2016, and completed the offering in October 2016. The Company continues to execute its roll-up strategy and has acquired the businesses of additional regional MMA promotions, an MMA ticketing platform, and a fighter management company to form the operations of Alliance. As of December 31, 2017, the Company operates the following businesses:
Promotions
•
CFFC Promotions (“CFFC”);

•
Hoosier Fight Club (“HFC”);

•
COmbat GAmes MMA (“COGA”);

•
Shogun Fights (“Shogun”);

•
V3 Fights (“V3”);

•
Iron Tiger Fight Series (“IT Fight Series” or “ITFS”);

•
Fight Time Promotions (“Fight Time”);

•
National Fighting Championships (“NFC”);

•
Fight Club Orange County (“FCOC” or “Fight Club OC”); and

•
Victory Fighting Championship (“Victory”).

Ticketing
•
CageTix (“CageTix”).

Sports Management
•
Roundtable Creative, Inc. d/b/a SuckerPunch Entertainment (“SuckerPunch”).

As an adjunct to the promotion business, Alliance provides video, distribution and archiving through its acquisition of Go Fight Net, Inc., doing business as Alliance Sports Media (“GFL” or “ASM”). Alliance also has acquired all rights in the existing MMA and kickboxing video libraries of Louis Neglia’s Martial Arts Karate, Inc. (“Louis Neglia”) related to the Louis Neglia’s Ring of Combat and Louis Neglia’s Kickboxing events and shows, a right of first refusal to acquire the rights to all future Louis Neglia MMA and kickboxing events, the MMA video library of Hoss Promotions, LLC related to certain CFFC events and the MMA video library of Sheffield Recordings Limited related to certain Shogun events.
For accounting and reporting purposes, Alliance has been identified as the accounting acquirer of CFFC, HFC, COGA, Shogun, V3, Cagetix and GFL and each has been identified as an accounting co-predecessor to the Company.

Alliance MMA, Inc.

Notes to Financial Statements

Liquidity and Going Concern
The Company’s primary need for liquidity is to fund the working capital needs of the business, planned capital expenditures, potential acquisitions, and general corporate purposes. The Company has incurred losses and experienced negative operating cash flows since the inception of operations in October 2016.
Since completing the IPO in October 2016, the Company has focused primarily on building out a domestic MMA platform, expanding the existing media library of live MMA events, and developing a professional corporate infrastructure to support long-term goals.
In August 2017, the Company completed a capital raise of  $1.5 million through the placement of 1.5 million units, which consist of one share of common stock and a warrant to purchase one share of common stock. In October and November 2017, we completed a capital raise of approximately $500,000 through the placement of 390,000 units, which consist of one share of common stock and a warrant to purchase common stock. In January 2018, we completed a capital raise of  $2,150,000 gross through the placement of 2,150,000 units, which consist of one common share and .90 of a warrant to purchase common stock, totaling 1,935,000 warrants.
Management continually holds discussions with prospective sponsors and expects sponsorship revenue to increase during 2018.
Additionally, management is in discussions with national and regional casinos to promote MMA events that are anticipated to produce better margins through a reduction in event costs.
Many challenges are associated with successfully executing our business plan. The Company has an accumulated deficit of approximately $16.5 million and historical operating results indicating there is substantial doubt with respect to our ability to continue as a going concern of at least one year from the date of this report. Unless the Company can generate sufficient revenue to cover operating costs, it will need to continue to raise capital by selling shares of common stock or by borrowing funds. Management cannot provide any assurances that the Company will generate sufficient revenue to continue as a going concern or, if it chooses to raise capital, that it will be successful in doing so on commercially reasonable terms or at all.
Note 2. Summary of Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements include the accounts of Alliance MMA, Inc. and its wholly-owned subsidiary, Go Fight Net, Inc. and SuckerPunch Holdings, Inc. Acquisitions are included in the consolidated financial statements from the date of the acquisition. All significant intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and accompanying notes. These estimates relate to revenue recognition, the assessment of recoverability of goodwill and intangible assets, range of possible outcomes of acquisition earn-out accruals, the assessment of useful lives and the recoverability of property and equipment, the valuation and recognition of stock-based compensation expense, loss contingencies, and income taxes. Actual results could differ materially from those estimates.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are maintained with various financial institutions.

Alliance MMA, Inc.

Notes to Financial Statements

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. Amounts in excess of the FDIC insured limit was $0.1 million and $4.2 million for the year ended December 31, 2017 and 2016, respectively.
Fair Value of Financial Instruments
Management applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. Management defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, management considers the principal or most advantageous market in which we would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement: Level 1 — Quoted prices in active markets for identical assets or liabilities. Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 3 — Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.
Loss Contingencies
We record a liability when we believe that it is both probable that a loss has been incurred and the amount can be reasonably estimated. If we determine that a loss is reasonably possible and the loss or range of loss can be estimated, we disclose the possible loss in the notes to the consolidated financial statements. We review the developments in our contingencies that could affect the amount of the provisions that has been previously recorded, and the matters and related possible losses disclosed. We make adjustments to our provisions and changes to our disclosures accordingly to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and updated information. Significant judgment is required to determine both the probability and the estimated amount.
Legal costs associated with loss contingencies are accrued based upon legal expenses due at the end of the reporting period.
Allowance for Doubtful Accounts
The Company continually monitors customer payments and maintains a reserve for estimated losses resulting from its customers’ inability to make required payments. In determining the reserve, the Company evaluates the collectability of its accounts receivable based upon a variety of factors. In cases where the Company becomes aware of circumstances that may impair a specific customer’s ability to meet its financial obligations, the Company records a specific allowance against amounts due. For all other customers, the Company recognizes allowances for doubtful accounts based on its historical write-off experience in conjunction with the length of time the receivables are past due, customer creditworthiness, geographic risk and the current business environment. Actual future losses from uncollectible accounts may differ from the Company’s estimates.
At December 31, 2017 and 2016, the allowance was zero.

Alliance MMA, Inc.

Notes to Financial Statements

Property and Equipment
Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the related assets’ estimated useful lives:
Promotion equipment	2 to 3 years
Production equipment	2 to 3 years
Equipment, furniture and other	2 to 3 years
Leasehold improvements	lesser of related lease term or 5 years
Expenditures that materially increase asset life are capitalized, while ordinary maintenance and repairs are expensed as incurred. The Company capitalizes the costs of purchased software licenses and consulting costs to implement the software for internal use. These costs are included in the caption “equipment, furniture and other” in the consolidated balance sheets. Depreciation expense is included in the caption “general and administrative expense” in the consolidated statements of operations.
Revenue Recognition
Promotion Revenue
The Company records revenue from ticket sales and sponsorships upon the successful completion of the related event, at which time services have been deemed rendered, the sales price is fixed and determinable and collectability is reasonably assured. Customer deposits consist of amounts received from the customer for event and entertainment services to be provided in the future, typically less than 12 months. The Company receives these funds and recognizes them as a liability until the services are provided and revenue can be recognized.
The Company produces live MMA content from our events which is offered on a pay per view (“PPV”) basis. The Company records revenue on PPV transactions upon receipt of payment from credit processing partners. The Company charges viewers a fee per PPV purchase transaction for entitling a viewer to watch the desired video. The Company generates revenues from video production services, and recognizes this revenue upon completion of the video production project.
Ticket Service Revenue
The Company acts as an agent for ticket sales for promoters and records revenue upon receipt of cash from the credit card companies and accrues for approved credit card transactions which have not been deposited into our bank account. The Company charges a fee per transaction for collecting the cash on ticket sales and remits the remaining net amount to the promoter upon completion of the event or request from the promoter. The Company’s fee is non-refundable and is recognized immediately as it is not tied to the completion of the event. The Company recognizes revenue upon receipt from the credit card companies and for approved transactions pending deposit due to the following: the fee is fixed and determined and the service of collecting the cash for the promoter has been rendered and collection has occurred.
Fighter Commission Revenue
The Company records fighter commission revenue upon the completion of the contracted athlete’s related event including sponsor support, at which time the fighter’s services have been deemed rendered, the contractual amount due to the fighter is known and the commission due to the Company related to these activities is fixed and determinable and collectability is reasonably assured.
Business Combinations
The Company includes the results of operations of the businesses that it has acquired in its consolidated results as of the respective dates of acquisition.

Alliance MMA, Inc.

Notes to Financial Statements

The Company allocates the fair value of the purchase consideration of its acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. The primary items that generate goodwill include the value of the synergies between the acquired businesses and Alliance as well as the acquired assembled workforce, neither of which qualifies as an identifiable intangible asset. The fair value of contingent consideration associated with acquisitions is remeasured each reporting period and adjusted accordingly. Acquisition and integration related costs are recognized separately from the business combination and are expensed as incurred.
We allocate goodwill to the reporting units of the business that are expected to benefit from the business combination.
For additional information regarding the Company’s acquisitions, refer to “Note 4 — Business Combinations.”
Goodwill and Purchased Identified Intangible Assets
Goodwill
Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and identified intangible assets acquired under a business combination. Goodwill also includes acquired assembled workforce, which does not qualify as an identifiable intangible asset. The Company reviews impairment of goodwill annually in the fourth quarter, or more frequently if events or circumstances indicate that the goodwill might be impaired. The Company first assesses qualitative factors to determine whether it is necessary to perform the quantitative goodwill impairment test. If, after assessing the totality of events or circumstances, the Company determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then the quantitative goodwill impairment test is unnecessary. If, based on the qualitative assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then the Company proceeds to perform the quantitative goodwill impairment test. The Company first determines the fair value of a reporting unit using weighted results derived from an income approach and a market approach. The income approach is estimated through the discounted cash flow method based on assumptions about future conditions such as future revenue growth rates, new product and technology introductions, gross margins, operating expenses, discount rates, future economic and market conditions, and other assumptions. The market approach estimates the fair value of the Company’s equity by utilizing the market comparable method which is based on revenue multiples from comparable companies in similar lines of business. The Company then compares the derived fair value of a reporting unit with its carrying amount. If the carrying value of a reporting unit exceeds its fair value, an impairment loss will be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit.
During the year ended December 31, 2017, the Company recorded a goodwill impairment charge within the promotion segment of  $2.4 million.
Purchased Identified Intangible Assets
Identified finite-lived intangible assets consist of acquired video library intellectual property, venue contracts/relationships, ticketing software, tradename, fighter contracts, promoter relationships and sponsor relationships resulting from business combinations. The Company’s identified intangible assets are amortized on a straight-line basis over their estimated useful lives, ranging from three to ten years. The Company makes judgments about the recoverability of finite-lived intangible assets whenever facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, the Company assesses recoverability by comparing the projected undiscounted net cash flows associated with the related asset or group of assets

Alliance MMA, Inc.

Notes to Financial Statements

over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, the Company would accelerate the rate of amortization and amortize the remaining carrying value over the new shorter useful life. The Company evaluates the carrying value of indefinite-lived intangible assets on an annual basis, and an impairment charge would be recognized to the extent that the carrying amount of such assets exceeds their estimated fair value. For further discussion of goodwill and identified intangible assets, see “Note 5 — Goodwill and Purchased Identified Intangible Assets.”
During the year ended December 31, 2017, the Company recorded an impairment charge of  $893,000 related to the impairment of certain video library, venue contracts, and trade name intangible assets.
Long-Lived Assets
Long-lived assets that are held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability of long-lived assets is based on an estimate of the undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the difference between the fair value of the asset and its carrying value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value.
Advertising Costs
Advertising costs, which are expensed as incurred, totaled approximately $161,317 and $20,720 for the years ended December 31, 2017 and 2016.
Stock-Based Compensation
The Company accounts for stock-based compensation expense in accordance with the authoritative guidance on share-based payments. Under the provisions of the guidance, stock-based compensation expense is measured at the grant date based on the fair value of the option or warrant using a Black-Scholes option pricing model and is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period. The fair value of the Company’s stock awards for non-employees is estimated based on the fair market value on each vesting date, accounted for under the variable-accounting method.
The authoritative guidance on share-based payments also requires that the Company measure and recognize stock-based compensation expense upon modification of the term of the stock award. The stock-based compensation expense for such modification is the sum of any unamortized expense of the award before modification and the modification expense. The modification expense is the incremental amount of the fair value of the award before the modification and the fair value of the award after the modification, measured on the date of modification. In the case when the modification results in a longer requisite period than in the original award, the Company has elected to apply the pool method where the aggregate of the unamortized expense and the modification expense is amortized over the new requisite period on a straight-line basis. In addition, any forfeiture will be based on the original requisite period prior to the modification.
Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, stock price volatility, and the pre-vesting option forfeiture rate. The Company estimates the expected life of options granted based on the life of the underlying award. The Company estimates the volatility of the Company’s common stock on the date of grant based on historical volatility. The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, its stock-based compensation expense could be materially different in the future. In addition,

Alliance MMA, Inc.

Notes to Financial Statements

the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. The Company estimates the forfeiture rate based on historical experience of its stock-based awards that are granted, exercised and cancelled. If the actual forfeiture rate is materially different from the estimate, stock-based compensation expense could be significantly different from what was recorded in the current period. The expected levels of achievement are reassessed over the requisite service periods and, to the extent that the expected levels of achievement change, stock-based compensation is adjusted in the period of change and recorded on the statements of operations and the remaining unrecognized stock-based compensation is recorded over the remaining requisite service period. See “Note 8 — Stockholders’ Equity” for additional detail.
Segments
Beginning in the fourth quarter of 2017, the Company began reporting its financial results within three reportable segments: (1) Promotions, (2) Ticket Services and (3) Athlete Management. There are certain corporate overhead costs that are not allocated to these reportable segments because these operating amounts are not considered in evaluating the operating performance of the Company’s business segments. The Chief Executive Officer is the Chief Operating Decision Maker (“CODM”) as defined by the authoritative guidance on segment reporting. The Promotion segment includes all the acquired promotion businesses, video library assets and the video production activities of ASM. The Promotion segment promotes our live MMA events and produces live, PPV, and video on demand content. The Ticket Services segment includes the ticketing services business of CageTix. The Ticketing Services segment provides event ticket services to third parties and AMMA promotions. The Athlete Management Segment includes the acquired athlete management business of SuckerPunch, which provides athlete management services to professional MMA fighters.
The following table sets forth the Company’s segment revenue, operating expenses and operating (loss) for the year ended December 31, 2017.
Year Ended December 31, 2017	Promotion	Ticket Service	Athlete Management	Corporate	Total
Revenue	$3,026,148	$221,183	$934,043	$36,330	$4,217,704
Operating expenses	8,854,001	333,584	1,041,002	5,262,716	15,491,303
Operating loss	$(5,827,853)	$(112,401)	$(106,959)	$(5,226,386)	$(11,273,599)

The Company allocated goodwill to the segments as follows: $6,876,230 Promotion, $1,522,605 Athlete Management. During the year ended December 31, 2017, the Company recorded a goodwill impairment change within the Promotion segment of  $2,435,298. As a result, goodwill allocated to the Promotion, net of impairment, totaled $4,440,932.
Revenue is derived from customers within the United States and it is expected to continue to be a significant portion of revenue in future periods. Operating segments do not record inter-segment revenue.
As of December 31, 2017, all assets were held in the United States. The CODM does not evaluate operating segments using discrete asset information and we do not identify or allocate assets by operating segments.
Income Taxes
The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date.

Alliance MMA, Inc.

Notes to Financial Statements

A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.
ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions for any of the reporting periods presented.
Recent Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09), which amends the existing accounting standards for revenue recognition. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU 2014-09 by one year. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. In March 2016, the FASB issued Accounting Standards Update No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) (ASU 2016-08) which clarifies the implementation guidance on principal versus agent considerations. The guidance includes indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to the customers. The new standard further requires new disclosures about contracts with customers, including the significant judgments the company has made when applying the guidance. We will adopt the new standard effective January 1, 2018, using the modified retrospective transition method. We finalized our analysis and the adoption of this guidance will not have a material impact on our consolidated financial statements and our internal controls over financial reporting.
In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842) (ASU 2016-02), which generally requires companies to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet. This guidance will be effective for us in the first quarter of 2019 on a modified retrospective basis and early adoption is permitted. We will adopt the new standard effective January 1, 2019. While we continue to evaluate the effect of adopting this guidance on our consolidated financial statements and related disclosures, we expect our operating leases, as disclosed in “Note 7 — Commitments and Contingencies”, will be subject to the new standard. We will recognize right-of-use assets and operating lease liabilities on our consolidated balance sheets upon adoption, which will increase our total assets and liabilities.
In November 2016, the FASB issued Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (ASU 2016-18), which requires companies to include amounts generally described as restricted cash and restricted cash equivalents in cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts shown on the statement of cash flows. We will adopt the new standard effective January 1, 2018, using the retrospective transition approach for all periods presented. We do not expect the adoption of this guidance to have a material impact on our consolidated financial statements.
In January 2017, the FASB issued Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01), which revises the definition of a business and provides new guidance in evaluating when a set of transferred assets and activities is a business. We will adopt the new standard effective January 1, 2018, on a prospective basis and do not expect the standard to have a material impact on our consolidated financial statements.
In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (ASU 2017-04), which eliminates step two from the goodwill impairment test. Under ASU 2017-04, an entity should recognize an impairment charge

Alliance MMA, Inc.

Notes to Financial Statements

for the amount by which the carrying amount of a reporting unit exceeds its fair value up to the amount of goodwill allocated to that reporting unit. This guidance will be effective for us in the first quarter of 2020 on a prospective basis, and early adoption is permitted. We do not expect the standard to have a material impact on our consolidated financial statements.
In May 2017, the FASB issued ASU No. 2017-09, Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting (ASU 2017-09) which provides guidance about which changes to the terms or conditions of a share-based payment awarded require an entity to apply modification accounting. The standard is effective for interim and annual reporting periods beginning after December 15, 2017, with early adoption permitted. The Company intends to adopt the standard prospectively after the effective date and does not expect adoption of this standard will have a material impact on its consolidated financial statements.
In July 2017, the FASB issued ASU No. 2017-11, Earnings per Share (Topic 260); Distinguishing form Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatory Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interest with a Scope Exception. Topic 815, Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. The amendments in Part I of this Update change the classification of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments.
As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity-linked classified financial instruments, the amendments require entities that present earnings per share in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and a reduction of income available to common shareholders in basic earnings per share.
The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that are now presented as pending content in the Codification, to a scope exception. These amendments do not have an accounting effect.
The Company adopted the provisions of the update in its December 31, 2017 consolidated financial statements and elected the retrospective transition method.
In March 2018, the FASB updated the Income Taxes Topic of the Accounting Standards Codification. The amendments were effective upon issuance. The Company does not expect these amendments to have a material effect on its financial statements.

Alliance MMA, Inc.

Notes to Financial Statements

Note 3. Property and Equipment
Property and equipment, net consisted of the following:
	December 31,
	2017	2016
Promotion equipment	$83,185	$31,393
Production equipment	115,209	61,209
Equipment, furniture and other	223,602	42,660
Total property and equipment	421,996	135,262
Less accumulated depreciation and amortization	(162,533)	(12,950)
Total property and equipment, net	$259,463	$122,312

Depreciation and amortization expense for the years ended December 31, 2017 and December 31, 2016 amounted to $149,583, and $12,950, respectively.
Note 4. Business Combinations
During the years ended December 31, 2017 and 2016, we completed several business acquisitions. We have included the financial results of these business acquisitions in our consolidated financial statements from their respective dates of acquisition and pro forma financial information of the Company as if the acquisition occurred January 1, 2016, respectively. Goodwill generated from all business acquisitions completed during the years ended December 31, 2017 and 2016 were primarily attributable to expected synergies from future growth and potential monetization opportunities.
All acquisitions have been accounted for as business acquisitions, under the acquisition method of accounting.
In connection with respective asset purchase agreements, the Company entered into trademark license agreements, other than CageTix whose trademark was purchased, to license the trademark used by the underlying MMA business.
The Company completed the following acquisitions during the year December 31, 2017:
SuckerPunch
On January 4, 2017, Alliance MMA acquired the stock of Roundtable Creative, Inc., a Virginia corporation d/b/a SuckerPunch Entertainment, a leading fighter management and marketing company, for an aggregate purchase price of  $1,686,347, of which $357,500 was paid in cash and $1,146,927 was paid with the issuance of 307,487 shares of Alliance MMA common stock valued at $3.73 per share, the fair value of Alliance MMA common stock on January 4, 2017 and $181,920 was paid with the issuance of a warrant to acquire 93,583 shares of the Company’s common stock.
Fight Time
On January 18, 2017, Alliance MMA acquired the mixed martial arts promotion business of Fight Time Promotions, LLC (“Fight Time”) for an aggregate consideration of  $371,468, of which $84,000 was paid in cash and $287,468 was paid with the issuance of 74,667 shares of the Alliance MMA’s common stock valued at $3.85 per share, the fair value of Alliance MMA common stock on January 18, 2017.
National Fighting Championships
On May 12, 2017, Alliance MMA acquired the mixed martial arts promotion business of Undisputed Productions, LLC, doing business as National Fighting Championships or NFC for an aggregate consideration of  $506,227, of which $140,000 was paid in cash and $366,227 was paid with the issuance of 273,304 shares of Alliance MMA common stock valued at $1.34 per share, the fair value of Alliance MMA common stock on May 12, 2017.

Alliance MMA, Inc.

Notes to Financial Statements

Fight Club Orange County
On June 14, 2017, Alliance MMA acquired the mixed martial arts promotion business of The Englebrecht Company, Inc., doing business as Roy Englebrecht Promotions and Fight Club Orange County for an aggregate consideration of  $1,018,710 of which $207,900 was paid in cash and $810,810 was paid with the issuance of 693,000 shares of the Company’s common stock valued at $1.17 per share, the fair value of Alliance MMA common stock on June 14, 2017.
Victory Fighting Championship
On September 28, 2017, Alliance MMA acquired the mixed martial arts promotion business of Victory Fighting Championship, LLC, doing business as Victory Fighting Championship for an aggregate consideration of  $822,938 of which $180,000 was paid in cash and $642,938 was paid with the issuance of 267,891 shares of the Company’s common stock valued at $2.40 per share, the fair value of Alliance MMA common stock on September 28, 2017.
Final Purchase Allocation — SuckerPunch
As consideration for the acquisition of SuckerPunch, the Company delivered the following amounts of cash and shares of common stock.
	Cash	Shares	Warrant Grant	Consideration Paid
SuckerPunch	$357,500	307,487	93,583	$1,686,347
In connection with the acquisition, 108,289 shares of the 307,487 shares of common stock that were issued as part of the purchase price were placed into escrow to guarantee the financial performance of SuckerPunch post-closing. Accordingly, in the event the gross profit is less than $265,000 during fiscal year 2017, all 108,289 shares held in escrow will be forfeited.
The following table reflects the final allocation of the purchase price for SuckerPunch to identifiable assets, intangible assets, goodwill and identifiable liabilities:
	Preliminary Fair Value	Measurement Period Adjustments	Final Fair Value
Cash	$—	$—	$—
Accounts receivable, net	—	—	—
Intangible assets	1,525,584	(1,315,584)	210,000
Goodwill	160,763	1,361,842	1,522,605
Total identifiable assets	$1,686,347	$46,258	$1,732,605
Total identifiable liabilities	—	(46,258)	(46,258)
Total purchase price	$1,686,347	$—	$1,686,347

Revenue from the acquisition of SuckerPunch totaled $934,000 in 2017.

Alliance MMA, Inc.

Notes to Financial Statements

Final Purchase Allocation — Fight Time Promotions
As consideration for the acquisition of the MMA promotion business of Fight Time, the Company delivered the following amounts of cash and shares of common stock.
	Cash	Shares	Consideration Paid
Fight Time	$84,000	74,667	$371,468
In connection with the business acquisition, 28,000 shares of the 74,667 shares of common stock that were issued as part of the purchase price were placed into escrow to guarantee the financial performance of Fight Time post-closing. Accordingly, in the event the gross profit of Fight Time is less than $60,000 during fiscal year 2017, all 28,000 shares held in escrow will be forfeited.
The following table reflects the final allocation of the purchase price for the business of Fight Time to identifiable assets, intangible assets, goodwill and identifiable liabilities:
	Preliminary Fair Value	Measurement Period Adjustments	Final Fair Value
Cash	$—	$—	$—
Accounts receivable	—	—	—
Intangible assets	48,867	91,133	140,000
Goodwill	322,601	(91,133)	231,468
Total identifiable assets	$371,468	$—	$371,468
Total identifiable liabilities	—	—	—
Total purchase price	$371,468	$—	$371,468

Revenue from the acquisition of Fight Time totaled $121,000 in 2017.
Final Purchase Allocation — National Fighting Championships
As consideration for the acquisition of the MMA promotion business of NFC, the Company delivered the following amounts of cash and shares of common stock.
	Cash	Shares	Consideration Paid
NFC	$140,000	273,304	$506,227
In connection with the business acquisition, 81,991 shares of the 273,304 shares of common stock that were issued as part of the purchase price were placed into escrow to guarantee the financial performance of NFC post-closing. Accordingly, in the event the gross profit of NFC is less than $100,000 during the 12-month period following the acquisition, all 81,991 shares held in escrow will be forfeited.

Alliance MMA, Inc.

Notes to Financial Statements

The following table reflects the final allocation of the purchase price for the business of NFC to identifiable assets, intangible assets, goodwill and identifiable liabilities:
	Preliminary Fair Value	Measurement Period Adjustments	Final Fair Value
Cash	$—	$—	$—
Accounts receivable	—	—	—
Fixed assets	20,000	—	20,000
Intangible assets	120,000	60,000	180,000
Goodwill	366,227	(60,000)	306,227
Total identifiable assets	$506,227	$—	$506,227
Total identifiable liabilities	—	—	—
Total purchase price	$506,227	$—	$506,227

Revenue from the acquisition of NFC totaled $205,000 in 2017.
Final Purchase Allocation — Fight Club OC
As consideration for the acquisition of the MMA promotion business of Fight Club OC, the Company delivered the following amounts of cash and shares of common stock.
	Cash	Shares	Consideration Paid
Fight Club OC	$207,900	693,000	$1,018,710
In connection with the business acquisition, 258,818 shares of the 693,000 shares of common stock that were issued as part of the purchase price were placed into escrow to guarantee the financial performance of Fight Club OC post-closing. Accordingly, in the event the gross profit of Fight Club OC is less than $148,500 during the 12-month period following the acquisition, all 258,818 shares held in escrow will be forfeited. Among the assets purchased is a cash balance of  $159,000 related to customer deposits on ticket sales for future 2017 MMA promotion events.
The following table reflects the final allocation of the purchase price for the business of the Fight Club OC to identifiable assets, intangible assets, goodwill and identifiable liabilities, and preliminary pro forma intangible assets and goodwill:
	Preliminary Fair Value	Measurement Period Adjustments	Final Fair Value
Cash	$159,000	$—	$159,000
Accounts receivable	—	—	—
Intangible assets	500,000	(230,000)	270,000
Goodwill	518,710	230,000	748,710
Total identifiable assets	$1,177,710	$—	$1,177,710
Total identifiable liabilities	(159,000)	—	(159,000)
Total purchase price	$1,018,710	$—	$1,018,710

Revenue from the acquisition of Fight Club OC totaled $399,000 in 2017.

Alliance MMA, Inc.

Notes to Financial Statements

Final Purchase Allocation — Victory Fighting Championship
As consideration for the acquisition of the MMA promotion business of Victory, the Company delivered the following amounts of cash and shares of common stock.
	Cash	Shares	Consideration Paid
Victory Fighting Championship	$180,000	267,891	$822,938
In connection with the business acquisition, 121,699 shares of the 267,891 shares of common stock that were issued as part of the purchase price were placed into escrow to guarantee the financial performance of Victory post-closing. Accordingly, in the event the gross profit of Victory is less than $140,000 during the 12-month period following the acquisition, all 121,699 shares held in escrow will be forfeited. Additionally, 146,192 shares were placed into a separate escrow to indemnify the Company for potential additional expenses incurred by Victory prior to the acquisition and to cover any uncollectible accounts receivable.
The following table reflects the final allocation of the purchase price for the business of Victory to identifiable assets, intangible assets, goodwill and identifiable liabilities:
	Preliminary Fair Value	Measurement Period Adjustments	Final Fair Value
Cash	$—	$—	$—
Accounts receivable	32,180	—	32,180
Fixed assets	30,000	—	30,000
Intangible assets	600,000	(310,000)	290,000
Goodwill	268,167	310,000	578,167
Total identifiable assets	$930,347	$—	$930,347
Total identifiable liabilities	(107,409)	—	(107,409)
Total purchase price	$822,938	$—	$822,938

Revenue from the acquisition of Victory totaled $139,000 in 2017.
The Company completed the following acquisitions during the year December 31, 2016:
CFFC
On September 30, 2016 Alliance MMA acquired the mixed martial arts promotion business of CFFC Promotions, LLC d/b/a Cage Fury Fighting Championship for an aggregate consideration of  $2,350,000, of which $235,000 was paid in cash and $2,115,000 was paid with the issuance of 470,000 shares of Alliance MMA stock valued at $4.50 per share, the fair value of Alliance MMA stock on September 30, 2016.
Hoosier Fight Club
On September 30, 2016 Alliance MMA acquired the mixed martial arts promotion business of Hoosier Fight Club Promotions, LLC d/b/a Hoosier Fight Club for an aggregate consideration of  $600,000, of which $120,000 was paid in cash and $480,000 was paid with the issuance of 106,667 shares of Alliance MMA stock valued at $4.50 per share, the fair value of Alliance MMA stock on September 30, 2016.
Combat Games MMA
On September 30, 2016 Alliance MMA acquired the mixed martial arts promotion business of Punch Drunk, Inc., also known as — Combat Games MMA for an aggregate consideration of  $420,000, of which $80,000 was paid in cash and $340,000 was paid with the issuance of 75,556 shares of Alliance MMA stock valued at $4.50 per share, the fair value of Alliance MMA stock on September 30, 2016.

Alliance MMA, Inc.

Notes to Financial Statements

Shogun Fights
On September 30, 2016 Alliance MMA acquired the mixed martial arts promotion business of Bang Time Entertainment, LLC d/b/a Shogun Fights for an aggregate consideration of  $750,000, of which $250,000 was paid in cash and $500,000 was paid with the issuance of 111,111 shares of Alliance MMA stock valued at $4.50 per share, the fair value of Alliance MMA stock on September 30, 2016.
V3
On September 30, 2016 Alliance MMA acquired the mixed martial arts business of V3, LLC for an aggregate consideration of  $600,000, of which $100,000 was paid in cash and $500,000 was paid with the issuance of 111,111 shares of Alliance MMA stock valued at $4.50 per share, the fair value of Alliance MMA stock on September 30, 2016.
CageTix
On September 30, 2016 Alliance MMA acquired the ticketing business of CageTix LLC for an aggregate consideration of  $325,000 of which $150,000 was paid in cash and $175,000 was paid with the issuance of 38,889 shares of Alliance MMA stock valued at $4.50 per share, the fair value of Alliance MMA stock on September 30, 2016.
GFL
On September 30, 2016 Alliance MMA acquired the production and video distribution business of Go Fight Net, Inc. for an aggregate consideration of  $2,338,889, of which $450,000 was paid in cash and $1,888,889 was paid with the issuance of 419,753 shares of Alliance MMA stock valued at $4.50 per share, the fair value of Alliance MMA stock on September 30, 2016.
Iron Tiger Fight Series
On December 9, 2016 Alliance MMA acquired the mixed martial arts business of Ohio Fitness and Martial Arts, LLC d/b/a Iron Tiger Fight Series for an aggregate consideration of  $656,665, of which $150,000 was paid in cash and $506,665 was paid with the issuance of 133,333 shares of Alliance MMA stock valued at $4.50 per share, the fair value of Alliance MMA stock on December 9, 2016.
Final Purchase Allocation — CFFC
As consideration for the acquisition of CFFC, the Company delivered the following amounts of cash and shares of common stock.
	Cash	Shares	Consideration Paid
CFFC	$235,000	470,000	$2,350,000

Alliance MMA, Inc.

Notes to Financial Statements

The following table reflects the final allocation of the purchase price for CFFC to identifiable assets, intangible assets, goodwill and identifiable liabilities:
	Preliminary Fair Value	Measurement Period Adjustments	Final Fair Value
Cash	$551	$—	$551
Accounts receivable, net	3,000	—	3,000
Fixed assets	4,448	—	4,448
Intangible assets	1,437,000	(607,000)	830,000
Goodwill	937,101	607,000	1,544,101
Total identifiable assets	$2,382,100	$—	$2,382,100
Total identifiable liabilities	(32,100)	—	(32,100)
Total purchase price	$2,350,000	$—	$2,350,000

Final Purchase Allocation — Hoosier Fight Club
As consideration for the acquisition of HFC, the Company delivered the following amounts of cash and shares of common stock.
	Cash	Shares	Consideration Paid
HFC	$120,000	106,667	$600,000
The following table reflects the final allocation of the purchase price for HFC to identifiable assets, intangible assets, goodwill and identifiable liabilities:
	Preliminary Fair Value	Measurement Period Adjustments	Final Fair Value
Cash	$11,194	$—	$11,194
Accounts receivable, net	1,096	—	1,096
Fixed assets	—	—	—
Intangible assets	617,880	(97,880)	520,000
Goodwill	—	97,880	97,880
Total identifiable assets	$630,170	$—	$630,170
Total identifiable liabilities	(30,170)	—	(30,170)
Total purchase price	$600,000	$—	$600,000

Final Purchase Allocation — Combat Games MMA
As consideration for the acquisition of COGA, the Company delivered the following amounts of cash and shares of common stock.
	Cash	Shares	Consideration Paid
COGA	$80,000	75,556	$420,000

Alliance MMA, Inc.

Notes to Financial Statements

The following table reflects the final allocation of the purchase price for COGA to identifiable assets, intangible assets, goodwill and identifiable liabilities:
	Preliminary Fair Value	Measurement Period Adjustments	Final Fair Value
Cash	$2,838	$—	$2,838
Accounts receivable, net	9,000	—	9,000
Fixed assets	6,039	—	6,039
Intangible assets	431,459	(91,459)	340,000
Goodwill	—	91,459	91,459
Total identifiable assets	$449,336	$—	$449,336
Total identifiable liabilities	(29,336)	—	(29,336)
Total purchase price	$420,000	$—	$420,000

Final Purchase Allocation — Shogun Fights
As consideration for the acquisition of Shogun, the Company delivered the following amounts of cash and shares of common stock.
	Cash	Shares	Consideration Paid
Shogun	$250,000	111,111	$750,000
The following table reflects the final allocation of the purchase price for Shogun to identifiable assets, intangible assets, goodwill and identifiable liabilities:
	Preliminary Fair Value	Measurement Period Adjustments	Final Fair Value
Cash	$13,131	$—	$13,131
Accounts receivable, net	20,603	—	20,603
Fixed assets	—	—	—
Intangible assets	52,500	497,500	550,000
Goodwill	692,951	(497,500)	195,451
Total identifiable assets	$779,185	$—	$779,185
Total identifiable liabilities	(29,185)	—	(29,185)
Total purchase price	$750,000	$—	$750,000

Final Purchase Allocation — V3
As consideration for the acquisition of V3, the Company delivered the following amounts of cash and shares of common stock.
	Cash	Shares	Consideration Paid
V3	$100,000	111,111	$600,000

Alliance MMA, Inc.

Notes to Financial Statements

The following table reflects the final allocation of the purchase price for V3 to identifiable assets, intangible assets, goodwill and identifiable liabilities:
	Preliminary Fair Value	Measurement Period Adjustments	Final Fair Value
Cash	$—	$—	$—
Accounts receivable, net	—	—	—
Fixed assets	—	—	—
Intangible assets	443,625	(133,625)	310,000
Goodwill	206,568	133,625	340,193
Total identifiable assets	$650,193	$—	$650,193
Total identifiable liabilities	(50,193)	—	(50,193)
Total purchase price	$600,000	$—	$600,000

Final Purchase Allocation — CageTix
As consideration for the acquisition of CageTix, the Company delivered the following amounts of cash and shares of common stock.
	Cash	Shares	Consideration Paid
CageTix	$150,000	38,889	$325,000
The following table reflects the final allocation of the purchase price for CageTix to identifiable assets, intangible assets, goodwill and identifiable liabilities:
	Preliminary Fair Value	Measurement Period Adjustments	Final Fair Value
Cash	$48,969	$—	$48,969
Accounts receivable, net	—	—	—
Fixed assets	—	—	—
Intangible assets	360,559	6,540	367,099
Goodwill	6,540	(6,540)	—
Total identifiable assets	$416,068	$—	$416,068
Total identifiable liabilities	(91,068)	—	(91,068)
Total purchase price	$325,000	$—	$325,000

Final Purchase Allocation — GFL
As consideration for the acquisition of GFL, the Company delivered the following amounts of cash and shares of common stock.
	Cash	Shares	Consideration Paid
GFL	$450,000	419,753	$2,338,889

Alliance MMA, Inc.

Notes to Financial Statements

The following table reflects the final allocation of purchase price for GFL to identifiable assets, intangible assets, goodwill and identifiable liabilities:
	Preliminary Fair Value	Measurement Period Adjustments	Final Fair Value
Cash	$42,081	$—	$42,081
Accounts receivable, net	900	—	900
Fixed assets	13,174	—	13,174
Intangible assets	2,041,677	(1,871,677)	170,000
Goodwill	1,034,911	1,168,919	2,203,830
Total identifiable assets	$3,132,743	$(702,758)	$2,429,985
Total identifiable liabilities	(793,854)	702,758	(91,096)
Total purchase price	$2,338,889	$—	$2,338,889

Final Purchase Allocation — ITFS
As consideration for the acquisition of ITFS, the Company delivered the following amounts of cash and shares of common stock.
	Cash	Shares	Consideration Paid
ITFS	$150,000	133,333	$656,665
The following table reflects the final allocation of purchase price for ITFS to identifiable assets, intangible assets, goodwill and identifiable liabilities:
	Preliminary Fair Value	Measurement Period Adjustments	Final Fair Value
Cash	$1,716	$—	$1,716
Accounts receivable, net	6,205	—	6,205
Fixed assets	—	—	—
Intangible assets	255,000	(145,000)	110,000
Goodwill	393,744	145,000	538,744
Total identifiable assets	$656,665	$—	$656,665
Total identifiable liabilities	—	—	—
Total purchase price	$656,665	$—	$656,665

Supplemental Pro Forma Information (Unaudited)
The following unaudited pro forma financial information assumes CFFC, HFC, COGA, Shogun, V3, IT Fight Series, CageTix, GFL, SuckerPunch, Fight Time, NFC, FCOC, Victory, and Alliance MMA were combined as of January 1, 2016 and includes the impact of purchase accounting. The unaudited pro forma financial information as presented below is for informational purposes only and is based on estimates and assumptions that have been made solely for purposes of developing such pro forma information. This is not necessarily indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of 2016, nor is it necessarily indicative of future results. Consequently, actual results could differ materially from the unaudited pro forma financial information presented below.

Alliance MMA, Inc.

Notes to Financial Statements

The following table presents the pro forma operating results as if the acquisitions had been included in the Company’s consolidated statements of operations as of January 1, 2016 (unaudited, in thousands):
	Revenue	Earnings (Loss)
Actual for the year ended December 31, 2016	$591	$(4,912)
Actual for the year ended December 31, 2017	$4,218	$(11,274)
Supplemental pro forma for the year ended December 31, 2016	$5,111	$(6,102)
Supplemental pro forma for the year ended December 31, 2017	$5,238	$(12,279)
(i)
Amortization of intangible assets.   Intangible assets are amortized over their estimated useful lives. The estimated useful lives of acquired intangible assets are based upon the economic benefit expected to be received and the period during which we expect to receive that benefit. For the periods presented amortization expense was approximately $956,000.

Acquired Assets — Video Libraries
The Company also acquired the MMA video libraries of three regional promotions.
Sheffield Recordings Limited (“Sheffield”)
The Company acquired the exclusive rights to the Sheffield fight library for $25,000 in cash and 5,556 shares of Alliance MMA common stock valued at $8,500 in aggregate.
Hoss Promotions, LLC (“Hoss”)
An affiliate of CFFC, Hoss owned the intellectual property rights to approximately 30 MMA events promoted by CFFC. On September 30, 2016 the Company acquired the exclusive rights to the Hoss fighter library, which covers approximately 100 hours of video content for $300,000.
Ring of Combat, LLC (“Ring of Combat”)
On September 30, 2016, the Company acquired the exclusive rights to the Ring of Combat fight library, which includes professional and amateur MMA and kickboxing events and covers approximately 200 hours of video content for $155,000. The Company additionally secured the media rights to all future Ring of Combat promotions.
During the year ended December 31, 2017, the Company impaired all acquired video library intangible assets. See “Note 5 — Goodwill and Purchased Identifiable Intangible Assets” for more information.
Acquired Assets-Intellectual Property
Intellectual property consists of the following:
Alliance MMA Intellectual Property
In October 2016, the Company entered an Asset Purchase Agreement with Eric Del Fierro to acquire certain intellectual property rights to the Alliance MMA brand for $70,000.
Note 5. Goodwill and Purchased Identifiable Intangible Assets
Impairment
During the year ended December 31, 2017, the Company recorded a goodwill impairment charge of $2.4 million within the promotion segment in relation to the GFL and Fight Time reporting units. The impairment was identified as part of management’s review of impairment indicators during the fourth quarter. Accordingly, it was determined that the recoverable value of the reporting units was less than the carrying value and therefore, an impairment loss was recorded.

Alliance MMA, Inc.

Notes to Financial Statements

Additionally, the Company recorded a $893,000 impairment expense related to the write down of all video library intangible assets acquired to date, mainly in relation to the GFL acquisition as well as the venue relationship and trade name intangible assets associated with the acquisition of Fight Time.
Goodwill
The change in the carrying amount of goodwill for the years ended December 31, 2017 and 2016 is as follows:
Balance as of December 31, 2015	$—
Goodwill acquired	2,516,168
Deferred tax	755,647
Balance as of December 31, 2016	$3,271,815
Goodwill acquired	3,490,552
Final purchase accounting – measurement period adjustments	1,636,468
Impairment	(2,435,298)
Balance as of December 31, 2017	$5,963,537

Intangible Assets
The change in the carrying amount of intangible assets for the year ended December 31, 2017 and 2016 is as follows:
Balance as of December 31, 2015	$—
Intangible assets acquired	6,164,700
Amortization	(384,487)
Balance as of December 31, 2016	$5,780,213
Intangible assets acquired	2,827,951
Final purchase accounting measurement period adjustment	(4,147,052)
Impairment of intangible assets	(1,298,500)
Accumulated amortization related to impaired intangible assets	405,017
Amortization	(680,535)
Balance as of December 31,2017	$2,887,094

Identified intangible assets consist of the following:
	Useful Life	December 31, 2017
Intangible assets		Gross Assets	Accumulated Amortization	Net
Video library	4 years	$—	$—	$—
Venue relationships	7 years	2,410,000	(363,767)	2,046,233
Ticketing software	3 years	90,000	(37,500)	52,500
Trademark and brand	3 years	610,000	(208,056)	401,944
Fighter contracts	3 years	140,000	(14,000)	126,000
Promoter relationships	6 years	277,099	(31,682)	245,417
Sponsor relationships		20,000	(5,000)	15,000
Total intangible assets, gross		$3,547,099	$(660,005)	$2,887,094

Alliance MMA, Inc.

Notes to Financial Statements

During the year ended December 31, 2017, the Company completed the final purchase accounting of all acquisitions, resulting in a reallocation of intangible assets and goodwill.
During the year ended December 31, 2017, the Company recorded impairment charges of approximately $800,000 related to all video library, and 93,000 related to the Fight Time venue relationship and trade name intangible assets.
	Useful Life	December 31, 2016
Intangible assets		Gross Assets	Accumulated Amortization	Net
Video library	4 years	$3,512,741	$(181,824)	$3,330,917
Venue relationships	7 years	1,966,400	(163,867)	1,802,533
Ticketing software	3 years	360,559	(30,047)	330,512
Trademark and brand	3 years	325,000	(8,749)	316,251
Fighter contracts	3 years	—	—	—
Promoter relationships	6 years	—	—	—
Total intangible assets, gross		$6,164,700	$(384,487)	$5,780,213

Amortization expense for the years ended December 31, 2017 and 2016, was $680,535 and $384,487, respectively.
As of December 31, 2017, estimated amortization expense for the unamortized acquired intangible assets over the next five years and thereafter is as follows:
2018	$647,257
2019	609,119
2020	441,897
2021	409,952
2022	397,036
Thereafter	381,833
$2,887,094

Note 6. Debt
Note Payable
In December 2017, the Company entered into a promissory note with an individual for $300,000 of borrowings for operating capital leading up to our public offering in January 2018. The note had a maturity of 30 days and was paid in full at maturity in January 2018 including interest of  $45,000. The note was personally guaranteed by Joseph Gamberale, one of our board members.
Note Payable — Related Party
In February 2015, the Company entered into a loan agreement with Ivy Equity Investors, LLC for up to $500,000 of borrowings for startup expenses, including professional fees related to the Company’s initial public offering and expenses incident to the acquisition of the Target Assets and businesses of the Target Companies. On March 1, 2015, 5,289,136 shares were issued to Ivy Equity Investors, LLC reducing the note payable and accrued interest balance by $5,289 which represents the par value of the shares issued. Ivy Equity Investors, LLC is an affiliate of the Company’s founder and current board member, Mr. Gamberale who at the time was the Company’s sole director.

Alliance MMA, Inc.

Notes to Financial Statements

In May 2016, the loan agreement was amended to permit up to $600,000 of aggregate borrowings for startup expenses.
In July 2016, the loan agreement was amended to permit up to $1,000,000 of aggregate borrowings for startup expenses.
Upon the completion of the IPO on September 30, 2016, a portion of the proceeds were utilized to pay the balance of all amounts due under the loan, or $877,000. As of December 31, 2017 and December 31, 2016, the outstanding borrowings under the loan were $0 and $0, respectively. The loan bore interest at 6% per annum and matured on the earlier of the closing of the IPO, or January 1, 2017.
Note 7. Commitments and Contingencies
Operating Leases
The Company does not own any real property. The Company’s principal executive offices are located at an office complex in New York, New York, which includes approximately twenty thousand square feet of shared office space and services that we are leasing. The lease had an original one-year term that commenced on December 1, 2015, which was renewed until November 30, 2018. The lease allows for the limited use of private offices, conference rooms, mail handling, videoconferencing, and certain other business services.
In November 2016, the Company entered a sublease agreement for office and video production space in Cherry Hill, New Jersey. The lease expires on June 30, 2019.
With the acquisition of FCOC, the Company assumed a lease for office space in Orange County, California. The lease expires in September 2018.
Each of the acquired business operate from home offices or shared office space arrangements.
Rent expense was $124,629 and $10,389 for the year ended December 31, 2017 and 2016, respectively.
As of December 31, 2017, the aggregate minimum lease payments for the years ending December 31, 2018 and 2019 were:
Lease Obligation
2018	$151,296
2019	66,990
$218,286

Contingencies
Legal Proceedings
In the normal course of business or otherwise, we may become involved in legal proceedings. We will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred.
In April and May 2017, two purported securities class action complaints — Shapiro v. Alliance MMA, Inc., No. 1:17-cv-2583 (D.N.J.), and Shulman v. Alliance MMA, Inc., No. 1:17-cv-3282 (S.D.N.Y.) — were filed against the Company and certain of its officers in the United States District Court for the District of

Alliance MMA, Inc.

Notes to Financial Statements

New Jersey and the United States District Court for the Southern District of New York, respectively. The complaints alleged that the defendants violated certain provisions of the federal securities laws, and purported to seek damages in an amount to be alleged on behalf of a class of shareholders who purchased the Company’s common stock pursuant or traceable to the Company’s initial public offering. In July 2017, the plaintiffs in the New York action voluntarily dismissed their claim and, on March 8, 2018, the parties reached a settlement to the New Jersey action in which the insurance carrier for our directors and officers liability insurance policy has agreed to cover Alliance’s financial obligations under the settlement arrangement, less a deductible of  $250,000.
Earn Out
Management evaluated the financial performance of CFFC, COGA, HFC, Shogun, V3, CageTix, and SuckerPunch in 2017 compared to the earn out thresholds as described in the respective Asset Purchase Agreements. Based upon management’s estimates, the Company recorded an earn out liability during 2017 of approximately $310,000 related to Shogun’s financial results. This estimated amount is subject to revisions as provided in the related Asset Purchase Agreement.
Subsequent to year end, the company determined the target earn out threshold of IT Fight Series, SuckerPunch and Fight Time were not met and as a result management anticipates the shares issued in conjunction with the earn out to be returned to the Company, subject to the terms of the respective asset purchase agreements.
Note 8. Stockholders’ Equity
Common Stock Private Placements
In July 2017, the board of directors approved the issuance of up to $2.5 million of our common stock in one or more private placements.
In July 2017, Board members and an employee executed subscription agreements for 513,761 units at a purchase price of  $1.09 per unit. In August 2017, the Company determined that the amount raised through such sales was insufficient to meet its current needs, and accordingly solicited subscription agreements from third parties for 965,000 units at $1.00 per unit. Each unit sold in these placements consists of one restricted share of AMMA common stock and a warrant to acquire one share of common stock at an exercise price of  $1.50 per share. The Company issued all 1,478,761 shares of common stock sold in these placements on August 29, 2017.
In October and November 2017, the Company solicited subscription agreements from third parties for 390,000 units at $1.25 per unit. Each unit sold in the placement consists of one restricted share of AMMA common stock and a warrant to acquire one share of common stock at an exercise price of  $1.75 per share.
Common Stock Grant
In February 2017, the Company entered a consulting arrangement with DC Consulting for management consulting services with a term of one year and included the grant of 150,000 shares subject to board of director approval. In July 2017, the Company issued the 150,000 restricted shares to DC Consulting under the arrangement and recognized stock-based compensation of approximately $148,000, the fair value of the shares on the date of issuance, in relation to the common stock grant.
Option Grants
In August 2016, the Company entered into an employment agreement with John Price as the Company’s Chief Financial Officer. In connection with Mr. Price’s employment he was awarded a stock option grant to acquire 200,000 shares of the Company’s common stock. The Stock option has a term of 10 years, an exercise price of  $4.50, and a grant date fair value of  $364,326, and vests one third of the shares on the one year anniversary of the grant date and one third annually thereafter.

Alliance MMA, Inc.

Notes to Financial Statements

Stock Option Plan
On December 19, 2016, the Board of Directors of the Company awarded stock option grants under the 2016 Equity Incentive Plan to four employees to acquire an aggregate of 200,000 shares of the Company’s common stock. The stock options have a term of 10 years and an exercise price of  $3.56 per share, vest annually over three years in three equal tranches and have a grant date fair value of  $497,840. The Company determined the fair value of the stock options using the Black-Scholes model. Each award was accepted by the recipient during the first quarter 2017 at which point the Company began to recognize stock-based compensation expense.
On February 1, 2017, the Company entered into an employment agreement with James Byrne as the Company’s Chief Marketing Officer. In connection with Mr. Byrne’s employment he was awarded a stock option grant to acquire 100,000 shares of the Company’s common stock. The stock option has a term of 5 years, an exercise price of  $3.55, and a grant date fair value of  $247,882, and was fully-vested upon grant. The Company determined the fair value of the stock option using the Black-Scholes model.
On May 15, 2017, the Company entered into an employment agreement with Ira Rainess as the Company’s EVP of Business Affairs. In connection with Mr. Rainess’ employment, in September 2017, he was awarded a stock option grant to acquire 100,000 shares of the Company’s common stock. The stock option has a term of 3 years, an exercise price of  $1.30, and a grant date fair value of  $53,306, and vests one half of the shares on the one year anniversary of the grant date and one half on the second anniversary. The Company determined the fair value of the stock option using the Black-Scholes model.
On December 17, 2017, the Company awarded Robert Mazzeo, the Company’s external General Counsel at that time, a stock option grant to acquire 125,000 shares of the Company’s common stock. The option has a term of three years, an exercise price of  $1.50, and a grant date fair value of  $77,500, and was fully-vested upon grant. The Company determined the fair value of the stock option using the Black-Scholes model.
Warrant Grants
On January 4, 2017, in connection with the acquisition of SuckerPunch, the Company entered an employment agreement with Bryan Hamper as Managing Director. Mr. Hamper was awarded a warrant to acquire 93,583 shares of the Company’s common stock. The warrant has a term of 5 years, an exercise price of  $3.74, and a grant date fair value of  $181,920, and was fully-vested upon grant and is included as a component of the SuckerPunch purchase price. The Company determined the fair value of the warrant using the Black-Scholes model.
On March 10, 2017, the Company entered into a service agreement with World Wide Holdings and issued a warrant to acquire 250,000 shares of the Company’s common stock. The warrant has an exercise price of $4.50, term of three years and vest in equal one third increments on April 1, July 1 and October 1, 2017. During the year ended December 31, 2017, the Company recognized stock-based compensation expense of $169,401.

Alliance MMA, Inc.

Notes to Financial Statements

The number of shares of the Company’s common stock that are issuable pursuant to warrant and stock option grants with time-based vesting as of December 31, 2017 are:
	Warrant Grants		Stock Option Grants
	Number of Shares Subject to Warrants	Weighted-Average Exercise Price Per Share	Number of Shares Subject to Options	Weighted-Average Exercise Price Per Share
Balance at December 31, 2015	—	—	—	—
Granted	222,230	$7.43	200,000	$4.50
Exercised	—	—	—	—
Forfeited	—	—	—	—
Balance at December 31, 2016	222,230	$7.43	200,000	$4.50
Granted	2,017,344	2.00	525,000	2.64
Exercised	—	—	—	—
Forfeited	—	—	—	—
Balance at December 31, 2017	2,239,574	$2.54	725,000	$3.15
Exercisable at December 31, 2017	565,813	$5.53	358,333	$3.01

As of December 31, 2017 and 2016, the total unrecognized expense for unvested stock options, net of expected forfeitures, was approximately $564,184 and $313,753, respectively.
Stock-based compensation expense for the year ended December 31, 2017 and 2016 is as follows:
	Year Ended
	December 31, 2017	December 31, 2016
General and administrative expense	$943,998	$2,645,573
Stock-based compensation expense categorized by the equity components for the year ended December 31, 2017 and 2016 is as follows:
	Year Ended
	December 31, 2017	December 31, 2016
Employee stock options	$626,097	$50,573
Warrants	169,401	—
Common stock	148,500	2,595,000
	$943,998	$2,645,573
Note 9. Net Loss per Share
Basic net loss per share is computed by dividing net loss for the period by the weighted average shares of common stock outstanding during each period. Diluted net loss per share is computed by dividing net loss for the period by the weighted average shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The Company uses the treasury stock method to determine whether there is a dilutive effect of outstanding option grants.

Alliance MMA, Inc.

Notes to Financial Statements

The following table sets forth the computation of the Company’s basic and diluted net loss per share for the periods presented:
	Year Ended December 31,
	2017	2016
Net loss	$(11,978,563)	$(4,159,394)
Weighted-average common shares used in computing net loss per share, basic and diluted	10,679,989	5,520,801
Net loss per share, basic and diluted	$(1.12)	$(0.75)

The following securities were excluded from the computation of diluted net loss per share for the periods presented because including them would have been antidilutive:
	As of December 31,
	2017	2016
Stock options (exercise price – $1.30 to $4.50 per share)	725,000	200,000
Warrants (exercise price – $1.50 to $7.43 per share)	2,239,574	222,230
Total common stock equivalents	2,964,574	422,230

Note 10. Income Taxes
The components of Loss before benefit from income taxes for the years ended December 31, 2017 and 2016 are as follows:
	Years ended December 31,
	2017	2016
Domestic	$(11,290,457)	$(4,915,041)
Foreign	—	—
Loss before benefit from income taxes	$(11,290,457)	$(4,915,041)

The Company incurred income tax expense of  $688,073 and income tax benefit $755,647 for the years ended December 31, 2017 and 2016, respectively. The income tax expense (benefit) for the year ended December 31, 2017 and 2016 includes the following:
	Year Ended December 31,
	2017	2016
Current income tax expense:
U.S. Federal	$—	$—
U.S. State	7,696	—
Total current	7,696	—
Deferred:
U.S. Federal	617,310	(647,889)
U.S. State	63,100	(107,758)
Total deferred	680,410	(755,647)
Total expense (benefit) from income taxes	$688,106	$(755,647)

Alliance MMA, Inc.

Notes to Financial Statements

The income tax expense (benefit) differs from those computed using the statutory federal tax rate of 34% due to the following:
	Year Ended December 31,
	2017	2016
Expected provision at statutory federal rate	$(3,838,755)	$(1,671,113)
State tax-net of federal benefit	70,763	(71,120)
Change in valuation allowance	2,161,264	915,172
IPO related costs	—	54,313
Rate change	1,434,079	—
Goodwill impairment	751,433	—
Other	109,290	17,101
	$688,074	$(755,647)

The effect of temporary differences that gave rise to significant portions of deferred tax assets as of December 31, 2017 and 2016, are as follows:
	Year Ended December 31,
	2017	2016
Deferred tax assets:
Net operating loss carryforwards	$2,145,809	$456,551
Accruals	—	16,587
Share based compensation	272,645	19,913
Start-up costs	248,348	382,648
Fixed assets	8,206	—
Intangibles	370,681	—
Other	32	51
Gross deferred tax assets	3,045,721	875,750
Valuation allowance	(3,045,721)	(175,644)
Net deferred tax assets	—	700,106
Fixed assets	—	(9,352)
Intangibles	—	(690,754)
Other	(23,942)	—
Deferred tax liability	(23,942)	(700,106)
Net deferred tax liability	$(23,942)	$—

As of December 31, 2017, the Company has a federal net operating loss carry-forward of  $7.8 million available to offset future taxable income. The Company has state loss carry-forwards of  $6.9 million. Future utilization of net operating losses may be limited due to potential ownership changes under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). These net operating loss carry-forwards have expiration dates starting in 2031 through 2037.
The valuation allowance as of December 31, 2017 was $3.0 million. The net change in valuation allowance for the year ended December 31, 2017 was an increase of  $1.8 million. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary

Alliance MMA, Inc.

Notes to Financial Statements

differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2017.
As of December 31, 2016, the Company has a federal net operating loss carry-forward of  $1.2 million available to offset future taxable income. The Company has state loss carry-forwards of  $1.2 million. Future utilization of net operating losses may be limited due to potential ownership changes under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). These net operating loss carry-forwards have expiration dates starting in 2031 through 2036.
The valuation allowance as of December 31, 2016 was $175,644. The net change in valuation allowance for the year ended December 31, 2016 was an increase of  $40,384. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2016.
The Company has no unrecognized tax benefits during the periods presented within. By statute, all tax years are open to examination by the major taxing jurisdictions to which the Company is subject.
On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the “Act”), which significantly changed U.S. tax law. The Act lowered the Company’s U.S. statutory federal income tax rate from 35% to 21% effective January 1, 2018. For the year ended December 31, 2017, the Company recognized a provision for income tax of  $0.7 million, of which $1.4 million was considered a provisional estimate under the U.S. Securities and Exchange Commission Staff Accounting Bulletin No. 118. The Company’s provisional estimate of  $1.4 million relates to the impact of remeasuring the Company’s deferred tax balances to reflect the new tax rate.
Note 11. Related Party
Note Payable
In December 2017, leading up to our offering of units in January 2018, the Company entered into a short-term promissory note with an individual for $300,000 which was personally guaranteed by Joseph Gamberale, one of our board members.
Notes Payable — Related Party
In February 2015, the Company obtained a loan from Ivy Equity Investors, LLC, which is an affiliate of the Company’s founder and current board member, Mr. Gamberale, who at the time was the Company’s sole director. On September 30, 2016 the Company completed its initial public offering, and the outstanding balance of the loan, $877,000, was repaid to Ivy Equity Investors, LLC. See Note 6 Debt, for additional information.
Note 12. Subsequent Events
Stock Offering
On January 9, 2018, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC, acting as sole book-running manager (the “Underwriter”), for a

Alliance MMA, Inc.

Notes to Financial Statements

public offering (the “Offering”) of a combination of 2,150,000 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company, and 1,935,000 warrants to purchase 1,935,000 shares of Common Stock (the “Warrants”). Each share of Common Stock was sold in combination with a Warrant to purchase 0.90 shares of Common Stock. The Warrants have a five-year term and an exercise price of $1.10 per share. The Offering price was $1.00 per share of Common Stock and related Warrant and the Underwriter has agreed to purchase the shares of Common Stock and related Warrants from the Company at a 7.0% discount to the Offering price. In addition, the Company granted to the Underwriter a 45-day option to purchase up to an additional 322,500 shares of Common Stock and/or 290,250 Warrants to purchase 290,250 shares of Common Stock at the same price to cover over-allotments, if any. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.
The gross proceeds to the Company from the Offering were approximately $2,150,000 before underwriting discounts and commissions and other estimated offering expenses.
The Offering was made pursuant to an effective shelf registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission on December 1, 2017 and a prospectus supplement, dated January 9, 2018, together with the accompanying base prospectus.
Management Change
On February 7, 2018, Alliance MMA announced that its Chief Executive Officer, Paul K. Danner III, resigned as an officer of the Company, effective immediately. Mr. Danner will stay on as Chairman of the Company’s Board of Directors through May 1, 2018. The Company also terminated the employment of the Company’s President, Robert Haydak, and its Chief Marketing Officer, James Byrne.
Robert L. Mazzeo will serve as the Company’s acting Chief Executive Officer effective immediately. Mr. Mazzeo, age 64, has served as the Company’s corporate counsel since 2016. Mr. Mazzeo was a partner in the law firm of Mazzeo Song P.C. from 2005 through February 2018, where his practice is primarily involved in securities transactions and mergers and acquisitions. Mr. Mazzeo has also served as Chief Executive Officer of Enclave Capital LLC, a brokerage and investment banking firm registered with the Securities and Exchange Commission. Mr. Mazzeo is a graduate of Brown University and Yale Law School.
The terms of Mr. Mazzeo’s compensation have not yet been determined.
February 15, 2018, Alliance MMA announced it appointed Ira S. Rainess as the Company’s President.
Mr. Rainess, age 51, has served as the Company’s Executive Vice President, Business Affairs since May 2017 and, prior to that, acted as a consultant to the Company. Mr. Rainess has served as the head of the Sports & Entertainment Law practice at Silverman, Thompson, Slutkin & White for the past 13 years. A member of the Maryland Bar, he is a graduate of the University of Maryland’s Robert H. Smith School of Business and the University of Baltimore School of Law.
The terms of Mr. Rainess’s compensation have not yet been determined.
NASDAQ Notice
On February 22, 2018, Alliance MMA received a letter (the “Notification Letter”) from The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of  $1.00 per share. Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price

Alliance MMA, Inc.

Notes to Financial Statements

requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company’s common stock for the 30 consecutive business days prior to the date of the Notification Letter, the Company no longer meets the minimum bid price requirement.
The Notification Letter does not impact the Company’s listing on the Nasdaq Capital Market at this time. In accordance with Nasdaq Listing Rule 5810(c)(3) (A), the Company has been provided 180 calendar days, or until August 21, 2018, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the Company’s common stock must have a closing bid price of at least $1.00 for a minimum of 10 consecutive business days. In the event the Company does not regain compliance by August 21, 2018, the Company may be eligible for an additional period of 180 days within which to regain compliance.
Stock Option Award
In March 2018, the Board of Directors approved a stock option grant to Robert Mazzeo, CEO and Ira Rainess. Mr. Mazzeo’s award was for 250,000 options with an exercise price of  $0.53 and vests upon grant. Mr. Rainess’ award was for 250,000 shares with an exercise price of  $0.53 and vests upon grant.
Litigation Settlement
On March 8, 2018, Alliance MMA entered into a binding term sheet to settle a stockholder class action lawsuit initially filed in April 2017 against the Company, certain of its current and former officers and directors, and the underwriter in the Company’s initial public offering. The litigation is pending in the United States District Court for the District of New Jersey. Pursuant to the term sheet and subject to certain conditions, including the approval of the settlement terms by the District Court, the settling parties have agreed to submit a formal, binding stipulation of settlement to the District Court to resolve all claims brought against the defendants. The settlement will provide for a payment to the class of  $1,550,000, of which the insurer will pay $1,520,000 and the underwriter in the IPO will contribute $30,000. The Company will be obligated to pay a deductible of  $250,000, of which the Company has paid $137,761 in the form of legal fees and expenses incurred in connection with defending the lawsuit.
Note Payable-Related Party
On April 10, 2018, the Company borrowed a total of  $300,000 from two of its board members, Joseph Gamberale and Joey Tracy, pursuant to promissory notes of  $150,000, respectively. The notes bear interest at 12% annually and mature May 21, 2018. Joseph Gamberale personally guaranteed Mr. Tracy’s note.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF AMMA
Management’s Discussion and Analysis of Financial Condition and Results of Operations
You should read the following discussion of our financial condition and results of operations in conjunction with our audited and interim financial statements and the related notes included elsewhere in this Proxy Statement. In addition to our historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs which involves risk, uncertainty and assumptions. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Proxy Statement.
Corporate Information
Our principal executive offices are located at 590 Madison Avenue, 21st Floor, New York, New York, 10022. Our telephone number is (212) 739-7825.
Our Business/Cessation of MMA operations
Alliance MMA began its operations as a sports media company operating regional mixed martial arts (“MMA”) promotion business under the Alliance MMA name as well as under the trade names of the regional promoters we acquired. The fighters who participated in our MMA promotions were provided the opportunity to develop and showcase their talents for advancement to the next level of professional MMA competition.
On May 25, 2018, the Board of Directors, along with management, committed the Company to an exit/disposal plan of the promotion business because it did not believe the business units were able generate sufficient operating cash flows to fund the ongoing operations. Since then, the Board of Directors has determined to dispose of the fighter management business as well. All of the Company’s MMA related businesses have been disposed of, except for the its Ticketing business, known as CageTix.
Ticketing Platform
CageTix — founded in 2009, CageTix focuses its ticket sales service on the MMA industry. CageTix presently services to many of the industry’s top U.S. mixed martial arts events.
Our management is currently focused on sustaining the CageTix operation and consummation of the SCWorx Acquisition and related transactions.
Proposed SCWorx Acquisition and Related Financings
SCWorx Acquisition
As described elsewhere in this Proxy Statement, on August 20, 2018, the Company entered into a Stock Exchange Agreement with SCWorx Corp. a software as services (“SAAS”) company servicing the healthcare industry, as amended by Amendment No. 1 thereto (the “Share Exchange Agreement” or “SEA”), under which the Company agreed to (i) purchase from the SCWorx shareholders all the issued and outstanding capital stock of SCWorx, in exchange for which the Company agreed to issue at the closing 100,000,000 shares of Company common stock at a fixed price of $0.50 per share and (ii) issue an SCWorx related party note holder approximately 190,000 Preferred Stock Units, comprised of 190,000 shares of Preferred Stock (face value of  $10 per share) and warrants to purchase 4,750,000 shares of common stock, in satisfaction of approximately $1.9 million of SCWorx indebtedness to such note holder. Consummation of the transactions contemplated by the SEA is subject to satisfaction of a variety of conditions, including but not limited to approval by the Company and SCWorx’ shareholders and the combined company meeting the listing qualifications for initial inclusion on the Nasdaq Stock Market.
Consequently, there is no assurance that the Company will be able to consummate the transactions contemplated by the SEA. If the Company completes the planned acquisition, management may determine to dispose of the ticketing business and focus on the SCWorx SAAS business, which is focused on streamlining the three core healthcare provider systems; Supply Chain, Financial and Clinical (EMR), enabling providers’ enterprise systems to work as one automated and seamless business management system.

SCWorx offers an advanced software solution for the management of health care providers’ foundational business applications, empowering its customers to significantly reduce costs, drive better clinical outcomes and enhance their revenue. SCWorx supports the interrelationship between the three core healthcare provider systems: Supply Chain, Financial and Clinical. This solution moves data from one application to another to drive supply cost reductions, optimize contracts, increase supply chain management (“SCM”) cost visibility and control rebates and contract administration fees.
Convertible Note and Preferred Stock Unit Financing
On December 18, 2018, the Securities Purchase Agreement with SCWorx dated June 28, 2018 (“SPA”) was amended to increase the amount SCWorx could purchase by $250,000 to up to $1.25 million, of which 750,000 had previously been funded, leaving an additional $500,000 to be funded. The conversion/exercise price of the additional $500,000 convertible note is $0.20 per share. As of December 18, 2018, SCWorx has funded $275,000 of the additional $500,000 and received (i) a $275,000 convertible promissory note, convertible into common shares at a conversion price of  $0.20 per share, and warrants to purchase 343,750 common shares at an exercise price of  $0.30 per share. This brings the total amount funded by SCWorx to $1,025,000.
On December 18, 2018, AMMA closed $5.5 million in aggregate proceeds from the sale of Preferred Stock Units comprised of 550,000 shares of convertible preferred stock and warrants to purchase 13,750,000 shares of common stock (the “Preferred Stock Units”). The face value of the Preferred stock will, upon stockholder approval of the Financing Proposal, be convertible into shares of common stock at a conversion price of $0.20 per share, subject to adjustment, and the warrants have an exercise price of $0.30 per share, subject to adjustment. In addition, AMMA issued Preferred Stock Units, comprised of approximately 67,500 shares of convertible Preferred Stock and warrants to purchase 1,687,500 shares of common stock to AMMA creditors in satisfaction of approximately $675,000 of indebtedness.
The cash amount raised from the sale of the Preferred Stock Units must be kept in a reserve account under the operative documents pending the closing of the Acquisition. Upon the closing of the Acquisition, these funds will be available to fund the business of the combined company.
If the AMMA shareholders do not approve the Preferred Stock Units or trading in AMMA common stock is suspended or the Company is delisted from Nasdaq at any time within 90 days of closing the SCWorx acquisition, AMMA would be required to redeem the preferred stock at face value (this in effect amounts to a refund of the Preferred Stock Unit purchase price).
Results of Operations — Alliance MMA — 3 months ended September 30, 2018
The following discussion of AMMA’s results of operations is in no way indicative of the anticipated future results of operations of the combined company after giving effect to the Acquisition. The combined company is expected to have higher expenses and substantially more revenue than AMMA.
Revenues
Our revenue is derived from ticket services from CageTix.
Revenue for the three months ended September 30, 2018 was $28,000 from ticket services.
Revenue for the three months ended September 30, 2017 was $40,000 from ticket services.
The decrease in revenue is primarily related to our financial condition and limited working capital to support the businesses. Given our limited financial resources we expect revenue from the business to continue to decline.
Expenses
General and administrative expenses increased $231,000 to $743,000 for the three months ended September 30, 2018 compared to $512,000 for the same period in 2017. Salary and wages decreased $30,000 as we began to reduce executive head count in February 2018 with major head count reduction in May 2018. Travel decreased $150,000 related to the cessation of the MMA business and disposal of

SuckerPunch. Amortization decreased $19,000 as we wrote off all acquired intangible related to the cessation of the MMA business and disposal of SuckerPunch. Insurance increased $67,000 as the Company adjusted for additional coverage for 2018. Stock based compensation increased $279,000 related to the annual board of directors’ option grants, employee option awards, legal settlement and issuance of shares and warrants to a note holder. Fees increased $51,000, and other expenses increased $40,000.
Professional and consulting expenses decreased approximately $24,000 to $194,000 for the three months ended September 30, 2018 compared to $218,000 in the same period of 2017. The decrease in these expenses was due primarily to a decreased of  $59,000 in accounting fees, $10,000 decrease in consulting fees, and a $23,000 decrease in IR/PR fees, partially offset by a $69,000 increase in legal expense. We expect legal and accounting fees to increase as we pursue the completion of the planned SCWorx acquisition transaction described elsewhere in this Report.
Effective July 2018, we disposed of our Athlete Management business, SuckerPunch. In connection with the disposal of SuckerPunch we lost approximately $70,000 and incurred additional stock-based compensation of  $10,000 related to the repricing of a warrant and $31,000 related to the issuance of common shares. We incurred $50,000 in severance related to the cessation of our professional MMA business and $55,000 of stock compensation expense related to the release of escrow shares to a former promoter. These costs were offset by $97,000 of gain related to settlements of various accounts payable balances.
Results of Operations — Alliance MMA — 9 months ended September 30, 2018
The following discussion of AMMA’s results of operations is in no way indicative of the anticipated future results of operations of the combined company after giving effect to the Acquisition. The combined company is expected to have higher expenses and substantially more revenue than AMMA.
Revenues
Our revenue is derived from ticket services from CageTix.
Revenue for the nine months ended September 30, 2018 was $144,000 from ticket services.
Revenue for the nine months ended September 30, 2017 was $160,000 from ticket services.
The decrease in revenue is primarily related to our financial condition and limited working capital to support the businesses.
Expenses
General and administrative expenses increased approximately $372,000 to $1.9 million for the nine months ended September 30, 2018 compared to $1.5 million in the same period of 2017. Salary and wages decreased $95,000 as we began to reduce executive head count in February 2018 with major head count reduction in May 2018. Insurance increased $135,000 as the Company adjusted for additional coverage for 2018. Stock based compensation increased $330,000 as the Company issued equity awards in 2018 to our board of directors and employees, settled a dispute and issued shares and warrants to a noteholder. Fees increased $31,000 and other expenses increased $91,000. Travel decreased $110,000 and amortization decreased $16,000.
Professional and consulting expenses increased approximate $103,000 to $1.0 million for the nine months ended September 30, 2018 compared to $912,000 in the same period of 2017. The increase in these expenses was due primarily to an increase of  $82,000 in legal fees, $54,000 increase in SEC related fees offset by a decrease of  $14,000 in accounting and consulting and $19,000 decrease in IR/PR fees. We expect legal and accounting fees to increase as we pursue the completion of the planned SCWorx acquisition transaction.
As part of the cessation of its professional MMA promotion business in the second quarter 2018, the Company disposed of all long-lived fixed assets and realized a loss on disposal of approximately $223,000, the Company also impaired or wrote off intangible assets and goodwill and realized a loss on disposal of $6.9 million, wrote off receivables of  $190,000 and other assets of  $19,000, which is included as a component of net loss from discontinued operations, net of tax for the nine months ended September 30, 2018.

During the second quarter 2018, the Company sold all the professional MMA promotion businesses, except for Victory, FT and NFC, to the former business owners and terminated/settled existing employment agreements. In relation to the promotion business disposals, the Company settled the $310,000 earn-out liability related to the Shogun acquisition with the issuance of 366,072 common stock options with a Black-Scholes value of  $94,000, issued 30,000 common stock options to a promoter as severance, and incurred approximately $246,000 of additional liabilities related to severance payments to former employees. The Company realized a gain of approximately $160,000 related to the settlement of outstanding accounts payable and a gain of approximately $276,000 related to settlement with a promoter of customer prepayments and recorded a $15,000 receivable from the promoter related to the sale of the business. On July 30, 2018, the Company entered a settlement agreement, effective as of May 31, 2018, with a former employee, in relation to the termination of his employment. The Company agreed to pay the former employee $129,800 and issue a fully vested stock option grant dated July 30, 2018 for 75,000 common shares with a life of 5 years and exercise price of  $0.20. In June 2018, the Company abandoned the Cherry Hill, New Jersey promotion office and recorded a $167,500 charge for the remaining contractual lease payments.
In July 2018, the Company entered a separation agreement with a former employee and agreed to pay $50,000 in exchange for terminating the employment agreement. On September 26, 2018, the Company entered an agreement to sell the Athlete Management business, SuckerPunch, to the former business owners, the agreement had an effective date of July 1, 2018. The parties agreed to terminate / settle the existing employment agreements. One of the former employees was paid severance until August 31, 2018 and issued the remaining 108,289 common shares held in escrow related to the SuckerPunch acquisition. The Company recognized a stock-based compensation charge of  $31,000 related to the issuance of the 108,289 common shares. The other former employee was paid severance through September 15,2018 and had his warrant to purchase 93,583 common shares repriced from $3.74 to $0.3725. The Company recognized a stock-based compensation charge of  $10,000 related to the repricing of the common stock warrant. The Company recognized a $70,000 loss in relation to the disposal of the SuckerPunch business. In conjunction with the settlement with the former owner of Fight Club OC, Roy Englebrecht, the shares held in escrow were released as part of the separation agreement. The Company recorded stock based compensation expense of  $55,000, the fair value of the shares on the date the agreement was entered. In September 2018, the Company sold the Victory name and related business assets to a vendor in settlement of an outstanding payable balance of  $33,064. In September 2018, the Company sold Fight Time to the former business owner and terminated the existing settlement arrangement resulting in a gain of  $16,667. In October 2018, the Company resolved its outstanding litigation with Mazzeo Song LLP resulting in the Company agreeing to pay $35,000 in settlement of the outstanding payable balance. The Company realized a $47,000 gain on the settlement as all invoices had previously been accrued. On November 12, 2018 the Company entered into a separation agreement with the former promoter of Victory and agreed to issue the 121,699 shares held in escrow related to the Victory acquisition. The effective date of the agreement was September 30, 2018 and as a result the Company recognized $35,000 of stock-based compensation expense.
AMMA Liquidity and Capital Resources
The following discussion of AMMA’s Liquidity and Capital Resources with regard to historical sources and uses of cash is in no way indicative of future sources and uses of cash by the combined company after giving effect to the Acquisition.
Our operations have generated negative cash flows since inception, Consequently, our primary source of cash has been from the issuance of common stock in conjunction with our IPO completed in October 2016, sales of our common stock and warrants to purchase common stock issued in private placements in July, August and October 2017 and in a public offering in January 2018, advances in April and May 2018 under promissory notes with two of our board members and a shareholder, and the $1,250,000 convertible note financing provided by SCWorx.
On December 18, 2018, the Securities Purchase Agreement with SCWorx dated June 28, 2018 (“SPA”) was amended to increase the amount SCWorx could purchase by $250,000 to up to $1.25 million, of which 750,000 had previously been funded, leaving an additional $500,000 to be funded. The conversion/exercise price of the additional $500,000 convertible note is $0.20 per share. As of December 18, 2018, SCWorx has funded $275,000 of the additional $500,000 and received (i) a $275,000 convertible promissory note, convertible into common shares at a conversion price of  $0.20 per share, and warrants to purchase 343,750 common shares at an exercise price of  $0.30 per share. This brings the total amount funded by SCWorx to $1,025,000.
On December 18, 2018, AMMA closed $5.5 million in aggregate proceeds from the sale of  (i) units comprised of 550,000 shares of convertible preferred stock and warrants to purchase 13,750,000 shares of common stock (the “Preferred Stock Units”), The face value of the Preferred stock will, upon stockholder approval of the Financing Proposal, be convertible into shares of common stock at a conversion price of $0.20 per share (subject to adjustment) and the warrant exercise price is $0.30 per share. In addition, AMMA issued Preferred Stock Units, comprised of 67,500 shares of convertible Preferred Stock and warrants to purchase 1,687,500 shares of common stock to AMMA creditors in satisfaction of approximately $675,000 of indebtedness.
The amount of cash raised from sale of Preferred Stock Units must be kept in a reserve account pending the closing of the Acquisition. If the AMMA shareholders do not approve the Preferred Stock Units or trading in AMMA common stock is suspended or the Company is delisted from Nasdaq at any time within 90 days of closing the SCWorx acquisition, AMMA would be required to redeem the preferred stock at face value (this in effect amounts to a refund of the Preferred Stock Unit purchase price). Upon the closing of the Acquisition, these funds will be available to fund the business of the combined company.
As a result of the recent convertible note and Preferred Stock financing, as of December 19, 2018, we had approximately $5.5 million in cash on hand, which must under the operative documents be held in reserve pending the closing of the Acquisition, leaving approximately $10,000 available for our use pending the Acquisition. In addition, we expect additional advances up to $225,000 from SCWorx under the SPA, as amended. Consequently, in order for us to continue as a going concern so that we can complete the SCWorx acquisition and execute our business plan successfully, we need to conserve our available cash pending the closing of the Acquisition. We intend to fund our operating deficits with our limited available cash until such time as we are able to complete the SCWorx acquisition and generate positive cash flows from operating activities. We cannot assure you we will be able to complete the SCWorx acquisition.
During the third quarter of 2018, our principal uses of cash consisted of paying for operating expenses and outstanding payables. As noted above, we currently do not have sufficient capital resources to continue our operations, and thus we have an immediate and urgent need for additional capital.
The Company has entered into a number of negotiated settlements with vendors and former employees, which provide for payments upon the closing of the SCWorx Acquisition. The aggregate amount owed under these settlement agreements payable upon closing of the SCWorx transaction is approximately $318,000, which is a component of the $425,604 current liabilities – discontinued operations of the condensed consolidated balance sheet.
As disclosed above, in conjunction with the stock offering completed in January 2018, the Company issued warrants with a provision requiring the Company to pay the warrant holder the Black-Scholes value of the warrant upon a fundamental transaction. On August 20, 2018, the Company entered into a stock Exchange Agreement with SCWorx which upon closing will qualify as a fundamental transaction within meaning of the warrant agreement. For illustration purposes only, if the stock price at closing was $0.50, the Black - Scholes value would approximate $0.37 per share based upon todays volatility and risk-free interest rate. As of the date hereof, there were 1,141,500 warrants outstanding which are subject to this Black - Scholes payout provision.
	9 Months Ended September 30,
	2018	2017
Consolidated Statements of Cash Flows Data:
Net cash used in operating activities	$(3,188,669)	$(4,580,754)
Net cash used in investing activities	(21,849)	(1,008,950)
Net cash provided by financing activities	3,172,457	1,525,000
Net decrease in cash	$(38,061)	$(4,064,704)

The operations of Alliance to date have resulted in losses and negative operating cash flows. During the first quarter of 2018, the Company began a cost reduction plan resulting in the termination of employment of several executives and other personnel, renegotiating or terminating contracts and similar cost cutting activities. During the second quarter of 2018, the Company ceased the professional MMA operations and terminated all MMA promoters and support staff including ASM. During the third quarter the Company disposed of SuckerPunch and resolved additional employee employment agreements. As of the date of this filing, the Company has two employees focused on the MMA ticketing platform business.
Operating Activities
Cash used in operating activities was $3.2 million for the nine months ended September 30, 2018, mainly related to the net loss of  $13.7 million, an increase of  $34,000 in accounts receivable, and a decrease in accounts payable of  $239,000, non-cash stock based compensation expense of  $738,000, non-cash amortization of  $41,000 and loss from discontinued operations of  $10.9 million.
Cash used in operating activities was $4.6 million for the nine months ended September 30, 2017, mainly related to the net loss of  $7.1 million, offset by non-cash amortization of  $57,000, non-cash stock-based compensation of  $409,000 related to various equity awards to employees and non-employees, an increase in accounts payable of  $372,000, and loss from discontinued operations of  $5.2 million.
Investing Activities
Cash used in investing activities was $22,000 for the nine months ended September 30, 2018, related to the acquisition of capital assets in discontinued operations of  $22,000.
Cash used in investing activities was $1.0 million for the nine months ended September 30, 2017, due to the acquisitions of the businesses that make up the discontinued operations.
Financing Activities
Cash provided by financing activities was $3.2 million for the nine months ended September 30, 2018, primarily related to a registered public offering of our securities, which provided $1.9 million of capital. In January 2018, the Company completed a public offering of 2,150,000 units for $1.00 per unit. Each unit included one share of Alliance MMA common stock and 0.9 warrants to purchase common stock, totaling 1,935,000 warrants. The gross proceeds to the Company was approximately $2,150,000 before underwriter discounts, commissions and offering expenses. The Company signed two related party note agreements during the period, each for $150,000 with two of our Board members. We entered into two additional note agreements, with third parties for $90,000 and $200,000. Additionally, the Company sold an aggregate of $720,000 of convertible notes to SCWorx. These proceeds from these notes were offset by the $390,000 repayment of notes payable. Additionally, the Company received $306,000 from the exercise of warrants and stock options.
Cash provided by financing activities was $1.5 million for the nine months ended September 30, 2017 related to private placements of Common Stock.
Off-Balance Sheet Arrangements
As of September 30, 2018, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.
Critical Accounting Policies and Estimates
Revenue Recognition
Ticket Service Revenue (Current Operations)
The Company acts as a ticket agent for third-party ticket sales and charges a fee per transaction for collecting the cash on ticket sales and remits the remaining net amount to the third-party promoter upon completion of the event or request from the promoter. The Company’s ticket service fee is recognized when it satisfies the performance obligation by transferring control of the purchased ticket to a customer.

Promotion Revenue (Discontinued Operations)
The Company recognized revenue, net of sales tax, when it satisfied a performance obligation by transferring control over a product or service to a customer. Revenue from admission, sponsorship, pay per view (“PPV”), apparel, and concession were recognized at a point in time when an event was exhibited to a customer live or PPV, and when a customer took possession of apparel or food and beverage offerings. Promotion revenue is a component of discontinued operations.
Fighter Commission Revenue (Discontinued Operations)
The Company recognized revenue when it satisfied a performance obligation by transferring control over a product or service to a customer. The Company recognized commission revenue upon the completion of a contracted athlete’s performance.
Business Combinations
The Company includes the results of operations of the businesses that it has acquired in its consolidated results as of the respective dates of acquisition.
The Company allocates the fair value of the purchase consideration of its acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. The primary items that generate goodwill include the value of the synergies between the acquired businesses and Alliance as well as the acquired assembled workforce, neither of which qualifies as an identifiable intangible asset. The fair value of contingent consideration associated with acquisitions is remeasured each reporting period and adjusted accordingly. Acquisition and integration related costs are recognized separately from the business combination and are expensed as incurred.
For additional information regarding the Company's acquisitions, refer to Note 4 — “Business Combinations.”
Goodwill
Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and identified intangible assets acquired under a business combination. Goodwill also includes acquired assembled workforce, which does not qualify as an identifiable intangible asset. The Company reviews impairment of goodwill annually in the fourth quarter, or more frequently if events or circumstances indicate that the goodwill might be impaired. The Company first assesses qualitative factors to determine whether it is necessary to perform the quantitative goodwill impairment test. If, after assessing the totality of events or circumstances, the Company determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then the quantitative goodwill impairment test is unnecessary. If, based on the qualitative assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then the Company proceeds to perform the quantitative goodwill impairment test. The Company first determines the fair value of a reporting unit using weighted results derived from an income approach and a market approach. The income approach is estimated through the discounted cash flow method based on assumptions about future conditions such as future revenue growth rates, new product and technology introductions, gross margins, operating expenses, discount rates, future economic and market conditions, and other assumptions. The market approach estimates the fair value of the Company’s equity by utilizing the market comparable method which is based on revenue multiples from comparable companies in similar lines of business. The Company then compares the derived fair value of a reporting unit with its carrying amount. If the carrying value of a reporting unit exceeds its fair value, an impairment loss will be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit.
For the year ended December 31, 2017, the Company recorded a goodwill impairment of  $2.4 million within the Company’s promotion segment in relation to the GFL and Fight Time reporting units. The impairment was identified as part of management’s review of impairment indicators in the fourth quarter. Accordingly, it was determined that the recoverable value of the reporting units was less than the carrying value and, therefore, an impairment loss was recorded.

Purchased Identified Intangible Assets
Identified finite-lived intangible assets consist of acquired video library intellectual property, venue contracts/relationships, ticketing software, tradenames, fighter contracts, promoter relationships and sponsor relationships resulting from business combinations. The Company’s identified intangible assets are amortized on a straight-line basis over their estimated useful lives, ranging from two to ten years. The Company makes judgments about the recoverability of finite-lived intangible assets whenever facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, the Company assesses recoverability by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, the Company would accelerate the rate of amortization and amortize the remaining carrying value over the new shorter useful life. The Company evaluates the carrying value of indefinite-lived intangible assets on an annual basis, and an impairment charge would be recognized to the extent that the carrying amount of such assets exceeds their estimated fair value. For further discussion of goodwill and identified intangible assets, see Note 5 — “Goodwill and Purchased Identified Intangible Assets.”
For the year ended December 31, 2017, the Company recorded an intangible impairment of  $893,000 related to the impairment of all video library assets acquired from GFL, the promotion businesses, and asset purchases, as well as the venue relationship and trade-name of the Fight Time Promotion.
Long-Lived Assets
Long-lived assets that are held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability of long-lived assets is based on an estimate of the undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the difference between the fair value of the asset and its carrying value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value.
Loss Contingencies
We record a liability when we believe that it is both probable that a loss has been incurred and the amount can be reasonably estimated. If we determine that a loss is reasonably possible and the loss or range of loss can be estimated, we disclose the possible loss in the notes to the consolidated financial statements. We review the developments in our contingencies that could affect the amount of the provisions that has been previously recorded, and the matters and related possible losses disclosed. We make adjustments to our provisions and changes to our disclosures accordingly to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and updated information. Significant judgment is required to determine both the probability and the estimated amount.
Stock-Based Compensation
The Company accounts for stock-based compensation expense in accordance with the authoritative guidance on share-based payments. The Company early adopted ASU No. 2017-11, Earnings per share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). Under the provisions of the guidance, stock-based compensation expense is measured at the grant date based on the fair value of the option or warrant using a Black-Scholes option pricing model and is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period. The fair value of the Company’s stock awards for non-employees is estimated based on the fair market value on each vesting date, accounted for under the variable-accounting method.
The authoritative guidance on share-based payments also requires that the Company measure and recognize stock-based compensation expense upon modification of the term of the stock award. The stock-based compensation expense for such modification is the sum of any unamortized expense of the award before modification and the modification expense. The modification expense is the incremental amount of the fair value of the award before the modification and the fair value of the award after the modification, measured on the date of modification. In the case when the modification results in a longer requisite period than in the original award, the Company has elected to apply the pool method where the aggregate of the unamortized expense and the modification expense is amortized over the new requisite period on a straight-line basis. In addition, any forfeiture will be based on the original requisite period prior to the modification.
Income Taxes
The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date.
A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.
ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions for any of the reporting periods presented.
Recent Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09), which amends the existing accounting standards for revenue recognition. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU 2014-09 by one year. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. In March 2016, the FASB issued Accounting Standards Update No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) (ASU 2016-08) which clarifies the implementation guidance on principal versus agent considerations. The guidance includes indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to the customers. The new standard further requires new disclosures about contracts with customers, including the significant judgments the company has made when applying the guidance. We adopted the new standard effective January 1, 2018, using the modified retrospective transition method. The adoption of this guidance did not have a material impact on our unaudited condensed consolidated financial statements, did not impact our previously reported financial statements in any prior period, nor did it result in a cumulative effect adjustment to retained earnings nor effect our internal controls over financial reporting.
In November 2016, the FASB issued Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (ASU 2016-18), which requires companies to include amounts generally described as restricted cash and restricted cash equivalents in cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts shown on the statement of cash flows. We adopted the new standard effective January 1, 2018, using the retrospective transition approach for all periods presented. The adoption of this guidance did not have a material impact on our unaudited condensed consolidated financial statements.

In January 2017, the FASB issued Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01), which revises the definition of a business and provides new guidance in evaluating when a set of transferred assets and activities is a business. We adopted the new standard effective January 1, 2018, on a prospective basis. The adoption of this guidance did not have a material impact on our unaudited condensed consolidated financial statements.
In May 2017, the FASB issued ASU No. 2017-09, Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting (ASU 2017-09) which provides guidance about which changes to the terms or conditions of a share-based payment awarded require an entity to apply modification accounting. The standard is effective for interim and annual reporting periods beginning after December 15, 2017, with early adoption permitted. The Company adopted the standard prospectively after the effective date. The adoption of this standard did not have a material impact on its unaudited condensed consolidated financial statements.
On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the “Act”), which significantly changed U.S. tax law. The Act lowered the Company’s U.S. statutory federal income tax rate from 34% to 21% effective January 1, 2018. Accordingly, for the year ended December 31, 2017, we recorded a provisional decrease to deferred tax assets of approximately $1.4 million, the vast majority of which was correspondingly offset by a decrease to our federal valuation allowance. The deferred tax remeasurement is considered a provisional estimate under the U.S. Securities and Exchange Commission Staff Accounting Bulletin No. 118. As of March 31, 2018, no adjustments have been made to the provisional net tax benefit reported as of the year ended December 31, 2017. The provisional amount is subject to revision as the Company completes its analysis of the Act, collects and prepares necessary data, and interprets any additional guidance issued by the U.S. Treasury Department, Internal Revenue Service, and other standard-setting bodies. The Company anticipates its accounting for the tax effects of the Act will be completed in 2018.
Quantitative and Qualitative Disclosures About Market Risk
We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information under this item.
Changes in and disagreements with Accountants on accounting and financial disclosure
None

SCWORX BUSINESS
Overview
SCWorx is a privately held provider of data content and services related to the repair, normalization and interoperability of information for healthcare providers, as well as big data analytics for the healthcare industry.
SCWorx has developed and markets health care information technology solutions and associated services that improve healthcare processes and information flow within hospitals and other healthcare facilities. SCWorx’s software enables a healthcare provider to simplify and organize its data (“data normalization”), allows the data to be utilized across multiple internal software applications (“interoperability”) and provides the basis for sophisticated data analytics (“big data”). Customers use our software to achieve multiple operational benefits, such as supply chain cost reductions, decreased accounts receivables aging, accelerated and completed billing in less than 72 hours, contract optimization, increased supply chain management and total cost visibility via dynamic AI connections that automatically synchronize and maintain purchasing (“MMIS”), Clinical (“EMR”) and finance (“CDM”) systems. SCWorx’s customers include some of the most prestigious healthcare organizations in the United States.
Currently, the business systems of hospitals are frequently deficient in a number of respects. These deficiencies in part result from the unstructured, manually managed data that proliferates within the hospital’s supply chain, clinical and billing systems. SCWorx’s solutions are designed to quickly and accurately improve the flow of information between the supply chain inventory, patient electronic medical records (“EMR”) and patient billing. The currently poor state of interoperability limits the potential value of each independent system and requires significant expense and resources from senior personnel to stay ahead of problems and complete basic administrative tasks. SCWorx provides an information service that ultimately leads to safer, more cost effective and financially efficient patient care.
SCWorx has demonstrated that in order for the core hospital systems to function properly there must be a Single Source of Truth (“SSOT”) for all products utilized and ultimately billed for. The Item Master File (“IMF”), which is a database of all known products used in hospital and health care settings, must be accurate at all times and expanded upon to hold both clinical and financial attributes. An accurate and expanded Item Master File supports interoperability between the supply chain, clinical and financial systems by delivering, on demand, reports detailing the purchasing, utilization and revenue associated with each and every item used, allowing hospitals to better manage their business. The Single Source of Truth establishes a common vocabulary and syntax, while assigning a consistent meaning across the healthcare providers core systems and accurately migrating data from one application to another and removing disconnects between critical business systems.
SCWorx’s software solutions are delivered to clients within a fixed term period, where such software is hosted in SCWorx’s data center and accessed by the client through a secure connection in a software as a service (“SaaS”) delivery method.
SCWorx sells its solutions and services in the United States to hospitals and health systems through its distribution and reseller partnerships.
Solutions
SCWorx empowers healthcare providers to maintain comprehensive access and visibility to an advanced business intelligence that enables better decision-making and reductions in product costs and utilization, ultimately leading to accelerated and accurate patient billing. SCWorx’s software modules perform separate functions as follows.
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Virtualized Item Master File repair, expansion and automation — The process begins with data normalization — data is put into a simplified and normalized structure and location for use throughout the enterprise. The SCWorx software normalizes, automates and builds interoperability via advanced attribution, vendor and contract mapping, product categorization, repairing the unit of measure and establishing revenue codes and flags. SCWorx improves the healthcare providers’ business processes through the establishment of a clean and normalized Item

Master File that improves efficiencies, eliminates cumbersome and error-prone manual processes, provides an integrated cloud-based suite of services that enhances the productivity of operating room staff, supply chain margins and billing revenue through the seamless sharing and accuracy of critical business data.
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Electronic Medical Record Management — The Electronic Medical Record (EMR) module integrates the advanced data attributes created by SCWorx in the Item Master to the EMR. The EMR serves as the database that hospitals use to document all clinical procedures in terms of the products used and the costs that should be charged. What makes this module special is that prior to its creation there was no mechanism that tied product purchases to actual utilization. Hospitals, being mass consumption businesses, had no way to identify excess ordering that always accompanies mass consumption organizations. In addition, the automation and consistency of delivered attributes dramatically reduces the administrative burden as today these additional attributes are being created by expensive clinical resources manually — over and over again by each hospital. The SCWorx EMR management system creates one vernacular for each hospital so they see the data in a manner that suits them — and then creates a universal vernacular so they can see their performance against other like institutions.

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Charge Description Master Management — The Charge Description Master (CDM) Management module assists healthcare providers by integrating the CDM data into the workflow of the hospitals purchasing systems so that the latest costs can be automatically updated against the hospitals charging systems. The CDM data provided SCWorx is made more accurate and the resulting data is integrated to the Item Master for real-time delivery to the EMR — this data is the last remaining piece of information that is consumed by the EMR and passed ultimately to the patient billing systems. SCWorx provides real-time integration, automation and management of Item Master File, Clinical Information Systems and the Charge Description Master.

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Contract Management — SCWorx’s Contract Management Module assists healthcare providers to establish an efficient contract management system and to provide first class care to patients, while reducing operating costs, assuring adherence to compliance requirements, and mitigating risk. By linking the Item Master File to the healthcare providers contract management system and procedures, SCWorx simplifies the way contracts are managed from start to finish by streamlining the processes of creating, routing, reviewing and approving contracts. SCWorx delivers a data warehouse platform which integrates item master management, spend analysis, and contract management. These solutions enable financial staff across the healthcare provider to drill down quickly and deeply into actionable and real-time financial data and key performance indicators to improve revenue realization and staff efficiency. This suite of solutions includes the ability to automatically push price changes to a contract, compliance for standard and non-standard products, contract compliance and optimization reporting, reliable cost data for current and alternate products, cost performance metrics, matching purchase order price to contract and contract repository.

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Request For Proposal (“RFP”) Automation — With the reality of shrinking operating margins, increasing operating expenses and decreasing insurance reimbursements, hospitals must evaluate all major expenditures. In addition, requirements for provable quality of service supported by trackable metrics now frequently necessitate the search for better options available in the marketplace. Since hospital-based provider subsidies are often a major expense item and since there are often perceived opportunities for quality improvement, it is a reasonable practice for hospital leadership to carefully evaluate all of their current hospital-based services and associated financial support before each contract renegotiation. The proliferation of large regional and national providers, with their ability to derive benefits from economies of scale, have made RFPs much more of a competitive process. Hospital administrators, however, often rely on poor or conflicting data when creating an RFP. Through the integration and utilization of the SSOT SCWorx automates the RFP process and makes it more accurate. SCWorx automates the core sourcing processes with the intention to accelerate cycle times, surveys and confirms business preferred processes, designs and builds a flow chart for the current and desired workflows, cross references bid analysis, implements bid scoring, customizes software to support automation and customizes the report writer and output documents.

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Integration of Acquired Businesses — The agnostic design of the SCWorx solution enables rapid deployment of a virtual Item Master File to quickly and easily allow combining healthcare providers to share information and achieve cost synergies and interoperability without large and cumbersome upgrades or implementations. During the consolidation of healthcare providers, SCWorx cleans the data and makes the data available to the disparate systems. In addition, M&A activity requires in-depth reporting for comparison of Group Purchasing Organization (“GPO”) contract overlap. When healthcare providers that use different GPOs merge, or are acquired, there is a lack of information to compare contracts. SCWorx provides information for comparative purposes to solve these issues rapidly.

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Rebate Management — Frequently, vendors use rebates and incentives as a key part of their pricing strategy and structure when selling to hospitals. This tactic makes pricing more attractive to healthcare providers. When tracked through Accounts Payable, and issued correctly, rebates can help healthcare organization save money. At any large healthcare provider, vendor rebates can be difficult to manage since they require a multi-step process to track dollars earned, credits issued, and monies paid. Rebates frequently cause tracking challenges for Accounts Payable departments. Inconsistent tracking is the primary problem for loss of savings with vendor rebate programs. SCWorx’s Rebate Management Module enables healthcare providers to correctly calculate and track rebates provided by healthcare provider vendors. Purchasing or Contracting departments monitor rebates by creating and maintaining a Rebates Master List which is provided to the Accounts Payable department. To assist in this cumbersome process, SCWorx provides information from the SSOT, such as historical data, frequent updates, advanced administrative fee reporting, purchase rebate tracking, early payment/discount management and Vendor Master Data alignment.

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Big Data Analytics Model — SCWorx provides an in-depth, easy-to-use web portal for display, reporting and analysis of the information contained within the SCWorx data warehouse. SCWorx’s analytics solution enables healthcare providers to view benchmarking information, quickly add new items to the SSOT and identify cost savings through this real-time and on-demand solution. In addition to simplifying the item add process, SCWorx provides peer comparison reporting against similar healthcare providers and a list of informative reports for business measurement, such as spend trend analysis, contract gap analysis, market price comparison, etc. The SCWorx product line is a simplified user experience and visual display for the hospital employee which does not require access to the SCWorx application.

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Data Integration and Warehousing — Healthcare providers maintain a significant amount of data. In many cases the data is not useful for analytics since the data is held within an individual “silo.” SCWorx establishes an expandable, data warehouse of items that have been normalized, repaired and enriched as the SSOT for useful benchmarking, interoperability and analytics. SCWorx’s data warehouse allows healthcare providers to effectively use the data contained in their environment and efficiently establish the supply chain as a leading driver of revenue cycle management. The data warehouse is updated as frequently as every five minutes without intervention.

Clients and Strategic Partners
SCWorx continues to provide transformational data-driven solutions to some of the finest, most well-respected healthcare providers in the United States. Clients are geographically dispersed throughout the country and the continued focus is to assist healthcare providers with issues they have pertaining to data interoperability. SCWorx provides these solutions through a combination of direct sales and relationships with strategic partners.
Our major clients include the following hospitals and health care providers: CAPTIS, Vanderbilt University Medical Center, Mercy Health, Providence Health & Services, University of Chicago Medical Center, and the University of Vermont Medical Center, among others.
Acquisitions and Divestitures
SCWorx regularly evaluates opportunities for acquisitions for the strategic improvement of SCWorx’s product line and for the benefit of its customer base.

Contracts, License and Service Fees
SCWorx enters into agreements with its clients that specify the scope of the solution to be installed and/or services to be provided by SCWorx, as well as the agreed-upon aggregate price, applicable duration and the timetable for the associated licenses and services.
For clients purchasing software to be installed locally or provided on a SaaS model, these are multi-element arrangements that include a term license granting the right to access the applicable software functionality (whether installed locally at the client site or the right to use the Company’s solutions as a part of SaaS services), terms regarding maintenance and support services, terms for any third-party components such as infrastructure and software, and professional services for implementation, integration, process engineering, optimization and training, as well as fees and payment terms for each of the foregoing. If the client purchases solutions on a long-term license model, the client may be billed the license fee up front or on a monthly or quarterly basis. Maintenance and support is provided on a term basis for separate fees, with an initial term of typically three to five years. The license, maintenance and support fee is charged annually in advance, commencing either upon contract execution or deployment of the solution in live production. If the client purchases solutions on a term-based model, the client is billed periodically a combined access fee for a specified term, typically three to five years in length.
SCWorx also generally provides software and SaaS clients professional services for implementation, integration, process engineering, and optimization and training. These services and the associated fees are separate from the license, maintenance and access fees. Professional services are provided on either a fixed-fee or hourly arrangements billable to clients based on agreed-to payment milestones (fixed fee) or monthly payment structure on hours incurred (hourly). These services can either be included at the time the related SaaS solution is licensed as part of the initial purchase agreement or added on afterward as an addendum to the existing agreement for services required after the initial implementation.
For one-time data normalization services clients, these normalization services are provided either through a stand-alone services agreement or services addendum to an existing master agreement with the client. These normalization services are available as either a one-time service or recurring monthly, quarterly or annual review structure. These services are typically provided on a per item basis. Payment typically occurs upon completion of the applicable normalization project. The commencement of revenue recognition varies depending on the size and complexity of the system and/or services involved, the implementation or performance schedule requested by the client and usage by clients of SaaS for software-based components. SCWorx’s agreements are generally non-cancelable but provide that the client may terminate its agreement upon a material breach by SCWorx and/or or may delay certain aspects of the installation or associated payments in such events. SCWorx does allow for termination for convenience in certain situations. SCWorx also includes trial or evaluation periods for certain clients, especially for new or modified solutions. Therefore, it is difficult for SCWorx to accurately predict the revenue it expects to achieve in any particular period, and a termination or installation delay of one or more phases of an agreement, or the failure of SCWorx to procure additional agreements, could have a material adverse effect on SCWorx’s business, financial condition, and results of operations. Historically, SCWorx has not experienced a material amount of contract cancellations; however, SCWorx sometimes experiences delays during contract implementation and SCWorx accounts for them accordingly.
Third Party License Fees
SCWorx incorporates software licensed from various third-party vendors into its proprietary software. Stand-alone third-party software is also required to operate certain of SCWorx’s proprietary software and/or SaaS services. SCWorx licenses these software products and pays the required license fees when such software is delivered to clients.
Employees
As of November 30, 2018, SCWorx had one employee, the founder and CEO, Marc Schessel. We mainly utilizes independent contractors as staff.

Competition
SCWorx competes against a variety of vendors and smaller companies which provide solutions in the specific markets we address. Our principal competitors include:
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purchasing departments that have limited budgets and may be attempting to manually repair the item master file;

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large companies with a long list of products and services and small companies which may provide item master normalization and data cleanse services; and

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software companies or service providers, as well as small, specialized vendors that provide complementary or competitive solutions in benchmarking or data analytics and data warehousing that may compete with our offerings.

Some of our actual and perceived competitors have advantages over us, such as longer operating histories, greater financial, technical, marketing or other resources, stronger brand and business user recognition, larger intellectual property portfolios, broader distribution and presence, and competitive pricing. In addition, our industry is evolving rapidly and is becoming increasingly competitive.
Barriers to entry to this market include technological and application sophistication, the ability to offer a proven product, creating and utilizing a well-established client base and distribution channels, brand recognition, the ability to provide agnostic interoperability and to operate on a variety of MMIS, EMR and financial platforms, the ability to integrate with pre-existing systems and capital for sustained development and marketing activities.
SCWorx believes that these obstacles taken together represent a moderate to high-level barrier to entry. The principal competitive factors in our markets are product features, functionality and support, product depth and breadth (number of items in the central data warehouse), flexibility, ease of deployment and use, total cost of ownership and time to value. We believe that we generally compete favorably on the basis of these factors. For example, besides our agnostic interoperability, additional key strengths include the SCWorx data warehouse, which exceeds 12 million items, SCWorx Big Data analytics and benchmarking.
SCWorx’s Corporate History
On December 31, 2017, SCWorx, LLC acquired its wholly owned subsidiary, Primrose Solutions, LLC, (“Primrose”), a Delaware limited liability company focused on developing functionality within our software. The majority of shareholders of Primrose were shareholders of SCWorx and based upon SAB Topic 5G, the technology acquired has been accounted for at predecessor cost of  $nil.
In June 2018, SCWorx, LLC merged with and into SCWorx Acquisition Corp., a Delaware corporation, as a result of which it became a Delaware corporation. Prior to entering into the Share Exchange Agreement, SCWorx Acquisition Corp. changed its name to SCWorx Corp.
Property
SCWorx does not own any real property. Its principal executive and administrative offices are located at a shared office complex in Red Bank, New Jersey, that are provided without charge by an SCWorx related party. We do not believe the use of this space is material to our operations.
Government Regulation
SCWorx believes that governmental regulation is not material to its business operations.
Legal Proceedings
SCWorx is currently not subject to any pending legal proceedings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF SCWORX CORP.
Overview
SCWorx is a privately held provider of data content and services related to the repair, normalization and interoperability of information for healthcare providers and big data analytics for the healthcare industry.
SCWorx offers an advanced software solution for the management of health care providers’ foundational business applications. Together these software systems have been credited with the healthcare providers’ customers tending to realize reduced medical expenses, while healthcare providers have tended to experience expanded revenues and more successful and safer clinical outcomes. The SCWorx software solution ultimately transforms many aspects of the healthcare providers’ business through its delivery of highly accurate, real-time information that offers the executives of these healthcare providers the ability to optimize many areas of their day-to-day operations, negotiate better contracts with their vendors and payors and make better decisions with respect to strategic purchases.
Proposed Business Combination with AMMA
As described elsewhere in this Proxy Statement, on August 20, 2018, SCWorx and its stockholders entered into a Stock Exchange Agreement, as amended by Amendment No. 1 thereto (the “Share Exchange Agreement” or “SEA”), with the Company, under which the Company agreed to (i) purchase from the SCWorx shareholders all the issued and outstanding capital stock of SCWorx, in exchange for which the Company agreed to issue at the closing 100,000,000 shares of Company common stock (the quotient of $50,000,000 (the agreed value of SCWorx) divided by a fixed price of $0.50 per share for each share of AMMA common stock (the agreed value per AMMA share on the Closing Date)) and (ii) issue an SCWorx related party note holder approximately 190,000 Preferred Stock Units, comprised of 190,000 shares of Preferred Stock (face value of  $10 per share) and warrants to purchase 4,750,000 shares of common stock, in satisfaction of approximately $1.9 million of SCWorx indebtedness to such note holder. Consummation of the transactions contemplated by the SEA is subject to satisfaction of a variety of conditions, including but not limited to approval by the Company and SCWorx’ shareholders and the combined company meeting the listing qualifications for initial inclusion on the Nasdaq Stock Market.
AMMA’s Preferred Stock Unit and Convertible Note Financing
On December 18, 2018, AMMA closed $5.5 million in aggregate proceeds from the sale of Preferred Stock Units comprised of 550,000 shares of convertible preferred stock and warrants to purchase 13,750,000 shares of common stock (the “Preferred Stock Units”). The face value of the Preferred stock will, upon stockholder approval of the Financing Proposal, be convertible into shares of common stock at a conversion price of $0.20 per share and the warrant exercise price is $0.30 per share (in each case, subject to adjustment).
In addition, AMMA issued Preferred Stock Units, comprised of approximately 65,000 shares of convertible preferred stock and warrants to purchase 1,625,000 shares of common stock to AMMA creditors in satisfaction of approximately $650,000 of indebtedness.
On December 18, 2018, the Securities Purchase Agreement with AMMA dated June 28, 2018 (“SPA”) was amended to increase the amount SCWorx could purchase by $250,000 to up to $1.25 million, of which 750,000 had previously been funded, leaving an additional $500,000 to be funded. The conversion/exercise price of the additional $500,000 convertible note is $0.20 per share. As of December 18, 2018, SCWorx has funded $275,000 of the additional $500,000 and received (i) a $275,000 convertible promissory note, convertible into common shares at a conversion price of  $0.20 per share, and warrants to purchase 343,750 common shares at an exercise price of  $0.30 per share. This brings the total amount funded by SCWorx to $1,025,000.
The cash amount raised from the sale of the Preferred Stock Units must under the operative documents be kept in a reserve account pending the closing of the Acquisition. Upon the closing of the Acquisition, these funds will be available to fund the business of the combined company.

If the AMMA shareholders do not approve the Preferred Stock Units or trading in AMMA common stock is suspended or the Company is delisted from Nasdaq at any time within 90 days of closing the SCWorx acquisition, AMMA would be required to redeem the preferred stock at face value (this in effect amounts to a refund of the Preferred Stock Unit purchase price).
Revenues
The Company derives its revenues from four sources:
1)
Data Normalization which includes data preparation, product and vendor mapping, product categorization, data enrichment and other data related services,

2)
License Subscription which is comprised of subscription fees from customers accessing the Company’s cloud computing application for data management analytics and third-party contract management,

3)
Maintenance which includes ongoing data cleansing and normalization, content enrichment, and optimization, and

4)
Professional Services mainly related to specific customer projects to manage and/or analyze data and review for cost reduction opportunities.

The Company commences revenue recognition when all of the following conditions are satisfied:
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there is persuasive evidence of an arrangement;

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the service has been or is being provided to the customer;

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the collection of the fees is reasonably assured; and

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the amount of fees to be paid by the customer is fixed or determinable.

Multiple Deliverable Arrangements
Regarding the Company’s software-as-a-service (SaaS) revenue stream, the Company enters into arrangements with multiple deliverables that generally include Data Normalization, License and Maintenance Fees, and Professional Services. If the deliverables have standalone value upon delivery, the Company accounts for each deliverable separately.
Multiple deliverables included in an arrangement are separated into different units of accounting and the arrangement consideration is allocated to the identified separate units based on a relative selling price hierarchy. The Company determines the relative selling price for a deliverable based on its best estimate of selling price (“BESP”). The Company has determined that vendor specific objective evidence (“VSOE”) has not been established and third-party evidence of selling price (“TPE”) is not a practical alternative due to differences in its service offerings compared to other parties and the availability of relevant third-party pricing information.
The Company determines BESP by considering its overall pricing objectives and market conditions. Significant pricing practices taken into consideration include the Company’s discounting practices, the size and volume of the Company’s transactions, the customer demographic, the geographic area where services are sold, price lists, its go-to-market strategy, historical standalone sales and contract prices. The determination of BESP is made through consultation with and approval by the Company’s management. As the Company’s go-to-market strategies evolve, the Company may modify its pricing practices in the future, which could result in changes in relative selling prices, including both VSOE and BESP.
In determining whether data normalization and professional services have standalone value, the Company considers the following factors for each data normalization and professional services agreement: availability of the services from other vendors, the nature of the professional services, the timing of when the data normalization or professional services contract was signed in comparison to the subscription service start date and the contractual dependence of the subscription service on the customer’s satisfaction with the professional services work. To date, the Company has concluded that all of the data normalization and professional services included in multiple deliverable arrangements executed have standalone value.

Data Normalization
SCWorx’s Data Normalization services are typically fixed fee. When these services are not combined with subscription maintenance revenues as a single unit of accounting, as discussed above, these revenues are recognized as the services are rendered and when contractual milestones are achieved and accepted by the customer.
License Subscription and Maintenance
License subscription and maintenance revenues are recognized ratably over the contract terms beginning on the commencement date of each contract, which is the date SCWorx’s service is made available to customers.
Professional Services
SCWorx’s Professional Services are typically fixed fee. When these services are not combined with subscription revenues as a single unit of accounting, as discussed above, these revenues are recognized as the services are rendered and when contractual milestones are achieved and accepted by the customer.
Cost of Revenue
Cost of revenues primarily represents cloud based hosting costs and consulting services.
Three Month Ended 2018 compared to 2017
Revenue for the three months ended September 30, 2018 was $1.1 million.
Revenue for the three months ended September 30, 2017 was $855,000.
The increase in revenue is primarily related to revenue from existing customers multi-year license and maintenance agreements, coupled with securing new multi-year agreements with new customers including upfront non-recurring consulting fees. During 2017, SCWorx sold industry surplus inventory to hospitals resulting in $54,000. SCWorx exited this business line in early 2018.
Expenses
Cost of sales increased approximately $53,000 to $100,000 for the three months ended September 30, 2018 compared to $47,000 in the same period of 2017. The increase is mainly related to an increase in consulting expense.
General and administrative expenses increased approximately $44,000 to $160,000 for the three months ended September 30, 2018 compared to $116,000 in the same period of 2017. The increase is mainly related to a $15,000 increase in accounting, $5,500 increase in marketing, $68,000 increase in legal fees, $25,000 increase in compensation, offset by a $6,100 decrease in computer expense, $12,500 decrease in facility costs, and $52,000 decrease in travel expense.
Research and development expenses decreased approximate $77,000 to $386,000 for the three months ended September 30, 2018 compared to $463,000 in the same period of 2017. The decrease in these expenses was due primarily to an decrease in third party consulting costs.
Nine Month Ended 2018 compared to 2017
Revenue for the nine months ended September 30, 2018 was $3.4 million.
Revenue for the nine months ended September 30, 2017 was $1.8 million.
The increase in revenue is primarily related to revenue from existing customers multi-year license and maintenance agreements and securing additional multi-year agreements with new customers including upfront non-recurring consulting fees. During 2017, the Company sold industry surplus inventory to hospitals resulting in $73,000 of revenue. The Company exited this business line in early 2018.

Expenses
Cost of sales increased approximately $139,000 to $342,000 for the nine months ended September 30, 2018 compared to $203,000 in the same period of 2017. The increase is mainly related to an increase in consulting expense.
General and administrative expenses increased approximately $306,000 to $786,000 for the nine months ended September 30, 2018 compared to $480,000 in the same period of 2017. The increase is mainly related to a $91,000 increase in transaction costs related to our merger with AMMA, a $15,000 increase in accounting, $175,000 increase in consulting fees, $5,000 increase in charitable donations, $25,000 increase in insurance, $28,000 increase in legal expense, $6,000 increase in marketing costs, $3,000 increase in banking fees, $10,000 increase in facility and related costs, offset by a $52,000 decrease in travel.
Research and development expenses increased approximate $53,000 to $1.43 million for the nine months ended September 30, 2018 compared to $1.38 million in the same period of 2017. The increase in these expenses was due primarily to an increase in third party consulting costs.
Liquidity and Capital Resources
During 2018 the company began profitable operations, resulting in positive operating cash flows. Historically, our primary source of cash has been from advances under promissory notes with Mark Munro, a board member and shareholder, and the private placement of our common shares.
As of September 30, 2018, our cash balance was approximately $22,000 which consists primarily of cash on deposit with banks.
	9 Months Ended September 30,
	2018	2017
Consolidated Statements of Cash Flows Data:
Net cash used in provided by operating activities	$(461,058)	$39,909
Net cash used in investing activities	(989,148)	(191,555)
Net cash used in provided by financing activities	1,456,625	165,313
Net decrease in cash	$6,419	$13,667

Given our SaaS based business model, Management expects SCWorx to be cash flow positive as we scale our business and leverage our existing infrastructure.
Operating Activities
Cash used in operating activities was $461,058 for the nine months ended September 30, 2018, mainly related to the net income of  $588,875 offset by, an increase of  $476,372 in accounts receivable, a decrease in deferred revenue of  $440,571, and a decrease in accounts payable and accrued liabilities of  $129,490.
Cash provided by operating activities was $39,909 for the nine months ended September 30, 2017, mainly related to the net loss of  $256,028, and decrease in accounts payable and accrued liabilities of  $9,518 offset by a decrease in accounts receivable of  $43,253 and increase in deferred revenue of  $262,202.
Investing Activities
Cash used in investing activities was $989,148 for the nine months ended September 30, 2018, related a an $720,000 investment in Alliance MMA, and $269,148 in payments related to loan with a shareholder.
Cash used in investing activities was $191,555 for the nine months ended September 30, 2017, related to payments on loan to a shareholder.
Financing Activities
Cash provided by financing activities was $1,456,625 for the nine months ended September 30, 2018, primarily related to $933,425 proceeds from notes payable — related party and $821,200 of contributed capital, offset by $298,000 payments on related party notes.

Cash provided by financing activities was $165,313 for the nine months ended September 30, 2017 related to $296,200 proceeds from notes payable — related party, $75,000 contributed non-cash capital related to imputed salary for our CEO (our CEO has not taken a cash salary) offset by distributions to a shareholder of  $120,887 and payments of  $85,000 on our notes payable-related party..
Off-Balance Sheet Arrangements
As of September 30, 2018, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.
Critical Accounting Estimates
SCWorx’s management believes that their significant accounting policies that involve a greater degree of judgment and complexity include revenue. Recognition and collectability of accounts receivable. Accordingly, SCWorx’s management believes these are the most critical to fully understand and evaluate its financial condition and results of operations.
Accounts receivable
Accounts receivable represent amounts due from customers in the ordinary course of business and are recorded at the invoiced amount and do not bear interest. Receivables are presented net of the allowance for doubtful accounts in the accompanying Consolidated Balance Sheets. The Company evaluates the collectability of its accounts receivable and determines the appropriate allowance for doubtful accounts based on a combination of factors. When the Company is aware of a customer’s inability to meet its financial obligation, a specific allowance for doubtful accounts is recorded, reducing the receivable to the net amount the Company reasonably expects to collect. In addition, allowances are recorded for all other receivables based on historic collection trends, write-offs and the aging of receivables. The Company uses specific criteria to determine uncollectible receivables to be written off, including bankruptcy, accounts referred to outside parties for collection, and accounts past due over specified periods. As of September 30, 2018, and 2017, the allowances for doubtful accounts were $0 and $0, respectively. As of December 31, 2017, and 2016, the allowances for doubtful accounts were $0 and $0, respectively.
Revenue recognition
The Company derives its revenues from four sources:
1)
Data Normalization which includes data preparation, product and vendor mapping, product categorization, data enrichment and other data related services,

2)
License Subscription which is comprised of subscription fees from customers accessing the Company’s cloud computing application for data management analytics and third-party contract management,

3)
Maintenance which includes ongoing data cleansing and normalization, content enrichment, and optimization, and

4)
Professional Services mainly related to specific customer projects to manage and/or analyses data and review for cost reduction opportunities.

SCWorx commences revenue recognition when all of the following conditions are satisfied:
•
there is persuasive evidence of an arrangement;

•
the service has been or is being provided to the customer;

•
the collection of the fees is reasonably assured; and

•
the amount of fees to be paid by the customer is fixed or determinable.

Multiple Deliverable Arrangements
Regarding SCWorx’s software-as-a-service (SaaS) revenue stream, SCWorx enters into arrangements with multiple deliverables that generally include Data Normalization, License and Maintenance Fees, and Professional Services. If the deliverables have standalone value upon delivery, SCWorx accounts for each deliverable separately.
Multiple deliverables included in an arrangement are separated into different units of accounting and the arrangement consideration is allocated to the identified separate units based on a relative selling price hierarchy. SCWorx determines the relative selling price for a deliverable based on its best estimate of selling price (“BESP”). SCWorx has determined that vendor specific objective evidence (“VSOE”) has not been established and third-party evidence of selling price (“TPE”) is not a practical alternative due to differences in its service offerings compared to other parties and the availability of relevant third-party pricing information.
SCWorx determines BESP by considering its overall pricing objectives and market conditions. Significant pricing practices taken into consideration include SCWorx’s discounting practices, the size and volume of SCWorx’s transactions, the customer demographic, the geographic area where services are sold, price lists, its go-to-market strategy, historical standalone sales and contract prices. The determination of BESP is made through consultation with and approval by SCWorx’s management. As SCWorx’s go-to-market strategies evolve, SCWorx may modify its pricing practices in the future, which could result in changes in relative selling prices, including both VSOE and BESP.
In determining whether data normalization and professional services have standalone value, SCWorx considers the following factors for each data normalization and professional services agreement: availability of the services from other vendors, the nature of the professional services, the timing of when the data normalization or professional services contract was signed in comparison to the subscription service start date and the contractual dependence of the subscription service on the customer’s satisfaction with the professional services work. To date, SCWorx has concluded that all of the data normalization and professional services included in multiple deliverable arrangements executed have standalone value.
Data Normalization
SCWorx’s Data Normalization services are typically fixed fee. When these services are not combined with subscription maintenance revenues as a single unit of accounting, as discussed above, these revenues are recognized as the services are rendered and when contractual milestones are achieved and accepted by the customer.
License Subscription and Maintenance
License subscription and maintenance revenues are recognized ratably over the contract terms beginning on the commencement date of each contract, which is the date SCWorx’s service is made available to customers.
Professional Services
SCWorx’s Professional Services are typically fixed fee. When these services are not combined with subscription revenues as a single unit of accounting, as discussed above, these revenues are recognized as the services are rendered and when contractual milestones are achieved and accepted by the customer.
Recent accounting pronouncements
In February 2016, the FASB issued ASU No. 2016-02, “Leases” to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet with a corresponding liability and disclosing key information about leasing arrangements. For public business entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2018, including interim reporting periods within those fiscal years. For all other entities, the amendments in this

ASU are effective for fiscal years beginning after December 15, 2019, and interim reporting periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. SCWorx is evaluating the impact of the adoption of this revised guidance on its consolidated financial statements.
In November 2016, the FASB issued ASU No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash”, which requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this ASU apply to all entities that have restricted cash or restricted cash equivalents and are required to present a statement of cash flows under Topic 230. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The amendments should be applied using a retrospective transition method to each period presented. The adoption of this did not have a material impact on our consolidated financial statements consolidated statement or statement of cash flows.
In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), and Derivatives and Hedging (Topic 815). The guidance of Part I is to clarify accounting for certain financial instruments with down round feature in a financial instrument that reduces the strike price of an issued financial instrument if the issuer sells shares of its stock for an amount less than the currently stated strike price of the issued financial instrument or issues an equity-linked financial instrument with a strike price below the currently stated strike price of the issued financial instrument. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features. The amendments also re-characterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. The amendments in Part I of ASU No. 2017-11 are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted for all entities, including adoption in an interim period. The amendments in Part II of this Update do not require any transition guidance because those amendments do not have an accounting effect. SCWorx has not early adopted this update and it will become effective on July 1, 2020. SCWorx is currently evaluating the impact of our pending adoption of ASU 2017-11 on its consolidated financial statements.
In February 2018, the FASB issued ASU No. 2018-02, “Income Statement — Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income”. The amendments eliminate the stranded tax effects resulting from the United States Tax Cuts and Jobs Act (the “Act”) and will improve the usefulness of information reported to financial statement users. ASU No. 2018-02 is effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. SCWorx has not early adopted this update and it will become effective on July 1, 2019. SCWorx does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.
Changes in and disagreements with Accountants on Accounting and Financial Disclosure
None.
Financial Statements of SCWorx
Set forth below are the Financial Statements of SCWorx for interim period ended September 30, 2018 and the years ended December 31, 2016 and 2017.

SCWorx CORP.
Consolidated Balance Sheets
	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$21,578	$15,159
Accounts receivable, net	811,435	335,063
Prepaid and other current assets	3,500	—
Total current assets	836,513	350,222
Investment in Alliance MMA, Inc.	720,000	—
Due from shareholder	937,383	668,235
TOTAL ASSETS	$2,493,896	$1,018,457
LIABILITIES AND STOCKHOLDERS’/MEMBERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$466,144	$595,634
Deferred revenue	495,432	936,003
Total current liabilities	961,576	1,531,637
Note payable – related party	1,471,070	835,645
TOTAL LIABILITIES	2,432,646	2,367,282
Commitments and contingencies (Note 4)
Stockholders’/Members’ Equity (Deficit):
Common stock (17,500 Shares Authorized, Issued and Outstanding)	100	—
Membership interests (17,500 Units Authorized, Issued and Outstanding)	—	100
Retained earnings (Accumulated deficit)	61,150	(1,348,925)
TOTAL STOCKHOLDERS’/MEMBERS’ EQUITY (DEFICIT)	61,250	(1,348,825)
TOTAL LIABILITIES AND STOCHOLDERS’/MEMBERS’ EQUITY (DEFICIT)	$2,493,896	$1,018,457

The accompanying notes are an integral part of these consolidated financial statements.

SCWorx CORP.
Consolidated Statements of Operations
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue, net	$1,102,810	$854,625	$3,367,272	$1,804,094
Cost of revenue	100,448	47,151	342,109	203,192
Gross margin	1,002,362	807,474	3,025,163	1,600,902
Operating expenses:
General and administrative	160,567	116,990	786,304	480,316
Research and development	386,081	463,049	1,429,686	1,376,414
Total operating expenses	546,648	580,039	2,215,990	1,856,730
Income from operations	455,714	227,435	809,173	(255,828)
Interest expense	56,552	201	220,298	200
Income (loss) before income tax	399,162	227,234	588,875	(256,028)
Net income (loss)	$399,162	$227,234	$588,875	$(256,028)
Net income (loss) per share/unit:
Basic and diluted	$22.81	$12.98	$33.65	$(14.63)
Weighted average number of shares/units used in per share calculation, basic and diluted	17,500	17,500	17,500	17,500

The accompanying notes are an integral part of these consolidated financial statements.

sCworx CORP.
Consolidated Statements of STOCKHOLDERS’/MEMBERs’ EQUITY (Deficit)
	Common Shares	Common Stock	Membership Interests	(Accumulated Deficit) Retained Earnings	Total Members’ (Deficit) Equity
Balance – December 31, 2016	—	$—	$100	$(698,884)	$(698,784)
Member distributions	—	—	—	(1,529)	(1,529)
Member contributions	—	—	—	100,000	100,000
Net loss	—	—	—	(748,512)	(748,512)
Balance – December 31, 2017	—	—	100	(1,348,925)	(1,348,825)
Member contributions	—	—	—	821,200	821,200
Share exchange, from LLC to Corporation	17,500	100	(100)	—	—
Net income	—	—	—	588,875	588,875
Balance – September 30, 2018	17,500	$100	$—	$61,150	$61,250

The accompanying notes are an integral part of these consolidated financial statements.

sCworx CORP.
Consolidated Statements of Cash Flows
	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$588,875	$(256,028)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(476,372)	43,253
Prepaid expense	(3,500)	—
Accounts payable and accrued liabilities	(129,490)	(9,518)
Deferred revenue	(440,571)	262,202
Net cash (used in) provided by operating activities	(461,058)	39,909
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in Alliance MMA, Inc.	(720,000)	—
Payments on amount due from shareholder	(269,148)	(191,555)
Net cash used in investing activities	(989,148)	(191,555)
CASH FLOWS FROM FINANCING ACTIVITIES:
Member contribution	821,200	75,000
Member distributions	—	(120,887)
Proceeds from note payable – related party	933,425	296,200
Payments on note payable – related party	(298,000)	(85,000)
Net cash provided by (used in) financing activities	1,456,625	165,313
NET INCREASE IN CASH AND CASH EQUIVALENTS	6,419	13,667
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	15,159	3,173
CASH AND CASH EQUIVALENTS – END OF PERIOD	$21,578	16,840
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$—	—
Cash paid for taxes	$—	—

The accompanying notes are an integral part of these consolidated financial statements.

sCworx CORP.
Notes to consolidated Financial Statements
Note 1. Description of Business and Basis of Presentation and Principles of Consolidation
Nature of Business
SCWorx Corp., a Delaware corporation (“SCWorx Corp.” or the “Company”) was formerly known as SCWorx Acquisition Corp (which was the surviving corporation in a merger with SCWorx, LLC, which was organized in Florida on November 17, 2016). SCWorx Acquisition Corp. changed its name to SCWorx Corp. in August 2018.
SCWorx is a leading provider of data content and services related to the repair, normalization and interoperability of information for healthcare providers and big data analytics for the healthcare industry.
Currently, the business systems of hospitals are frequently deficient in a number of respects. These deficiencies in part result from confusing and outdated connections between a hospital’s supply chain and its clinical and billing systems. The currently poor state of interoperability limits the potential value of each independent system and requires significant expense and resources from senior hospital personnel to stay ahead of problems and complete basic administrative tasks.
SCWorx has developed and markets health information technology solutions and associated services that improve healthcare processes and information flow within a hospital. SCWorx’s software enables a healthcare provider to simplify and organize its data (“data normalization”), allows the data to be utilized across multiple internal software applications (“interoperability”) and provides the basis for sophisticated data analytics (“big data”). SCWorx’s solutions are designed to quickly and accurately improve the flow of information between the existing supply chain inventory, patient electronic medical records (“EMR”) and patient billing functions. Customers use our software to achieve multiple operational benefits such as supply chain cost reductions, decreased accounts receivables aging, accelerated and completed billing in less than 72 hours, contract optimization, increased supply chain management and cost visibility, synchronous Charge Description Master (“CDM”) and control of vendor rebates and contract administration fees. SCWorx’s customers include some of the most prestigious healthcare organizations in the United States. SCWorx provides an information service that ultimately leads to safer, more cost effective and more financially efficient patient care.
SCWorx has demonstrated that the Item Master File (“IMF”), which is a database of all known products used in hospital and health care settings, must be accurate always and updated automatically and is recognized as the Single Source of Truth (“SSOT”) for these products to permit critical system interoperability and supply-related data exchanges. An accurate Item Master File supports interoperability between the supply chain, clinical and financial systems. This Single Source of Truth establishes a common vocabulary and syntax, while assigning a consistent meaning across the healthcare providers core systems and accurately migrating data from one application to another and removing disconnects between critical business systems.
SCWorx’s software solutions are delivered to clients within a fixed term period, where such software is hosted in SCWorx’s data center and accessed by the client through a secure connection in a software as a service (“SaaS”) delivery method.
SCWorx sells its solutions and services in the United States to hospitals and health systems currently through its direct sales force and its distribution and reseller partnerships.
Basis of Presentation and Principles of Consolidation
The consolidated financial statements include the accounts of SCWorx Corp. and its wholly-owned subsidiary, Primrose LLC. The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States (“U.S.”). All significant intercompany balances and transactions are eliminated in consolidation.
The Company’s fiscal year ends on December 31. The Company employs a calendar month-end reporting period for its quarterly reporting.

sCworx CORP.
Notes to consolidated Financial Statements

On June 18, 2018, SCWorx, LLC became SCWorx Acquisition Corp, and on September 20, 2018, SCWorx Acquisition Corp became SCWorx Corp., as precipitated by the following transactions.
In June 2018, the Company entered into a Securities Purchase Agreement (“SPA”) with Alliance MMA (“AMMA”), a NASDAQ listed sports entertainment business, under which we agreed to buy up to $1 million in principal amount of convertible notes and warrants to purchase up to 671,142 shares of common stock. The note is convertible into shares of common stock at a conversion price of  $0.3725 and the warrants have an exercise price of  $0.3725.
On June 29, 2018, the Company purchased AMMA convertible notes in the principal amount of $500,000 and warrants to purchase 335,570 shares of AMMA common stock, for an aggregate purchase price of  $500,000. The Note bears interest at 10% annually and matures on June 27, 2019. The warrant has an exercise price of  $0.3725, term of five years and was vested upon grant. We agreed in the SPA to fund (i) a second tranche of  $250,000 upon the signing of a merger agreement with the Purchaser and (ii) a third tranche of  $250,000 upon mutual agreement of the Purchaser and Company.
Pursuant to the SPA, on July 31, 2018, we purchased AMMA convertible notes in the principal amount of  $60,000 and warrants to purchase 40,269 shares of AMMA common stock, for an aggregate purchase price of  $60,000. The Note bears interest at 10% annually and matures on July 31, 2019. The warrant has an exercise price of  $0.3725, term of five years and was vested upon grant.
On August 20, 2018, the Company entered into the Stock Exchange Agreement (“SEA”) with AMMA. Under the Agreement, AMMA agreed to purchase from the SCWorx shareholders all the issued and outstanding capital stock of SCWorx, in exchange for which the Company agreed to issue at the closing that number of shares of Company common stock equal to the quotient of  $50,000,000 divided by the closing price of the Company’s common stock upon the completion of the acquisition subject to a cap of $0.67 per share.
Pursuant to the SCWorx SPA, on August 21, 2018 and October 16, 2018, SCWorx funded $160,000 and $30,000, respectively, of the remaining $190,000 of the $250,000 tranche which was due upon execution of the Stock Exchange Agreement with AMMA, for which SCWorx was issued warrants to purchase an aggregate of 127,517 shares of common stock. The warrant has an exercise price of  $0.3725, term of five years, and was vested upon grant.
On December 18, 2018, the Securities Purchase Agreement with AMMA dated June 28, 2018 (“SPA”) was amended to increase the amount SCWorx could purchase by $250,000 to up to $1.25 million, of which 750,000 had previously been funded, leaving an additional $500,000 to be funded. The conversion/exercise price of the additional $500,000 convertible note is $0.20 per share. As of December 18, 2018, SCWorx has funded $275,000 of the additional $500,000 and received (i) a $275,000 convertible promissory note, convertible into common shares at a conversion price of  $0.20 per share, and warrants to purchase 343,750 common shares at an exercise price of  $0.30 per share. This brings the total amount funded by SCWorx to $1,025,000.
On November 30, 2018, the Board of Directors cancelled 6,510 common shares and issued 3,125 shares of common stock to new third-party investors for $1,250,000.
Note 2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The accounting estimates and assumptions that require management’s most significant, difficult, and subjective judgment include the recognition of revenue and the collectability of accounts receivable, among others. Actual results experienced by the Company may differ from management’s estimates.

sCworx CORP.
Notes to consolidated Financial Statements

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are maintained with various financial institutions. The Company’s cash equivalents are classified as available-for-sale.
Fair Value of Financial Instruments
The carrying amount of cash equivalents, accounts receivable, accounts payable and accrued liabilities approximates fair value due to the short-term nature of these instruments.
Concentration of Credit and Other Risks
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. The Company believes that any concentration of credit risk in its accounts receivable is substantially mitigated by the Company’s evaluation process, relatively short collection terms and the high level of credit worthiness of its customers. The Company performs ongoing internal credit evaluations of its customers’ financial condition and limits the amount of credit extended when deemed necessary but generally requires no collateral.
For the three months ended September 30, 2018, the Company had 3 customers representing 25%, 24% and 11% of aggregate revenues, respectively. For the three months ended September 30, 2017, the Company had 2 customers representing 36% and 20% of aggregate revenues, respectively. For the nine months ended September 30, 2018, the Company had 2 customers representing 25%, and 14% of aggregate revenues, respectively. For the nine months ended September 30, 2017, the Company had 2 customers representing 23%, and 16% of aggregate revenues, respectively.
At September 30, 2018, the Company had 2 customers representing 42% and 16% of aggregate accounts receivable, respectively. At December 31, 2017, the Company had 2 customers representing 72% and 11% of aggregate accounts receivable, respectively.
The following tables sets forth revenue and accounts receivable generated from customers which comprise 10% or more of their respective total for the nine months and three months ended September 30, 2018 and September 30, 2017, respectively (amounts in thousands):
	Revenues
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Customer A	$275	$310	$825	$415
Customer B	$260	$168	$466	$295
Customer C	$126	*	*	*

*
Denotes less than 10% of total revenue

	Accounts Receivable
	September 30, 2018	December 31, 2017
Customer A	$338	$255
Customer B	$130	$38
Allowance for Doubtful Accounts
The Company continually monitors customer payments and maintains a reserve for estimated losses resulting from its customers’ inability to make required payments. In determining the reserve, the Company evaluates the collectability of its accounts receivable based upon a variety of factors. In cases where the

sCworx CORP.
Notes to consolidated Financial Statements

Company becomes aware of circumstances that may impair a specific customer’s ability to meet its financial obligations, the Company records a specific allowance against amounts due. For all other customers, the Company recognizes allowances for doubtful accounts based on its historical write-off experience in conjunction with the length of time the receivables are past due, customer creditworthiness, geographic risk and the current business environment. Actual future losses from uncollectible accounts may differ from the Company’s estimates. The Company had no allowance for doubtful accounts balance as of September 30, 2018 and December 31, 2017.
Property and Equipment
Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the related assets’ estimated useful lives. The Company had no net property and equipment balance as of September 30, 2018 and December 31, 2017.
Long-Lived Assets
Long-lived assets that are held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability of long-lived assets is based on an estimate of the undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the difference between the fair value of the asset and its carrying value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value.
Business Combinations
The Company includes the results of operations of the businesses that it has acquired in its consolidated results as of the respective dates of acquisition.
On December 31, 2017, SCWorx acquired Primrose LLC (“Primrose”), a Company under common control. Common control transactions have characteristics that are similar to business combinations but do not meet the requirements to be accounted for as business combinations. The accounting for a combination between entities under common control are governed by accounting pronouncement Accounting Standards Codification (ASC) 805-50, Related Issues. As a result, the common control entities are consolidated with intercompany balances and transactions eliminated.
Revenue Recognition
The Company derives its revenues from four sources:
1)
Data Normalization which includes data preparation, product and vendor mapping, product categorization, data enrichment and other data related services,

2)
License Subscription which is comprised of subscription fees from customers accessing the Company’s cloud computing application for data management analytics and third-party contract management,

3)
Maintenance which includes ongoing data cleansing and normalization, content enrichment, and optimization, and

4)
Professional Services mainly related to specific customer projects to manage and/or analyses data and review for cost reduction opportunities.

The Company commences revenue recognition when all of the following conditions are satisfied:
•
there is persuasive evidence of an arrangement;

•
the service has been or is being provided to the customer;

sCworx CORP.
Notes to consolidated Financial Statements

•
the collection of the fees is reasonably assured; and

•
the amount of fees to be paid by the customer is fixed or determinable.

Multiple Deliverable Arrangements
Regarding the Company’s software-as-a-service (SaaS) revenue stream, the Company enters into arrangements with multiple deliverables that generally include Data Normalization, License and Maintenance Fees, and Professional Services. If the deliverables have standalone value upon delivery, the Company accounts for each deliverable separately.
Multiple deliverables included in an arrangement are separated into different units of accounting and the arrangement consideration is allocated to the identified separate units based on a relative selling price hierarchy. The Company determines the relative selling price for a deliverable based on its best estimate of selling price (“BESP”). The Company has determined that vendor specific objective evidence (“VSOE”) has not been established and third-party evidence of selling price (“TPE”) is not a practical alternative due to differences in its service offerings compared to other parties and the availability of relevant third-party pricing information.
The Company determines BESP by considering its overall pricing objectives and market conditions. Significant pricing practices taken into consideration include the Company’s discounting practices, the size and volume of the Company’s transactions, the customer demographic, the geographic area where services are sold, price lists, its go-to-market strategy, historical standalone sales and contract prices. The determination of BESP is made through consultation with and approval by the Company’s management. As the Company’s go-to-market strategies evolve, the Company may modify its pricing practices in the future, which could result in changes in relative selling prices, including both VSOE and BESP.
In determining whether data normalization and professional services have standalone value, the Company considers the following factors for each data normalization and professional services agreement: availability of the services from other vendors, the nature of the professional services, the timing of when the data normalization or professional services contract was signed in comparison to the subscription service start date and the contractual dependence of the subscription service on the customer’s satisfaction with the professional services work. To date, the Company has concluded that all of the data normalization and professional services included in multiple deliverable arrangements executed have standalone value.
Data Normalization
The Company’s Data Normalization services are typically fixed fee. When these services are not combined with subscription maintenance revenues as a single unit of accounting, as discussed above, these revenues are recognized as the services are rendered and when contractual milestones are achieved and accepted by the customer.
License Subscription and Maintenance
License subscription and maintenance revenues are recognized ratably over the contract terms beginning on the commencement date of each contract, which is the date the Company’s service is made available to customers.
Professional Services
The Company’s Professional Services are typically fixed fee. When these services are not combined with subscription revenues as a single unit of accounting, as discussed above, these revenues are recognized as the services are rendered and when contractual milestones are achieved and accepted by the customer.
Cost of Revenue
Cost of revenues primarily represents payroll and related costs and consulting services.

sCworx CORP.
Notes to consolidated Financial Statements

Deferred Revenue
The deferred revenue balance does not represent the total contract value of annual or multi-year, subscription agreements. Deferred revenue primarily consists of billings or payments received in advance of revenue recognition from license and maintenance agreements and is recognized as the revenue recognition criteria are met. The Company generally invoices customers in installments prior to delivery. The deferred revenue balance is influenced by several factors, including the compounding effects of renewals, invoice duration, invoice timing, dollar size and new business linearity within the quarter. Deferred revenue that will be recognized during the succeeding twelve-month period is recorded as current deferred revenue and the remaining portion is recorded as noncurrent.
Research and Development Costs
The Company expenses all research and development costs as incurred. For the three months ended September 30, 2018 and September 30, 2017, research and development expense amounted to $0.4 million and $0.5 million, respectively. For the nine-months ended September 30, 2018 and September 30, 2017, research and development expense amounted to $1.4 million and $1.4 million respectively.
Advertising Costs
The Company expenses advertising costs as incurred. For the three months ended September 30, 2018 and September 30, 2017, the Company did not incur any advertising expense. For the nine months ended September 30, 2018 and September 30, 2017, the Company did not incur any advertising expense.
Indemnification
The Company provides indemnification of varying scope to certain customers against claims of infringement made by third parties arising from the use of the Company’s technology. In accordance with authoritative guidance for accounting for guarantees, the Company evaluates estimated losses for such indemnification. The Company considers such factors as the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. To date, no such claims have been filed against the Company and, as a result, no liability has been recorded in the Company’s financial statements.
As permitted under Delaware law, the Company has agreements whereby it indemnifies its officers and directors for certain events or occurrences while the officer or director is, or was, serving at the Company’s request in such capacity. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company believes, given the absence of any such payments in the Company’s history, and the estimated low probability of such payments in the future, that the estimated fair value of these indemnification agreements is immaterial. In addition, the Company has directors’ and officers’ liability insurance coverage that is intended to reduce its financial exposure and may enable the Company to recover a portion of any such payments.
Loss Contingencies
We record a liability when we believe that it is both probable that a loss has been incurred and the amount can be reasonably estimated. If we determine that a loss is reasonably possible, and the loss or range of loss can be estimated, we disclose the possible loss in the notes to the consolidated financial statements. We review the developments in our contingencies that could affect the amount of the provisions that has been previously recorded, and the matters and related possible losses disclosed. We make adjustments to our provisions and changes to our disclosures accordingly to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and updated information. Significant judgment is required to determine both the probability and the estimated amount. Legal costs associated with loss contingencies are accrued based upon legal expenses due at the end of the reporting period.

sCworx CORP.
Notes to consolidated Financial Statements

Stock-based Compensation Expense
The Company accounts for stock-based compensation expense in accordance with the authoritative guidance on share-based payments. Under the provisions of the guidance, stock-based compensation expense is measured at the grant date based on the fair value of the option using a Black-Scholes option pricing model and is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period. The fair value of the Company’s stock awards for non-employees is estimated based on the fair market value on each vesting date, accounted for under the variable-accounting method. The authoritative guidance also requires that the Company measure and recognize stock-based compensation expense upon modification of the term of stock award. The stock-based compensation expense for such modification is the sum of any unamortized expense of the award before modification and the modification expense. The modification expense is the incremental amount of the fair value of the award before the modification and the fair value of the award after the modification, measured on the date of modification. In the case when the modification results in a longer requisite period than in the original award, the Company has elected to apply the pool method where the aggregate of the unamortized expense and the modification expense is amortized over the new requisite period on a straight-line basis. In addition, any forfeiture will be based on the original requisite period prior to the modification. Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, stock price volatility, and the pre-vesting option forfeiture rate. The Company estimates the expected life of options granted based on estimated exercise patterns, which are believed to be representative of future behavior. The Company estimates the volatility of the Company’s common stock on the date of grant based on estimated volatility. The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, its stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. The Company estimates the forfeiture rate based on historical experience of its stock-based awards that are granted, exercised and cancelled. If the actual forfeiture rate is materially different from the estimate, stock-based compensation expense could be significantly different from what was recorded in the current period. To date the Company has not issued equity awards to employees or non-employees but does expect to issue equity awards in the near future.
Recent Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09), which amends the existing accounting standards for revenue recognition. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU 2014-09 by one year. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. In March 2016, the FASB issued Accounting Standards Update No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) (ASU 2016-08) which clarifies the implementation guidance on principal versus agent considerations. The guidance includes indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to the customers. The new standard further requires new disclosures about contracts with customers, including the significant judgments the company has made when applying the guidance. We will adopt the new standard effective January 1, 2019. We have not finalized our analysis and the adoption of this guidance and have not determined the impact on our consolidated financial statements and our internal controls over financial reporting.
In March 2016, the FASB issued ASU No. 2016-09, Compensation — Stock Compensation (Topic 718) (ASU 2016-09). ASU 2016-09 identifies areas for simplification involving several aspects of accounting for share-based payment transactions, including the income tax consequences, classification of awards as either

sCworx CORP.
Notes to consolidated Financial Statements

equity or liabilities, an option to recognize gross stock compensation expense with actual forfeitures recognized as they occur, as well as certain classifications on the statement of cash flows. The Company adopted this update, on a prospective basis, effective January 1, 2017. The adoption of the standard did not have a material effect on the Company.
In November 2016, the FASB issued Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (ASU 2016-18), which requires companies to include amounts generally described as restricted cash and restricted cash equivalents in cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts shown on the statement of cash flows. We adopted the new standard effective January 1, 2018. The adoption of this standard did not have a material impact on the Company’s consolidated financials.
In January 2017, the FASB issued Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01), which revises the definition of a business and provides new guidance in evaluating when a set of transferred assets and activities is a business. We will adopt the new standard effective January 1, 2018, on a prospective basis and do not expect the standard to have a material impact on our consolidated financial statements.
In May 2017, the FASB issued ASU No. 2017-09, Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting (ASU 2017-09) which provides guidance about which changes to the terms or conditions of a share-based payment awarded require an entity to apply modification accounting. The standard is effective for interim and annual reporting periods beginning after December 15, 2017, with early adoption permitted. The Company adopted the standard prospectively effective January 1, 2018. The adoption of this standard did not have a material impact on its consolidated financial statements.
In August 2017, the FASB issued new guidance related to accounting for hedging activities. This guidance expands strategies that qualify for hedge accounting, changes how many hedging relationships are presented in the financial statements and simplifies the application of hedge accounting in certain situations. The standard will be effective for us beginning July 1, 2019, with early adoption permitted for any interim or annual period before the effective date. Adoption of the standard will be applied using a modified retrospective approach through a cumulative-effect adjustment to retained earnings as of the effective date. We are currently evaluating the impact of this standard on our consolidated financial statements, including accounting policies, processes, and systems.
In February 2018, the FASB issued new guidance to allow a reclassification from accumulated other comprehensive income (“AOCI”) to retained earnings for stranded tax effects resulting from the Tax Cuts & Jobs Act (TCJA). We will adopt the new standard effective January 1, 2019, and do not expect the standard to have a material impact on our consolidated financial statements.
Note 3. Debt
Note Payable – Related Party
In October 2016, the Company entered into a loan agreement with Mark Munro for up to $1 million of borrowings for operating expenses. Mark Munro is a shareholder of the Company. In November 2016 and January 2018, the Company entered into additional loan agreements with Mark Munro to provide up to an aggregate $2 million of borrowings. As of September 30, 2018, and December 31, 2017, the note payable – related party totaled $1.5 million and $0.8 million, respectively. In addition to the Note payable balance, the Company has accrued interest payable of  $283,000 and $138,000 as of September 30, 2018 and December 31,2017, respectively.
Note 4. Commitments and Contingencies
Operating Leases
The Company does not own any real property. The Company’s principal executive offices are located at an office complex in Red Bank, New Jersey. The Company is utilizing space under lease by a Company managed by one of our shareholders. To date, we have not paid rent for this space and have no formal lease agreement.

sCworx CORP.
Notes to consolidated Financial Statements

Contingencies
Legal Proceedings
In the normal course of business or otherwise, we may become involved in legal proceedings. We will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred.
In August 2018, SCWorx settled a dispute with a former employee, resulting in SCWorx agreeing to pay the former employee $237,137.50 as wages due.
Note 5. Members’ Equity
As of September 30, 2018, the Company has 17,500 common shares authorized, issued and outstanding.
As of December 31, 2017, the Company has 17,500 common units authorized, issued and outstanding.
The Company’s common stock are entitled to one vote for each share held, without regard to class or series.
Note 6. Net Income (Loss) per Common Unit
The Company complies with accounting and disclosure requirements of ASC Topic 260, Earnings Per Share. Net income (loss) per common share (and formerly unit) is computed by dividing net income (loss) by the weighted average number of common shares (and formerly units) outstanding for the period.
Note 7. Subsequent Events
On December 18, 2018, the Securities Purchase Agreement with AMMA dated June 28, 2018 (“SPA”) was amended to increase the amount SCWorx could purchase by $250,000 to up to $1.25 million, of which 750,000 had previously been funded, leaving an additional $500,000 to be funded. The conversion/exercise price of the additional $500,000 convertible note is $0.20 per share. As of December 18, 2018, SCWorx has funded $275,000 of the additional $500,000 and received (i) a $275,000 convertible promissory note, convertible into common shares at a conversion price of  $0.20 per share, and warrants to purchase 343,750 common shares at an exercise price of  $0.30 per share. This brings the total amount funded by SCWorx to $1,025,000.
On November 30, 2018, the board of directors cancelled 6,510 common shares and issued 3,125 shares of common stock to new third-party investors for $1,250,000.
On December 18, 2018, the Share Exchange Agreement with AMMA and its shareholders was amended as follows:
•
To fix the number of AMMA shares issuable to SCWorx’s shareholders at 100,000,000 shares, based on an agreed value of SCWorx of  $50,000,000 and an agreed value of AMMA shares of $0.50 per share.

•
To provide that AMMA would issue 190,000 Preferred Stock Units, comprised of 190,000 shares of Series A Preferred Stock convertible into shares of common stock at a conversion price of $0.20 per share, subject to adjustment, and warrants to purchase 4,750,000 shares of common stock, with an exercise price of  $0.30 per share, subject to adjustment.

•
To extend until January 31, 2019 the outside date to close the acquisition of SCWorx.

SCWorx, LLC
Consolidated Balance Sheets
	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$15,159	$3,173
Accounts receivable, net	335,063	133,159
Total current assets	350,222	136,332
Due from shareholder	668,235	184,070
TOTAL ASSETS	$1,018,457	$320,402
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$595,634	$264,561
Deferred revenue	936,003	200,825
Total current liabilities	1,531,637	465,385
Note payable – related party	835,645	553,801
TOTAL LIABILITIES	2,367,282	1,019,186
Commitments and contingencies (Note 4)
Members’ Equity (Deficit):
Membership interests (17,500 Units Authorized, Issued and Outstanding)	100	100
Accumulated deficit	(1,348,925)	(698,884)
TOTAL MEMBERS’ DEFICIT	(1,348,825)	(698,784)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$1,018,457	$320,402

The accompanying notes are an integral part of these consolidated financial statements.

SCWorx, LLC
Consolidated Statements of Operations
	Year Ended December 31, 2017	Year Ended December 31, 2016
Revenue, net	$2,528,013	$2,160,900
Cost of revenue	331,915	831,404
Gross margin	2,196,098	1,329,496
Operating expenses:
General and administrative	874,974	551,475
Research and development	1,937,540	1,120,190
Total operating expenses	2,812,514	1,671,665
Loss from operations	(616,416)	(342,169)
Interest expense	132,096	6,477
Loss before income tax	(748,512)	(348,646)
Net loss	$(748,512)	$(348,646)
Net loss per share:
Basic and diluted	$(42.77)	$(19.92)
Weighted average number of shares used in per share calculation, basic and diluted	17,500	17,500

The accompanying notes are an integral part of these consolidated financial statements.

SCworx, LLC
Consolidated Statements of MEMBERs’ Deficit
	Membership Interests	Accumulated Deficit	Total Members’ Deficit
Balance – December 31, 2015	100	(449,960)	(449,860)
Member distributions	—	(278)	(278)
Member contribution		100,000	100,000
Net loss	—	(348,646)	(248,646)
Balance – December 31, 2016	100	(698,884)	(698,784)
Member distributions	—	(1,529)	(1,529)
Member contribution		100,000	100,000
Net loss	—	(748,512)	(748,512)
Balance – December 31, 2017	100	(1,348,925)	(1,348,825)

The accompanying notes are an integral part of these consolidated financial statements.

sCworx, LLC
Consolidated Statements of Cash Flows
	Year Ended December 31, 2017	Year Ended December 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(748,512)	$(348,646)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(201,904)	(122,659)
Prepaid expense	—	26,400
Accounts payable and accrued liabilities	331,074	170,474
Deferred revenue	735,178	200,825
Net cash used in operating activities	115,836	(73,606)
CASH FLOWS FROM INVESTING ACTIVITIES:
Loan to shareholder	(484,165)	(184,070)
Net cash used in investing activities	(484,165)	(184,070)
CASH FLOWS FROM FINANCING ACTIVITIES:
Member contribution	100,000	100,000
Member distributions	(1,529)	(278)
Proceeds from note payable – related party	281,844	157,838
Net cash provided by financing activities	380,315	257,560
NET (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	11,986	(116)
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	3,173	3,289
CASH AND CASH EQUIVALENTS – END OF PERIOD	$15,159	3,173
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$—	—
Cash paid for taxes	$—	—

The accompanying notes are an integral part of these consolidated financial statements.

sCworx, LLC
Notes to consolidated Financial Statements
Note 1. Description of Business and Basis of Presentation and Principles of Consolidation
Nature of Business
SCWorx Corp., a Delaware corporation (“SCWorx Corp.” or the “Company”) was formerly known as SCWorx Acquisition Corp (which was the surviving corporation in a merger with SCWorx, LLC, which was organized in Florida on November 17, 2016). SCWorx Acquisition Corp. changed its name to SCWorx Corp.in August 2018.
SCWorx is a leading provider of data content and services related to the repair, normalization and interoperability of information for healthcare providers and big data analytics for the healthcare industry.
Currently, the business systems of hospitals are frequently deficient in a number of respects. These deficiencies in part result from confusing and outdated connections between a hospital’s supply chain and its clinical and billing systems. The currently poor state of interoperability limits the potential value of each independent system and requires significant expense and resources from senior hospital personnel to stay ahead of problems and complete basic administrative tasks.
SCWorx has developed and markets health information technology solutions and associated services that improve healthcare processes and information flow within a hospital. SCWorx’s software platform enables a healthcare provider to simplify and organize its data (“data normalization”), allows the data to be utilized across multiple internal software applications (“interoperability”) and provides the basis for sophisticated data analytics (“big data”). SCWorx’s solutions are designed to quickly and accurately improve the flow of information between the existing supply chain inventory, patient electronic medical records (“EMR”) and patient billing functions. Customers use our software to achieve multiple operational benefits such as supply chain cost reductions, decreased accounts receivables aging, accelerated and completed billing in less than 72 hours, contract optimization, increased supply chain management and cost visibility, synchronous Charge Description Master (“CDM”) and control of vendor rebates and contract administration fees. SCWorx’s customers include some of the most prestigious healthcare organizations in the United States. SCWorx provides an information service that ultimately leads to safer, more cost effective and more financially efficient patient care.
SCWorx has demonstrated that the Item Master File (“IMF”), which is a database of all known products used in hospital and health care settings, must always be accurate and updated automatically. It must be recognized as the Single Source of Truth (“SSOT”) for the Item Master File (“IMF”) products to permit critical system interoperability and seamless supply-related data exchanges. An accurate Item Master File supports interoperability between the supply chain, clinical and financial systems. SCWorx’s Virtual Item Master File established the SSOT which creates a common vocabulary and syntax, while assigning a consistent meaning across the healthcare providers core systems and accurately migrating data from one application to another and removing disconnects between critical business systems.
SCWorx’s software solutions are delivered to clients within a fixed term period, typically three to five year contracted term, where such software is hosted in Amazon Web Service’s (“AWS”) or RackSpace’s data centers and accessed by the client through a secure connection in a software as a service (“SaaS”) delivery method.
SCWorx sells its solutions and services in the United States to hospitals and health systems currently through its direct sales force and its distribution and reseller partnerships.
Basis of Presentation and Principles of Consolidation
The consolidated financial statements include the accounts of SCWorx LLC and its wholly-owned subsidiary, Primrose LLC. The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States (“U.S.”). All significant intercompany balances and transactions are eliminated in consolidation.

sCworx, LLC
Notes to consolidated Financial Statements

SCWorx’s fiscal year ends on December 31. SCWorx employs a calendar month-end reporting period for its quarterly reporting.
Note 2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The accounting estimates and assumptions that require management’s most significant, difficult, and subjective judgment include the recognition of revenue and the collectability of accounts receivable, among others. Actual results experienced by SCWorx may differ from management’s estimates.
Cash and Cash Equivalents
SCWorx considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are maintained with various financial institutions. SCWorx’s cash equivalents are classified as available-for-sale.
Fair Value of Financial Instruments
The carrying amount of cash equivalents, accounts receivable, accounts payable and accrued liabilities approximates fair value due to the short-term nature of these instruments.
Concentration of Credit and Other Risks
Financial instruments that potentially subject SCWorx to significant concentrations of credit risk consist principally of accounts receivable. SCWorx believes that any concentration of credit risk in its accounts receivable is substantially mitigated by SCWorx’s evaluation process, relatively short collection terms and the high level of credit worthiness of its customers. SCWorx performs ongoing internal credit evaluations of its customers’ financial condition and limits the amount of credit extended when deemed necessary but generally requires no collateral.
For the year ended December 31, 2017, SCWorx had 3 customers representing 20%, 18% and 12% of aggregate revenues, respectively. For the year ended December 31, 2016, SCWorx had 3 customers representing 31%, 15% and 12% of aggregate revenues, respectively. At December 31, 2017, SCWorx had 2 customers representing 67% and 11% of aggregate accounts receivable, respectively. At December 31, 2016, SCWorx had 2 customers representing 47% and 28% of aggregate accounts receivable, respectively.
The following tables sets forth revenue and accounts receivable generated from customers which comprise 10% or more of their respective total for the year ended and as of December 31, 2017 and December 31, 2016, respectively (amounts in thousands):
	Revenues
	Years Ended December 31,
	2017	2016
Customer A	$511	$672
Customer B	$452	$332
Customer C	$307	$257
	Accounts Receivable
	Years Ended December 31,
	2017	2016
Customer A	$255	$63
Customer B	$38	$37

sCworx, LLC
Notes to consolidated Financial Statements

Allowance for Doubtful Accounts
SCWorx continually monitors customer payments and maintains a reserve for estimated losses resulting from its customers’ inability to make required payments. In determining the reserve, SCWorx evaluates the collectability of its accounts receivable based upon a variety of factors. In cases where SCWorx becomes aware of circumstances that may impair a specific customer’s ability to meet its financial obligations, SCWorx records a specific allowance against amounts due. For all other customers, SCWorx recognizes allowances for doubtful accounts based on its historical write-off experience in conjunction with the length of time the receivables are past due, customer creditworthiness, geographic risk and the current business environment. Actual future losses from uncollectible accounts may differ from SCWorx’s estimates. SCWorx had no allowance for doubtful accounts balance as of December 31, 2017 and 2016.
Property and Equipment
Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the related assets’ estimated useful lives. SCWorx had no net property and equipment balance as of December 31, 2017 and 2016.
Long-Lived Assets
Long-lived assets that are held and used by SCWorx are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability of long-lived assets is based on an estimate of the undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the difference between the fair value of the asset and its carrying value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value.
Business Combinations
SCWorx includes the results of operations of the businesses that it has acquired in its consolidated results as of the respective dates of acquisition.
On December 31, 2017, SCWorx acquired Primrose LLC (“Primrose”), a Company under common control. Common control transactions have characteristics that are similar to business combinations but do not meet the requirements to be accounted for as business combinations. The accounting for a combination between entities under common control are governed by accounting pronouncement Accounting Standards Codification (ASC) 805-50, Related Issues. As a result, the common control entities are consolidated with intercompany balances and transactions eliminated.
Revenue Recognition
SCWorx derives its revenues from four sources:
1)
Data Normalization which includes data preparation, product and vendor mapping, product categorization, data enrichment and other data related services,

2)
License Subscription which is comprised of subscription fees from customers accessing the Company’s cloud computing application for data management analytics,

3)
Maintenance which includes ongoing data cleansing and normalization, content enrichment, and optimization, and

4)
Professional Services mainly related to specific customer projects to manage and/or analyses data and review for cost reduction opportunities.

sCworx, LLC
Notes to consolidated Financial Statements

SCWorx commences revenue recognition when all of the following conditions are satisfied:
•
there is persuasive evidence of an arrangement;

•
the service has been or is being provided to the customer;

•
the collection of the fees is reasonably assured; and

•
the amount of fees to be paid by the customer is fixed or determinable.

Multiple Deliverable Arrangements
Regarding SCWorx’s software-as-a-service (SaaS) revenue stream, SCWorx enters into arrangements with multiple deliverables that generally include Data Normalization, License and Maintenance Fees, and Professional Services. If the deliverables have standalone value upon delivery, SCWorx accounts for each deliverable separately.
Multiple deliverables included in an arrangement are separated into different units of accounting and the arrangement consideration is allocated to the identified separate units based on a relative selling price hierarchy. SCWorx determines the relative selling price for a deliverable based on its best estimate of selling price (“BESP”). SCWorx has determined that vendor specific objective evidence (“VSOE”) has not been established and third-party evidence of selling price (“TPE”) is not a practical alternative due to differences in its service offerings compared to other parties and the availability of relevant third-party pricing information.
SCWorx determines BESP by considering its overall pricing objectives and market conditions. Significant pricing practices taken into consideration include SCWorx’s discounting practices, the size and volume of SCWorx’s transactions, the customer demographic, the geographic area where services are sold, price lists, its go-to-market strategy, historical standalone sales and contract prices. The determination of BESP is made through consultation with and approval by SCWorx’s management. As SCWorx’s go-to-market strategies evolve, SCWorx may modify its pricing practices in the future, which could result in changes in relative selling prices, including both VSOE and BESP.
In determining whether data normalization and professional services have standalone value, SCWorx considers the following factors for each data normalization and professional services agreement: availability of the services from other vendors, the nature of the professional services, the timing of when the data normalization or professional services contract was signed in comparison to the subscription service start date and the contractual dependence of the subscription service on the customer’s satisfaction with the professional services work. To date, SCWorx has concluded that all of the data normalization and professional services included in multiple deliverable arrangements executed have standalone value.
Data Normalization
SCWorx’s Data Normalization services are typically fixed fee. When these services are not combined with subscription maintenance revenues as a single unit of accounting, as discussed above, these revenues are recognized as the services are rendered and when contractual milestones are achieved and accepted by the customer.
License Subscription and Maintenance
License subscription and maintenance revenues are recognized ratably over the contract terms beginning on the commencement date of each contract, which is the date SCWorx’s service is made available to customers.
Professional Services
SCWorx’s Professional Services are typically fixed fee. When these services are not combined with subscription revenues as a single unit of accounting, as discussed above, these revenues are recognized as the services are rendered and when contractual milestones are achieved and accepted by the customer.

sCworx, LLC
Notes to consolidated Financial Statements

Cost of Revenue
Cost of revenues primarily represents data center hosting costs and consulting services.
Deferred Revenue
The deferred revenue balance does not represent the total contract value of annual or multi-year, subscription agreements. Deferred revenue primarily consists of billings or payments received in advance of revenue recognition from license and maintenance agreements and is recognized as the revenue recognition criteria are met. SCWorx generally invoices customers in installments prior to delivery. The deferred revenue balance is influenced by several factors, including the compounding effects of renewals, invoice duration, invoice timing, dollar size and new business linearity within the quarter. Deferred revenue that will be recognized during the succeeding twelve-month period is recorded as current deferred revenue and the remaining portion is recorded as noncurrent.
Research and Development Costs
SCWorx expenses all research and development costs as incurred. For the years ended December 31, 2017 and 2016, research and development expense amounted to $1.9 million and $1.1 million, respectively.
Advertising Costs
SCWorx expenses advertising costs as incurred. For the years ended December 31, 2017 and 2016, SCWorx did not incur any advertising expense.
Indemnification
SCWorx provides indemnification of varying scope to certain customers against claims of infringement made by third parties arising from the use of SCWorx’s technology. In accordance with authoritative guidance for accounting for guarantees, SCWorx evaluates estimated losses for such indemnification. SCWorx considers such factors as the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. To date, no such claims have been filed against SCWorx and, as a result, no liability has been recorded in SCWorx’s financial statements.
As permitted under Delaware law, SCWorx has agreements whereby it indemnifies its officers and directors for certain events or occurrences while the officer or director is, or was, serving at SCWorx’s request in such capacity. The maximum potential amount of future payments SCWorx could be required to make under these indemnification agreements is unlimited; however, SCWorx believes, given the absence of any such payments in SCWorx’s history, and the estimated low probability of such payments in the future, that the estimated fair value of these indemnification agreements is immaterial. In addition, SCWorx has directors’ and officers’ liability insurance coverage that is intended to reduce its financial exposure and may enable SCWorx to recover a portion of any such payments.
Loss Contingencies
We record a liability when we believe that it is both probable that a loss has been incurred and the amount can be reasonably estimated. If we determine that a loss is reasonably possible, and the loss or range of loss can be estimated, we disclose the possible loss in the notes to the consolidated financial statements. We review the developments in our contingencies that could affect the amount of the provisions that has been previously recorded, and the matters and related possible losses disclosed. We make adjustments to our provisions and changes to our disclosures accordingly to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and updated information. Significant judgment is required to determine both the probability and the estimated amount. Legal costs associated with loss contingencies are accrued based upon legal expenses due at the end of the reporting period.

sCworx, LLC
Notes to consolidated Financial Statements

Stock-based Compensation Expense
SCWorx accounts for stock-based compensation expense in accordance with the authoritative guidance on share-based payments. Under the provisions of the guidance, stock-based compensation expense is measured at the grant date based on the fair value of the option using a Black-Scholes option pricing model and is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period. The fair value of SCWorx’s stock awards for non-employees is estimated based on the fair market value on each vesting date, accounted for under the variable-accounting method. The authoritative guidance also requires that SCWorx measure and recognize stock-based compensation expense upon modification of the term of stock award. The stock-based compensation expense for such modification is the sum of any unamortized expense of the award before modification and the modification expense. The modification expense is the incremental amount of the fair value of the award before the modification and the fair value of the award after the modification, measured on the date of modification. In the case when the modification results in a longer requisite period than in the original award, SCWorx has elected to apply the pool method where the aggregate of the unamortized expense and the modification expense is amortized over the new requisite period on a straight-line basis. In addition, any forfeiture will be based on the original requisite period prior to the modification. Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, stock price volatility, and the pre-vesting option forfeiture rate. SCWorx estimates the expected life of options granted based on estimated exercise patterns, which are believed to be representative of future behavior. SCWorx estimates the volatility of SCWorx’s common stock on the date of grant based on estimated volatility. The assumptions used in calculating the fair value of stock-based awards represent SCWorx’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and SCWorx uses different assumptions, its stock-based compensation expense could be materially different in the future. In addition, SCWorx is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. SCWorx estimates the forfeiture rate based on historical experience of its stock-based awards that are granted, exercised and cancelled. If the actual forfeiture rate is materially different from the estimate, stock-based compensation expense could be significantly different from what was recorded in the current period. To date SCWorx has not issued equity awards to employees or non-employees but does expect to issue equity awards in the near future.
Recent Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09), which amends the existing accounting standards for revenue recognition. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU 2014-09 by one year. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. In March 2016, the FASB issued Accounting Standards Update No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) (ASU 2016-08) which clarifies the implementation guidance on principal versus agent considerations. The guidance includes indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to the customers. The new standard further requires new disclosures about contracts with customers, including the significant judgments SCWorx has made when applying the guidance. We will adopt the new standard effective January 1, 2019. We finalized our analysis and the adoption of this guidance will not have a material impact on our consolidated financial statements and our internal controls over financial reporting.
In March 2016, the FASB issued ASU No. 2016-09, Compensation — Stock Compensation (Topic 718) (ASU 2016-09). ASU 2016-09 identifies areas for simplification involving several aspects of accounting for share-based payment transactions, including the income tax consequences, classification of awards as either

sCworx, LLC
Notes to consolidated Financial Statements

equity or liabilities, an option to recognize gross stock compensation expense with actual forfeitures recognized as they occur, as well as certain classifications on the statement of cash flows. SCWorx adopted this update, on a prospective basis, effective January 1, 2017. The adoption of the standard did not have a material effect on SCWorx.
In November 2016, the FASB issued Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (ASU 2016-18), which requires companies to include amounts generally described as restricted cash and restricted cash equivalents in cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts shown on the statement of cash flows. We will adopt the new standard effective January 1, 2018, and do not expect the adoption of this guidance to have a material impact on our consolidated financial statements.
In January 2017, the FASB issued Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01), which revises the definition of a business and provides new guidance in evaluating when a set of transferred assets and activities is a business. We will adopt the new standard effective January 1, 2018, on a prospective basis and do not expect the standard to have a material impact on our consolidated financial statements.
In May 2017, the FASB issued ASU No. 2017-09, Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting (ASU 2017-09) which provides guidance about which changes to the terms or conditions of a share-based payment awarded require an entity to apply modification accounting. The standard is effective for interim and annual reporting periods beginning after December 15, 2017, with early adoption permitted. SCWorx intends to adopt the standard prospectively after the effective date and does not expect adoption of this standard will have a material impact on its consolidated financial statements.
In August 2017, the FASB issued new guidance related to accounting for hedging activities. This guidance expands strategies that qualify for hedge accounting, changes how many hedging relationships are presented in the financial statements and simplifies the application of hedge accounting in certain situations. The standard will be effective for us beginning July 1, 2019, with early adoption permitted for any interim or annual period before the effective date. Adoption of the standard will be applied using a modified retrospective approach through a cumulative-effect adjustment to retained earnings as of the effective date. We are currently evaluating the impact of this standard on our consolidated financial statements, including accounting policies, processes, and systems.
In February 2018, the FASB issued new guidance to allow a reclassification from accumulated other comprehensive income (“AOCI”) to retained earnings for stranded tax effects resulting from the Tax Cuts & Jobs Act (TCJA). We will adopt the new standard effective January 1, 2019, and do not expect the standard to have a material impact on our consolidated financial statements.
Note 3. Debt
Note Payable — Related Party
In October 2016, SCWorx entered into a loan agreement with Mark Munro for up to $1 million of borrowings for operating expenses. Mark Munro is a shareholder and director of SCWorx. In November 2016 and January 2018, SCWorx entered into additional loan agreements with Mark Munro to provide up to an aggregate $2 million of borrowings. As of December 31, 2017, and 2016, the note payable – related party totaled $0.8 million and $0.6 million, respectively. In addition to the note payable balance, SCWorx has accrued interest payable of  $138,000 and $6,000 as of December 31, 2017 and 2016, respectively.
Note 4. Commitments and Contingencies
Operating Leases
SCWorx does not own any real property. SCWorx’s principal executive offices are located at an office complex in Red Bank, New Jersey. SCWorx is utilizing space under lease by a Company managed by one of our shareholders. To date, we have not paid rent for this space and have no formal lease agreement.

sCworx, LLC
Notes to consolidated Financial Statements

Contingencies
Legal Proceedings
In the normal course of business or otherwise, we may become involved in legal proceedings. We will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred.
Note 5. Members’ Equity
As of December 31, 2017 and 2016, SCWorx has 17,500 common units authorized, issued and outstanding.
SCWorx’s common units are entitled to one vote for each unit held by such member, without regard to class or series.
Note 6. Net Income (Loss) per Common Unit
SCWorx complies with accounting and disclosure requirements of ASC Topic 260, Earnings Per Share. Net income (loss) per common unit is computed by dividing net income (loss) by the weighted average number of common units outstanding for the period.
Note 7. Subsequent Events
In August 2018, SCWorx settled a dispute with a former employee, resulting in SCWorx agreeing to pay the former employee $237,137.50 as wages due.
In June 2018, SCWorx entered into a Securities Purchase Agreement (“SPA”) with Alliance MMA (“AMMA”), a NASDAQ listed sports entertainment business, under which we agreed to buy up to $1 million in principal amount of convertible notes and warrants to purchase up to 671,142 shares of common stock. The note is convertible into shares of common stock at a conversion price of  $0.3725 and the warrants have an exercise price of  $0.3725.
On June 29, 2018, SCWorx purchased AMMA convertible notes in the principal amount of $500,000 and warrants to purchase 335,570 shares of AMMA common stock, for an aggregate purchase price of $500,000. The Note bears interest at 10% annually and matures on June 27, 2019. The warrant has an exercise price of  $0.3725, term of five years and was vested upon grant. We agreed in the SPA to fund (i) a second tranche of  $250,000 upon the signing of a merger agreement with the Purchaser and (ii) a third tranche of  $250,000 upon mutual agreement of the Purchaser and Company.
Pursuant to the SPA, on July 31, 2018, we purchased AMMA convertible notes in the principal amount of  $60,000 and warrants to purchase 40,269 shares of AMMA common stock, for an aggregate purchase price of  $60,000. The Note bears interest at 10% annually and matures on July 31, 2019. The warrant has an exercise price of  $0.3725, term of five years and was vested upon grant.
On August 20, 2018, SCWorx entered into the Stock Exchange Agreement (“SEA”) with AMMA. Under the Agreement, AMMA agreed to purchase from the SCWorx shareholders all the issued and outstanding capital stock of SCWorx, in exchange for which SCWorx agreed to issue at the closing that number of shares of Company common stock equal to the quotient of  $50,000,000 divided by the closing price of SCWorx’s common stock upon the completion of the acquisition subject to a cap of $0.67 per share.

sCworx, LLC
Notes to consolidated Financial Statements

Pursuant to the SCWorx SPA, on August 21, 2018 and October 16, 2018, SCWorx funded $160,000 and $30,000, respectively, of the remaining $190,000 of the $250,000 tranche which was due upon execution of the Stock Exchange Agreement with AMMA, for which SCWorx was issued warrants to purchase an aggregate of 127,517 shares of common stock. The warrant has an exercise price of  $0.3725, term of five years, and was vested upon grant.
On December 18, 2018, the Securities Purchase Agreement with AMMA dated June 28, 2018 (“SPA”) was amended to increase the amount SCWorx could purchase by $250,000 to up to $1.25 million, of which 750,000 had previously been funded, leaving an additional $500,000 to be funded. The conversion/exercise price of the additional $500,000 convertible note is $0.20 per share. As of December 18, 2018, SCWorx has funded $275,000 of the additional $500,000 and received (i) a $275,000 convertible promissory note, convertible into common shares at a conversion price of  $0.20 per share, and warrants to purchase 343,750 common shares at an exercise price of  $0.30 per share. This brings the total amount funded by SCWorx to $1,025,000.
On November 30, the board of directors cancelled 6,510 common shares and issued 3,125 shares of common stock to new third-party investors for $1,250,000.
On December 18, 2018, the Share Exchange Agreement with AMMA and its shareholders was amended as follows:
•
To fix the number of AMMA shares issuable to SCWorx’s shareholders at 100,000,000 shares, based on an agreed value of SCWorx of  $50,000,000 and an agreed value of AMMA shares of $0.50 per share.

•
To provide that AMMA would issue 190,000 Preferred Stock Units, comprised of 190,000 shares of Series A Preferred Stock convertible into shares of common stock at a conversion price of $0.20 per share, subject to adjustment, and warrants to purchase 4,750,000 shares of common stock, with an exercise price of  $0.30 per share, subject to adjustment.

•
To extend until January 31, 2019 the outside date to close the acquisition of SCWorx.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this proxy statement that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, but the absence of these words does not necessarily mean that a statement is not forward-looking. We remind readers that forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors and involve known and unknown risks that could cause the actual results, performance, levels of activity, or our achievements, or industry results, to be materially different from any future results, performance, levels of activity, or our achievements, or industry results, expressed or implied by such forward-looking statements. Examples of forward-looking statements in this proxy statement include, but are not limited to, statements regarding our disclosure concerning SCWorx’s operations, cash flows and financial position.
Forward-looking statements appear in a number of places in this proxy statement including, without limitation, in the sections entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of SCWorx” and AMMA and “SCWorx’s Business.” The risks and uncertainties include, but are not limited to:
•
future operating or financial results;

•
SCWorx’s ability to meet its financial forecasts;

•
the combined company’s ability to continue its listing on Nasdaq;

•
future acquisitions, business strategy and expected capital spending;

•
the combined company’s financial condition and liquidity, including its ability to obtain additional financing in the future to fund its business plan and other general corporate activities;

•
estimated future expenditures needed to maintain and improve SCWorx’s technology;

•
members of the post-Share Exchange board of directors and its officers;

•
ability of the combined company to effect future acquisitions and to meet target returns.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this proxy statement or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission after the date of this proxy statement.

SPECIAL MEETING OF AMMA SHAREHOLDERS
General
We are furnishing this proxy statement to the AMMA shareholders as part of the solicitation of proxies by our board of directors for use at the Special Meeting of AMMA shareholders to be held on [January   , 2019], and at any adjournment or postponement thereof. This proxy statement is first being furnished to our shareholders on or about [December] [  ], 2018 in connection with the vote on:
1.
AMMA’s acquisition of SCWorx Corp., a Delaware corporation (SCWorx), pursuant to that certain share exchange agreement dated as of August 20, 2018 (the “Acquisition”) by and among AMMA, SCWorx and the stockholders of SCWorx, as amended by Amendment No. 1 thereto (the “Share Exchange Agreement” or “SEA”), as required by Nasdaq Rule 5635(a), and the resulting change of control of AMMA due to the issuance of AMMA shares to the stockholders of SCWorx in connection with the Acquisition, as required by Nasdaq Rule 5635(b) (the “Share Exchange Proposal”).

2.
The issuance of Preferred Stock Units, at a per unit price of  $10, comprised in the aggregate of  (i) up to 900,000 shares of Preferred Stock, convertible, upon stockholder approval, into common stock at a rate of  $0.20 per share (subject to adjustment), and (ii) warrants to purchase up to 22,500,000 shares of common stock, with an exercise price of  $0.30 per share (subject to adjustment), for aggregate consideration of up to $9,000,000, as a below market issuance (on an as converted basis) of more than 20% of the then issued and outstanding common shares of AMMA, as required by Nasdaq Rule 5635(d) (the “Financing Proposal”). The Preferred Stock and Warrants are expected to be issued in consideration of the following: (i) up to $6 million in cash and (ii) satisfaction of  (a) approximately $1.9 million in indebtedness of SCWorx in connection with consummation of the Acquisition and (b) up to $1.1 million of indebtedness of AMMA.

3.
An amendment to the certificate of incorporation of AMMA to effect a reverse stock split of AMMA common stock sufficient in the judgment of the Board of Directors to result in a minimum bid price of AMMA’s common stock of at least $4.00 per share at the closing of the Acquisition (the “Stock Split Proposal”) (the reverse stock split ratio is anticipated to be in the range of between 1/15 and 1/25 where the numerator is the number of new shares being issued and the denominator is the number of shares outstanding for which such number of new shares is being issued. By way of illustration, if the reverse split ratio is 1/15, then 1 new share will be issued in replacement for every 15 shares outstanding, so that if there were 15 million shares outstanding pre-split, there would be 1 million shares outstanding post-split. Stockholder approval of the Stock Split Proposal is required by the Delaware General Corporation Law. Although the Board of Directors anticipates that the reverse stock split ratio will be in the range of between 1/15 and 1/25, the actual reverse stock split ratio will be determined by the Board of Directors and may be significantly higher or lower than such anticipated range. Because the Board of Directors cannot predict with any certainty how AMMA’s stock price will react to the reverse stock split, the Board anticipates setting the reverse split ratio at a level mathematically calculated to result in a stock price above the minimum requirement of  $4.00 per share. For example, if AMMA’s stock price were $0.20 per share, to achieve a $4.00 post-split price, the theoretical reverse split ratio would be 1/20 ($4.00/$0.20). In this example, for the reasons described herein, the Board of Directors might set the reverse stock split ratio at 1/25 or some other ratio based on the considerations described herein. All references to shares of AMMA common stock in the Proxy Statement refer to pre-split shares, except as otherwise noted.

4.
An amendment to AMMA’s 2016 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder to 3,000,000 shares of common stock, on a post-split adjusted basis (the “Stock Option Plan Proposal”).

5.
To elect four (4) members of the Board of Directors of AMMA, all of whom are current directors, to hold office until the next annual meeting or until their respective successors are duly elected and qualified.

6.
To ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 (the “Auditor Ratification Proposal”).

7.
The stockholders will consider and act on such other business as may properly come before the Meeting or any adjournment or postponement thereof.

This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Special Meeting.
Date, Time and Place
The Special Meeting will be held on January[   ], 2019 at 11:00 a.m., Eastern Standard Time, at Hyatt Place Boca Raton/Downtown, 100 E. Palmetto Park Rd., Boca Raton, Florida 33432, or such other date, time and place to which such meeting may be adjourned or postponed.
Purpose of the Special Meeting
At the Special Meeting, we are asking holders of AMMA common stock to approve the following proposals:
1.
AMMA’s acquisition of SCWorx Corp., a Delaware corporation (SCWorx), pursuant to that certain share exchange agreement dated as of August 20, 2018 (the “Acquisition”) by and among AMMA, SCWorx and the stockholders of SCWorx, as amended by Amendment No. 1 thereto (the “Share Exchange Agreement” or “SEA”), as required by Nasdaq Rule 5635(a), and the resulting change of control of AMMA due to the issuance of AMMA shares to the stockholders of SCWorx in connection with the Acquisition, as required by Nasdaq Rule 5635(b) (the “Share Exchange Proposal”).

2.
The issuance of units, at a per unit price of  $10, comprised in the aggregate of  (i) up to 900,000 shares of Preferred Stock, convertible, upon stockholder approval, into common stock at a rate of $0.20 per share (subject to adjustment), and (ii) warrants to purchase up to 22,500,000 shares of common stock, with an exercise price of  $0.30 per share (subject to adjustment) (the “Preferred Stock Units”), for aggregate consideration of up to $9,000,000, as a below market issuance (on an as converted basis) of more than 20% of the then issued and outstanding common shares of AMMA, as required by Nasdaq Rule 5635(d) (the “Financing Proposal”). The Preferred Stock and Warrants are expected to be issued in consideration of the following: (i) up to $6 million in cash and (ii) satisfaction of  (a) approximately $1.9 million in indebtedness of SCWorx in connection with consummation of the Acquisition and (b) up to $1.1 million of indebtedness of AMMA.

3.
An amendment to the certificate of incorporation of AMMA to effect a reverse stock split of AMMA common stock sufficient in the judgment of the Board of Directors to result in a minimum bid price of AMMA’s common stock of at least $4.00 per share at the closing of the Acquisition (the “Stock Split Proposal”) (the reverse stock split ratio is anticipated to be in the range of between 1/15 and 1/25 where the numerator is the number of new shares being issued and the denominator is the number of shares outstanding for which such number of new shares is being issued. By way of illustration, if the reverse split ratio is 1/15, then 1 new share will be issued in replacement for every 15 shares outstanding, so that if there were 15 million shares outstanding pre-split, there would be 1 million shares outstanding post-split. Because the Board of Directors cannot predict with any certainty how AMMA’s stock price will react to the reverse stock split, the Board anticipates setting the reverse split ratio at a level mathematically calculated to result in a stock price above the minimum requirement of  $4.00 per share. For example, if AMMA’s stock price were $0.20 per share, to achieve a $4.00 post-split price, the theoretical reverse split ratio would be 1/20 ($4.00/$0.20). In this example, for the reasons described herein, the Board of Directors might set the reverse stock split ratio at 1/25 or some other ratio based on the considerations described herein. Stockholder approval of the Stock Split Proposal is required by the Delaware General Corporation Law. All references to shares of AMMA common stock in the Proxy Statement refer to pre-split shares, except as otherwise noted.

4.
An amendment to AMMA’s 2016 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder to 3,000,000 shares of common stock, on a post-split adjusted basis (the “Stock Option Plan Proposal”).

5.
To elect four (4) members of the Board of Directors of AMMA, all of whom are current directors, to hold office until the next annual meeting or until their respective successors are duly elected and qualified or until their earlier resignation or removal.

6.
To ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 (the “Auditor Ratification Proposal”).

7.
To consider and approve by a nonbinding advisory vote, the compensation of our named executive officers as described in the accompanying proxy statement;

8.
To recommend, by a nonbinding advisory vote, the frequency (every one, two or three years) of future advisory votes of stockholders on the compensation of our named executive officers;

Holders of common stock will also be asked to consider and act on such other business as may properly come before the Meeting or any adjournment or postponement thereof.
Recommendation of AMMA’s Board of Directors
AMMA’s board of directors:
•
has determined that each of the Share Exchange Proposal, Financing Proposal, and the Stock Split Proposal is fair to, and in the best interests of, AMMA and its shareholders;

•
has approved each of the Share Exchange Proposal, Financing Proposal, and Stock Split Proposal and Stock Option Plan Proposal.

•
has nominated four candidates, all of whom are existing directors, as members of the Company’s board of directors;

•
has approved the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 (the “Auditor Ratification Proposal”)

•
recommends AMMA’s shareholders vote “FOR” all proposals.

AMMA’s directors and officers have interests in the Share Exchange and related transactions that may be different from, or in addition to, your interests as a shareholder. In particular, one of the AMMA directors has acquired Preferred Stock Units in satisfaction of indebtedness owed to him by the Company, and the President of AMMA will continue on as an officer of the combined company.
Record Date; Who is Entitled to Vote
We have fixed the close of business on December 3, 2018, as the “record date” for determining those AMMA shareholders entitled to notice of and to vote at the Special Meeting. As of the close of business on record date, December 3, 2018, there were 17,494,852 shares of AMMA common stock outstanding and entitled to vote. Each holder of AMMA common stock is entitled to one vote per share on each of the Share Exchange Proposal and the Stock Split Proposal.
As of said record date, certain persons who received AMMA common stock in connection with AMMA’s acquisition of their business, either directly or beneficially, owned and were entitled to vote approximately 1.7 million shares of common stock, or approximately 10% of AMMA’s outstanding common stock. These AMMA’s shareholders have agreed to vote their respective AMMA common stock acquired by them in favor of the Share Exchange Proposals.
Quorum and Required Vote for Shareholder Proposals
A quorum of AMMA shareholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting of AMMA shareholders if a majority of the AMMA common stock issued and outstanding and entitled to vote at the Special Meeting is represented in person or by proxy. Abstentions present in person and by proxy will count as present for the purposes of establishing a quorum but broker non-votes will not.

Approval of each of the above described Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding shares of AMMA common stock entitled to vote thereon as of the record date present in person or represented by proxy at the Special Meeting. Abstentions present in person and by proxy are considered present for the purposes of establishing a quorum but will have the same effect as a vote “AGAINST” all of the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the Proposals.
Voting Your Shares
Each AMMA share of common stock that you own in your name entitles you to one vote for each proposal on which such shares are entitled to vote at the Special Meeting. Your proxy card shows the number of shares of our common stock that you own.
There are two ways to ensure that your shares of AMMA common stock, as applicable, are voted at the Special Meeting:
•
You can cause your shares to be voted by signing and returning the enclosed proxy card. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by our board of directors, “FOR” the adoption of each of the Proposals. Votes received after a matter has been voted upon at the Special Meeting will not be counted.

•
You can attend the Special Meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF ALL THE PROPOSALS.
Revoking Your Proxy
If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:
•
you may send another proxy card with a later date;

•
if you are a record holder, you may notify our corporate secretary in writing before the Special Meeting that you have revoked your proxy; or

•
you may attend the Special Meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares
If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may contact Alliance Advisors, LLC, our proxy solicitor, toll free at 844-557-9029, or John Price, President of AMMA at (212) 739-7825.
No Additional Matters May Be Presented at the Special Meeting
This Special Meeting has been called only to consider the approval of the above enumerated Proposals. Under AMMA’s By-laws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in the notice of the Special Meeting.
Dissenters’ Rights of Appraisal
Dissenters Rights of Appraisal are not available to holders of AMMA common stock in connection with the Share Exchange.

Proxies and Proxy Solicitation Costs
We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. AMMA and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement and proxy card. AMMA has engaged Alliance Advisors, LLC, a firm that assists with proxy solicitation and other matters related to the Special Meeting (such as printing, mailing, etc.) to assist it in connection with the Special Meeting, for which it will be paid its customary fee of approximately $20,000, plus out-of-pocket expenses.
AMMA will ask banks, brokers and other institutions, nominees and fiduciaries to forward AMMA’s proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. AMMA will reimburse them for their reasonable expenses.
If you send in your completed proxy card, you may still vote your shares in person if you revoke your proxy before it is exercised at the Special Meeting.
The following is a description of each of the Proposals to be voted upon at the Special Meeting of Stockholders.

PROPOSAL 1 — THE SHARE EXCHANGE PROPOSAL
The discussion in this proxy statement of the Share Exchange and the principal terms of the Share Exchange Agreement, is subject to, and is qualified in its entirety by reference to, the Share Exchange Agreement. The full text of the Share Exchange Agreement, as amended, is incorporated into this proxy statement by reference to the exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2018.
General Description of the Share Exchange
Share Exchange with SCWorx; Share Exchange Consideration
On August 20, 2018, AMMA, SCWorx, and the SCWorx stockholders entered into the Share Exchange Agreement, as amended by Amendment No.1 thereto (the “Share Exchange Agreement” or “SEA”), pursuant to which AMMA will acquire all the issued and outstanding common stock of SCWorx and SCWorx will be a wholly-owned subsidiary of AMMA. Consummation of the Share Exchange will result in a “change of control” of AMMA.
If the Share Exchange Proposals are approved by AMMA’s stockholders, AMMA will (i) purchase all of the issued and outstanding shares of common stock of SCWorx in exchange for 100,000,000 shares of AMMA’s common stock (the quotient of  $50,000,000 (the agreed value of SCWorx) divided by a fixed price of  $0.50 per share for each share of AMMA common stock (the agreed value per AMMA share on the Closing Date)) and (ii) issue an SCWorx related party note holder approximately 190,000 shares of Preferred Stock (face value of  $10 per share) and warrants to purchase 4,750,000 shares of common stock, in satisfaction of approximately $1.9 million of SCWorx indebtedness to such note holder. The issuance of shares of AMMA to the SCWorx shareholders and note holder is being consummated on a private placement basis pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.
On the Share Exchange closing date, AMMA will issue (i) the SCWorx stockholders 100,000,000 shares of common stock and (ii) an SCWorx related party note holder Preferred Stock Units, comprised of approximately 190,000 shares of Preferred Stock (face value of  $10 per share) and warrants to purchase 4,750,000 shares of common stock, in satisfaction of approximately $1.9 million of SCWorx indebtedness to such note holder. Upon consummation of the Acquisition, AMMA’s current shareholders and the former stockholders of SCWorx will own approximately 14% and 86%, respectively, of the issued and outstanding common stock of AMMA (before giving effect to the exercise of outstanding rights to acquire AMMA common stock, including the Preferred Stock Units, other than the conversion of the convertible notes owing to SCWorx in the principal amount of up to $1.25 million and related interest).
Consummation of the Share Exchange Agreement is conditioned on, among other things, (a) holders of a majority of the outstanding shares of common stock of each of AMMA and SCWorx approving the Share Exchange and related transactions in accordance with the AMMA and SCWorx Certificate of Incorporation, respectively and the rules of the Nasdaq, as applicable; and (b) the existing AMMA shares of common stock being continually listed on the Nasdaq Capital Market, the AMMA shares to be issued in the Share Exchange being approved for listing on the Nasdaq Capital Market as of the Share Exchange closing date, and, to the extent required by Nasdaq Marketplace Rule 5110, the Nasdaq Listing Application for the combined company shall have been approved for listing (subject to official notice of issuance).
The Share Exchange Agreement contains provisions requiring AMMA and SCWorx to cease all existing discussions or negotiations with any third parties in respect of any acquisition proposal, as defined in the Exchange Agreement, and prohibiting AMMA from seeking an acquisition proposal subject to specified exceptions described in the Share Exchange Agreement.
In connection with the consummation of the Share Exchange transactions, AMMA will, subject to AMMA stockholder approval:
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effect a reverse stock split of AMMA common stock sufficient in the judgment of the Board of Directors to result in a minimum bid price of AMMA’s common stock of at least $4.00 per share at the closing of the Acquisition (see “Stock Split Proposal”).

AMMA currently has authorized share capital of 50,000,000 shares consisting of 45,000,000 shares of common stock with a par value of  $0.001 per share and 5,000,000 shares of preferred stock with a par value of  $0.001 per share.
Assuming the Share Exchange Proposal is approved, AMMA, SCWorx and the SCWorx stockholders expect to close the Share Exchange promptly after the Special Meeting.
Employment Agreements
In connection with the Share Exchange, AMMA will enter into separate employment agreements at closing with each of Marc Schessel and John Price who will serve as executive officers of the Company.
Background of the Share Exchange
Background of the Share Exchange
AMMA’s Board’s Reasons for the Approval of the Share Exchange
AMMA’s board of directors have unanimously approved the Share Exchange Agreement and Amendment No. 1 thereto, and the transactions contemplated thereby.
AMMA’s board of directors unanimously determined that the Share Exchange is in the best interests of AMMA and its shareholders, directed that the Share Exchange Agreement be submitted to AMMA’s shareholders for approval and adoption, and recommended that AMMA’s shareholders approve and adopt the Share Exchange Agreement and the transactions contemplated thereby. Before reaching its decision, AMMA’s board of directors reviewed the results of management’s due diligence, which included:
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research on industry trends, operating results, financial projections, and other industry factors;

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extensive meetings and calls with SCWorx’s management team regarding operations, growth opportunities, operating results, financial projections, among other typical due diligence matters;

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other legal, financial, tax, and accounting diligence.

AMMA’s board of directors considered a wide variety of factors in connection with its evaluation of the Share Exchange. In light of the complexity of those factors, its board of directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of AMMA’s board of directors may have given different weight to different factors.
The board of AMMA considered the following factors in deciding whether to proceed with the SCWorx Acquisition:
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A SaaS based business model with top tier health care provider clients, with annual recurring revenues

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SCWorx’s revenue is anticipated to grow substantially year over year

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Nominal head count requirements and minimal overhead costs

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The SaaS model allows the Company to scale revenue while leveraging existing infrastructure, enabling the Company to realize significant increases in gross and net profit margins

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Strong cash flows projections

Although AMMA’s board of directors did not seek a third party valuation in connection with the Share Exchange, the board of directors considered valuation information regarding SCWorx, including industry, purchase price and enterprise values of SCWorx, projections and comparisons of revenue, gross profit, net income and EBITDA, the growth outlook for the markets that SCWorx serves, the abilities of SCWorx’s management team, free cash flow characteristics, and ratios of share price to earnings and ratios of total enterprise value to EBITDA. These ratios are widely-accepted valuation methods. In making its determination that the Share Exchange is in the best interests of AMMA and its shareholders, the board of directors considered the prospects of AMMA’s MMA business, other options available to AMMA and the amount of cash available to AMMA. Significant drivers of value that the board of directors considered are listed above.
AMMA’s board of directors also gave consideration to the following negative factors associated with the transactions although not weighted or in any order of significance:
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Execution of its growth plan:    SCWorx plans to expand its sales and marketing activities following completion of the Acquisition. If SCWorx is not able to execute its plan to expand its sales and marketing activities or such activities don’t generate the expected amount of revenues, there could be a material adverse effect on its financial condition and future operating performance.

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Change of competitive landscape.   The market in which SCWorx conducts business is a niche market, which is highly fragmented and which has moderate competition. It may be possible for larger companies with greater financial resources to begin to consolidate the market, which will create more competition and negatively affect SCWorx’s business and development plan.

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Corporate governance practices.   SCWorx’s current management doesn’t have experience in running a public company and conducting the corporate governance of a public company. It may take time for SCWorx’s management team to learn to comply with the reporting, disclosure, corporate governance requirements and other listing standards following consummation of the merger. It may need to recruit people with expertise in corporate governance and capital markets to comply with the regulations and communicate with the capital markets after the merger, which may increase SCWorx’s operating expenses.

AMMA’s board of directors concluded that these risks could be managed or mitigated by SCWorx or were unlikely to have a material impact on the business after the closing of the Share Exchange. Overall, AMMA’s Board believes that the potentially negative factors or risks associated with SCWorx’s business were outweighed by the potential benefits of the Share Exchange and related transactions to AMMA and its shareholders. The AMMA board of directors realized that there can be no assurance about future results, including results considered or expected as disclosed herein. The foregoing discussion of the material factors considered by the AMMA’s board of directors is not intended to be exhaustive, but does set forth the principal factors considered by our board of directors.
Other Considerations
AMMA’s board of directors focused its analysis on whether the proposed Share Exchange is likely to generate a return for its shareholders that is greater than if AMMA continued with its MMA business, acquired another business then available to it, or if it were to be liquidated. AMMA’s board of directors believes that SCWorx is well positioned to capitalize upon the fast-growing niche market of big data analytics services focused on healthcare providers.
AMMA’s board of directors determined that the Share Exchange represented the best option then available to AMMA. In addition, the Share Exchange positioned the Company to be able to complete the Preferred Stock Unit financing, which the Company does not believe it could have completed without the Share Exchange. The Share Exchange enabled the Company to secure the funding that should enable the combined company to execute its business plan. AMMA’s board of directors unanimously concluded that the Share Exchange Agreement and related transactions is in the best interests of AMMA’s shareholders. Because of AMMA’s very limited financial resources, the AMMA board of directors did not obtain a fairness opinion on which to base its assessment. Because of the financial skills and background of its members and AMMA management, AMMA’s board of directors believes it was qualified to assess the value of SCWorx.
Recommendation of AMMA’s Board
After careful consideration, AMMA’s board of directors determined that the Share Exchange with SCWorx is in the best interests of AMMA and its shareholders. On the basis of the foregoing, AMMA’s board of directors has approved and declared advisable the Share Exchange with SCWorx and recommends that you vote or give instructions to vote “FOR” each of the Share Exchange Proposal and related Proposals.

Interests of Certain Directors, Officers and Affiliated Persons in the Share Exchange and other Proposals
AMMA Officers and Directors
When you consider the recommendation of AMMA’s board of directors in favor of adoption of the Share Exchange Proposal and other Proposals, you should keep in mind that AMMA’s directors and officers have interests in the Share Exchange and other Proposals that may be different from, or in addition to, your interests as a shareholder. In particular, one of the AMMA directors has acquired Preferred Stock Units in satisfaction of indebtedness owed to him by the Company, and the President of AMMA will continue on as an officer of the combined company.
Anticipated Accounting Treatment
The Share Exchange will be treated by AMMA as a reverse acquisition under the acquisition method of accounting in accordance with GAAP. For accounting purposes, SCWorx is considered to be acquiring AMMA in this transaction. Therefore, the aggregate consideration paid in connection with the Share Exchange will be allocated to AMMA tangible and intangible assets and liabilities based on their fair market values. The assets and liabilities and results of operations of AMMA will be consolidated into the results of operations of SCWorx as of the completion of the Share Exchange.
Material U.S. Federal Income Tax Consequences to holders of AMMA Common Stock in connection with the Share Exchange
The company believes that the Share Exchange will be tax free to the Company’s shareholders under IRC Sections 368(a)(1)(B) and 351.
YOU SHOULD CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE SHARE EXCHANGE. THIS SUMMARY IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR SHAREHOLDER.
No Dissenters’ or Appraisal Rights
Holders of AMMA common stock are not entitled to appraisal rights in connection with the Share Exchange.
Regulatory Approvals
The Share Exchange and the other transactions contemplated by the Share Exchange Agreement are not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott Rodino Antitrust Improvements Act of 1976, except for filings with the States of Delaware, the SEC and certain state “blue sky” filings necessary to effectuate the transactions contemplated by the Share Exchange Agreement.

PROPOSAL 2 — THE FINANCING PROPOSAL
The discussion in this proxy statement of the Preferred Stock Unit Financing and the principal terms of the Securities Purchase Agreement, the Certificate of Preferred Stock Designations and the Warrants (collectively, the “Preferred Stock Financing Documents”), is subject to, and is qualified in its entirety by reference to the Preferred Stock Financing Documents which is incorporated herein by reference to the Current Report on form 8-K filed by the Company on or about December 19, 2018.
Purpose of the Financing Proposal
At the Special Meeting, AMMA shareholders will be asked to approve the issuance of units, at a per unit price of  $10, comprised in the aggregate of  (i) up to 900,000 shares of Preferred Stock, convertible, upon AMMA stockholder approval, into common stock at a rate of  $0.20 per share (subject to adjustment), and (ii) warrants to purchase up to 22,500,000 shares of common stock, with an exercise price of  $0.30 per share (subject to adjustment) (the “Preferred Stock Units”), for aggregate consideration of up to $9,000,000, as a below market issuance (on an as converted basis) of more than 20% of the then issued and outstanding common shares of AMMA, as required by Nasdaq Rule 5635(d) (the “Financing Proposal”). The Preferred Stock and Warrants are expected to be issued in consideration of the following: (i) up to $6 million in cash and (ii) satisfaction of  (a) approximately $1.9 million in indebtedness of SCWorx in connection with consummation of the Acquisition and (b) up to $1.1 million of indebtedness of AMMA. The conversion price of the Preferred Stock was below the trading price of AMMA common stock at the time the parties agreed upon the financing, and the Units included the warrants. The transaction is under applicable Nasdaq rules a “below market issuance” requiring shareholder approval.
On or about December 18, 2018, AMMA closed $5.5 million in face value of Preferred Stock Units comprised in the aggregate of:
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550,000 shares of Preferred Stock, $10 face value, convertible, upon AMMA stockholder approval, into common stock at a rate of  $0.20 per share (subject to adjustment); and

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warrants to purchase 13,750,000 shares of common stock, with an exercise price of  $0.30 per share (subject to adjustment)

Background of the Preferred Stock Unit Financing
As previously reported, AMMA was notified by the Nasdaq Stock Market on or about August 29, 2018 that it no longer met the Nasdaq Capital Market’s stockholder equity requirement of  $2.5 million for continued inclusion on Nasdaq. As previously referenced, a condition to closing of the Share Exchange is AMMA’s continued listing on the Nasdaq Stock Market. Consequently, AMMA determined that in order to maintain its Nasdaq listing so that it could complete the Share Exchange, it needed to raise approximately $6 million to meet the applicable Nasdaq stockholder equity requirement, which, in connection with the Acquisition, would be $5 million. Since there will be a change of control of AMMA in connection with the SCWorx Acquisition, Nasdaq requires that AMMA (the combined company) meet the Original listing standards of the Nasdaq Capital Market as of the Share Exchange closing, which includes a minimum of  $5 million of stockholder equity.
The AMMA board of directors approved the sale of the Preferred Stock Units so that AMMA:
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would have sufficient stockholders’ equity, on a pro forma basis for the Acquisition, to meet the applicable Nasdaq Capital Market listing standard of  $5 million for stockholder equity Nasdaq Listing Rule 5505(b)(1)(A).

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would be able to close the Share Exchange transaction

In addition, the Preferred Stock Units are being used as part of the purchase consideration for the SCWorx Acquisition and to satisfy certain indebtedness of AMMA.

Summary of the Preferred Stock Terms:
Purchase Price:	$10 per Preferred Stock Unit, up to $9 million in the aggregate
Securities:	Preferred Stock Units, each Unit comprised of one share of convertible Preferred Stock and a warrant to purchase 25 shares of common stock at an exercise price of $0.30 per share
Warrants to purchase AMMA common stock, exercisable, upon AMMA shareholder approval, into common stock at a rate of $0.30 per share (subject to adjustment)(1)
Price Anti-dilution Adjustment:	The conversion and exercise price of the Preferred Stock and warrants is subject to reduction if AMMA issues securities at a lower price than the applicable conversion/exercise price, subject to certain exceptions
Refund of Unit Purchase Price:	AMMA must refund the cash purchase price of the Units if either (i) its common stock is delisted from Nasdaq or (ii) the stockholders of AMMA do not approve the Financing Proposal
Automatic Conversion:	The Preferred Stock is subject to automatic conversion under specified conditions if the 20-day volume weighted average price is greater than one hundred thirty percent (130%) of the conversion price (initially $0.20) for twenty consecutive trading day
AMMA Redemption Right:	AMMA has the option under specified conditions to redeem the Preferred Stock beginning upon the earlier of (i) six months after the closing date or (ii) the effective date of the registration statement covering the underlying shares, at a price equal to 120% of the original issue price.
Registration Rights:	Within thirty day of closing the Acquisition, AMMA is required to file a Securities Act registration statement covering the shares underlying the Preferred Stock and Warrants

(1)
For each $100,000 investment in Preferred Stock Units, the Holder is entitled to warrants to purchase 250,000 shares of common stock at an initial exercise price of  $0.30 per share.

Required Vote
Approval of the Financing Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of AMMA common stock present and entitled to vote thereon as of the record date at the Special Meeting of AMMA shareholders.
Board Recommendation
The board of directors recommends a vote “FOR” adoption of the Financing Proposal.

PROPOSAL 3 — THE STOCK SPLIT PROPOSAL
Purpose of the Stock Split Proposal
At the Special Meeting, AMMA shareholders will be asked to approve and adopt an amendment to the certificate of incorporation of AMMA effecting a reverse stock split of the issued shares of AMMA common stock, in the ratio sufficient in the judgment of the Board of Directors to result in a minimum bid price of AMMA’s common stock of at least $4.00 per share at the closing of the Acquisition (the “Stock Split Proposal”) (the reverse stock split ratio is anticipated to be in the range of between 1/15 and 1/25) where the numerator is the number of new shares being issued and the denominator is the number of shares outstanding for which such number of new shares is being issued. By way of illustration, if the reverse split ratio is 1/15, then 1 new share will be issued in replacement for every 15 shares outstanding, so that if there were 15 million shares outstanding pre-split, there would be 1 million shares outstanding post-split.
Although the Board of Directors anticipates that the reverse stock split ratio will be in the range of between 1/15 and 1/25, the actual reverse stock split ratio will be determined by the Board of Directors and may be significantly higher or lower than such anticipated range.
Because the Board of Directors cannot predict with any certainty how AMMA’s stock price will react to the reverse stock split, the Board anticipates setting the reverse split ratio at a level mathematically calculated to result in a stock price above the minimum requirement of  $4.00 per share. For example, if AMMA’s stock price were $0.20 per share, to achieve a $4.00 post-split price, the theoretical reverse split ratio would be 1/20 ($4.00/$0.20). In this example, for the reasons described herein, the Board of Directors might set the reverse stock split ratio at 1/25 or some other ratio based on the considerations described herein.
Stockholder approval of the Stock Split Proposal is required by the Delaware General Corporation Law. Upon the effectiveness of the amendment to the certificate of incorporation of AMMA effecting the reverse stock split, the issued shares of AMMA common stock immediately prior to the split effective time will be reclassified into a smaller number of shares such that an AMMA shareholder will own that number of shares equal to the quotient of the number of shares of issued common stock held by that shareholder immediately prior to the split effective time, divided by the denominator of the reverse split ratio.
The AMMA board of directors approved the proposed amendment to the certificate of incorporation of AMMA effecting the reverse stock split for the following reasons:
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the board of directors believes effecting the reverse stock split should be an effective means to increase the per share price of AMMA’s common stock to a minimum of at least $4.00 per share, thereby avoiding a delisting of AMMA common stock from the Nasdaq Capital Market; and

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the reverse stock split is necessary for AMMA to have a sufficient number of authorized shares of common stock to (i) consummate the Acquisition (ii) cover outstanding commitments to issue common stock and (iii) conduct the business of the combined company following the consummation of the Acquisition.

If the reverse stock split successfully increases the per share price of AMMA common stock, the AMMA board of directors believes this increase may increase trading volume in AMMA common stock and facilitate future financings by AMMA or the combined organization.
If the Stock Split Proposal is approved, the reverse stock split would become effective in connection with the closing of the Share Exchange. The AMMA board of directors may effect only one reverse stock split in connection with the Stock Split Proposal. The AMMA board of directors’ decision regarding the exact reverse split ratio will be based on a number of factors, including market conditions, existing and expected trading prices for AMMA common stock and the listing requirements of the Nasdaq Capital Market.
The AMMA board of directors may determine to effect the reverse stock split, if it is approved by the stockholders, even if the other proposals to be acted upon at the meeting are not approved, including the issuance of shares of AMMA common stock pursuant to the Exchange Agreement. The AMMA board of directors also reserves the right to not effect the reverse stock split, even if it is approved by the stockholders.

The reverse stock split will affect all of the AMMA shareholders uniformly and will not affect any stockholder’s percentage ownership interests in AMMA, except to the extent that the reverse stock split results in any of the AMMA shareholders owning a fractional share. Common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. The reverse stock split does not affect the total proportionate ownership of AMMA following the Share Exchange. The reverse stock split will not affect AMMA continuing to be subject to the periodic reporting requirements of the Exchange Act.
AMMA’s authorized capital stock currently consists of 45,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. The reverse stock split will not change the number of authorized shares of AMMA common stock or preferred stock, or the par value of AMMA common stock or preferred stock. As of December 3, 2018, there were 17,494,852 shares of AMMA common stock issued and outstanding, which would equate to approximately 1,166,322 and 699,794 shares of common stock after giving effect to a 1/15 and 1/25 reverse stock split, respectively.
Immediately following the issuance of shares of AMMA common stock described in the Share Exchange Proposal, AMMA will have approximately 8,157,410 and 4,894,446 shares of common stock issued and outstanding, after giving effect to a 1/15 and 1/25 reverse stock split, respectively (in each case, prior to exercise of outstanding rights to acquire common stock, other than the conversion of the $1.25 million SCWorx convertible note and related interest, which converts automatically at the closing of the transaction). Unless the reverse stock split is approved by the AMMA shareholders and effected by the AMMA board of directors, AMMA will not have a sufficient number of authorized shares of common stock to (i) consummate the Acquisition (ii) cover outstanding commitments to issue common stock and (iii) conduct the business of the combined company following the consummation of the Acquisition. Nor will AMMA meet the $4.00 minimum bid price for inclusion on Nasdaq.
AMMA has no current plans, arrangements or understandings to issue shares that will be available and unreserved after the completion of the Share Exchange, other than in connection with the Share Exchange itself and to satisfy obligations under the combined organization’s warrants, the Preferred Stock Units, convertible notes and stock options from time to time as such warrants, Preferred Stock Units, convertible notes and stock options are exercised. In addition, if the Share Exchange is completed, the combined organization may from time to time seek to finance future cash needs through financings that may take the form of a public or private equity offering. Any such equity financing could occur at any time, including as soon as concurrently with or soon after completion of the Share Exchange.
Nasdaq Requirements for Listing on the Nasdaq Capital Market
AMMA common stock is quoted on the Nasdaq Capital Market under the symbol “AMMA.” One of the requirements for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) is maintenance of a minimum closing bid price of  $1.00. On December 3, 2018, the closing market price per share of AMMA’s common stock was $0.25, as reported by the Nasdaq Capital Market.
On February 22, 2018, AMMA received a written notification from the Nasdaq Stock Market LLC (“Nasdaq”) notifying AMMA that it had failed to comply with the minimum bid price requirement because the bid price for AMMA’s common stock over a period of 30 consecutive business days prior to such date had closed below the minimum $1.00 per share requirement. The letter stated that AMMA had 180 days, or until August 21, 2018, to demonstrate compliance by maintaining a minimum closing bid price of at least $1.00 for a minimum of 10 consecutive trading days. On August 23, 2018, a Nasdaq official informally advised AMMA that it did not meet the Nasdaq’s stockholder equity requirement of  $2.5 million for continued listing, as set forth in Nasdaq Listing Rule 5550(b)(1), and that Nasdaq intended to issue a staff determination letter regarding AMMA’s failure to meet the applicable stockholder equity requirement. AMMA received a notice of delisting from the Nasdaq on August 29, 2018 regarding the continued listing of its common stock.
The Company has not been in compliance with Nasdaq’s minimum bid price requirement of  $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2), for continued listing on Nasdaq since February 22, 2018. As noted above, on August 29, 2018, the Nasdaq officially notified the Company that it (i) did not meet the Nasdaq’s stockholder equity requirement of  $2.5 million for continued listing, as set forth in Nasdaq Listing Rule 5550(b)(1), (ii) continues to not meet the Nasdaq’s minimum bid price requirement of

$1.00 per share, for continued listing, as set forth in Nasdaq Listing Rule 5550(a)(2), and (iii) did not meet the Nasdaq periodic reporting requirement set forth in Nasdaq Listing Rule 5250(c)(1) because the Company had not as of August 29, 2018, filed this Quarterly Report on Form 10Q for the quarter ended June 30, 2018. The Company has since filed its Quarterly Report on Form 10Q for the quarter ended June 30, 2018, curing the periodic reporting deficiency.
On August 30, 2018, the Company requested a hearing to appeal the Nasdaq’s delisting determination On October 25, 2018, as part of the appeal process, the Company presented to the Nasdaq the Company’s plan for meeting the Nasdaq’s original listing qualifications, in connection with the closing of the business combination of SCWorx. In order for the Company’s common stock to qualify for listing on the Nasdaq Stock Market following completion of the Acquisition, the Company will be required to meet the Nasdaq’s listing standards for original listing (including among others its minimum bid price of  $4 per share and minimum $5 million of stockholders’ equity).
On November 9, 2018, the Nasdaq notified the Company that the Nasdaq Hearings Panel (the “Panel”) granted the Company’s request for continued listing on The Nasdaq Capital Market, subject to the Company’s satisfaction of certain conditions, including interim funding milestones. On November 28, 2019, the Nasdaq extended the date for completion of revised interim funding milestones, which have since been met by the combined company.
In accordance with the Nasdaq’s decisions, subject to the filing of this Proxy Statement, the Company has until February 25, 2019 to complete its acquisition of SCWorx and demonstrate that the combined company satisfies the requirements for initial listing on The Nasdaq Capital Market.
Under the Panel’s November 28 decision, the Company was to have filed its Proxy Statement by November 30, 2018. Although the Company had, as of such date, made substantial progress towards meeting such milestone, the Company was not able to file its Proxy Statement by such date. Accordingly, the Company requested that the Panel extend the time for filing the Proxy Statement until December 19, 2018.
There is no assurance that the Nasdaq will agree to the Company’s request.
Even if the Panel grants the Company’s request, there is no assurance that the Company will be able to satisfy the Panel’s conditions. If the Company is unable to fully comply with the terms of the Panel’s decision, including any revisions thereto, the company’s common stock could be delisted from The Nasdaq Capital Market which would have a material adverse effect on the company’s business and on the trading of its common stock. In addition, if the Company’s common stock is delisted from the Nasdaq Stock Market, there would be a failure of a closing condition to the SCWorx business combination, which, if not waived by SCWorx, would result in the termination of such transaction, which would have a material adverse effect on the Company. In addition, in such event, the Company would be required to redeem the Preferred Stock Units in the face amount of  $5.5 million.
The Company expects that, on a combined basis with SCWorx and after giving effect to the reverse stock split contemplated hereby, it should be able to meet the Nasdaq’s requirements for original listing.
If AMMA fails to achieve compliance with the applicable Nasdaq listing rules, shares of AMMA’s common stock would likely trade in the over-the-counter market. If AMMA’s shares were to trade on the over-the-counter market, selling AMMA’s common stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event AMMA’s common stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in AMMA’s common shares, further limiting the liquidity of AMMA’s common shares. These factors could result in lower prices and larger spreads in the bid and ask prices for common shares. As noted above, delisting from the Nasdaq Capital Market would result in the failure of a closing condition to the SCWorx business combination, which, if not waived by SCWorx, would result in the termination of such transaction, which would have a material adverse effect on AMMA. Continued or further declines in AMMA’s share price could also greatly impair AMMA’s ability to enter into alternative transactions.
There are risks associated with executing the Stock Split Proposal, including that the reverse stock split may not result in an increase in the per share price of AMMA common stock.

AMMA cannot predict whether the reverse stock split will increase the market price for AMMA common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:
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the market price per share of AMMA common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of AMMA common stock outstanding before the reverse stock split;

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the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

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the reverse stock split will result in a per share price that will increase the ability of AMMA to attract and retain employees; or

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the market price per share will either exceed or remain in excess of the $4.00 minimum bid price as required by Nasdaq for original listing.

The market price of AMMA common stock will also be based on performance of AMMA and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of AMMA common stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of AMMA may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of AMMA common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates
If the AMMA shareholders approve the amendment to the certificate of incorporation of AMMA effecting the reverse stock split, and if the AMMA board of directors still believes that a reverse stock split is in the best interests of AMMA and its stockholders, AMMA will file the certificate of amendment to the certificate of incorporation with the Secretary of State of the State of Delaware at such time as the AMMA board of directors has determined to be the appropriate split effective time. The AMMA board of directors may delay effecting the reverse stock split without resoliciting stockholder approval. Beginning at the split effective time, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.
As soon as practicable after the split effective time, stockholders will be notified that the reverse stock split has been effected. AMMA expects that the AMMA transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by AMMA. The certificates reflecting the post-split shares will also reflect the change of the AMMA corporate name to “SCWorx Corp.” No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) unless and until requested to do so.
Fractional Shares
No fractional shares of AMMA common stock will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be reclassified, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to one additional share of AMMA common stock for each fractional share.
Effect of Approving the Stock Split Proposal
By approving an amendment to the amended and restated certificate of incorporation of AMMA effecting the reverse stock split, stockholders will be approving the combination of that number of shares of AMMA common stock into one share of AMMA common stock, sufficient in the judgment of the Board of

Directors to cause AMMA’s stock price to be a minimum of at least $4.00 per share (it is estimated that between 15 and 25 shares will be combined into one share by virtue of the reverse split). Although the Board of Directors anticipates that the reverse stock split ratio will be in the range of between 1/15 and 1/25, the actual reverse stock split ratio will be determined by the Board of Directors and may be significantly higher or lower than such anticipated range.
Because the Board of Directors cannot predict with any certainty how AMMA’s stock price will react to the reverse stock split, the Board anticipates setting the reverse split ratio at a level mathematically calculated to result in a stock price above the minimum requirement of  $4.00 per share. For example, if AMMA’s stock price were $0.20 per share, to achieve a $4.00 post-split price, the theoretical reverse split ratio would be 1/20 ($4.00/$0.20). In this example, for the reasons described herein, the Board of Directors might set the reverse stock split ratio at 1/25 or some other ratio based on the considerations described herein.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where AMMA is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by AMMA or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.
Required Vote
Approval of the Stock Split Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of AMMA common stock present and entitled to vote thereon as of the record date at the Special Meeting of AMMA shareholders.
Board Recommendation
The board of directors recommends a vote “FOR” adoption of the Stock Split Proposal.

PROPOSAL 4 — APPROVAL OF THE SECOND AMENDED AND RESTATED
2016 EQUITY INCENTIVE PLAN
(Item 4 of Proxy Card)
We are asking our stockholders at the Special Meeting to approve our Second Amended and Restated 2016 Equity Incentive Plan (the “2016 Plan”). The 2016 Plan was originally approved, subject to obtaining stockholder approval, by our Board of Directors and became effective on September 2, 2016; it was subsequently amended and restated by the Board to increase to 2,000,000 the number of shares available under the 2016 Plan, all of which shares have been allocated.
Currently, there are no shares available for issuance under the Plan. If the 2016 Plan is approved by our stockholders, 3,000,000 shares of our common stock, on a post-split-adjusted basis, will be allocated to the 2016 Plan. If the reverse split ratio is 1/15, about 135,000 of the 3,000,000 post-split adjusted shares will have been awarded in the form of stock option grants and 2,865,000 shares will be available for future grants under the 2016 Plan.
Awards under the 2016 Plan may be granted to the Company’s directors, officers, consultants, advisors and employees; as of October 31, 2018, the Company had four directors, one officer who is not a director and one other employee. However, assuming consummation of the SCWorx Acquisition, the combined company will have more employees, officers, directors and consultants than the Company. Unless earlier terminated by the Board, the 2016 Plan will terminate on, and no further awards may be granted after, July 30, 2026.
Summary of the 2016 Plan
The following is a summary of certain terms of the 2016 Plan, and is qualified in its entirety by reference to the express terms of the 2016 Plan, a copy of which is attached to this Proxy Statement as Annex A.
Under the 2016 Plan, the Company has granted and, subject to approval of the 2016 Plan by our stockholders, will continue to grant, shares of the Company’s common stock to the Company’s directors, officers, employees and consultants. The 2016 Plan has been designed to provide the Board of Directors with an integral resource as it evaluates the Company’s compensation structure, performance incentive programs and long-term equity targets for executives and key employees.
Administration
The Plan is administered by the Board of Directors of the Company. The Board may designate as administrator of the 2016 Plan a Committee (the “Committee”) consisting of two or more directors who are (i) “Independent Directors” (as such term is defined under the rules of the Nasdaq Stock Market), (ii) “Non-Employee Directors” (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended) and (iii) “Outside Directors” (as such term is defined in Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”)). The administrator of the 2016 Plan designates recipients of options (“Options”) and restricted stock (“Restricted Stock”), determines the terms and conditions of each Option and Restricted Stock agreement and interprets the provisions of the 2016 Plan. The administrator will designate whether Options granted under the 2016 Plan will constitute Incentive Stock Options (“Incentive Options”) or Nonqualified Stock Options (“Nonqualified Options”).
Eligibility
Generally, directors, officers and employees of, and consultants and advisors to, the Company or any subsidiary are eligible to receive grants under the 2016 Plan; provided that Incentive Options may only be granted to employees of the Company and any subsidiary.
Stock Subject to the 2016 Plan
Stock subject to grants may be authorized, but unissued, or reacquired common stock. Subject to adjustment as provided in the 2016 Plan, (i) the maximum aggregate number of shares of common stock that may be issued under the 2016 Plan is 3,000,000 (on a post-split-adjusted basis) (all references to shares to be available under the 2016 Plan are on a post-split adjusted basis). The shares of common stock subject to the 2016 Plan consist of unissued shares, treasury shares or previously issued shares held by any subsidiary of the Company. Any of such shares of common stock that may remain unissued and that are not subject to outstanding Options at the termination of the 2016 Plan will no longer be reserved for the purposes of the 2016 Plan, but until termination of the 2016 Plan the Company will at all times reserve a sufficient number of shares of common stock to meet the requirements of the 2016 Plan.
Terms and Conditions of Options
Options awarded under the 2016 Plan will be designated in the Award Agreement as either an Incentive Option or a Nonqualified Option. The purchase price of each share of common stock purchasable under an Incentive Option will be determined by the administrator at the time of grant, but will not be less than 100% of the Fair Market Value (as defined in the 2016 Plan) of such share of common stock on the date the Option is granted; provided, however, that for an Optionee who, at the time an Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, the purchase price per share of common stock will be at least 110% of the Fair Market Value per share of common stock on the date of grant. The purchase price of each share of common stock purchasable under a Nonqualified Option will not be less than 100% of the Fair Market Value of such share of common stock on the date the Option is granted.
The term of each Option shall be fixed by the administrator, but no Option will be exercisable more than ten years after the date on which such Option is granted or, in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option will be exercisable more than five years after the date on which such Incentive Option is granted.
Terms and Conditions of Restricted Stock
Restricted Stock may be granted to eligible participants at any time as shall be determined by administrator. Subject to the 2016 Plan, the administrator determines (i) the number of shares subject to a Restricted Stock award granted to any participant, and (ii) the conditions that must be satisfied for the grant, vesting or issuance of Restricted Stock, which typically will be based principally or solely on continued provision of services but may include a performance-based component.
Restricted Stock grants will be subject to the terms, conditions, and restrictions determined by the administrator at the time the stock or the restricted stock unit is awarded. Any certificates representing shares of Restricted Stock awarded shall bear such legends as shall be determined by the administrator.
Transferability of Awards
Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant, without the prior written consent of the administrator. If the administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the administrator deems appropriate.
Merger or Change in Control
In the event of a Change in Control (as defined in the 2016 Plan), the administrator may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the administrator. The administrator may also determine that, upon the occurrence of a Change in Control, each outstanding Option will terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee will receive, with respect to each share of the Company’s common stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount will be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the administrator shall determine in its sole discretion.
In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Company’s common stock, the administrator will make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the 2016 Plan and in the number and option price of shares subject to outstanding Options granted under the 2016 Plan, to the end that after such event each Optionee’s proportionate interest will be maintained (to the extent possible) as immediately before the occurrence of such event. The administrator shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments shall also be made in the case of outstanding Restricted Stock granted under the Plan.
Federal Income Tax Consequences
The following is a brief summary of the federal income tax consequences as of the date hereof with respect to awards under the 2016 Plan for participants who are both citizens and residents of the United States. This description of the federal income tax consequences is based upon law and Treasury interpretations in effect on the date of this Proxy Statement (including proposed and temporary regulations which may be changed when finalized), and it should be understood that this summary is not exhaustive, that the law may change and that special rules may apply with respect to situations not specifically discussed herein, including federal employment taxes, foreign, state and local taxes and estate or inheritance taxes. Accordingly, participants are urged to consult with their own qualified tax advisors.
Non-Qualified Options
No taxable income will be realized by the participant upon the grant of a non-qualified option. On exercise, the excess of the fair market value of the stock at the time of exercise over the option price of such stock will be compensation and (i) will be taxable at ordinary income tax rates in the year of exercise, (ii) will be subject to withholding for federal income tax purposes and (iii) generally will be an allowable income tax deduction to us. The participant’s tax basis for stock acquired upon exercise of a non-qualified option will be equal to the option price paid for the stock, plus any amounts included in income as compensation. If the participant pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the participant’s tax basis and holding period for the newly-acquired shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the participant to pay the exercise price, no gain or loss will be recognized by the participant on the date of exercise and the participant’s tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly acquired share, the participant’s tax basis will equal the fair market value of the share on the date of exercise and the participant’s holding period will begin on the day after the exercise date. The participant’s compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock. Special rules, discussed below under “Incentive Stock Options — Disposition of Incentive Option Shares,” will apply if a participant surrenders previously-owned shares acquired upon the exercise of an incentive option that have not satisfied certain holding period requirements in payment of any or all of the exercise price of a non-qualified option.
Disposition of Option Shares
When a sale of the acquired shares occurs, a participant will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will be long-term capital gain or loss treatment if the shares have been held for more than twelve months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.
Incentive Stock Options
The grant of an Incentive Stock Option will not result in any federal income tax to a participant. Upon the exercise of an incentive option, a participant normally will not recognize any income for federal income tax purposes. However, the excess of the fair market value of the shares transferred upon the exercise over the exercise price of such shares (the “spread”) generally will constitute an adjustment to income for purposes of calculating the alternative minimum tax of the participant for the year in which the option is exercised. As a result of the exercise a participant’s federal income tax liability may be increased. If the holder of an incentive stock option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the incentive stock option tax treatment of the exercise. No gain or loss should be recognized on the exchange and the shares received by the participant, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period as the previously acquired shares. The participant will not, however, be able to utilize the old holding period for the purpose of satisfying the incentive stock option holding period requirements described below. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period, which commences as of the date the common stock is issued to the participant upon exercise of the incentive option. If an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a disqualifying disposition has occurred.
Disposition of Incentive Option Shares
If the incentive option holder disposes of the stock acquired upon the exercise of an incentive stock option (including the transfer of acquired stock in payment of the exercise price of another incentive stock option) either within two years from the date of grant or within one year from the date of exercise, the option holder will recognize ordinary income at the time of such disqualifying disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the incentive option is exercised or the amount realized on such disqualifying disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares were held prior to the disqualifying disposition. In the event of such disqualifying disposition, the incentive stock option alternative minimum tax treatment described above may not apply (although, where the disqualifying disposition occurs subsequent to the year the incentive stock option is exercised, it may be necessary for the participant to amend his return to eliminate the tax preference item previously reported).
Our Deduction.
We are not entitled to a tax deduction upon either exercise of an incentive option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a disqualifying disposition.
Stock Grants
A participant who receives a stock grant under the 2016 Plan generally will be taxed at ordinary income rates on the fair market value of shares when they vest, if subject to vesting or other restrictions, or, otherwise, when received. However, a participant who, within 30 days after receiving such shares, makes an election under Section 83(b) of the Code, will recognize ordinary income on the date of issuance of the stock equal to the fair market value of the shares on that date. If a Section 83(b) election is made, the holding period for the shares will commence on the day after the shares are received and no additional taxable income will be recognized by the participant at the time the shares vest. However, if shares subject to a Section 83(b) election are forfeited, no tax deduction is allowable to the participant for the forfeited shares. Taxes are required to be withheld from the participant at the time and on the amount of ordinary income recognized by the participant. We will be entitled to a deduction at the same time and in the same amount as the participant recognizes income.
New Plan Benefits
Neither the directors of the Company nor any of the officers of the Company have received or been allocated any awards under the 2016 Plan which were not previously approved by the shareholders.

PROPOSAL 5 — ELECTION OF DIRECTORS
You will have the opportunity to elect the Board of Directors, currently consisting of four members, at the Special Meeting. Each director will be elected to serve until the next annual meeting of stockholders or until his earlier resignation or removal.
The Board of Directors has nominated the following individuals, each of whom currently serves as a director, for election as directors at the Special Meeting.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW:
Joseph Gamberale
Charles K. Miller
Joel D. Tracy
Burt A. Watson
Each nominee has extensive business experience, education and personal skills that qualifies him to serve as an effective Board member. The specific experience, qualifications and skills of each nominee are set forth below.
Joseph Gamberale
Mr. Gamberale, 53, has served a director since our formation in February, 2015. Mr. Gamberale serves as the chairman of our compensation committee and a member of our audit and nominating committees. Prior to founding Alliance, Mr. Gamberale was the founder and managing member of Ivy Equity Investors, LLC, a New York-based private investment firm launched in 2014. From 2011 to 2014, Mr. Gamberale was a private investor. In 2001, Mr. Gamberale co-founded Centurion Capital Hedge Fund, a multi-strategy investment firm which he actively managed until his retirement in 2011. From 1996 through 2001, Mr. Gamberale oversaw the Athletes and Entertainers Private Client Group at Merrill Lynch where he advised clients on a wide spectrum of securities and industries, particularly involving roll-up transactions in fragmented businesses. From 1991 to 1996, Mr. Gamberale was a financial advisor at Solomon Smith Barney. The Board of Directors believe that Mr. Gamberale is qualified to serve as a director because of his substantial experience as a financial services and capital markets professional.
Charles K. Miller
Mr. Miller, 57, has, since October 24, 2018, served as a director and member of the audit and compensation committees. In addition, Mr. Miller has been a member of the board of directors of Intercloud Systems, Inc., a publicly traded IT infrastructure services company, since November 2012. In addition, he has, since June 2017, acted as an independent business consultant. He was the Chief Financial Officer of Tekmark Global Solutions, LLC, a provider of information technology, communications and consulting services, from September 1997 until June 2017. Since May 2017, he has been a director of Notis Global, Inc., a diversified holding company, in the industrial hemp industry, that manufactures, markets and sells hemp derivative products such as cannabidiol (“CBD”) distillate and isolate. Mr. Miller graduated from Rider University with a Bachelor of Science in Accounting and an MBA. He is a Certified Public Accountant and boasts more than three decades of experience. The Board of Directors believe that Mr. Miller is qualified to serve as a director because of his substantial experience as an accountant and CFO, and his experience as an officer and director of several companies.
Joel D. Tracy
Mr. Tracy, 57, serves as a director and a member of our audit and nominating committees. Mr. Tracy has been self-employed as a Certified Public Accountant since 1989, specializing in tax and estate planning for high net worth individuals. From 2004 to 2016, Mr. Tracy was the managing member of ABT Realty, LLC, a privately held real estate company. From 2008 to 2016, Mr. Tracy was the managing member of Vista Bridge Associates, LLC, a privately held company lending money for personal injury settlements. Previously, from 1980 to 2000, Mr. Tracy was the President of Auto-Rite Supply Company, Inc., a family owned auto parts store chain. He has been involved in various local and community organizations including the American Institute of Certified Public Accountants and Optimists International, a not-for-profit organization for children. Mr. Tracy holds a Bachelor of Science in Commerce from Rider College, Lawrenceville, New Jersey. The Board of Directors believe that Mr. Tracy is qualified to serve as a director because of his substantial experience as an accountant and financial services professional and his experience as an officer and director of several private and public companies.
Burt A. Watson
Mr. Watson, 69, serves as a director. Mr. Watson began his decades long career in boxing and MMA as business manager to the legendary “Smokin” Joe Frazier where he handled all aspects of administrative support from contract negotiations and personal appearances to television interviews and public relations. As one of the industry’s most sought after event coordinators, Mr. Watson has worked with boxing greats Muhammad Ali, Larry Holmes, George Foreman, Ken Norton, Mike Tyson and Oscar De La Hoya. As an independent site coordinator Mr. Watson has assisted some of boxing’s most notable promoters, including Don King, Lou Duva, Frank Warren Sports of London, and Univision. In 2001, Mr. Watson began his career in MMA when UFC President Dana White recruited Mr. Watson to the UFC. During his tenure at the UFC from 2001 until 2015, Mr. Watson served as event and athlete relations coordinator. With extensive television relations, Mr. Watson has organized championship fights and boxing events on such networks as ESPN, Showtime, HBO, CBS and ABC. The Board believes that Mr. Watson is qualified to serve as a director because of his substantial experience and perspective in the MMA industry.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES

PROPOSAL 6 —  APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Item 6 of Proxy Card)
The Audit Committee of the Board of Directors has selected Friedman LLP (“Friedman”), an independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2018. The Company is submitting its selection of Friedman for ratification by the stockholders at the Annual Meeting. Friedman has served as our independent registered public accounting firm since February 2015. The Company’s bylaws do not require that stockholders ratify the selection of Friedman as the Company’s independent registered public accounting firm; however, the Company is submitting the selection of Friedman to stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Friedman. Even if the selection is ratified, the Audit Committee at its discretion may change the appointment at any time if the committee determines that such a change would be in the best interests of the Company and its stockholders.
Principal Accountant Fees and Services
During 2017 and 2016, fees for services provided by Friedman were as follows:
	2017	2016
Audit Fees	$337,970	$378,493
Audit Related Fees	—	—
Tax Fees	—	—
Total	$337,970	$378,493

Audit Fees include amounts related to the audit of the Company’s annual financial statements and internal control over financial reporting, and quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.
Audit Related Fees include amounts related to accounting consultations and services.
Tax Fees include fees billed for tax compliance, tax advice and tax planning services.
There were no other fees billed by Friedman for services rendered to the Company, other than the services described above, in 2017 and 2016.
The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2017, services provided by Friedman were pre-approved by the Audit Committee in accordance with this policy.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF FRIEDMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018.
PROPOSAL NO. 7 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(Item 7 of Proxy Card)
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010) and related rules of the SEC, we are including a separate proposal subject to stockholder vote to approve, on a non-binding, advisory basis, the compensation of those of our executive officers listed in the Summary Compensation Table appearing elsewhere in this proxy statement, or our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.
The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the compensation committee of our Board, or the Compensation Committee, will evaluate whether any actions are necessary to address the concerns of stockholders.
Based on the above, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:
“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in this proxy statement, including the “Compensation Discussion and Analysis” section, the compensation tables and the other narrative compensation disclosures.”
The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to approve this Proposal 7. The opportunity to vote on this Proposal 7 is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on Proposal 7 is not binding upon us and serves only as a recommendation to our Board. Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.
PROPOSAL NO. 8 — ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(Item 8 of Proxy Card)
In accordance with the requirements of Section 14A of the Exchange Act and related rules of the SEC, we are including a separate proposal subject to stockholder vote to recommend, on a non-binding, advisory basis, whether a non-binding, advisory stockholder vote to approve the compensation of our named executive officers (that is, a vote similar to the non-binding, advisory vote in Proposal 7 above) should occur every one, two or three years.
By voting with respect to this Proposal 8, stockholders may indicate whether they would prefer that we conduct future advisory votes on our named executive officer compensation once every one, two, or three years. Stockholders also may, if they so wish, abstain from casting a vote on this proposal.
The Board has considered the frequency of the advisory vote on the compensation of our named executive officers that it should recommend. After considering the benefits and consequences of each alternative for the frequency of submitting the advisory vote on the compensation of our named executive officers to stockholders, the Board recommends submitting the advisory vote on the compensation of our named executive officers to our stockholders every two years.
In determining to recommend that stockholders vote for a frequency of once every two years, the Board considered how an advisory vote at this frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results. An advisory vote occurring once every two years will also permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. We will continue to engage with our stockholders regarding our executive compensation program during the period between advisory votes on executive compensation.
For the above reasons, the Board recommends that you vote to hold a non-binding, advisory vote on the compensation of our named executive officers every two years. Your vote, however, is not to approve or disapprove the Board’s recommendation.
When voting on this proposal, you have four choices: you may elect that we hold an advisory vote on the compensation of our named executive officers every year, every two years or every three years, or you may abstain from voting. If you properly complete your proxy and fail to indicate your preference or abstention, your shares will be voted to select every two years as the frequency with which our stockholders will be asked to hold a non-binding, advisory vote on the compensation of our named executive officers.
The choice of frequency that receives the highest number of  “FOR” votes will be considered as the frequency with which our stockholders will be asked to hold a non-binding, advisory vote on the compensation of our named executive officers. The Board will consider the outcome of the vote when making future decisions on executive compensation. However, as an advisory vote, the vote on this Proposal 8 is not binding upon us, and the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the alternative approved by our stockholders. Our Board has not yet determined the frequency with which we will hold the stockholder advisory vote on named executive officer compensation required by Section 14A of the Exchange Act or when the next such stockholder advisory vote on named executive officer compensation will occur.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO HOLD AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY TWO YEARS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF AMMA PRIOR TO THE SHARE EXCHANGE
The following table sets forth information regarding the beneficial ownership of AMMA’s common stock as of December 3, 2018, the record date for the Special Meeting, by:
•
each person known to AMMA to be the beneficial owner of more than 5% of its outstanding common stock;

•
each of its officers and directors; and

•
all of its officers and directors as a group.

Unless otherwise indicated, AMMA believes that all persons named in the table have sole voting and investment power with respect to all common stock beneficially owned by them.
Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, AMMA believes, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all AMMA common stock that they beneficially own, subject to applicable community property laws. All AMMA common stock subject to options or warrants exercisable within 60 days of the record date are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.
Subject to the paragraph above, percentage ownership of outstanding shares is based on 17,494,852 shares of common stock outstanding as of the record date. Such information does not include any shares issuable to the SCWorx stockholders pursuant to the Share Exchange Agreement.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Approximate Percentage of Outstanding Shares of Common Stock
Joel D. Tracy(3)	530,732	3.0%
Joe Gamberale(4)	1,288,876	7.1%
Charles K. Miller	62,500	*
John Price(5)	650,000	3.6%
Burt Watson	241,667	1.4%
RDW Capital	1,034,483	5.9%
All directors, director nominees and executive officers as a group (five individuals)	2,773,775	13.7%

*
Less than 1%.

(1)
Unless otherwise indicated, the business address of each of the individuals is c/o Alliance MMA Inc., 590 Madison Avenue, 21st Floor, New York, NY 10022.

(2)
Does not include beneficial ownership of any shares of common stock underlying outstanding rights as such shares are not issuable within 60 days of the date of this proxy statement.

(3)
Includes warrants and options to purchase an aggregate of 195,872 shares of AMMA common stock.

(4)
Includes warrants and options to purchase an aggregate of 642,683 shares of AMMA common stock.

(5)
Comprised of options to purchase an aggregate of 650,000 shares of AMMA common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF SCWORX PRIOR TO THE SHARE EXCHANGE
The following table sets forth information regarding the beneficial ownership of SCWorx’s common stock as of December 3, 2018 by:
•
each person known to AMMA and SCWorx to be the beneficial owner of more than 5% of SCWorx’ outstanding common stock;

•
each of its officers and directors; and

•
all of its officers and directors as a group.

Unless otherwise indicated, SCWorx believes that all persons named in the table have sole voting and investment power with respect to all common stock beneficially owned by them.
Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, AMMA believes, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all SCWorx common stock that they beneficially own, subject to applicable community property laws. All SCWorx common stock subject to options or warrants or other rights to acquire SCWorx common stock are exercisable within 60 days of are deemed to be outstanding and beneficially owned by the persons holding those options, warrants or other rights for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.
Subject to the paragraph above, percentage ownership of outstanding shares is based on 14,225 shares of common stock outstanding as of December 3, 2018. Such information does not include any shares issuable to the SCWorx stockholders pursuant to the Share Exchange Agreement.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Approximate Percentage of Outstanding Shares of Common Stock
Marc Schessel	8,243	58%
Mark Munro	2,747	19%
Riverside Merchant Partners	975	7%
All directors, director nominees and executive officers as a group (two individuals)	10,990	77%

*
Less than 1%.

(1)
Unless otherwise indicated, the business address of each of the individuals is c/o SCWorx c/o Alliance MMA 590 Madison Ave 21ST Floor New York, NY 10022.

(2)
Does not include beneficial ownership of any shares of common stock underlying outstanding rights as such shares are not issuable within 60 days of the date of this proxy statement.

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND
CORPORATE GOVERNANCE
Current Directors and Executive Officers
AMMA’s current directors and executive officers before the consummation of the Share Exchange are as follows:
Name	Age	Position
Joel D. Tracy	57	Director and Chairman of the Board
Joe Gamberale	53	Director
Burt Watson	69	Director
Charles K. Miller	57	Director
John Price	49	President and Chief Financial Officer
Audit Committee
In September 2016, we established an audit committee of the board of directors, which currently consists of Messrs. Tracy, Gamberale and Miller, each of whom is an independent director under the Nasdaq’s listing standards. Mr. Tracy serves as chairman of the audit committee. See Certain Transactions of AMMA regarding related party transactions between the Company and each of Messrs. Tracy and Gamberale. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:
•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommend to the board of directors whether the audited financial statements should be included in our Form 10-K;

•
discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•
discussing with management major risk assessment and risk management policies;

•
monitoring the independence of the independent auditor;

•
verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•
reviewing and approving all related-party transactions;

•
inquiring and discussing with management our compliance with applicable laws and regulations;

•
pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•
appointing or replacing the independent auditor;

•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•
approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee
The audit committee will at all times be composed exclusively of  “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.
In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that both Messrs. Tracy and Miller qualify as an “audit committee financial expert,” as defined under rules and regulations of the SEC.
Director Nominations
We have a standing corporate governance and nominating committee which currently consists of Messrs. Tracy, Gamberale and Miller, each of whom is an independent director under Nasdaq’s listing standards. The corporate governance and nominating committee, appointed by and acting on behalf of the Board, as more fully set forth in its Charter, is responsible for:
•
appointed by and acting on behalf of the Board as more fully set forth in this Charter, shall be responsible for:

•
Setting qualification standards for director nominees;

•
Identifying, considering and nominating candidates for membership on the Board;

•
Developing, recommending and evaluating corporate governance standards and a code of business conduct and ethics applicable to the Company;

•
Implementing and overseeing a process for evaluating the Board, Board committees (including the Committee) and overseeing the Board’s evaluation of the Chairman and Chief Executive Officer of the Company;

•
Making recommendations regarding the structure and composition of the Board and Board committees;

•
Advising the Board on corporate governance matters and any related matters required by the federal securities laws; and

•
Assisting the Board in identifying individuals qualified to become Board members; recommending to the Board the director nominees for the next annual meeting of shareholders; and recommending to the Board director nominees to fill vacancies on the Board.

The Nominating Committee will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the board of directors should follow the procedures set forth in our bylaws.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.
Compensation Committee
In September 2016, we established a compensation committee of the board of directors, which currently consists of Messrs. Tracy and Miller, each of whom is an independent director under Nasdaq’s listing standards. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

•
reviewing and approving the compensation of all of our other executive officers;

•
reviewing our executive compensation policies and plans;

•
implementing and administering our incentive compensation equity-based remuneration plans;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•
if required, producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Executive Compensation
Item 11., “Executive Compensation”, of the Company’s Annual Report on Form 10K is hereby incorporated into this Proxy Statement by this reference.
Compensation Discussion and Analysis
The Compensation Committee of our Board of Directors is comprised solely of independent directors as defined by NASDAQ, outside directors as defined by Section 162(m) of the Internal Revenue Code and non-employee directors as defined by Rule 16b-3 under the Exchange Act. The Compensation Committee has the authority and responsibility to set the compensation for our Chief Executive Officer, or CEO, and to set the compensation for other executive officers based on the CEO’s recommendation.
A discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements, is set forth below.
Executive Compensation Objectives and Philosophy
The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for the continued growth and success of our company and to align the interests of these executives with those of ours stockholders. We believe our compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles. To this end, our compensation programs for executive officers are designed to achieve the following objectives:
•
attract, hire, and retain talented and experienced executives;

•
motivate, reward and retain executives whose knowledge, skills and performance are critical to our success;

•
ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•
focus executive behavior on achievement of our corporate objectives and strategy;

•
build a mechanism of  “pay for performance”; and

•
align the interests of management and shareholders by providing management with longer-term incentives through equity ownership.

The Compensation Committee reviews the allocation of compensation components regularly to ensure alignment with strategic and operating goals, competitive market practices and legislative changes. The Compensation Committee does not apply a specific formula to determine the allocation between cash and non-cash forms of compensation. Certain compensation components, such as base salaries, benefits and perquisites, are intended primarily to attract, hire, and retain well-qualified executives. Other compensation elements, such as long-term incentive opportunities, are designed to motivate and reward performance. Long-term incentives are intended to reward our long-term performance and executing our business strategy, and to strongly align named executive officers’ interests with those of shareholders.
With respect to equity compensation, the Compensation Committee makes awards to executives under our stock option plans and other plans as approved by the Board of Directors. Executive compensation is paid or granted based on each executive’s performance and contribution as determined by the Compensation Committee in its discretion.
Elements of Executive Officer Compensation
Our executive officer compensation program is comprised of: (1) base salary or monthly compensation; (2) performance based bonus; (3) long-term equity incentive compensation in the form of stock option and restricted stock grants; and (4) benefits and perquisites.
In establishing overall executive compensation levels and making specific compensation decisions for our executive officers in Fiscal 2017, the Compensation Committee considered a number of criteria, including the executive’s position, scope of responsibilities, prior base salary and annual incentive awards and expected contribution.
Generally, our Compensation Committee reviews and, as appropriate, approves compensation arrangements for executive officers from time to time but not less than once a year. The Compensation Committee also takes into consideration the CEO’s recommendations for executive compensation of the Chief Financial Officer. The CEO generally presents these recommendations at the time of our Compensation Committee’s review of executive compensation arrangements .
Base Salary
The Compensation Committee performs a review of base salaries / monthly compensation for our executive officers from time to time as appropriate. In determining salaries, the Compensation Committee members also take into consideration their understanding of the compensation practices of comparable companies (based on size and stage of development), independent third party market data such as compensation surveys to industry, including information relating to peer companies, individual experience and performance adjusted to reflect individual roles and contribution to our clinical, regulatory, commercial and operational performance. None of the factors above has a dominant weight in determining the compensation of our executive officers, and our Compensation Committee considers the factors as a whole when considering such compensation. In addition, our Compensation Committee uses comparative data regarding compensation paid by peer companies in order to obtain a general understanding of current trends in compensation practices and ranges of amounts being awarded by other public companies, and not as part of an analysis or a formula.
We may also change the base salary / monthly compensation of an executive officer at other times due to market conditions. We believe that a competitive base salary / monthly compensation is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries / monthly compensation are established in part based on the individual experience, skills and expected contributions of our executives and our executives’ performance during the prior year. Compensation adjustments are made occasionally based on changes in an executive’s level of responsibility, Company progress or on changed local and specific executive employment market conditions. In Fiscal 2017, certain of our executive officers’ salaries and monthly compensation changed from the previous year. We did not conduct any analysis of salaries and monthly compensation received by our executive officers’ respective counterparts in comparable companies in Fiscal 2017.
Performance Based Bonus
Given the nature of our business, the determination of incentives for our executives is generally tied to success in promoting our company’s development.
Long-Term Equity Incentive Compensation
Long-term incentive compensation allows the executive officers to share in any appreciation in the value of our common stock. The Compensation Committee believes that stock participation aligns executive officers’ interests with those of our shareholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level expected to be competitive within the biotechnology industry, as well as with Israeli based companies. We do not have a formula relating to, and did not conduct any analysis of, the level of awards that is competitive within the MMA industry. In determining the amount of each grant, the Compensation Committee also takes into account the number of shares held by the executive prior to the grant. Awards are made on a discretionary basis and not pursuant to specific criteria set out in advance.
Benefits and Perquisites
Generally, benefits available to executive officers are available to all employees on similar terms and include health insurance benefits, paid time-off, life and disability insurance and other customary benefits.
We do not believe that the benefits and perquisites described above deviate materially from the customary practice for compensation of executive officers by other companies similar in size and stage of development. These benefits represent a relatively small portion of the executive officers’ total compensation.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report.
Compensation Committee Members:
Joel D. Tracy
Joe Gamberale
Charles K. Miller(1)
(1)
Appointed to Committee on October 24, 2018

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. We believe that, during the fiscal year ended December 31, 2017 and through the date hereof, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except as follows: Burt Watson made two late filings, each reporting a single transaction, Joe Gamberale made one late filing, reporting a single transaction, and failed to file a report with regard to a single transaction, Joel Tracy failed to file a report with regard to a single transaction, Chuck Miller made one late filing, reporting a single transaction, and John Price made two late filings, each with regard to a single transaction, and failed to file a report with regard to a single transaction,
Code of Ethics
In September 2016, our board of directors adopted a code of ethics that applies to our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that governs aspects of our business. We will provide a copy of our code of ethics to any person, upon request, without charge. Requests should be sent in writing to Alliance MMA Inc., 590 Madison Avenue, 21st Floor, New York, New York 10022.
Directors and Executive Officers after the Share Exchange
AMMA’s directors and executive officers after the Share Exchange will be as follows:
Name	Age	Position
Marc Schessel	56	Chief Executive Officer and Chairman
John Price	49	President and Chief Financial Officer
Robert Christie	65	Director
Charles Miller	57	Director
Ira Ritter	69	Director
Background of officers and directors
The following is a brief account of the education and business experience during at least the past five years of our officers and directors, indicating each person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.
Marc Schessel.    Mr. Schessel is SCWorx’s founder and Chairman and Chief Executive Officer. He founded SCWorx’s predecessor (Primrose LLC) in 2012 and has been Chairman and CEO of SCWorx since then. Commencing his work in Supply Chain during his ten years in the Marine Corps, Marc was awarded the Naval Achievement medal along with the Naval Commendation medal for services rendered in creating the first automated supply and logistics software (M triple S) which was ultimately put in service at leading corporations such as Sears and IBM. Since leaving the Marine Corps, Marc has continued his work in refining programmatic solutions for the most complex and critical supply chains in the country — the healthcare industry. Working in all facets of the Healthcare Supply Chain, Marc spent over ten years as a Vice President of Supply Chain for a large NYC based Integrated Delivery Network before forming his own consultancy — focused on delivering automated solutions to Providers, B2B e-commerce companies (GHX), tier one consulting firms, GPO’s, distributors, payors and manufacturers. Marc also served as a consultant to the UN — developing an automated Emergency Medical Response program that, based on the event, forecasts the items, quantities and logistical delivery networks crucial for responders, allowing countries by region to better plan, stock and store critical supplies.
John Price.   Mr. Price, 49, is President and Chief Financial Officer of AMMA. He became President on June 6, 2018 and CFO in August 2016. Prior to joining us in 2016, Mr. Price was Chief Financial Officer of MusclePharm Corporation, a publicly-traded nutritional supplement company. Prior to joining MusclePharm in 2013, Mr. Price served as vice president of finance — North America at Opera Software, a Norwegian public company focused on digital advertising. From 2011 to 2013, he served as vice president of finance and corporate controller GCT Semiconductor. From 2004 to 2011, Mr. Price served in various roles at Tessera Technologies including VP of Finance & Corporate Controller. Prior to Tessera Technologies, Mr. Price served various roles at Ernst &Young LLP. Mr. Price served nearly three years in the San Jose, California office and nearly five years in the Pittsburgh, Pennsylvania office. Mr. Price has been a certified public accountant (currently inactive) since 2000 and attended Pennsylvania State University, where he earned a Bachelor of Science Degree in Accounting.
Robert Christie.   From 2004 through 2014, Mr. Christie was the President and CEO of The 3E Company, the leading Global Environmental Compliance Company in the world. With over 7,000 customers, 3E helped companies, throughout the world, manage the ever changing environmental regulations that effected their products and services. 3E utilizes a SaaS based software and complex regulatory database to service its customers.
Since 2015, Mr. Christie has been consulting for various Private Equity firms throughout North America assisting them in acquiring companies in the Governance, Risk and Compliance space (GRC) as well as the Supply Chain marketplace. In addition, he has since 2010 served as a Trustee at Rider University. He also serves on the Facility, Business Development and Executive Committees at Rider. Since 2008, Mr. Christie has served as a Director at Alternative Technology, a supplier of distribution systems and technology. Since 2016, he has served on the Board of Directors of Enterknol LLC. Enterknol is a SaaS based compliance solution within the Energy Sector helping various energy companies buy and sell energy competitively. Mr. Christie also served as a Board of Director at Ithos LLC from 2016 through July, 2018. Ithos is a the leading regulatory and Supply Chain compliance solution within the Global Cosmetic space providing a complex SaaS based software coupled with regulatory data. While serving as a Board of Director at Ithos, he also served as their Director of Development as the same time.
Charles K. Miller.   Mr. Miller joined the AMMA board on October 24, 2018. He has been a member of the board of directors of Intercloud Systems, Inc., a publicly traded IT infrastructure services company, since November 2012. In addition, he has, since June 2017, acted as an independent business consultant. He was the Chief Financial Officer of Tekmark Global Solutions, LLC, a provider of information technology, communications and consulting services, from September 1997 until June 2017. Since May 2017, he has been a director of Notis Global, Inc., a diversified holding company, in the industrial hemp industry, that manufactures, markets and sells hemp derivative products such as cannabidiol (“CBD”) distillate and isolate. Mr. Miller graduated from Rider University with a Bachelor of Science in Accounting and an MBA. He is a Certified Public Accountant and boasts more than three decades of experience.
Ira Ritter.   Ira Ritter has extensive experience creating, building and managing diverse business enterprises. In 2004, Mr. Ritter co-founded Ritter Pharmaceuticals, of which he has since been Chief Strategic Officer and Chairman of the Board of Directors. The company went public on the Nasdaq in 2015. He served on the Board of Vitavis Laboratories Inc., a biotechnology firm, from 2014 until it was sold in 2017. In addition, he has provided corporate management, strategic planning and financial consulting for a wide range of market segments. In the health and beauty sector, Mr. Ritter was President and Vice-Chairman of

Quality King Inc, distributor for health care products with $5 billion in annual revenues (ranked the 18th largest privately held company, Forbes Top 100 List). Simultaneously, he worked as President and Chairman of Rockwood, a business he developed that produced private label HBA products for major national retailers including GNC and K-Mart. In the entertainment sector he served as Chairman of ON-TV, a division of Oak Industries (NYSE Company), where he managed the television division initiating exclusive broadcasts of Los Angeles, Chicago, and New York professional baseball, basketball, and hockey games. During 1980 – 1985, he produced the first televised home shopping program and directed development of the largest “pay-per-view” channel system for its time. In the finance field, Mr. Ritter served on the board of directors for the Martin Lawrence Art Galleries (NYSE Company). During his 20 years as a publisher, he produced best-selling monthly national consumer magazines and books. He has a long history of public service that includes appointments by three Governors to several State of California Commissions, including eight years served as Commissioner on the California Prison Industry Authority. In 1981, Mr. Ritter was honored with the City of Hope’s Man of the Year award. He serves on the Advisory Board of Pepperdine University's Graziadio School of Business, Department of Social Entrepreneurship. And, he has been a guest lecturer at USC Marshall Business School.
Director Independence
Nasdaq’s listing standards require that the combined company’s board of directors consist of a majority of independent directors, as determined under the applicable Nasdaq listing standard. The board of directors, consistent with the determination of its Nominating Committee, has determined that each of Messrs. Christie, Miller and Ritter qualify as an independent director.
Compensation of Directors and Executive Officers
Compensation of Officers and Directors of AMMA
No executive officer has received any special cash compensation for services rendered to us related to the Share Exchange. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a Share Exchange. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable Share Exchanges. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.
Compensation of Officers and Directors of SCWorx
Summary Compensation Table
The following Summary Compensation Table summarizes the total compensation accrued for SCWorx’s named executive officers in each of 2017 and 2016.
Name and Principal Position	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Marc Schessel (Chairman and Chief Executive Officer)	$100,000	$—	$—	$—	$—	$—	$100,000
Mark Munro (Acting President & Treasurer)	$—	$—	$—	$—	$—	$—	$—
Grants of Plan Based Awards
None of SCWorx’s named executive officers participate in or have account balances in any plan based award programs.

Employment Agreements
None of SCWorx’s named executive officers have employment agreements with SCWorx. John Price has an employment agreement with Alliance MMA.
Outstanding Equity Awards at Fiscal Year-End; Option Exercises and Stock Vested
None of SCWorx’s named executive officers have ever held options to purchase interests in it or other awards with values based on the value of its interests.
Pension Benefits
None of SCWorx’s named executive officers participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by it.
Nonqualified Deferred Compensation
None of SCWorx’s named executive officers participate in or have account balances in nonqualified defined contribution plans or other deferred compensation plans maintained by it.

CERTAIN TRANSACTIONS
Certain Transactions of AMMA
In February 2015, the Company entered into a loan agreement with Ivy Equity Investors, LLC for up to $500,000 of borrowings for startup expenses, including professional fees related to the Company’s initial public offering and expenses incident to the acquisition of the Target Assets and businesses of the Target Companies. On March 1, 2015, 5,289,136 shares were issued to Ivy Equity Investors, LLC reducing the note payable and accrued interest balance by $5,289 which represents the par value of the shares issued. Ivy Equity Investors, LLC is an affiliate of the Company’s founder and current board member, Mr. Gamberale who at the time was the Company’s sole director. In May 2016, the loan agreement was amended to permit up to $600,000 of aggregate borrowings for startup expenses. In July 2016, the loan agreement was amended to permit up to $1,000,000 of aggregate borrowings for startup expenses.
Upon the completion of the IPO on September 30, 2016, a portion of the proceeds were utilized to pay the balance of all amounts due under the loan, or $877,000. As of December 31, 2017 and December 31, 2016, the outstanding borrowings under the loan were $0 and $0, respectively. The loan bore interest at 6% per annum and matured on the earlier of the closing of the IPO, or January 1, 2017.
On April 10, 2018, the Company borrowed a total of  $300,000 from two of its board members, Joseph Gamberale and Joel Tracy, pursuant to promissory notes of  $150,000, respectively. The notes bear interest at 12% annually and mature May 21, 2018. Mr. Gamberale personally guaranteed Mr. Tracy’s Note.
Interest expense for the three and nine months ended September 30, 2018 was $4,731 and $8,830 for each note.
On May 21, 2018 Mr. Gamberale agreed to extend the maturity to December 31, 2018. The repayment of this note is subordinate to the $200,000 promissory note of May 9, 2018. On May 21, 2018 Mr. Tracy agreed to extend the maturity to December 31, 2018. In November, 2018, Mr. Gamberale agreed to convert his note into the Preferred Stock Units described under the heading “Financing Proposal.”
Related Party Policy
It is the Company’s policy to have its full board of directors review all transactions between the company and its officers, directors or significant shareholders.
Certain Transactions of SCWorx
Note Payable — Related Party
In October 2016, the Company entered into a loan agreement with Mark Munro for up to $1 million of borrowings for operating expenses. Mark Munro is a shareholder of the Company. In November 2016 and January 2018, the Company entered into additional loan agreements with Mark Munro to provide up to an aggregate $2 million of borrowings. As of September 30, 2018, and December 31, 2017, the note payable – related party totaled $1.5 million and $0.8 million, respectively. In addition to the Note payable balance, the Company has accrued interest payable of  $283,000 and $138,000 as of September 30, 2018 and December 31,2017, respectively.
In connection with AMMA’s acquisition of SCWorx, AMMA will be issuing approximately 190,000 Preferred Stock Units , comprised of 190,000 shares of Preferred Stock (face value of  $10 per share) and warrants to purchase 4,750,000 shares of common stock, in satisfaction of approximately $1.9 million of SCWorx current indebtedness to Mr. Munro.

DESCRIPTION OF AMMA’S SECURITIES
General
AMMA’s Certificate of Incorporation authorizes it to issue 45,000,000 shares of common stock, par value $.001, and 5,000,000 preferred shares, par value $.001. As of the record date, 17,494,852 shares of common stock are outstanding, held by 78 shareholders of record, and no shares of Preferred Stock are outstanding. However, as of December 18, 2018, there were approximately 605,000 shares of Series A Preferred Stock outstanding. The Company’s common stock is registered pursuant to Section 12 of the Exchange Act.
Shares of Common Stock
Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with any vote held to approve our initial Share Exchange, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote their respective common stock owned by them in favor of the proposed Share Exchange.
There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.
Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.
Preferred Shares
Our certificate of incorporation, as amended, authorizes the issuance of up to 5,000,000 preferred shares with such designation, rights and preferences as may be determined from time to time by our board of directors. Except for the Preferred Shares which have been or may be issued in connection with the sale of the Preferred Stock Units, no preferred shares are issued or outstanding. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, other than in connection with the sale of the Preferred Stock Units, we cannot assure you that we will not do so in the future.
Dividends
AMMA has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of a Share Exchange. The payment of cash dividends in the future will be dependent upon AMMA’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a Share Exchange. The payment of any dividends subsequent to a Share Exchange will be within the discretion of its then board of directors. It is the present intention of AMMA’s board of directors to retain all earnings, if any, for use in its business operations and, accordingly, AMMA’s board of directors does not anticipate declaring any dividends in the foreseeable future.
Certificate of Incorporation
Our certificate of incorporation will not be affected by the Share Exchange, except for the reverse stock split.

AMMA’s Transfer Agent
The transfer agent for AMMA’s securities is Transfer Online, Inc.:
Transfer Online Inc.
512 SE Salmon St.
Portland, OR 97214
Attn: Carolyn Hall, Account Executive
503.227.2950 Office
503.227.6874 Fax

EXPERTS
The audited financial statements of AMMA as of December 31, 2017 and 2016 and for each of the years in the two-year period ended December 31, 2017, have been included in this proxy statement in reliance on the report of Friedman LLP, an independent registered public accounting firm, appearing elsewhere in this proxy statement upon the authority of the said firm as experts in accounting and auditing.
SHAREHOLDER PROPOSALS AND OTHER MATTERS
Management of AMMA knows of no other matters which may be brought before the Special Meeting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
AMMA is subject to the informational requirements of the Securities Exchange Act, and is required to file reports, any proxy statements and other information with the Securities and Exchange Commission. Any reports, statements or other information that AMMA files with the Securities and Exchange Commission, including this proxy statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the Securities and Exchange Commission at its principal office in Washington, D.C. 20549, at prescribed rates or from its website on the Internet at www.sec.gov, free of charge. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on public reference rooms.
Neither AMMA nor SCWorx has authorized anyone to provide you with information that differs from that contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as on any date other than the date of this proxy statement, and neither the mailing of this proxy statement to AMMA shareholders nor the consummation of the Share Exchange shall create any implication to the contrary.
This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.
HOUSEHOLDING
Shareholders residing in the same household who hold their AMMA stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker unless AMMA has received contrary instructions from one or more of the shareholders. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the shareholders within the household. AMMA will promptly deliver a separate copy of the proxy materials to such shareholders if you make a written or oral request to our corporate secretary at 590 Madison Avenue, 21st Floor, New York, New York 10022, or by calling (212) 739-7825.
If you have more questions about this proxy statement, the Exchange, or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor at:
Alliance Advisors
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
844-557-9029

If you hold your AMMA shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.
FUTURE SHAREHOLDER PROPOSALS
STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING OF STOCKHOLDERS
Stockholder proposals intended for inclusion in our proxy statement and form of proxy relating to our 2019 Annual Meeting of Stockholders must be received by us not later than [120 days before mail date]. If we hold our 2019 Annual Meeting of Stockholders more than 30 days before or after [January   , 2020] (the one-year anniversary date of the 2018 Special Meeting in lieu of Annual Meeting of Stockholders), we will disclose the new deadline by which stockholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. Such proposals must comply with SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Corporate Secretary, Alliance MMA, Inc., 590 Madison Avenue, 21st Floor, New York, New York 10022.
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Under our bylaws, director nominations and other business may be brought at an Annual Meeting of Stockholders only by or at the direction of our Board of Directors or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of our bylaws as in effect from time to time. Notice of stockholder proposals for the 2018 Annual Meeting of Stockholders, other than proposals intended for inclusion in our proxy statement as set forth in the preceding paragraph, must be received by the Corporate Secretary at our principal executive offices no later than 120 calendar days before the company’s proxy statement is released to stockholders in connection with the previous year’s annual meeting. Please refer to the full text of our advance notice bylaw provisions for additional information and requirements. If we hold our 2018 Annual Meeting of Stockholders more than 30 days before or after September 1, 2018 (the one-year anniversary date of the 2017 Annual Meeting of Stockholders), notice of a Stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two dates:
•
the 10th day following the day on which notice of the meeting date is mailed, or

•
the 10th day following the day on which public disclosure of the meeting date is made.

Only such proposals as are (1) required by the rules of the SEC and (2) permissible under the Delaware General Corporation Law will be included on the 2018 Annual Meeting of Stockholders agenda. If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present such proposal at such meeting, we are not required to present the proposal for a vote at such meeting.
INFORMATION INCORPORATED BY REFERENCE
Current Report on Form 8-K filed with the SEC on December 19, 2018, including the exhibits thereto.
Item 11., “Executive Compensation”, of the Company’s Annual Report on Form 10K filed with the SEC on April 16, 2018.

Annex A
ALLIANCE MMA, INC.
SECOND AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN
1.
Purposes of the Plan.   The purposes of this Second Amended and Restated 2016 Equity Incentive Plan (the “Plan”) are:

•
to attract and retain the best available personnel for positions of substantial responsibility,

•
to provide additional incentive to Employees, Directors and Consultants, and

•
to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.
2.
Definitions.   As used herein, the following definitions will apply:

(a)
“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)
“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and the related issuance of Shares thereunder, including but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)
“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d)
“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)
“Board” means the Board of Directors of the Company.

(f)
“Change in Control” means the occurrence of any of the following events:

(i)
A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)
A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)
A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(g)
“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h)
“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(i)
“Common Stock” means the common stock of the Company.

(j)
“Company” means Alliance MMA, Inc., a Delaware corporation, or any successor thereto.

(k)
“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act.

(l)
“Director” means a member of the Board.

(m)
“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n)
“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o)
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)
“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(q)
“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)
If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii)
For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock; or

(iv)
In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r)
“Fiscal Year” means the fiscal year of the Company.

(s)
“Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(t)
“Inside Director” means a Director who is an Employee.

(u)
“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v)
“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)
“Option” means a stock option granted pursuant to the Plan.

(x)
“Outside Director” means a Director who is not an Employee.

(y)
“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)
“Participant” means the holder of an outstanding Award.

(aa)
“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(bb)
“Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(cc)
“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(dd)
“Plan” means this Amended and Restated 2016 Equity Incentive Plan.

(ee)
“Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.

(ff)
“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(gg)
“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(hh)
“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii)
“Section 16(b)” means Section 16(b) of the Exchange Act.

(jj)
“Service Provider” means an Employee, Director or Consultant.

(kk)
“Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ll)
“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(mm)
 “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in  Section 424(f) of the Code.

3. Stock Subject to the Plan.
(a)
Stock Subject to the Plan.   Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 3,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)
Lapsed Awards.   If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a).

(c)
Share Reserve.   The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.
Administration of the Plan.

(a)
Procedure.

(i)
Multiple Administrative Bodies.   Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)
Section 162(m).   To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)
Rule 16b-3.   To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)
Other Administration.   Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)
Powers of the Administrator.   Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)
to determine the Fair Market Value;

(ii)
to select the Service Providers to whom Awards may be granted hereunder;

(iii)
to determine the number of Shares to be covered by each Award granted hereunder;

(iv)
to approve forms of Award Agreements for use under the Plan;

(v)
to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)
to institute and determine the terms and conditions of an Exchange Program;

(vii)
to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)
to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix)
to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(x)
to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 15 of the Plan;

(xi)
to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)
to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiii)
to make all other determinations deemed necessary or advisable for administering the Plan.

(c)
Effect of Administrator’s Decision.   The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.
Eligibility.   Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.
Stock Options.

(a)
Limitations.   Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)
Term of Option.   The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)
Option Exercise Price and Consideration.

(i)
Exercise Price.   The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)
In the case of an Incentive Stock Option: (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; and (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)
In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)
Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)
Waiting Period and Exercise Dates.   At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)
Form of Consideration.   The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.
(d)
Exercise of Option.

(i)
Procedure for Exercise; Rights as a Stockholder.   Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)
Termination of Relationship as a Service Provider.   If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)
Disability of Participant.   If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)
Death of Participant.   If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.
Restricted Stock.

(a)
Grant of Restricted Stock.   Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)
Restricted Stock Agreement.   Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, if any, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)
Transferability.   Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)
Other Restrictions.   The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)
Removal of Restrictions.   Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)
Voting Rights.   During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)
Dividends and Other Distributions.   During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)
Return of Restricted Stock to Company.   On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.
Restricted Stock Units.

(a)
Grant.   Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)
Vesting Criteria and Other Terms.   The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(c)
Earning Restricted Stock Units.   Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)
Form and Timing of Payment.   Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)
Cancellation.   On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9.
Stock Appreciation Rights.

(a)
Grant of Stock Appreciation Rights.   Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)
Number of Shares.   The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)
Exercise Price and Other Terms.   The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)
Stock Appreciation Right Agreement.   Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)
Expiration of Stock Appreciation Rights.   A Stock Appreciation Right granted under the Plan will expire ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement, as determined by the Administrator, in its sole discretion. Notwithstanding the foregoing, the rules of Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f)
Payment of Stock Appreciation Right Amount.   Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying: (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.
Performance Units and Performance Shares.

(a)
Grant of Performance Units/Shares.   Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)
Value of Performance Units/Shares.   Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)
Performance Objectives and Other Terms.   The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)
Earning of Performance Units/Shares.   After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)
Form and Timing of Payment of Performance Units/Shares.   Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)
Cancellation of Performance Units/Shares.   On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.
Outside Director Limitations.   Subject to the provisions of Section 14 of the Plan, no Outside Director may be granted, in any Fiscal Year, Awards covering more than 20,000 Shares.

12.
Leaves of Absence/Transfer Between Locations.   Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of  (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.
Transferability of Awards.   Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
14.
Adjustments; Dissolution or Liquidation; Change in Control.

(a)
Adjustments.   In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limit in Section 11 of the Plan.

(b)
Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)
Change in Control.   In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that (i) Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 14(c), the Administrator will not be required to treat all Awards similarly in the transaction. In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period. For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
(d)
Outside Director Awards.   With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

15.
Tax.

(a)
Withholding Requirements.   Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)
Withholding Arrangements.   The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)
Compliance With Code Section 409A.   Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

16.
No Effect on Employment or Service.   Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.
Date of Grant.   The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
18.
Term of Plan.   Subject to Section 22 of the Plan, the Plan will become effective upon the later to occur of  (i) its adoption by the Board or (ii) the business day immediately prior to the Registration Date. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 19 of the Plan.

19.
Amendment and Termination of the Plan.

(a)
Amendment and Termination.   The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)
Stockholder Approval.   The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)
Effect of Amendment or Termination.   No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.
Conditions Upon Issuance of Shares.

(a)
Legal Compliance.   Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)
Investment Representations.   As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.
Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

22.
Stockholder Approval.   The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

ALLIANCE MMA, INC.
AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
Unless otherwise defined herein, the terms defined in the 2016 Amended and Restated Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Unit Award Agreement, including the Notice of Grant of Restricted Stock Units (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Grant, and any appendices and exhibits attached thereto (all together, the “Award Agreement”).
Name (“Participant):	«Name»
Address:	«Address»
The undersigned Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:
Date of Grant:	«GrantDate»
Vesting Commencement Date:	«VCD»
Number of Restricted Stock Units:	«Shares»
Vesting Schedule:
Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Units will vest in accordance with the following schedule:
In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will immediately terminate.
Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of this Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.
PARTICIPANT	ALLIANCE MMA, INC.
[INSERT IMAGE HERE] Signature	[INSERT IMAGE HERE] By
«Name» [INSERT IMAGE HERE]	[INSERT IMAGE HERE]
Print Name	Print Name
[INSERT IMAGE HERE] Title
Address: «Address»

ALLIANCE MMA, INC.
AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT
1.
Grant of Restricted Stock Units.   The Company hereby grants to the individual (the “Participant”) named in the Notice of Grant of Restricted Stock Units of this Award Agreement (the “Notice of Grant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2.
Company’s Obligation to Pay.   Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3 or 4, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.
Vesting Schedule.   Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting schedule set forth in the Notice of Grant, subject to Participant continuing to be a Service Provider through each applicable vesting date.

4.
Payment after Vesting.

(a)
General Rule.   Subject to Section 6, any Restricted Stock Units that vest will be paid to Participant (or in the event of Participant’s death, to his or her properly designated beneficiary or estate) in whole Shares. Subject to the provisions of Section 4(b), such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any Restricted Stock Units payable under this Award Agreement.

(b)
Acceleration.

(i)
Discretionary Acceleration.   The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. If Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Section 4(b) shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Award Agreement only by direct and specific reference to such sentence.

(ii)
Notwithstanding anything in the Plan or this Award Agreement or any other agreement (whether entered into before, on or after the Date of Grant), if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to Participant’s death, and if  (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death.

(c)
Section 409A.   It is the intent of this Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5.
Forfeiture Upon Termination as a Service Provider.   Notwithstanding any contrary provision of this Award Agreement, if Participant ceases to be a Service Provider for any or no reason, the then-unvested Restricted Stock Units awarded by this Award Agreement will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder.

6.
Death of Participant.   Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.
Tax Consequences.   Participant has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

8.
Tax Obligations

(a)
Responsibility for Taxes.   Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Restricted Stock Units, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the Employer or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (b) the Participant’s and, to the extent required by the Company (or Employer), the Company’s (or Employer’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of the Restricted Stock Units or sale of Shares, and (c) any other Company (or Employer) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to the Restricted Stock Units (or exercise thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax

Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.
(b)
Tax Withholding.   When Shares are issued as payment for vested Restricted Stock Units, Participant generally will recognize immediate U.S. taxable income if Participant is a U.S. taxpayer. If Participant is a non-U.S. taxpayer, Participant will be subject to applicable taxes in his or her jurisdiction. Pursuant to such procedures as the Administrator may specify from time to time, the Company and/or Employer shall withhold the minimum amount required to be withheld for the payment of Tax Obligations. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount of such Tax Obligations, (c) withholding the amount of such Tax Obligations from Participant’s wages or other cash compensation paid to Participant by the company and/or the Employer, (d) delivering to the Company already vested and owned Shares having a Fair Market Value equal to such Tax Obligations, or (e) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount of the Tax Obligations. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to Participant and, until determined otherwise by the Company, this will be the method by which such Tax Obligations are satisfied. Further, if Participant is subject to tax in more than one jurisdiction between the Date of Grant and a date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges and agrees that the Company and/or the Employer (and/or former employer, as applicable) may be required to withhold or account for tax in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of such Tax Obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 3 or 4, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company. Participant acknowledges and agrees that the Company may refuse to deliver the Shares if such Tax Obligations are not delivered at the time they are due.

9.
Rights as Stockholder.   Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10.
No Guarantee of Continued Service.   PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK UNIT AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

11.
Grant is Not Transferable.   Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12.
Nature of Grant.   In accepting the grant, Participant acknowledges, understands and agrees that:

(a)
the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(b)
all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company;

(c)
Participant is voluntarily participating in the Plan;

(d)
the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;

(e)
the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f)
the future value of the underlying Shares is unknown, indeterminable and cannot be predicted;

(g)
for purposes of the Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of  “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Restricted Stock Units grant (including whether Participant may still be considered to be providing services while on a leave of absence);

(h)
unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(i)
the following provisions apply only if Participant is providing services outside the United States:

(i)
the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose;

(ii)
Participant acknowledges and agrees that none of the Company, the Employer or any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement; and
(iii)
no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Restricted Stock Units to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent or Subsidiary or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

13.
No Advice Regarding Grant.   The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

14.
Data Privacy.   Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
15.
Address for Notices.   Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Alliance MMA, Inc., 590 Madison Avenue, 21st Floor, New York, New York 10022, or at such other address as the Company may hereafter designate in writing.

16.
Electronic Delivery and Acceptance.   The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.
No Waiver.   Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

18.
Successors and Assigns.   The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.

19.
Additional Conditions to Issuance of Stock.   If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience.

20.
Language.   If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

21.
Interpretation.   The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

22.
Captions.   Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

23.
Modifications to the Agreement.   This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.

24.
Governing Law and Venue.   This Award Agreement will be governed by the laws of New York, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of New York, and agree that such litigation will be conducted in the courts of New York, New York or the federal courts for the United States for the Southern District of New York, and no other courts.

25.
Agreement Severable.   In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

26.
Amendment, Suspension or Termination of the Plan.   By accepting this Award, Participant expressly warrants that he or she has received Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

27.
Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

28.
Country Addendum.   Notwithstanding any provisions in this Award Agreement, the Restricted Stock Unit grant shall be subject to any special terms and conditions set forth in any appendix to this Award Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Award Agreement.

ALLIANCE MMA, INC.
AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
COUNTRY ADDENDUM
TERMS AND CONDITIONS
This Country Addendum includes additional terms and conditions that govern the award of Restricted Stock Units under the Plan if Participant works in one of the countries listed below. If Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which he or she is currently working or if Participant relocates to another country after receiving the Award of Restricted Stock Units, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant.
Certain capitalized terms used but not defined in this Country Addendum shall have the meanings set forth in the Plan and/or the Award Agreement to which this Country Addendum is attached.
NOTIFICATIONS
This Country Addendum also includes notifications relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the countries listed in this Country Addendum, as of  [DATE]. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the notifications herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be outdated when Participant vests in the Restricted Stock Units and acquires Shares, or when Participant subsequently sell Shares acquired under the Plan.
In addition, the notifications are general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.
Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working (or is considered as such for local law purposes) or if Participant moves to another country after receiving an Award of Restricted Stock Units, the information contained herein may not be applicable to Participant.

ALLIANCE MMA, INC.
AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
NOTICE OF STOCK OPTION GRANT
Unless otherwise defined herein, the terms defined in the Alliance MMA, Inc. Amended and Restated 2016 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Agreement including the Notice of Stock Option Grant (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, and the appendices and exhibits attached thereto (all together, the “Award Agreement”).
Name (“Participant”):	«Name»
Address:	«Address»
«CityStateZip»
The undersigned Participant has been granted an Option to purchase Common Stock of Alliance MMA, Inc. (the “Company”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:
Date of Grant	«GrantDate»
Vesting Commencement Date	«VCD»
Number of Shares Granted	«Shares»
Exercise Price per Share	$«Purchase_Price»
Total Exercise Price	$«Purchase_Price»
Type of Option	[INSERT IMAGE HERE] Incentive Stock Option
[INSERT IMAGE HERE] Nonstatutory Stock Option
Term/Expiration Date	«GrantDate»
Vesting Schedule:
Subject to accelerated vesting as set forth below or in the Plan, this Option will be exercisable, in whole or in part, in accordance with the following schedule:
[Insert Vesting Schedule, e.g.: Twenty-five percent (25%) of the Shares subject to the Option shall vest on the one (1) year anniversary of the Vesting Commencement Date, and one forty-eighth (1∕48th) of the Shares subject to the Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month), subject to Participant continuing to be a Service Provider through each such date.]
Termination Period:
This Option will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for twelve (12) months after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 14 of the Plan.
Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of this Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.
PARTICIPANT	ALLIANCE MMA, INC.
[INSERT IMAGE HERE] Signature	[INSERT IMAGE HERE] By
«Name»
[INSERT IMAGE HERE] Print Name	[INSERT IMAGE HERE] Print Name
[INSERT IMAGE HERE] Title
Address:
«Address» [INSERT IMAGE HERE]
«CityStateZip» [INSERT IMAGE HERE]

ALLIANCE MMA, INC.
AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
TERMS AND CONDITIONS OF STOCK OPTION GRANT
1.
Grant of Option.   The Company hereby grants to the individual (the “Participant”) named in the Notice of Stock Option Grant of this Award Agreement (the “Notice of Grant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

(a)
For U.S. taxpayers, the Option will be designated as either an Incentive Stock Option (“ISO”) or a Nonstatutory Stock Option (“NSO”). If designated in the Notice of Grant as an ISO, this Option is intended to qualify as an ISO under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as an NSO. Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event will the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

(b)
For non-U.S. taxpayers, the Option will be designated as an NSO.

2.
Vesting Schedule.   Except as provided in Section 3, the Option awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

3.
Administrator Discretion.   The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4.
Exercise of Option.

(a)
Right to Exercise.   This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

(b)
Method of Exercise.   This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”) in the form attached as Exhibit A or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together and of any Tax Obligations (as defined in Section 6(a)). This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

5.
Method of Payment.   Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a)
cash;

(b)
check;

(c)
consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(d)
if Participant is a U.S. employee, surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.

6.
Tax Obligations.

(a)
Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Option, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the Employer or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (b) the Participant’s and, to the extent required by the Company (or Employer), the Company’s (or Employer’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of the Option or sale of Shares, and (c) any other Company (or Employer) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to the Option (or exercise thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.

(b)
Tax Withholding.   When the Option is exercised, Participant generally will recognize immediate U.S. taxable income if Participant is a U.S. taxpayer. If Participant is a non-U.S. taxpayer, Participant will be subject to applicable taxes in his or her jurisdiction. Pursuant to such procedures as the Administrator may specify from time to time, the Company and/or Employer shall withhold the minimum amount required to be withheld for the payment of Tax Obligations. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount of such Tax Obligations, (c) withholding the amount of such Tax Obligations from Participant’s wages or other cash compensation paid to Participant by the company and/or the Employer, (d) delivering to the Company already vested and owned Shares having a Fair Market Value equal to such Tax Obligations, or (e) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount of the Tax Obligations. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to Participant. Further, if Participant is subject to tax in more than one jurisdiction between the Date of Grant and a date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges and agrees that the Company and/or the Employer (and/or former employer, as applicable) may be required to withhold or account for tax in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such amounts are not delivered at the time of exercise.
(c)
Notice of Disqualifying Disposition of ISO Shares.   If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of  (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(d)
Code Section 409A.   Under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of a share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share Exercise Price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share Exercise Price that was less than the Fair Market Value of a Share on the Date of Grant, Participant will be solely responsible for Participant’s costs related to such a determination.

7.
Rights as Stockholder.   Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8.
No Guarantee of Continued Service.   PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

9.
Nature of Grant.   In accepting the Option, Participant acknowledges, understands and agrees that:

(a)
the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(b)
all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;

(c)
Participant is voluntarily participating in the Plan;

(d)
the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(e)
the Option and Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f)
the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(g)
if the underlying Shares do not increase in value, the Option will have no value;

(h)
if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(i)
for purposes of the Option, Participant’s engagement as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, (i) Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of  “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); and (ii) the period (if any) during which Participant may exercise the Option after such termination of Participant’s engagement as a Service Provider will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s engagement agreement, if any; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her Option grant (including whether Participant may still be considered to be providing services while on a leave of absence);

(j)
unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Award Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(k)
the following provisions apply only if Participant is providing services outside the United States:

(i)
the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose;

(ii)
Participant acknowledges and agrees that none of the Company, the Employer, or any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise; and

(iii)
no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of Participant’s engagement as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent, any Subsidiary or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.
10.
No Advice Regarding Grant.   The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

11.
Data Privacy.   Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her engagement as a Service Provider and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Options or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
12.
Address for Notices.   Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Alliance MMA, Inc., 590 Madison Avenue, 21st Floor, New York, New York 10022, or at such other address as the Company may hereafter designate in writing.

13.
Non-Transferability of Option.   This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

14.
Successors and Assigns.   The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may only be assigned with the prior written consent of the Company.

15.
Additional Conditions to Issuance of Stock.   If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the purchase by, or issuance of Shares, to Participant (or his or her estate) hereunder, such purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Award Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience.

16.
Language.   If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17.
Interpretation.   The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

18.
Electronic Delivery and Acceptance.   The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19.
Captions.   Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

20.
Agreement Severable.   In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

21.
Amendment, Suspension or Termination of the Plan.   By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

22.
Governing Law and Venue.   This Award Agreement will be governed by the laws of New York, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of New York, and agree that such litigation will be conducted in the courts of New York, New York, or the federal courts for the United States for the Southern District of New York, and no other courts, where this Option is made and/or to be performed.

23.
Country Addendum.   Notwithstanding any provisions in this Award Agreement, this Option shall be subject to any special terms and conditions set forth in any appendix to this Award Agreement for Participant’s country (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Award Agreement.

24.
Modifications to the Agreement.   This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with the Option.

25.
No Waiver.   Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

26.
Tax Consequences.   Participant has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

ALLIANCE MMA, INC.
AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
COUNTRY ADDENDUM
TERMS AND CONDITIONS
This Country Addendum includes additional terms and conditions that govern the Option granted to Participant under the Plan if Participant works in one of the countries listed below. If Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which he or she is currently working or if Participant relocates to another country after receiving the Option, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant.
Certain capitalized terms used but not defined in this Country Addendum shall have the meanings set forth in the Plan, the and/or the Award Agreement to which this Country Addendum is attached.
NOTIFICATIONS
This Country Addendum also includes notifications relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the countries listed in this Country Addendum, as of  [DATE]. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the notifications herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be outdated when Participant exercises the Option or sells Shares acquired under the Plan.
In addition, the notifications are general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.
Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working (or is considered as such for local law purposes) or if Participant moves to another country after the Option is granted, the information contained herein may not be applicable to Participant.

EXHIBIT A
ALLIANCE MMA, INC.
AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN
EXERCISE NOTICE
590 Madison Avenue, 21st Floor
New York, New York 10022
Attention: Stock Administration
1. Exercise of Option.   Effective as of today,    ,    , the undersigned (“Purchaser”) hereby elects to purchase     shares (the “Shares”) of the Common Stock of Alliance MMA, Inc. (the “Company”) under and pursuant to the Amended and Restated 2016 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement, dated      and including the Notice of Grant, the Terms and Conditions of Stock Option Grant, and appendices and exhibits attached thereto (the “Award Agreement”). The purchase price for the Shares will be $    , as required by the Award Agreement.
2. Delivery of Payment.   Purchaser herewith delivers to the Company the full purchase price of the Shares and any Tax Obligations (as defined in Section 6(a) of the Award Agreement) to be paid in connection with the exercise of the Option.
3. Representations of Purchaser.   Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.
4. Rights as Stockholder.   Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the Plan.
5. Tax Consultation.   Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
6. Entire Agreement; Governing Law.   The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, and choice of law rules, of New York.
Submitted by:	Accepted by:
PURCHASER	ALLIANCE MMA, INC.
[INSERT IMAGE HERE]	[INSERT IMAGE HERE]
Signature	By
[INSERT IMAGE HERE]	[INSERT IMAGE HERE]
Print Name	Its
Address:
[INSERT IMAGE HERE]
Date Received

FORM OF PROXY ALLIANCE MMA, INC. SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS [ ], 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Alliance MMA, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Special Meeting in lieu of Annual Meeting of Stockholders and Proxy Statement, each dated [ ], 2018 and hereby appoints John Price and Joe Gamberale, and each of them, with full power of substitution, as Proxy or Proxies to vote all shares of the Company’s common stock of the undersigned at the Special Meeting in lieu of Annual Meeting of Stockholders of Alliance MMA, Inc. to be held on [           ], 2019 and at any adjournments thereof, upon the proposals set forth in this and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof. In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof. If this proxy is properly executed and returned, this proxy will be voted for the specifications made below or if no direction is made, this proxy will be voted “FOR” items 1, 2, 3, 4, 6 and 7 and “FOR” the nominees for directors set forth below as item 5, and for 2 Years for item 8. IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held -------. The Proxy Statement is available at http://www.viewproxy.com/AllianceMMA/2019SM.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 6, AND 7 AND “FOR” THE NOMINEES FOR DIRECTORS SET FORTH AS ITEM 5 AND FOR 2 YEARS FOR ITEM 8. Proposal 1: AMMA’s acquisition of SCWorx Corp., pursuant to the Share Exchange Agreement, as amended, and the resulting change of control of AMMA, all as more fully described in the Proxy Statement. o FOR o AGAINST o ABSTAIN Proposal 2: AMMA’s issuance of Preferred Stock Units comprised in the aggregate of  (i) up to 900,000 shares of Preferred Stock, convertible into common stock at a rate of  $.20 per share (subject to adjustment), and (ii) warrants to purchase up to 22,500,000 shares of common stock, with an exercise price of  $.30 per share (subject to adjustment) for aggregate consideration of up to $9,000,000, as a below market issuance (on an as converted basis) of more than 20% of the then issued and outstanding common shares of AMMA, all as more fully described in the Proxy Statement. o FOR o AGAINST o ABSTAIN Proposal 3: An amendment to the certificate of incorporation of AMMA to effect a reverse stock split of AMMA common stock sufficient in the judgment of the Board of Directors to result in a minimum bid price of AMMA’s common stock of at least $4.00 per share at the closing of the Acquisition, all as more fully described in the Proxy Statement (the reverse stock split ratio is anticipated to be in the range of between 1/15 and 1/25 where the numerator is the number of new shares being issued and the denominator is the number of shares outstanding for which such number of new shares is being issued. The actual reverse stock split ratio will be determined by the Board of Directors and may be significantly higher or lower than such anticipated range. o FOR o AGAINST o ABSTAIN Proposal 4: An amendment to AMMA’s 2016 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder to 3,000,000 shares of common stock, on a post-split adjusted basis, all as more fully described in the Proxy Statement. o FOR o AGAINST o ABSTAIN Proposal 5: To elect four (4) members of the Board of Directors of AMMA , all of whom are current directors, to hold office until the next annual meeting or until their respective successors are duly elected and qualified. 01. Joe Gamberale o FOR o AGAINST o ABSTAIN 02. Charles K. Miller o FOR o AGAINST o ABSTAIN 03. Joel D. Tracy o FOR o AGAINST o ABSTAIN 04. Burt A. Watson o FOR o AGAINST o ABSTAIN Proposal 6: To ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. o FOR o AGAINST o ABSTAIN Proposal 7: To consider and approve, by a nonbinding advisory vote, the compensation of the Company’s named executive officers. o FOR o AGAINST o ABSTAIN Proposal 8: To recommend, by a nonbinding advisory vote, the frequency of holding an advisory vote on executive compensation. o 2 Years o 3 Years o 1 Year o ABSTAIN To consider and act on such other business as may properly come before the Meeting or any adjournment or postponement thereof. I plan on attending the meeting. o CONTROL NUMBER Mark box at right if an address change or comment has been noted on this card. o This Proxy should be marked, dated and signed by the stockholder or stockholders exactly as the stockholder’s or stockholders’ names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign. Signature Date Signature (if held jointly) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. SCAN TO VIEW MATERIALS & VOTE CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/AMMA Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.